Subject to Completion, dated June 20, 2007

            Prospectus Supplement to Prospectus dated June 20, 2007

                                  $645,203,000

                            GS Auto Loan Trust 2007-1
                                 Issuing Entity

Goldman Sachs Asset Backed                                     Goldman Sachs
     Securities Corp.                                         Mortgage Company
         Depositor                                          Sponsor and Servicer
                          Ford Motor Credit Company LLC
                          The Huntington National Bank
                                  Fidelity Bank
                              Receivables Servicers

The issuing entity will issue the following notes:

                                                                           Initial Public
                             Principal      Interest    Final Scheduled       Offering       Underwriting    Proceeds to the
    Offered Notes              Amount         Rate       Payment Date          Price(1)        Discount       Depositor(1)(2)
---------------------      ------------     --------   -----------------   --------------    ------------    ----------------
Class A-1............      $165,110,000       [ ]%     July 15, 2008          $                               $
Class A-2............       147,144,000       [ ]%     February 15, 2010      $                               $
Class A-3............       182,194,000       [ ]%     December 15, 2011      $                               $
Class A-4............       107,961,000       [ ]%     December 15, 2014      $                               $
Class B..............        24,689,000       [ ]%     December 15, 2014      $                               $
Class C..............        18,105,000       [ ]%     December 15, 2014      $                               $
TOTAL................      $645,203,000

(1)   Plus accrued interest, if any, from the closing date.
(2)   Before deducting other expenses estimated at $1,200,000.

o The issuing entity will also issue Class D notes and, pursuant to the trust agreement, asset backed certificates which are not being offered by this prospectus supplement or prospectus but which will be entitled to certain amounts as described herein.

o The notes are secured by the assets of the issuing entity, which consist primarily of retail motor vehicle installment sale contracts and loans secured by new and used automobiles and light-duty trucks.

o The issuing entity will pay interest and principal on the notes on the 15th day of each month, or if the 15th is not a business day, the next business day, beginning on July 16, 2007. See page S-3 of the summary of this prospectus supplement for a discussion of the distribution priority for each class of notes.

o Credit enhancement will consist of overcollateralization, excess interest on the receivables and, for each class of notes, subordination of all other classes of notes bearing a subsequent designation in alphabetical order.

o No application will be made for the securities to be admitted on any securities exchange or for the securities to be listed by any other listing authority or any other trading or quotation system.

--------------------------------------------------------------------------------

Before you purchase any of these notes, be sure you read this prospectus supplement and the attached prospectus, especially the risk factors beginning on page S-12 of the prospectus supplement and on page 6 of the prospectus.

These notes are issued by the issuing entity. The notes are asset-backed securities. The notes are solely the obligations of GS Auto Loan Trust 2007-1 and do not represent obligations of or an interest in the depositor, the sponsor, the servicer, any of the originators, any of the sellers or any of their respective affiliates.

No one may use this prospectus supplement to offer and sell these notes unless it is accompanied by the prospectus.

--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                                   ----------

                        Sole Lead Manager and Bookrunner
                              Goldman, Sachs & Co.

                                   Co-Manager
                        The Huntington Investment Company

                                   ----------

                   Prospectus Supplement dated June [ ], 2007.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

                                                                            Page

SUMMARY OF TERMS OF THE NOTES ..........................................     S-1

RISK FACTORS ...........................................................    S-12

USE OF PROCEEDS ........................................................    S-20

THE ISSUING ENTITY .....................................................    S-20

         Limited Purpose and Limited Assets ............................    S-20

         Capitalization of the Issuing Entity ..........................    S-21

THE DEPOSITOR ..........................................................    S-22

THE SELLERS ............................................................    S-22

THE SPONSOR ............................................................    S-22

THE SERVICER ...........................................................    S-23

AFFILIATED ENTITIES PARTY TO TRANSACTION ...............................    S-24

THE OWNER TRUSTEE ......................................................    S-24

THE INDENTURE TRUSTEE ..................................................    S-25

THE ORIGINATORS ........................................................    S-25

THE RECEIVABLES SERVICERS ..............................................    S-26

         Ford Motor Credit Company .....................................    S-26

         The Huntington National Bank ..................................    S-35

         Fidelity Bank .................................................    S-39

THE RECEIVABLES POOL ...................................................    S-43

         Criteria Applicable to Selection of Receivables ...............    S-43

         Delinquency, Repossession and Net Loss Information ............    S-49

         Delinquency Experience Regarding the Receivables ..............    S-53

         Static Pool Data ..............................................    S-54

SERVICING ..............................................................    S-54

         Servicing Procedures ..........................................    S-54

         Servicing Termination for Receivables Servicers ...............    S-55

         Indemnities of Servicer; Limitations on Servicer Liability ....    S-56

         Monthly Reports; Statements to Noteholders and
           Certificateholders ..........................................    S-57

         Events of Servicing Termination;
           Rights Upon Event of Servicing Termination ..................    S-59

         Waiver of Past Events of Servicing Termination ................    S-60

         Deposits to the Collection Account ............................    S-60

         Indenture Trustee's Distribution Calculations .................    S-61

DESCRIPTION OF THE NOTES ...............................................    S-61

         Payments of Interest ..........................................    S-62

         Payments of Principal .........................................    S-63

NOTE FACTORS ...........................................................    S-65

MATURITY AND PREPAYMENT CONSIDERATIONS .................................    S-65

         Illustration of the Effect of Prepayments on the
           Weighted Average Life of the Offered Notes ..................    S-66

         Optional Prepayment ...........................................    S-75

         Certain Provisions of the Indenture ...........................    S-75

         Removal and Resignation of the Indenture Trustee ..............    S-81

APPLICATION OF AVAILABLE FUNDS .........................................    S-82

         Sources of Funds for Distributions ............................    S-82

         Priority of Payments ..........................................    S-83

         Priority of Payments Following Events of Default
          Resulting in Acceleration of the Notes S-85

         Overcollateralization; Excess Spread; Excess Cash Flows .......    S-86

DESCRIPTION OF THE TRANSACTION DOCUMENTS ...............................    S-89

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

         Sale and Assignment of the Receivables;
           Security Interest in the Receivables ........................    S-89

         Accounts S-90

         Servicing Compensation and Expenses ...........................    S-90

         Annual Statements as to Compliance ............................    S-90

         Bankruptcy Related Considerations .............................    S-91

         Amendment Provisions ..........................................    S-91

REPORTS TO BE FILED WITH THE SEC .......................................    S-91

LEGAL PROCEEDINGS ......................................................    S-92

RATINGS  S-92

MATERIAL FEDERAL INCOME TAX CONSEQUENCES ...............................    S-93

CERTAIN STATE TAX CONSEQUENCES .........................................    S-93

ERISA CONSIDERATIONS ...................................................    S-93

UNDERWRITING ...........................................................    S-95

LEGAL OPINIONS .........................................................    S-98

FORWARD-LOOKING STATEMENTS .............................................    S-98

GLOSSARY OF TERMS ......................................................    S-99

INDEX OF TERMS FOR THE PROSPECTUS SUPPLEMENT....S ......................    -108

APPENDIX A .............................................................     A-1

                             READING THESE DOCUMENTS

      This prospectus supplement and the accompanying prospectus provide information about the issuing entity, GS Auto Loan Trust 2007-1, including terms and conditions that apply to the notes to be issued by the issuing entity.

      We provide information on the notes in two documents that offer varying levels of detail:

      Prospectus - provides general information, some of which may not apply to the notes.

      Prospectus Supplement - provides a summary of the specific terms of the notes.

      We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S".

      We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on the preceding pages and to the table of contents in the prospectus to locate the referenced sections.

      The Glossary of Terms on page S-99 of this prospectus supplement lists definitions of certain terms used in this prospectus supplement.

      You should rely only on information on the notes provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

      In this prospectus supplement, the terms "we", "us" and "our" refer to Goldman Sachs Asset Backed Securities Corp.

      The information in this prospectus (including any information incorporated by reference herein), if conveyed prior to the time of your contractual commitment to purchase any of the offered notes, supersedes any information contained in any prior similar materials relating to the offered notes. The information in this prospectus is preliminary, and is subject to completion or change. This prospectus is being delivered to you solely to provide you with information about the offering of the offered notes referred to in this prospectus and to solicit an offer to purchase the offered notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the notes, until we have accepted your offer to purchase the offered notes.

      The notes referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such notes or any similar security and the underwriter's obligation to deliver such offered notes is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of such notes when, as and if issued by the issuing entity. You are advised that the terms of the notes, and the characteristics of the receivable pool backing them, may change (due, among other things, to the possibility that receivables that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different receivables may be added to the pool, and that one or more classes of notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that notes may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such offered notes to you is conditioned on the receivables and offered notes having the characteristics described in these materials. If for any reason the issuing entity does not deliver such notes, the underwriter will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the offered notes which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

                             REPORTS TO NOTEHOLDERS

      After the notes are issued, unaudited monthly reports containing information concerning the issuing entity will be prepared by the indenture trustee and posted by the indenture trustee on its website as described in "Servicing --Monthly Reports; Statements to Noteholders and Certificateholders."

      The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer, the depositor, the sellers and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. Periodic reports concerning the issuing entity will be filed with the Securities and Exchange Commission (the "SEC") as required by law.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

      THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY ("AUTHORISED PERSONS") UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 ("FSMA") OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER
ARTICLE 49 OF THAT ORDER OR, IF DISTRIBUTED IN THE UNITED KINGDOM BY AUTHORISED PERSONS, ONLY TO PERSONS QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 14 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 ("CIS ORDER") OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 22 OF THE CIS ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED. NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE NOTES MAY NOT BE, AND ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

      NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

--------------------------------------------------------------------------------

                          SUMMARY OF TERMS OF THE NOTES

      The following summary is a short description of the main terms of the offering of the notes. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to carefully read both this prospectus supplement and the attached prospectus in their entirety.

Receivables

      The "receivables" will be a pool of retail motor vehicle installment sale contracts and loans secured by new and used automobiles and light-duty trucks.

Issuing Entity

      GS Auto Loan Trust 2007-1, a Delaware statutory trust, is the issuing entity of the notes (the "issuing entity"). The issuing entity's principal assets will be the receivables. The issuing entity will rely upon collections on the receivables to make payments on the notes. The issuing entity will be solely liable for the payment of the notes.

Depositor

      Goldman Sachs Asset Backed Securities Corp., a limited purpose Delaware corporation (the "depositor"). The depositor is a wholly-owned subsidiary of The Goldman Sachs Group, Inc.

Sellers

      GS Whole Loan Trust, a Delaware statutory trust, will sell the Ford Credit receivables to the depositor. GS Whole Loan Trust II, a Delaware statutory trust, will sell the Huntington receivables to the depositor. GS Whole Loan Trust VI, a Delaware statutory trust, will sell the Fidelity receivables to the depositor. GS Whole Loan Trust, GS Whole Loan Trust II and GS Whole Loan Trust VI may be referred to individually as a "seller" and collectively as the "sellers". Each seller is an affiliate of the depositor.

Originators

      Ford Motor Credit Company LLC ("Ford Credit") originated the receivables sold by it to GS Whole Loan Trust and by GS Whole Loan Trust to the depositor (the "Ford Credit receivables"). The Huntington National Bank ("Huntington") originated or acquired the receivables sold by it to GS Whole Loan Trust II and by GS Whole Loan Trust II to the depositor (the "Huntington receivables"). Fidelity Bank ("Fidelity") originated or acquired the receivables sold by it to GS Whole Loan Trust VI and by GS Whole Loan Trust VI to the depositor (the "Fidelity receivables"). Ford Credit, Huntington and Fidelity are referred to as the "originators".

Sponsor and Servicer

      Goldman Sachs Mortgage Company is the "sponsor" and "servicer". The sponsor and servicer is an affiliate of the depositor and has no direct experience in servicing retail motor vehicle installment sale contracts or loans but acts as a master servicer. The obligations of Goldman Sachs Mortgage Company as servicer will be guaranteed by The Goldman Sachs Group, Inc. under a guaranty in favor of the issuing entity. The receivables servicers listed below will act as sub-servicers to collect amounts due on the receivables.

      The servicing fee paid to the servicer with respect to the first collection period will equal the product of (A) a fraction, the numerator of which is the number of days as calculated under the 30/360 day-count convention from and including the closing date to and excluding the initial payment date (i.e., 18 days), and the denominator of which is equal to thirty, (B) 1/12th of 1.05% and (C) the aggregate principal balance of the receivables at the beginning of the previous calendar month, less any netted receivables servicer servicing fee amount for that collection period. The servicing fee paid to the servicer with respect to each subsequent period will equal the product of (A) 1/12th of 1.05% and (B) the aggregate principal balance of the receivables at the beginning of the previous calendar month, less any netted receivables servicer servicing fee amount for that collection period.

      Each receivables servicer will be entitled to a monthly receivables servicer servicing fee not

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

to exceed 1/12th of 1.00% of the aggregate principal balance of the receivables serviced by that receivables servicer. The receivables servicers may retain their respective receivables servicer servicing fees from collections on the receivables serviced by such receivables servicer. To the extent that a receivables servicer does not retain its receivables servicer servicing fee from collections on receivables serviced by it, the servicer will pay any portion of that receivables servicer servicing fee that is not so retained directly to that receivables servicer. In addition to the receivables servicer servicing fees, the receivables servicers will be entitled to any supplemental servicing fees.

      If Goldman Sachs Mortgage Company is the servicer, it will deposit the receivables servicer supplemental payment amount for each payment date into the collection account on the business day prior to that payment date.

      For a more detailed description of the servicing compensation, refer to the section of this prospectus supplement titled "Description of the Transaction Documents-- Servicing Compensation and Expenses."

Receivables Servicers

      Ford Credit, Huntington and Fidelity are the "receivables servicers". Each receivables servicer will perform the receivables servicer's servicing obligations in respect of the receivables originated or acquired by it.

Owner Trustee

      Wilmington Trust Company, a Delaware banking corporation, will be the "owner trustee".

Indenture Trustee

      The Bank of New York, a banking association organized under the laws of the United States, will be the "indenture trustee".

Closing Date

      The issuing entity expects to issue the securities on or about June 28, 2007, which we refer to as the "closing date".

Cut-off Date

      The "cut-off date" for the receivables is May 31, 2007.

Offered Notes

      The following notes are being offered by this prospectus supplement:

    Class of Notes                        Principal Amount
-----------------------                   ----------------
A-1 Notes..............                     $165,110,000
A-2 Notes..............                     $147,144,000
A-3 Notes..............                     $182,194,000
A-4 Notes..............                     $107,961,000
B-Notes................                      $24,689,000
C-Notes................                      $18,105,000

      The Class A-1 notes, Class A-2 notes, Class A-3 notes and Class A-4 notes are collectively referred to as the "Class A notes". The Class A notes, the Class B notes and the Class C notes are collectively referred to as the "offered notes".

      The issuing entity will also issue (i) $13,167,000 Class D 7.00% asset backed notes and (ii) asset backed certificates, none of which are being offered by this prospectus supplement or the prospectus. The offered notes, the Class D notes and the asset backed certificates are collectively referred to as the "securities". The asset backed certificates represent the beneficial interest in the issuing entity and entitle the certificateholder, which will initially be the depositor, to residual distributions.

Payment Dates

      On the 15th day of each month (or if the 15th day is not a business day, the next business day) (the "payment date"), the issuing entity will pay interest and principal, or make distributions, as applicable, on the securities. The first payment date will be July 16, 2007. For any payment date, the related "collection period" is the calendar month preceding the calendar month in which that payment date occurs.

Record Dates

      On each payment date, the issuing entity will pay interest and principal, if any, to the holders of the securities as of the related record date. As long as the securities are book entry securities,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the record date for the securities will be the day immediately preceding the payment date. If definitive securities are issued for any of the securities, the record date as to those definitive securities will be the last day of the month immediately preceding the payment date.

Interest Rates

      The issuing entity will pay interest on the offered notes at the respective per annum rates specified on the cover of this prospectus supplement.

Interest Accrual

      Class A-1 Notes

      "Actual/360" for the first payment date means that interest accrues for a period equal to the actual number of days from and including the closing date to and excluding the first payment date and for each subsequent payment date means that interest accrues for a period equal to the actual number of days from and including the immediately preceding payment date to and excluding that subsequent payment date.

      Class A-2, A-3, A-4, B, C and D Notes

      "30/360" for the first payment date means that interest accrues for a period equal to the number of days from and including the closing date to and excluding the 15th day of the calendar month in which the first payment date occurs (calculated on the basis of a 360-day year consisting of twelve 30-day months) and for each subsequent payment date means that interest accrues for a period of 30 days.

      This means that, if there are no outstanding shortfalls in the payment of interest:

      1. interest paid on the Class A-1 notes on each payment date will be the product of:

      (A) the outstanding principal balance of the Class A-1 notes on the closing date (in the case of the first payment date) or on the immediately preceding payment date (in the case of each subsequent payment date), times

      (B) 1/360 times the Class A-1 interest rate, times

      (C) the number of days in the related interest accrual period as calculated under the "actual/360" method described above.

      2. interest paid on the Class A-2, A-3, A-4, B, C and D notes on each payment date will be the product of:

      (A) the outstanding principal balance of the related class of notes on the closing date (in the case of the first payment date) or on the immediately preceding payment date (in the case of each subsequent payment date), times

      (B) 1/360 times the related interest rate, times

      (C) the number of days in the related interest accrual period as calculated under the "30/360" method described above.

      For a more detailed description of the payment of interest, refer to the section of this prospectus supplement titled "Description of the Notes--Payments of Interest."

Priority of Payments

      On each payment date, the issuing entity will apply from the collection account available funds for that payment date in the following amounts and order of priority:

      (1) if Goldman Sachs Mortgage Company is not the servicer, to the servicer, any accrued and unpaid net servicing fees for the related collection period (and any accrued and unpaid net servicing fees from prior collection periods);

      (2) (i) pro rata (a) to the indenture trustee, the Indenture Trustee Fee (which is $23,000 per annum, payable monthly) for the related collection period (and any accrued and unpaid Indenture Trustee Fees from prior collection periods), and (b) to the owner trustee, the Owner Trustee Fee (which is $10,000 per annum, payable monthly) for the related collection period (and any accrued and unpaid Owner Trustee Fees from prior collection periods), and then (ii) pro rata to the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            indenture trustee and the owner trustee, any other accrued and unpaid amounts (including reasonable legal fees and expenses) owed to the indenture trustee and the owner trustee not to exceed $100,000 in the aggregate in any consecutive twelve (12) month period;

      (3) to the Class A noteholders, ratably, the Class A Interest Payment Amount for that payment date;

      (4) to the principal distribution account, for distribution as described under "--Principal Payments", the First Allocation of Principal for that payment date;

      (5) to the Class B noteholders, ratably, the Class B Interest Payment Amount;

      (6) to the principal distribution account, for distribution as described under "--Principal Payments", the Second Allocation of Principal for that payment date;

      (7) to the Class C noteholders, ratably, the Class C Interest Payment Amount;

      (8) to the principal distribution account, for distribution as described under "--Principal Payments", the Third Allocation of Principal for that payment date;

      (9) to the Class D noteholders, the Class D Interest Payment Amount for that payment date;

      (10) to the principal distribution account, for distribution as described under "--Principal Payments", the Regular Allocation of Principal for that payment date;

      (11) if Goldman Sachs Mortgage Company is the servicer, to the servicer, any accrued and unpaid net servicing fees, for the related collection period (and to the servicer, any accrued and unpaid net servicing fees, from prior collection periods);

      (12) to the principal distribution account, for distribution as described under "--Principal Payments", the Excess Allocation of Principal for that payment date;

      (13) to the applicable party, any accrued and unpaid fees or expenses (including reasonable legal fees and expenses) or any other amounts owed by the issuing entity to such party, to the extent not paid pursuant to clauses (1) through (12) above; and

      (14) the remainder, if any, to the certificate distribution account for distribution to the certificateholders.

      For a more detailed description of the priority of payments and the allocation of available funds on each payment date, you should refer to "Application of Available Funds" in this prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     Distribution of Available Funds on each
              Payment Date When No Event of Default Has Occurred(1)

               -------------------
                 Available Funds
               -------------------
                       |
                       |
                       --------------------------------------------------------------------------
                                                                                                 |
                                                                                                 V
                                          ------------       -----------------------------------------------------------------------
                                            Servicer  <------  If Goldman Sachs Mortgage Company is not the Servicer, accrued and unpaid Net Servicing Fees
                                          ------------       -----------------------------------------------------------------------
                                                                                                 |
                                                                                                 V
   -------------------------                                 -----------------------------------------------------------------------
|->  Class A-1 Noteholders  <--|                               Pro Rata to the Indenture Trustee and the Owner Trustee, the
|  -------------------------   |                               Indenture Trustee Fee and the Owner Trustee Fee, respectively and
|            |                 |                               then Pro Rata to each such party, accrued and unpaid amounts, not
|            V                 |                               to exceed $100,000 in the aggregate in any consecutive 12 month
|  -------------------------   |                               period
|    Class A-2 Noteholders  <--|                             -----------------------------------------------------------------------
|  -------------------------   |                                                                 |
|            |                 |--------------------------|                                      V
|            V                 |                          |   ----------------------------------------------------------------------
|  -------------------------   |                          |->  Class A Noteholders' Interest Payment Amount (paid Pro Rata to the
|    Class A-3 Noteholders  <--|                               respective classes)
|  -------------------------   |                             -----------------------------------------------------------------------
|            |                 |                                                                 |
|            V                 |                                                                 V
|  -------------------------   |                             -----------------------------------------------------------------------
|    Class A-4 Noteholders  <--|  |--------------------------                   First Allocation of Principal, if any
|  -------------------------      |                          -----------------------------------------------------------------------
|            |                    |                                                              |
|            V                    |                                                              V
|  -------------------------      |                          -----------------------------------------------------------------------
|    Class B Noteholders    <--------------------------------                 Class B Noteholders' Interest Payment Amount
|  -------------------------      |                          -----------------------------------------------------------------------
|            |                    |                                                              |
|            V                    |                                                              V
|  -------------------------      |                          -----------------------------------------------------------------------
|    Class C Noteholders    <---| | |------------------------                   Second Allocation of Principal, if any
|  -------------------------    | | |                        -----------------------------------------------------------------------
|            |                  | | |                                                            |
|            V                  | | |                                                            V
|  -------------------------    | | |                        -----------------------------------------------------------------------
|    Class D Noteholders    <-| |----------------------------                 Class C Noteholders' Interest Payment Amount
|  -------------------------  |   | |                        -----------------------------------------------------------------------
|                             |   | |                                                            |
|  -------------------------  |   | |                                                            V
|    Certificateholders       |   | |                        -----------------------------------------------------------------------
|  -------------------------  |   | |                                           Third Allocation of Principal, if any
|   ^                         |   | |                        -----------------------------------------------------------------------
|   |                         |   | |                                                            |
|   |                         |   | |                                                            V
|   |                         |   | |                        -----------------------------------------------------------------------
|   |                         |------------------------------                Class D Noteholders' Interest Payment Amount
|   |                             | |                        -----------------------------------------------------------------------
|   |                             | |                                                            |
|   |                             | | |---------|                                                V
|   |                             | | |         |            -----------------------------------------------------------------------
|   |                             V V V         -------------                   Regular Allocation of Principal
|   | ----------------------------------  ------------       -----------------------------------------------------------------------
|   |   Principal Distribution Account      Servicer  <---|                                      |
|   | ----------------------------------  ------------    |                                      V
|   |                |                ^                   |  -----------------------------------------------------------------------
|   |                V                |-----------|       |-            If Goldman Sachs Mortgage Company is the Servicer,
|   | ----------------------------------          |                            accrued and unpaid Net Servicing Fees
|   |   To pay principal of the Notes             |          -----------------------------------------------------------------------
|---|-   in accordance with class                 |                                              |
    |   specific distributable amounts            |                                              V
    | ----------------------------------          |          -----------------------------------------------------------------------
    |                                             |---------                      Excess Allocation of Principal
    |                                                        -----------------------------------------------------------------------
    |                                                                                             |
    |                                                                                             V
    |                                                        -----------------------------------------------------------------------
    |                                                            Accrued and unpaid fees and expenses to the extent not paid above
    |                                                        -----------------------------------------------------------------------
    |                                                                                             |
    |                                                                                             V
    |                                                        -----------------------------------------------------------------------
    |--------------------------------------------------------                    Certificate Distribution Account
                                                             -----------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Principal Payments

      The aggregate amount of principal payments to be made on all outstanding classes of notes on each payment date from the principal distribution account will generally be allocated among the notes, concurrently, in a manner intended generally to maintain credit support for each such class (after giving effect to such allocation) in an amount equal to the greater of the Target Overcollateralization Level or the following respective approximate percentages of the aggregate receivables balance as of the end of the related collection period: 12.0% for the Class A notes, 7.5% for the Class B notes, 5.5% for the Class C notes and 2.0% for the Class D notes.

      On each payment date, principal payments on the notes will be made from funds on deposit in the principal distribution account in the following order of priority, subject to certain exceptions set forth in "Description of the Notes--Payments of Principal":

      (1) to the Class A notes, the Class A Principal Payment Amount, in sequential order as follows:

            to the Class A-1 notes, until the outstanding amount of the Class
              A-1 notes has been reduced to zero,

            to the Class A-2 notes, until the outstanding amount of the Class
              A-2 notes has been reduced to zero,

            to the Class A-3 notes, until the outstanding amount of the Class
              A-3 notes has been reduced to zero, and

            to the Class A-4 notes, until the outstanding amount of the Class
              A-4 notes has been reduced to zero,

      (2)   to the Class B notes, the Class B Principal Payment Amount;

      (3)   to the Class C notes, the Class C Principal Payment Amount; and

      (4)   to the Class D notes, the Class D Principal Payment Amount.

If on any payment date the Three-Month Annualized Net Loss Ratio exceeds the Sequential Principal Payment Trigger Percentage in effect on that payment date, then on each such payment date the issuing entity will pay the principal of the notes of each class sequentially as follows:

      (1) to the Class A-1 notes, until the outstanding amount of the Class A-1 notes has been reduced to zero,

      (2) to the Class A-2 notes, until the outstanding amount of the Class A-2 notes has been reduced to zero,

      (3) to the Class A-3 notes, until the outstanding amount of the Class A-3 notes has been reduced to zero,

      (4) to the Class A-4 notes, until the outstanding amount of the Class A-4 notes has been reduced to zero,

      (5) to the Class B notes, until the outstanding amount of the Class B notes has been reduced to zero,

      (6) to the Class C notes, until the outstanding amount of the Class C has been reduced to zero, and

      (7) to the Class D notes, until the outstanding amount of the Class D notes has been reduced to zero.

The priority of payments on the notes may also change following the acceleration of the notes upon an event of default under the indenture and will further change upon the liquidation of the receivables following any such acceleration of the notes. For a more detailed discussion of the subordination of the securities and the priority of payments, including changes to the priority after certain events of default and after liquidation of the receivables following acceleration of the notes, you should read "Description of the Notes--Payments of Interest", "--Payments of Principal" and "--Certain Provisions of the Indenture--Rights Upon Event of Default" in this prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Events of Default

The occurrence of any one of the following events will be an event of default under the indenture:

      (1) a default for 35 days or more in the payment of any interest on any note of the controlling class (defined below) when the same becomes due and payable; or

      (2) a default in the payment of principal of or any installment of principal of any note when the same becomes due and payable; or

      (3) a default in the observance or performance in any material respect of any material covenant or agreement of the issuing entity made in the indenture that materially and adversely affects the holders of the notes and the continuation of any such default for a period of 90 days after written notice thereof; or

      (4) certain events of bankruptcy, insolvency, receivership, conservatorship or liquidation with respect to the issuing entity (which, if involuntary, remain unstayed for 90 days);

provided, however, that a delay in or failure of performance referred to in clauses (1), (2) or (3) above for a period of 150 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence. For a more detailed description of the events of default, you should read "Maturity and Prepayment Considerations--Certain Provisions of the Indenture--Events of Default" in this prospectus supplement. The "controlling class" referred to in clause (1) means the Class A notes, until the Class A notes are paid in full; thereafter, the Class B notes, until the Class B notes are paid in full; thereafter, the Class C notes, until the Class C notes are paid in full; and thereafter, the Class D notes.

Credit Enhancement

      The credit enhancement for the notes will be as follows:

Class A Notes     Subordination of the Class B notes, the Class C notes, the
                  Class D notes and the certificates to the extent provided in this prospectus supplement, excess spread and overcollateralization;

Class B Notes     Subordination of the Class C notes, the Class D notes and the certificates to the extent provided in this prospectus supplement, excess spread and overcollateralization;

Class C Notes     Subordination of the Class D notes and the certificates to the extent provided in this prospectus supplement, excess spread and overcollateralization; and

Class D Notes     Subordination of the certificates to the extent provided in this prospectus supplement, excess spread and overcollateralization.

Subordination of Principal and Interest

      Subordination is a credit enhancement mechanism by which payments are allocated first to more senior classes, thereby increasing the likelihood of payment on such classes.

      As long as the Class A notes remain outstanding, (1) payments of interest on the Class B notes are subordinated to payments of interest and, under certain circumstances, principal on the Class A notes, and (2) payments of principal on the Class B notes are subordinated to payments of interest and principal on the Class A notes and payments of interest on the Class B notes, the Class C notes and the Class D notes.

      As long as the Class A notes and the Class B notes remain outstanding, (1) payments of interest on the Class C notes are subordinated to payments of interest and, under certain circumstances, principal on the Class A notes and the Class B notes, and (2) payments of principal on the Class C notes are subordinated to payments of interest and principal on the Class A notes and the Class B notes and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

payments of interest on the Class C notes and the Class D notes.

      As long as the Class A, Class B and Class C notes remain outstanding, (1) payments of interest on the Class D notes are subordinated to payments of interest and, under certain circumstances, principal on the Class A notes, the Class B notes and the Class C notes and (2) payments of principal on the Class D notes are subordinated to payments of interest and principal on the Class A notes, the Class B notes and the Class C notes and payments of interest on the Class D notes.

      If there are not enough funds to pay interest and/or principal payments on a subordinated class or classes, noteholders of such subordinated notes may not receive those payments in a timely manner or may experience a loss.

      Payments on the certificates are subordinated to payments of interest and principal on the Class A notes, the Class B notes, the Class C notes and the Class D notes.

      For a more detailed discussion of the subordination of the securities and the priority of payments, including changes to the priority after certain events of default and after liquidation of the receivables following acceleration of the notes, you should read "Description of the Notes--Payments of Interest", "--Payments of Principal" and "--Certain Provisions of the Indenture--Rights Upon Event of Default" in this prospectus supplement.

Overcollateralization

      The overcollateralization amount is the amount, if any, by which the aggregate principal balance of the receivables exceeds the aggregate principal balance of the notes. This overcollateralization provides credit enhancement since receivables in excess of the aggregate principal balance of the notes will support such notes. As of the cut-off date, the aggregate principal balance of the receivables was $658,370,765.34, which is $765.34 more than the initial aggregate principal balance of the notes.

      However, clause (12) of "Priority of Payments" above is intended to result in the application of all remaining funds, including any "excess spread", to achieve and maintain the Target Overcollateralization Level. This application is expected to result in the payment of more principal of the notes than the amount of principal paid on the receivables by the obligors in the related period until the Target Overcollateralization Level is met. To the extent that the aggregate principal balance of the notes is paid down to create an overcollateralization amount equal to the Target Overcollateralization Level, credit enhancement in the form of overcollateralization is created. The Target Overcollateralization Level is intended to absorb anticipated losses on the receivables, but we cannot assure you that it will be sufficient to absorb any or all actual losses on the receivables.

Excess Spread

      Credit enhancement is also provided through "excess spread" (which is the amount by which interest collections on receivables exceeds the interest payable on the notes).

Optional Prepayment

      The servicer or, if the servicer does not exercise this right, a certificateholder evidencing 100% of the percentage interests in the certificates, may purchase the outstanding receivables and other issuing entity property on any payment date if, as of the last day of the related collection period, the aggregate principal amount of the receivables has declined to 10% or less of the initial aggregate principal amount of the receivables as of the cut-off date. The servicer or certificateholder may exercise this purchase or "clean up call" option only if the purchase price is sufficient to pay the full amount of unpaid principal and accrued and unpaid interest (including interest on any past due interest, to the extent lawful) in respect of all the notes. Upon such purchase, your notes will be prepaid in full on the next payment date.

Final Scheduled Payment Dates

      The issuing entity is required to pay the entire principal amount of each class of notes, to the extent not previously paid, on the respective final scheduled payment dates specified on the cover page of this prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Property of the Issuing Entity

      The property of the issuing entity will include the following:

            o the receivables and (i) an amount equal to the interest collections on the receivables for the initial collection period multiplied by a fraction, the numerator of which is the number of days as calculated under the 30/360 day-count convention from and including the closing date to and excluding the initial payment date (i.e., 18 days), and the denominator of which is equal to thirty, (ii) all interest collections on the receivables after the initial collection period and (iii) all other collections on the receivables after the cut-off date;

            o security interests in the vehicles financed by the receivables;

            o     certain bank accounts; and

            o proceeds under physical damage and other insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables.

Composition of the Receivables

      The composition of the receivables as of the cut-off date is as follows:

o     Aggregate Principal
      Balance.....................  $658,370,765.34

o     Number of
      Receivables.................  42,004

o     Average Principal
      Balance.....................  $15,674.00

      (Range).....................  $13.50 to $72,081.06

o     Average Original
      Amount Financed.............  $20,597.67

      (Range).....................  $1,824.28 to $74,342.43

o     Weighted Average
      Contract Rate...............  8.13%

      (Range).....................  0.00% to 24.99%

o     Weighted Average
      Original Term...............  69 months

      (Range).....................  24 months to 109 months

o     Weighted Average
      Remaining Term..............  58 months

      (Range).....................  1 month to 84 months

o     Percentage of Aggregate
      Principal Balance of
      Receivables for
      New/Used Vehicles...........  54.46% / 45.54%

o     Weighted Average FICO
      at Origination (excluding
      receivables where no
      available FICO).............  721

      (Range).....................  429 to 879

Removal of Receivables

      Following the occurrence of specified uncured breaches of covenants by the servicer, or specified uncured breaches of representations and warranties by the depositor or a receivables servicer, the depositor, the servicer, or one of the receivables servicers, as applicable, may be obligated to repurchase one or more receivables. For a description of when repurchases may be required, see "Description of the Transaction Documents--Sale and Assignment of the Receivables; Security Interest in the Receivables" in this prospectus supplement.

Ratings

      It is a condition to the issuance of the securities that the:

            o Class A-1 notes be rated in the highest short-term rating category by at least two of S&P, Moody's and Fitch,

            o Class A-2, Class A-3 notes and Class A-4 notes be rated in the highest long-term rating category

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  by at least two of S&P, Moody's and Fitch,

            o Class B notes be rated at least "A" or its equivalent by at least two of S&P, Moody's and Fitch, and

            o Class C notes be rated at least "BBB" or its equivalent by at least two of S&P, Moody's and Fitch.

      A rating agency rating the offered notes may lower or withdraw its rating in the future, in its discretion, as to any class of the offered notes.

Money Market Eligibility

      The Class A-1 notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended. A fund should consult with its advisor regarding the eligibility of the Class A-1 notes under Rule 2a-7 and the fund's investment policies and objectives.

Minimum Denominations

      $100,000 and integral multiples of $1,000 thereof.

Registration, Clearance and Settlement

      Book-entry through DTC/Clearstream/Euroclear.

Tax Status

      Mayer, Brown, Rowe & Maw LLP will deliver its opinion that for federal income tax purposes:

            o     the offered notes will be characterized as debt; and

            o the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

      Each holder of an offered note, by acceptance of a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

ERISA Considerations

      Subject to the considerations described in "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, employee benefit plans, individual retirement accounts or other retirement accounts may generally purchase the offered notes. The depositor does not intend to rely on the Underwriter Exemption, as defined in "ERISA Considerations" in the prospectus, for the purchase and holding of the offered notes. Before purchasing any of the offered notes, fiduciaries of such plans should determine whether an investments in the offered notes is appropriate for such plan or account and are urged to review carefully the matters discussed in this prospectus supplement and in the accompanying prospectus and to consult with their own legal and financial advisors before making an investment decision.

Investor Information - Mailing Address and Telephone Number

      The mailing address of the principal executive offices of Goldman Sachs Asset Backed Securities Corp. is 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------

                                                    STRUCTURAL SUMMARY


   ----------------                                            ----------------------
      Originators                  Sub-Servicing                    Goldman Sachs
      Receivables  ------------------------------------------->    Mortgage Company
       Servicers                                                    (servicer)
   ----------------                                            ----------------------
             |  ^                                                                   |
             |  |                                                                   |
Receivables  |  |  Proceeds                                              Servicing  |
             |  |                                                                   |
             V  |                                                                   V
----------------                   -------------------                     ------------------     -------------------
                    Receivables       Goldman Sachs       Receivables
     Sellers    ------------------>    Asset Backed     ------------------>    GS Auto Loan           Wilmington
                <------------------  Securities Corp.   <------------------    Trust 2007-1   ----   Trust Company
                      Proceeds         (depositor)         Notes and         (issuing entity)       (owner trustee)
                                                         Certificates
----------------                   -------------------                     ------------------     -------------------
                                      |           ^                               |
                                      |           |                               |
                                      |           |                               |
                        Notes and     |           |  Proceeds                     |
                       Certificates   |           |                               |
                                      V           |                               |
                                  -----------------             ------------------------
                                     Underwriters                 The Bank of New York
                                                                   (indenture trustee)
                                  -----------------             ------------------------
                                      |           ^
                                      |           |
                        Notes and     |           |  Proceeds
                       Certificates   |           |
                                      |           |
                                      V           |
                                  -----------------
                                      Investors
                                  -----------------

---------------------------------------------------------------------------------------------------------------------


                                           RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase any of the offered notes as well as the risk factors set forth in the prospectus.


The Historical Delinquency and      There can be no assurance that the
Loss Information Relating To        delinquency or loss experience information
The Receivables May Not             presented in this prospectus supplement with
Reflect Actual Experience           respect to the Huntington, Ford Credit and
                                    Fidelity portfolios of serviced contracts will reflect actual experience with respect to the receivables acquired by the issuing entity. In addition, there can be no assurance that the future delinquency or loss experience with respect to the receivables acquired by the issuing entity will be better or worse than the future delinquency or loss experience of the Huntington, Ford Credit and Fidelity serviced portfolios.

The Receivables Servicers'          The receivables servicers will collect
Obligations Are Limited             payments from and enforce the receivables
                                    against the obligors. The receivables
                                    servicers are not obligated to make any
                                    payments of principal or interest on the notes.

Insolvency Could Cause Delays       The transfer of (i) the Huntington
or Reductions in Payment On         receivables from Huntington to the
the Notes                           applicable seller, (ii) the Ford Credit
                                    receivables from Ford Credit to the
                                    applicable seller, (iii) the Fidelity
                                    receivables from Fidelity to the applicable seller, (iv) the receivables from the sellers to the depositor and (v) the receivables from the depositor to the issuer, will each be treated by Huntington, Ford Credit, Fidelity, the sellers, the depositor and the issuer as sales of the receivables.

                                    In the event of an insolvency of Ford
                                    Credit, Ford Credit as debtor-in-possession or the trustee-in-bankruptcy may attempt to recharacterize the sale of the receivables by Ford Credit for certain non-tax purposes as a borrowing by Ford Credit secured by a pledge of the receivables.

                                    If a creditor, Ford Credit as
                                    debtor-in-possession or the
                                    trustee-in-bankruptcy decided to challenge the transfer of the receivables to the seller, delays in payments on the notes and possible reductions in the amount payable under the receivables could occur. That attempt, even if unsuccessful, could result in delays in distributions to you.

                                    Huntington is a wholly-owned subsidiary of Huntington Bancshares Incorporated
                                    ("Bancshares") and is chartered as a
                                    national banking association. Huntington is regulated and supervised by the Office of the Comptroller of the Currency (the "Comptroller"). If Huntington becomes insolvent or is deemed to be in an unsafe or unsound condition or if certain other factors occur, the Comptroller is authorized to appoint the FDIC as conservator or receiver for Huntington.

                                    As conservator or receiver, the FDIC may attempt to recharacterize the sale of the receivables by Huntington for certain non-tax purposes as a borrowing by Huntington secured by a pledge of the receivables.

                                    Fidelity is a state chartered bank under the laws of the State of Georgia. Fidelity is regulated and supervised by the Georgia Department of Banking and Finance. If Fidelity becomes insolvent or is deemed to be in an unsafe or unsound condition or if certain other factors occur, the Georgia Department of Banking and Finance is authorized to appoint the FDIC as conservator or receiver for Fidelity.

                                    As conservator or receiver, the FDIC may attempt to recharacterize the sale of the receivables by Fidelity for certain non-tax purposes as a borrowing by Fidelity secured by a pledge of the receivables.

                                    Although the FDIC has adopted a rule stating that it will not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by the bank in connection with certain securitization transactions, it is not clear that the transfers of the receivables from Huntington or Fidelity would enjoy the benefit of that rule. If the FDIC were to assert that the rule does not apply to the transfers of receivables by Huntington or Fidelity or that the transfers do not comply with certain banking laws, collections on those receivables may be delayed or reduced, thereby potentially delaying or decreasing payments on the notes. That attempt, even if unsuccessful, could result in delays in distributions to you.

Regulatory Action Could Cause       In 2002, the Comptroller issued a temporary
Delays or Reductions in             cease and desist order against a national
Payment On the Notes                banking association (unrelated to
                                    Huntington) in connection with a
                                    securitization of its consumer credit card receivables because the Comptroller asserted that, among other things, the servicing fee paid to the national banking association was inadequate. As a national bank, if Huntington were in economic or regulatory difficulty, an appropriate bank regulatory agency might order Huntington to amend or rescind the servicing agreement under which it services the Huntington receivables or take other actions including, if servicing fees payable under that servicing agreement did not fully compensate Huntington for its actual servicing costs, an order to amend or rescind or to withhold amounts equal to its actual servicing costs. If an appropriate banking agency did order Huntington to rescind or amend that servicing agreement, payments to you could be delayed or reduced.

The Issuing Entity Has Only         The sole sources for repayment of the notes
Limited Assets                      are payments on the receivables and proceeds
                                    from the repossession and sale of related financed vehicles that secure liquidated receivables. The receivables are not insured or guaranteed by any person. The notes represent obligations of the issuing entity and will not be insured or guaranteed by any entity. The issuing entity will depend solely on payments on the receivables and proceeds from the repossession and sale of related financed vehicles that secure liquidated receivables to make payments on the offered notes. The offered notes represent limited obligations of the issuing entity, and the offered notes will not be insured or guaranteed by the seller, the depositor or any other person or entity. If the originators did not perfect security interests in the related financed vehicles, their ability to realize on the collateral securing the receivables may be affected and the proceeds to be distributed to the noteholders may be reduced.

Class B Notes and Class C           The Class B notes bear a greater credit risk
Notes Are Subject to Greater        than the Class A notes because payments of
Risk Because They Are               interest and principal of the Class B notes
Subordinated                        are subordinated as described herein to
                                    payments of interest and principal of the Class A notes.

                                    The Class C notes bear a greater credit risk than the Class A notes and the Class B notes because payments of interest and principal of the Class C notes are subordinated as described herein to payments of interest and principal of the Class A notes and the Class B notes.

                                    Also, after an acceleration of the notes upon an event of default under the indenture and upon the liquidation of the receivables following any such acceleration of the notes, the payment priorities under each change so that the Class B notes and the Class C notes will become more subordinated to the Class A notes. You may incur losses on your notes because of the subordination described in this prospectus supplement.


Prepayments And Losses on Your      An event of default under the indenture
Notes May ResulT From an Event      may result in:
of Default Under the Indenture

                                    o   losses on your notes if the receivables
                                        are sold and the sale proceeds, together with any other assets of the issuing entity, are insufficient to pay the amounts owed on the notes; and

                                    o   your notes being repaid earlier than
                                        scheduled, which may reduce your
                                        anticipated yield on your notes and
                                        require you to reinvest your principal
                                        at a lower rate of return.

                                    Also, as described above, following an event of default under the indenture, you may incur losses on your notes because of the subordination described above in "--Class B Notes and Class C Notes Are Subject to Greater Risk Because They Are Subordinated."

                                    See "Maturity and Prepayment Considerations
                                    --Certain Provisions of the Indenture" and "Application of Available Funds--Priority of Payments Following Events of Default Resulting in Acceleration of the Notes" in this prospectus supplement.

Repurchase Obligations of the       Federal or state law may grant liens on the
Depositor and the Sellers           receivables that have priority over the
Provide You Only Limited            issuing entity's interest. If the creditor
Protection Against Prior Liens      associated with any prior lien on a
on the Receivables                  receivable exercises its remedies, the cash
                                    proceeds from the receivable and related financed automobile or light-duty truck available to the issuing entity will be reduced. In that event, there may be a delay or reduction in payments to you. An example of a lien arising under federal or state law is a tax lien on property of the sellers or depositor arising prior to the time a receivable is conveyed to the issuing entity. Such a tax lien would have priority over the interest of the issuing entity in the receivables.

You May Suffer Losses Because       Because the issuing entity has pledged its
You Have Limited Control Over       property to the indenture trustee to secure
Actions of the Issuing Entity       payment on the notes, the indenture trustee
and Conflicts Between Classes       may, and at the direction of the holders of
of Notes May Occur                  a majority of the principal amount of the
                                    Controlling Class must, take one or more of the other actions specified in the indenture relating to the property of the issuing entity, including a sale of the receivables.
                                    In exercising any rights or remedies under the indenture, the holders of a majority of the principal amount of the Controlling
                                    Class may be expected to act solely in their own interests. Furthermore, the holders of a majority of the principal amount of the notes, under certain circumstances, have the right to terminate the servicer as the servicer of the receivables, and a majority of the principal amount of the Controlling
                                    Class have the right to waive such events of servicing termination, without consideration of the effect that the termination or waiver would have on the holders of more subordinate classes of notes and certificates. The principal amount of the Class A notes is expected to constitute a majority of the principal amount of the notes until the Class A notes are paid in full. Consequently, the holders of Class B notes will have only limited rights to direct remedies under the indenture and will not have the ability to waive events of servicing termination or to remove the servicer until the Class A notes have been paid in full. Similarly, the holders of Class C notes will have only limited rights to direct remedies under the indenture and will not have the ability to waive any such events or to remove the servicer until the Class A notes and the Class B notes have been paid in full. See "Maturity and Prepayment

                                    Considerations --Certain Provisions of the
                                    Indenture", "Servicing--Events of Servicing
                                    Termination; Rights Upon Event of Servicing
                                    Termination" and "--Waiver of Past Events of
                                    Servicing Termination" in this prospectus supplement.


Geographic Concentration May        The records of the receivables servicers
Result in More Risk to You          indicate that the billing addresses of the
                                    obligors of the receivables as of the
                                    cut-off date were in the following states:

                                                                Percentage of
                                                                  Aggregate
                                                              Principal Balance
                                                              -----------------
                                    Ohio......................      24.1
                                    Florida...................      13.9
                                    Kentucky..................       9.8
                                    Indiana...................       8.0
                                    Michigan..................       6.9
                                    Georgia...................       6.7

                                    No other state, by those billing addresses, constituted more than 5% of the aggregate principal balance of the receivables as of the cut-off date. Economic conditions or other factors, such as hurricanes or floods, affecting locations where obligations are concentrated could adversely affect the delinquency, credit loss or repossession experience of the issuing entity.

You May Experience a Greater        The economic impact of the United States'
Risk of Loss On Your Notes as       military operations, as well as the
the Result of World Events          possibility of any terrorist attacks, is
                                    uncertain, but could have a material adverse effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of motor vehicle receivables.
                                    You should consider the possible effects on the delinquency, default and prepayment experience of the receivables. In particular, under the Servicemembers Civil
                                    Relief Act (the "Relief Act"), members of the military on active duty, including reservists, who have entered into a retail motor vehicle installment sale contract or loan before entering into military service or, in the case of reservists, before being placed on active duty, may be entitled to reductions in interest rates to an annual rate of 6% and a stay on termination of that retail motor vehicle installment sale contract or loan and similar actions.
                                    Because the Relief Act and similar state laws cover obligors who enter military service (including reservists who are called to active duty) after origination of the motor vehicle loan, no information can be provided as to the number of receivables that may be affected. Similar state laws may also relieve, reduce, adjust or extend the obligations of obligors in the military. If an obligor's obligation to repay a receivable is relieved, reduced, adjusted or extended, the servicer will not be required to cover such amounts. Any resulting shortfalls in interest or principal payments on the receivables will reduce the amount available to make payments on your notes. See "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

The Servicer Is Dependent on        The servicer has, since 1984, been engaged
the Receivables Servicers for       in buying and selling mortgage loans and
the Performance of Its              servicing, but has no experience in
Obligations Under the Sale and      servicing retail motor vehicle retail
Servicing Agreement                 installment sale contracts and loans. The
                                    obligations of Goldman Sachs Mortgage
                                    Company will be guaranteed by The Goldman
                                    Sachs Group, Inc. under a guaranty in favor of the issuing entity. Each receivables servicer will make collections on the receivables originated or acquired by that receivables servicer. If a servicing agreement with a receivables servicer is terminated, a new subservicer would have to be engaged to service the related receivables. Any such transfer of subservicing responsibilities could encounter operational difficulties that could result in increased losses and delinquencies on the related receivables.
                                    Any such increases may adversely affect the yield on your notes or cause losses on the notes.

Possibility of Losses Because       Neither the servicer nor the receivables
Neither the Servicer Nor the        servicers will cause the certificates of
Receivables Servicers Will          title of the financed vehicles to be amended
Cause the Certificates of           or reissued. In the absence of amendments to
Title of the Financed Vehicles      the certificates of title, the issuing
to Be Amended or Reissued           entity may not have perfected security
                                    interests in the financed vehicles securing the receivables originated in some states.
                                    The issuing entity not having a first
                                    priority perfected security interest in some of the financed vehicles may affect the issuing entity 's ability to realize on the collateral securing the receivables and thus may reduce the proceeds to be distributed to noteholders upon liquidation of such financed vehicles.

                                    See "Certain Legal Aspects of the
                                    Receivables" in the accompanying prospectus.

Limited Ability to Resell           Goldman, Sachs & Co. and The Huntington
Offered Notes                       Investment Company, as underwriters, may
                                    assist in resales of the offered notes, but are not required to do so. A secondary market for the offered notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your offered notes.

The Rate At Which the Offered       All of the receivables are prepayable at any
Notes Will Amortize Cannot Be       time. The rate of prepayments on the
Predicted                           receivables may be influenced by a variety
                                    of economic, social and other factors as described in this prospectus supplement under "Maturity and Prepayment
                                    Considerations." These factors include the fact that an obligor generally may not sell or transfer the related financed vehicle securing a receivable without the consent of the applicable receivables servicer unless the loan is repaid by the obligor at the time of the sale or transfer. The rate of prepayment on the receivables may also be influenced by the structure of the loan, the nature of the obligors and the related financed vehicles and servicing decisions. Under some circumstances, the servicer is obligated to purchase receivables pursuant to the sale and servicing agreement as a result of specified uncured breaches of covenants by it, and each of the depositor and the receivables servicers is obligated to repurchase receivables pursuant to the sale and servicing agreement and applicable servicing agreement, as the case may be, as a result of specified uncured breaches of representations and warranties by it. In addition, the servicer or a certificateholder evidencing 100% of the percentage interests in the certificates may exercise its "clean-up" call option which will cause the notes to be repaid in full.
                                    The circumstances under which the "clean-up" call option may be exercised are described in "Maturity and Prepayment
                                    Considerations--Optional Prepayment" in this prospectus supplement.

                                    The depositor is not aware of publicly
                                    available industry statistics that set forth principal prepayment experience for retail motor vehicle retail installment sale contracts or loans similar to the receivables. No assurance can be given that prepayments on the receivables will conform to any estimated or actual historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the receivables. A higher than anticipated rate of prepayments of the receivables will reduce the aggregate principal balance of the offered notes more quickly than expected and thereby reduce anticipated aggregate interest payments on the offered notes. None of the issuing entity, the servicer, the receivables servicers or the depositor makes any representation as to the actual prepayment rates on the receivables. The depositor, however, believes that the actual rate of prepayments will result in the offered notes being repaid prior to their respective final scheduled payment dates. The amounts paid to noteholders will include prepayments on the receivables. The noteholders will bear all reinvestment risk resulting from the timing of payments on the notes.

Ratings Of The Offered Notes        A rating is not a recommendation to
Are Not Guaranteed To Remain        purchase, hold or sell notes. The ratings of
In Place                            the offered notes address the likelihood of
                                    the timely payment of interest and the
                                    ultimate payment of principal on the offered notes pursuant to their terms. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.

                                    In the event that any ratings initially
                                    assigned to the offered notes are
                                    subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to the offered notes.

                                    Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the offered notes.

Risk of Loss or Delay in            Because the servicing fee and receivables
Payment May Result from Delays      servicers' servicing fees are structured as
in the Transfer of Servicing        percentages of the aggregate principal
Due to the Servicing Fee and        balance of the receivables, the amount of
Receivables Servicers'              the servicing fee and receivables servicers'
Servicing Fee Structure             servicing fees payable to the servicer and
                                    receivables servicers, respectively, may be considered insufficient by potential replacement servicers or receivables servicers, as applicable, if the related servicing is required to be transferred at a time when much of the aggregate principal balance of the receivables has been repaid.
                                    Due to the reduction in servicing fee and receivables servicers' servicing fees as described in the foregoing, it may be difficult to find a replacement servicer or receivables servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer or receivables servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

Discount Pricing Incentives         Discount pricing incentives or other
and Marketing Incentive             marketing incentive programs on new cars by
Programs May Impact Values of       Ford Credit or its affiliates or by its
Repossessed and Used Vehicles       competitors that effectively reduce the
                                    prices of new cars may have the effect of reducing demand by consumers for used cars.
                                    The reduced demand for used cars resulting from discount pricing incentives or other marketing incentive programs introduced by
                                    Ford Credit or its affiliates or any of its competitors may reduce the prices consumers will be willing to pay for used cars, including repossessed vehicles. As a result, the proceeds received upon disposition of repossessed vehicles may be reduced and may not be sufficient to pay amounts owing on the notes.

                                 USE OF PROCEEDS

      The depositor will use the proceeds from the issuance of the notes and certificates to purchase the receivables from the sellers.

                               THE ISSUING ENTITY

Limited Purpose and Limited Assets

      The issuing entity is GS Auto Loan Trust 2007-1, which is a statutory trust formed in June 2007 under the laws of the State of Delaware pursuant to a trust agreement between the depositor and Wilmington Trust Company, as owner trustee. The fiscal year end for the issuing entity is December 31 of each year. The issuing entity will not engage in any activity other than:

         o acquiring, holding and managing the assets of the issuing entity, including the receivables, and the proceeds of those assets;

         o  issuing and selling the securities;

         o  paying certain expenses;

         o entering into and performing its obligations under the transaction documents;

         o engaging in other activities including entering into agreements that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are incidental to or in any way connected with those activities; and

         o subject to the transaction documents, engaging in any other activities as may be required in conservation of the issuing entity 's property and the making of distributions on the securities.

      The preceding permissible activities, as well as the trust agreement generally, can be amended as described under "Description of the Transaction Documents--Amendment Provisions". The indenture can be amended as described under "Maturity and Prepayment Considerations--Certain Provisions of the Indenture--Modifications of the Indenture without Noteholder Consent" and "--Modification of the Indenture with Noteholder Consent" in this prospectus supplement.

      The issuing entity will be capitalized by the issuance of the notes and the certificates. The securities will be used by the issuing entity to purchase the receivables from the depositor under a sale and servicing agreement among the issuing entity, the servicer, the depositor and the indenture trustee.

      The issuing entity property will also include, among other things:

         o the receivables and (i) an amount equal to the interest collections on the receivables for the initial collection period multiplied by a fraction, the numerator of which is the number of days as calculated under the 30/360 day-count convention from and including the closing date to and excluding the initial payment date (i.e., 18 days), and the denominator of which is equal to thirty, (ii) all interest collections on the receivables after the initial collection period and (iii) all other collections on the receivables after the cut-off date;

         o  security interests in the financed vehicles;

         o the documentation related to the receivables that the servicer holds as custodian;

         o proceeds under physical damage and other insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

         o rights under the sale and servicing agreement, the guaranty and certain other documents and instruments relating to the receivables;

         o the accounts maintained for the issuing entity and those amounts that from time to time may be held in those accounts (including any investments, securities or other property deposited in or credited to such accounts); and

         o  any proceeds of the above items.

      The issuing entity will have to look solely to the payments contractually due from the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles that secure liquidated receivables in order to make payments on the notes. Various factors may affect the receivables servicers' ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds that the issuing entity can distribute to the noteholders and the certificateholders. See "Application of Available Funds--Priority of Interest Payments" in this prospectus supplement and "Certain Legal Aspects of the Receivables" in the prospectus.

      The obligations of the issuing entity to make payments on the securities will not be guaranteed by, and the noteholders will have no recourse for those obligations against, the originators, the sellers, the depositor, the servicer, the receivables servicers, the owner trustee, the indenture trustee, any of their respective affiliates or any other person or entity.

      The indenture trustee's material discretionary activities with regard to the receivables and the notes are described under "Description of the Notes," the owner trustee's material discretionary activities with regard to the receivables and the notes are described under "The Owner Trustee." The servicer's material discretionary activities with respect to the receivables and the notes are described under "Description of the Transaction Documents" and "Maturity and Prepayment Considerations--Optional Repayment". The receivables servicers' material discretionary activities with respect to the receivables serviced by them is described in "The Receivables Servicers". The certificateholders' material discretionary activities with respect to the receivables is described under "Maturity and Prepayment Considerations --Optional Prepayment".

Capitalization of the Issuing Entity

      The following table illustrates the expected assets of the issuing entity as of the closing date:

Receivables.................................................  $658,370,765.34
Reserve Account.............................................  $0
Total.......................................................  $658,370,765.34

      The following table illustrates the capitalization of the issuing entity as of the closing date, as if the issuance and sale of the notes had taken place on that date:

      Class of Notes                                           Principal Amount
      --------------                                           ----------------
      Class A-1 Notes......................................    $ 165,110,000.00
      Class A-2 Notes......................................      147,144,000.00
      Class A-3 Notes......................................      182,194,000.00
      Class A-4 Notes......................................      107,961,000.00
      Class B Notes........................................       24,689,000.00
      Class C Notes........................................       18,105,000.00
      Class D Notes(1).....................................       13,167,000.00
      Overcollateralization................................              765.34
                                                               ----------------
         Total.............................................    $ 658,370,765.34

     (1) The Class D notes are not offered hereby.

                                 THE DEPOSITOR

      The depositor is Goldman Sachs Asset Backed Securities Corp., a limited purpose Delaware corporation, and a wholly-owned subsidiary of the Goldman Sachs Group, Inc. The depositor was formed on December 10, 2002. The principal place of business of the depositor is 85 Broad Street, New York, NY, 10004. You may also reach the depositor by telephone at (212) 902-1000. The depositor was formed to purchase, accept capital contributions of or otherwise acquire various types of financial and other securitizable assets, to own, sell, and assign such assets from time to time and to issue and sell one or more securities. Since its inception, the depositor has been engaged in these activities solely as (i) the purchaser of receivables from its affiliates pursuant to purchase agreements,
(ii) the seller of receivables to securitization trusts pursuant to sale and servicing agreements, (iii) the depositor that formed various securitization trusts pursuant to trust agreements and executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

      Since 2003, the depositor has securitized retail automobile and light truck loan and installment sale contracts in four securitization transactions. No securitizations of the depositor have defaulted or experienced any early amortization triggering event. The portfolio of motor vehicle retail installment sale contracts and loans for which the depositor has transferred in connection with prior securitizations includes an aggregate (as of the applicable cutoff dates) of 242,905 motor vehicle retail installment sale contracts and loans with an aggregate principal balance of approximately $3.977 billion.

                                   THE SELLERS

      Each of GS Whole Loan Trust, GS Whole Loan Trust II and GS Whole Loan Trust VI is a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement to purchase retail installment sale contracts and loans secured by new and used automobiles and light-duty trucks. Each seller is an affiliate of the depositor, the servicer and Goldman, Sachs & Co., an underwriter. An affiliate of the depositor owns the beneficial ownership interest in each seller and has financed the sellers. The sellers will transfer the receivables to the depositor. The sellers will not make any representations or warranties in respect of the Ford Credit, Huntington or Fidelity receivables except that they are transferring those receivables free and clear of any lien or security interest created by that seller, that no selection procedures adverse to the noteholders or certificateholders were used in selecting the receivables to be transferred to the depositor and that no receivable had been sold, transferred, assigned or pledged by that seller to any person other than the depositor.

      The Ford Credit receivables were sold directly by Ford Credit to GS Whole Loan Trust. The Huntington receivables were sold directly by Huntington to GS Whole Loan Trust II. The Fidelity receivables were sold directly by Fidelity to GS Whole Loan Trust VI. The Ford Credit receivables, the Huntington receivables and the Fidelity receivables will be sold by the applicable seller to the depositor. Ford Credit, Huntington, Fidelity, the sellers and the depositor intend that those sales be characterized as true sales rather than secured loans.

      The sale of receivables from each seller to the depositor and other provisions of the receivables purchase agreement are described under "Description of the Transaction Documents--Sale and Assignment of the Receivables; Security Interest in the Receivables" in this prospectus supplement.

                                   THE SPONSOR

      Goldman Sachs Mortgage Company, a New York limited partnership formed in 1984, is the sponsor of this transaction. The sponsor initiated and organized the transaction, and has indirectly caused the transfer of the receivables to the issuing entity through its affiliates. The sponsor will also act as servicer under the sale and servicing agreement with the issuing entity, the depositor, the indenture trustee and the owner trustee. The sponsor is an affiliate of the depositor and Goldman, Sachs & Co. The principal place of business of the sponsor is 85 Broad Street, New York, NY, 10004. You may also reach the sponsor by telephone at (212) 902-1000.

      Among other finance company activities, Goldman Sachs Mortgage Company purchases closed, independently funded, first- and subordinate-lien residential mortgage loans for its own investment, securitization, or resale. In addition, the sponsor provides warehouse and repurchase financing to mortgage lenders. The sponsor does not service such loans, instead it contracts with another entity to service the loans on its behalf. The sponsor also may engage in secondary market activities for non-real estate-secured loans in certain jurisdictions and other activities, but its principal business activity involves real estate-secured assets. Goldman Sachs Mortgage Company has been active as a sponsor in the residential mortgage loan securitization market since 2001. As a sponsor, it acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to a depositor (not Goldman Sachs Asset Backed Securities Corp.), which loans will ultimately be transferred to the issuing entity for the related securitization.

      The sponsor typically acquires receivables from third parties in whole loan purchases under arrangements in which the receivables seller continues to service the receivables for a fee on behalf of the sponsor. This is called a purchase on a "servicing retained" basis. In some cases, the sponsor hires a third party other than the receivables seller to service a purchased receivables pool. The sponsor does not directly service any of its purchased receivables. In its securitization transactions, the sponsor typically acts as master servicer and delegates the direct servicing of the receivables to the applicable receivables sellers or third party servicers of the securitized receivables. No securitizations sponsored by the sponsor have defaulted or experienced any early amortization triggering event. The portfolio of motor vehicle retail installment sale contracts and loans for which the sponsor or its affiliates act as owner or securitization sponsor includes an aggregate (as of the applicable cutoff dates) of 242,905 motor vehicle retail installment sale contracts and loans with an aggregate principal balance of approximately $3.977 billion.

                                  THE SERVICER

      Goldman Sachs Mortgage Company, a New York limited partnership formed in 1984, is the servicer for this transaction. The servicer is an affiliate of the depositor and Goldman, Sachs & Co. The principal place of business of the servicer is 85 Broad Street, New York, NY, 10004. You may also reach the sponsor by telephone at (212) 902-1000.

      The servicer has no direct experience in servicing motor vehicle retail installment sale contracts or loans, but acts as a master servicer in securitizations of those receivables. The servicer or one of the sellers acquired the receivables from Ford Credit, Huntington and Fidelity in separate whole loan purchases under arrangements in which Ford Credit, Huntington and Fidelity, respectively, agreed to continue to service the receivables purchased from it. Each of Ford Credit, Huntington and Fidelity is called a "receivables servicer." The servicer will not directly service any of the receivables. Instead, the servicer will delegate the direct servicing responsibility for the receivables to the applicable receivables servicer. The receivables servicers will act as sub-servicers to collect amounts due on the receivables originated by that receivables servicer, however, the servicer will continue to be obligated and liable to the issuing entity and the indenture trustee for all of the servicing obligations under the sale and servicing agreement as if the servicer alone were performing such duties. The servicer will be responsible for the oversight of the receivables servicers, and will be responsible for obtaining each receivables servicer's compliance statements and attestation reports each year and as necessary for the servicer to deliver its annual statement as to compliance. The obligations of Goldman Sachs Mortgage Company as servicer will be guaranteed by The Goldman Sachs Group, Inc.

      In addition, each month The Bank of New York, as data aggregator, will (a) aggregate the monthly reports prepared by the receivables servicers to the extent those reports are forwarded to The Bank of New York by the receivables servicers and (b) deliver to the indenture trustee a data aggregation report containing all information necessary to calculate the transfers and distributions on the related payment date.

                    AFFILIATED ENTITIES PARTY TO TRANSACTION

      The sponsor/servicer, the depositor, the sellers, the issuing entity and Goldman, Sachs & Co. (an underwriter) are all directly or indirectly wholly owned by The Goldman Sachs Group, Inc. (the servicing guarantor).

      The Huntington Investment Company (an underwriter) is an affiliate of The Huntington National Bank (a receivables servicer).

                                THE OWNER TRUSTEE

      Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company's principle place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving auto receivables.

      Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

      Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained herein.

      The owner trustee may own certificates or notes. The owner trustee may deal with the depositor, the indenture trustee and the servicer in banking transactions with the same rights as it would have if it were not the owner trustee. The owner trustee has agreed to take responsibility for the preparation, execution, filing and/or delivery of certain reports, filings, certificates and other documents and to take certain other actions required on behalf of the issuing entity under the transaction documents. The owner trustee has no duties or obligations except as explicitly provided by the terms of the transaction documents.

      The owner trustee's material duties and responsibilities regarding the notes are described where applicable throughout the accompanying prospectus and this prospectus supplement. The owner trustee has no liability in its individual capacity, and the owner trustee is only a party to the transaction documents in its capacity as owner trustee and not individually. The owner trustee is not liable for any error of judgment by any of its officers. The owner trustee has no liability in acting upon any document believed by it to be genuine, or for any of its agents or attorneys that were selected with reasonable care. The owner trustee will have no liability for any action or omission that was reasonable and in good faith and in accordance with an opinion or advice from counsel, accountants or other similar persons. The owner trustee has no liability with respect to the receivables or any security interest therein or in the collateral therefor.

      Within 90 days of the end of each calendar year, an officer of the owner trustee, on behalf of the issuing entity, is required to deliver an officer's certificate stating that:

      (a) a review of the activities of the issuing entity during such year and of its performance under the indenture has been made under that officer's supervision; and

      (b) to the best of that officer's knowledge, based on such review, the issuing entity has complied in all material respects with all conditions and covenants under the indenture throughout such year (or since the closing date in the case of the first such officer's certificate), or, if there has been a default in any material respect in its compliance with any such condition or covenant, specifying each such default known to that officer and the nature and status thereof.

      Expenses of transitioning to a new owner trustee will be paid by the issuing entity as provided under clause (2) of the priorities set forth in "Application of Available Funds--Priority of Payments", unless the depositor removes the owner trustee because the owner trustee ceases to be eligible to continue as owner trustee under the related Trust Agreement, in which case the depositor will pay such expenses.

                              THE INDENTURE TRUSTEE

      The indenture trustee is The Bank of New York. The Bank of New York has been, and currently is, servicing as indenture trustee and trustee for numerous securitization transactions and programs involving pools of auto receivables. The Bank of New York is one of the largest corporate trust providers of trust services on securitization transactions. The Bank of New York is a New York banking corporation. Its principal corporate trust office is located at 101 Barclay Street, New York, New York 10286.

      The indenture trustee's material duties and responsibilities regarding the notes are described where applicable throughout the accompanying prospectus and this prospectus supplement. The indenture trustee has no liability in its individual capacity, and the indenture trustee is only a party to the transaction documents in its capacity as indenture trustee and not individually. The indenture trustee is not liable for any error of judgment by any of its officers. The indenture trustee may rely on any document believed by it to be genuine and on certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture. The indenture trustee will have no liability for any action or omission that was in good faith and in accordance with either an opinion or advice from counsel or with a direction received by it from not less than a majority of the aggregate outstanding principal amount of the Controlling Class.

      See also "The Owner Trustee" above and "Servicing--Indenture Trustee's Distribution, Calculations" for a discussion of the additional indemnities provided to the indenture trustee.

      The indenture trustee will be responsible for preparing a monthly report and for making available the monthly report to the depositor, the owner trustee, each note paying agent and each certificate paying agent, with a copy to the rating agencies, as described in "Servicing--Monthly Reports; Statements to Noteholders and Certificateholders" and "--Indenture Trustee's Distribution, Calculations." In addition, the indenture trustee is responsible for making calculations relating to distributions, and distributions to the noteholders, as described in "Servicing--Indenture Trustee's Distribution, Calculations."

      Except as provided above and in this prospectus supplement and in the accompanying base prospectus, neither the owner trustee nor the indenture trustee independently verify distribution calculations, access to and activity in transaction accounts, compliance with transaction covenants, use of credit enhancement, the removal of receivables, or the underlying data used for such determinations.

     Data Aggregation

      Each month The Bank of New York, as data aggregator, will (a) aggregate the monthly reports prepared by the receivables servicers to the extent those reports are forwarded to The Bank of New York by the receivables servicers and
(b) deliver to the indenture trustee a report containing all information necessary to calculate the transfers and distributions on the related payment date. The Bank of New York will not independently verify information contained in the monthly reports it receives from the receivables servicers.

                                THE ORIGINATORS

      Ford Credit, Huntington and Fidelity are the originators of the receivables. Ford Credit has been originating assets similar to the receivables for 48 years. Huntington has been originating assets similar to the receivables for over 50 years. Fidelity has been originating assets similar to the receivables for 12 years.

                            THE RECEIVABLES SERVICERS

Ford Motor Credit Company LLC

      The information under this subheading has been provided by Ford Motor Credit Company LLC, a Delaware limited liability company ("Ford Credit"). None of the depositor, the sponsor, any of the sellers, the servicer, the underwriters or the indenture trustee has independently verified the accuracy or completeness of this information.

General

      Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers. Ford Credit is a Delaware limited liability company and is an indirect wholly owned subsidiary of Ford. Ford Credit converted from a Delaware corporation to a Delaware limited liability company on May 1, 2007.

      Ford Credit provides a wide variety of automotive financing products to and through dealers throughout the world.

      Ford Credit's primary financing products are:

      o Retail financing -- purchasing retail installment sale contracts and retail leases from dealers, and offering financing to commercial customers, primary vehicle leasing companies and fleet purchasers to lease and purchase vehicle fleets,

      o Wholesale financing -- making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing, and

      o  Other  financing  --  making  loans to  dealers  for  working  capital,
         improvements  to  dealership  facilities,   and  purchase  and  finance
         dealerships.

      Ford Credit also services the receivables it originates and purchases, makes loans to Ford affiliates, purchases certain receivables of Ford and its subsidiaries and provides insurance services related to its financing programs. Ford Credit earns its revenue primarily from:

      o payments on retail installment sale contracts and leases that Ford Credit purchases,

      o interest supplement and other support payments from Ford and affiliated companies on special rate financing programs,

      o  investment and other income related to sold receivables, and

      o  payments made under wholesale and other dealer loan financing programs.

      Ford Credit purchases retail installment sale contracts from motor vehicle dealers in the United States and Puerto Rico in the ordinary course of its business and selects the pool of receivables for each securitization transaction. The criteria used by Ford Credit to select the receivables for securitization is described under the receivables purchase and sale agreement between Ford Credit and GS Whole Loan Trust.

General Securitization Experience

      Ford Credit has been selling its assets in securitization transactions since 1988.

      Ford Credit's securitization programs are diversified among asset classes and markets. Ford Credit sponsors securitization programs for retail installment sale contracts, dealer floorplan receivables and operating leases and the related vehicles. Ford Credit participates in a number of international securitization markets, including the United States, Canada, Europe (including the United Kingdom, Germany, Spain, Italy and France), Japan, Australia and Mexico.

      In the U.S. securitization market, Ford Credit sponsors a number of securitization and structured financing programs in which it sells receivables in the public markets and in private transactions. In addition to selling receivables to trusts making registered public offerings, Ford Credit regularly sells retail installment sale contracts to a large number of multi-seller asset-backed commercial paper conduits and other purchasers, to special purpose entities that sell asset-backed securities to Ford Credit's single-seller asset-backed commercial paper program and to third party securitizers on a whole loan basis.

      Ford Credit securitizes its assets because the highly liquid, efficient and stable securitization market for securitization of financial assets provides the company with a lower cost source of funding, diversifies funding among different markets and investors, and provides additional liquidity. Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons.

      For more information about Ford Credit's securitization programs and its funding strategy, please read Ford Credit's Annual Report on Form 10-K which is available on Ford Credit's website at www.fordcredit.com.

U.S. Securitization Program for Ford Credit Retail Installment Sale Contracts Generally

      Ford Credit has had an active publicly registered securitization program for retail installment sale contracts since 1989 and has issued asset-backed securities in more than 40 transactions under this program. None of the asset-backed securities offered in this program have experienced any losses or events of default and Ford Credit has never taken any action out of the ordinary in any transaction to prevent such an occurrence.

Origination, Purchasing and Underwriting

      Ford Credit purchases retail installment sale contracts entered into between retail customers and motor vehicle dealers for the financing of purchased vehicles. When a customer purchases a vehicle from a dealer, the customer and the dealer negotiate the purchase price of the vehicle and the acquisition of any insurance, warranty or other products. The customer and the dealer also decide the contract amount, term, payment terms and interest rate to be charged on the retail installment sale contract, subject to Ford Credit's approval. Ford Credit establishes a "dealer discount rate" that is used to calculate Ford Credit's purchase price for the contract. If the customer's interest rate exceeds the discount rate by more than the limits established by Ford Credit, then Ford Credit will either not purchase the contract or will reduce the customer's interest rate to meet Ford Credit guidelines.

      Ford Credit finances the negotiated purchase price of the vehicle, less vehicle trade-in or down payment plus taxes, insurance, service contracts, dealer installed accessories, prior balances on trade-in vehicles and other fees and charges. Ford Credit pays the dealer a purchase price for the contract generally equal to the amount financed on the contract plus a set fee, a percentage of the amount financed or a portion of the finance charge on the contract. The portion of the finance charge earned by the dealer is generally calculated using the difference between the dealer discount rate set by Ford Credit and the APR on the contract.

      Ford Credit's purchasing decisions are made independently of Ford, and Ford cannot require Ford Credit to purchase contracts that do not satisfy Ford Credit's underwriting standards. Ford Credit's underwriting standards and purchasing criteria emphasize the applicant's ability to pay and creditworthiness. The creditworthiness of any co-purchaser or guarantor is also considered. Each applicant for a retail installment sale contract completes a credit application. Dealers typically submit applications electronically to Ford Credit together with information about the proposed terms of the retail installment sale contract. Ford Credit generally obtains a credit report on the applicant from a national credit bureau. Ford Credit selects a credit bureau based upon its assessment of which credit bureau provides the most accurate and complete credit reports in the applicant's geographic area. In a limited number of cases, a credit report is not available because an applicant does not have an established credit history.

      To set the "dealer discount rate," Ford Credit uses scoring models that assess the creditworthiness of an applicant using the information provided on the applicant's credit application, the proposed terms of the retail installment sale contract and the applicant's credit bureau data. If an individual applicant has sufficient recent credit history, the credit bureau data includes the applicant's credit risk score, often referred to as a FICO(R) score, which is generated using statistical models created by Fair Isaac Corporation. Ford Credit uses FICO(R) scores designed specifically for automotive financing. The FICO(R) score measures the likelihood an applicant will repay an obligation as expected, and it is the most significant factor in Ford Credit's scoring models. FICO(R) is a registered trademark of Fair Isaac Corporation. The highest FICO(R) score used by Ford Credit is 900, and the lowest FICO(R) score is 250. Ford Credit frequently reviews its models to confirm the continued business significance and statistical predictability of the factors and updates its models to incorporate new factors that improve their statistical predictability.

      Credit applications are automatically evaluated and some are either approved or rejected based on Ford Credit's electronic decisioning models. When an application is not electronically decisioned, Ford Credit's credit analysts judgmentally evaluate applications to make a purchase decision. The credit analyst considers the same information included in the scoring models and also weighs other factors, such as Ford Credit's relationship with the dealer, then makes an individual credit decision based on the analyst's assessment of the strengths and weaknesses of each application. When necessary the analyst will verify the applicant's identity, employment and other applicant data before the decision is made.

      For contracts not electronically approved or rejected, Ford Credit typically is able to determine whether or not to purchase a retail installment sale contract within 30 minutes of receipt of an application. Higher risk applicants may require additional investigation and it generally takes Ford Credit up to two hours to determine whether or not to purchase these contracts.

      Each Ford Credit analyst is assigned a specific dollar approval level to purchase retail installment contracts. These levels are based on an applicant's total outstanding contract balances with Ford Credit. More experienced analysts are assigned higher approval levels. More senior personnel must approve any contract that exceeds the analyst's approval level. An analyst also may have to get approval to purchase a contract having an APR lower than Ford Credit's dealer discount rate. These "rate concessions" generally are granted to allow dealers to offer lower APRs to qualified customers who could obtain lower rates from other financing providers or to resolve a discrepancy in the originally quoted dealer rate.

      Dealers must submit contracts on forms approved by Ford Credit. After the dealer submits a completed contract, Ford Credit checks it for specific errors apparent in the disclosures made by the dealer, such as the calculation of APR. If the contract contains minor errors, Ford Credit may purchase the contract and send a correction notice to the obligor, or obtain a signed modification from the obligor. A contract with a more significant error is returned to the dealer for correction or a new contract. Each dealer signs an assignment agreement representing that all disclosures made by the dealer are true and accurate. For disclosures that Ford Credit cannot review because the error would not be apparent in the contract, it relies on the representations made by the dealer in the assignment agreement. The assignment agreement requires the dealer to apply immediately for a title that includes Ford Credit's lien. Ford Credit tracks titles to determine if its lien has been noted.

      After a contract is purchased, the contract and related documents are electronically imaged. For electronic contracts, a separate image of the original is created for servicing purposes. Once imaged, the documents may be viewed on a computer screen for servicing, but may not be altered or deleted. Additional documents obtained during servicing are also added to the imaged file.

      The obligor agrees to maintain physical damage insurance on the financed vehicle, and typically is required to provide insurance information at the time the contract is signed. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary. Ford Credit does not track that insurance is maintained on the financed vehicle.

      The obligor pays the amount financed over a specified number of months with interest at the APR. The obligor is allowed to choose the date on which the monthly installments will be due as long as the first installment is due within 45 days of the date the contract is signed. Sometimes Ford Credit offers marketing programs that allow the obligor to defer payments for a limited time before beginning to make monthly payments.

      Ford Credit classifies financed vehicles into categories. The car category includes coupes, sedans and cross-over vehicles. The light truck category includes SUVs, vans, mini-vans and light duty pick-up trucks. The truck category includes medium and heavy duty trucks with specialty bodies.

      A specific auditing group within Ford Credit performs regular operating audits to monitor compliance with purchasing guidelines, policies and procedures and legal requirements.

      Ford Credit regularly reviews and analyzes its portfolio of receivables to evaluate the effectiveness of its underwriting guidelines, scoring models and purchasing criteria. If external economic factors, credit loss or delinquency experience, market conditions or other factors change, Ford Credit may adjust its underwriting guidelines, scoring models and purchasing criteria in order to change the quality of its portfolio or to achieve other goals and objectives.

Servicing Experience

      Ford Credit will be responsible for servicing the Ford Credit receivables. Ford Credit has been the servicer for its U.S. public retail securitization program since its inception. None of the asset-backed securities in this program have experienced any losses or events of default and there are no instances of material noncompliance with the servicing criteria in this program.

      Ford Credit services all the receivables it originates worldwide, including receivables sold in securitizations, other structured financings and in whole loan sales. Ford Credit has comprehensive web-based servicing policies and procedures that ensure common servicing practices and procedures are used for all receivables. These practices and procedures are described in "--Servicing and Collections" below. Servicing personnel do not know if a receivable they are servicing has been sold in a securitization transaction or otherwise.

      Ford Credit's servicing and collections systems maintain records for all receivables, applications of payments, relevant information on obligors and account status. The systems also capture communications with obligors and allow management to review collection personnel activities.

      Ford Credit will be responsible  for all servicing  functions for the Ford
Credit receivables. As is customary in the servicing industry, Ford Credit engages vendors to perform a number of its administrative servicing processes. These processes include processing monthly lockbox payments from customers, providing telephonic payment systems, monitoring notation of lien on title for financed vehicles, imaging customer documents and storing contracts (paper and electronic) and handling certain inbound customer service calls. Ford Credit requires all vendors to follow processes set by Ford Credit or agreed to between Ford Credit and the vendor and regularly monitors the vendors for compliance. Vendors do not have the discretion to make decisions that would materially affect agreed upon processes, amounts collected or the timing for amounts applied to obligor accounts. Ford Credit believes these vendors could be easily replaced, if necessary.

      Ford Credit also contracts with a network of outside contractors to repossess vehicles and to collect some deficiencies for charged off accounts. Ford Credit uses auction houses engaged by Ford to prepare and sell repossessed vehicles at auction. These contractors are monitored for compliance with the contracts, but due to the nature of these relationships, these contractors do not always follow established

Ford Credit procedures.

      As a receivables servicer, Ford Credit will prepare monthly servicing reports, provide payment instructions to the indenture trustee and prepare annual compliance reports.

Servicing and Collections

      Ford Credit services the receivables from its centralized business centers in the U.S. Ford Credit's servicing operations are divided into three departments -- collections, account services and vehicle liquidations. The collections department has two teams -- account maintenance and loss prevention -- as well as specialty collection teams for total loss insurance claims, account redemptions and vehicle skip tracing. Skip tracing is used when an obligor's contract is past due and the obligor cannot be located through normal procedures using the contact information in the servicer's records. Ford Credit has specialized service centers for contracts with bankrupt obligors and charged off accounts. Ford Credit also has a centralized customer service center for inbound customer inquiries.

      Ford Credit encourages obligors to make payments electronically, including through direct debit or telephonic payment systems. Obligors may enroll in a variety of recurring and one-time automated clearinghouse or "ACH" programs that debit funds directly from their bank accounts. Obligors who do not pay electronically are instructed to send their monthly payments to one of several lockbox locations. Lockbox banks are increasingly converting checks into ACH items, which speeds up processing time. In total, approximately 70% of obligor payments are made electronically.

      Almost all payments matched to an obligor account that are received at a lockbox location or other payment system prior to the designated processing time on a business day are applied to the obligor's account by the servicer on the day received. Most payments that do not include enough information to match an account are researched, matched and applied by Ford Credit within 24 hours of receipt. A remaining small number of payments that cannot be matched to an account are sent to a specialized group at Ford Credit to research and apply once they are identified to an account.

      Most of the Ford Credit receivables are paid without any additional servicing or collection efforts. As each obligor develops a payment history, Ford Credit uses an internally developed behavior scoring model to assess the probability of payment default for all receivables and implements collection efforts based on its determination of the credit risk associated with each obligor. This model assesses a number of variables including origination characteristics, customer history, payment patterns and current credit bureau information. Based on data from this scoring model, contracts are grouped by risk category for collection. These categories determine how soon an obligor will be contacted after a payment becomes delinquent, how often the obligor will be contacted during the delinquency and how long the account will remain in account maintenance before it is transferred to the loss prevention team where a more experienced collector follows the account until resolution. Ford Credit's collection operations are supported by auto dialing technology and collection and workflow operating systems.

      A customer service representative will attempt to contact a delinquent obligor to determine the reason for the delinquency and identify the obligor's plans to resolve the delinquency. If the obligor cannot make the past due payments, Ford Credit frequently will extend the contract to allow an obligor to continue to make the normal monthly payment. An extension defers a delinquent payment for one or more months. The length of the payment extension is typically one month, however extensions of up to three months may be granted and multiple extensions may be given over the term of the contract. Following a payment extension, the account generally is no longer considered delinquent. Ford Credit guidelines for granting extensions generally require the customer service representative to determine that the obligor's payment problem is temporary, that the obligor has an income source for making the next payment and that the obligor has made at least one payment since contract inception and at least six payments between extensions. Extensions that do not comply with these guidelines must be approved by servicing managers and exceptions to the guidelines are reviewed regularly. When allowed by state law, Ford Credit usually collects a fee on extensions and additional interest will be earned on the receivables as a result of the extension.

      Alternatively, Ford Credit may rewrite a contract if the obligor cannot make the past due payments. A rewrite is a refinancing of the obligor's outstanding balance typically with a longer contract term and sometimes a different interest rate. Ford Credit's guidelines for granting rewrites include requirements that all original parties remain on the contract and sign an amendment to the contract unless special approval is obtained and that the customer has a stable source of income. Ford Credit may reschedule an obligor's payments if the obligor makes a large prepayment or a large insurance payment is received. A reschedule generally means a reduction of the amount of the monthly payment over the same contract term.

      From time to time Ford Credit may provide a "promotional" or administrative extension to certain obligors. For example, an extension of up to 90 days may be allowed to obligors who live in an area affected by a natural disaster. Ford Credit also may provide a "holiday" extension in December to certain obligors. These extensions are not provided to obligors whose contracts are more than 61 days delinquent. In addition, an obligor may be allowed to change the monthly due date, typically by not more than 30 days, if, for example, the day on which the obligor gets paid changes. Due date changes are not allowed for delinquent accounts.

      Occasionally, a new obligor may assume the obligations under a retail installment sale contract with the original obligor either still liable or released from the terms of the contract. In rare instances, substitution of the financed vehicle is permitted.

      Ford Credit uses periodic management reports on delinquencies, extensions, rewrites and other measurements and operating audits to maintain control over the use of collection actions.

      Ford Credit's servicing policies and practices may change over time. Ford Credit regularly tests new servicing practices on controlled portions of its receivables to develop and refine its servicing practices. Areas tested include timing and frequency of collection calls and when it is more effective for the account maintenance team or the loss prevention team to contact the obligor. If a test shows that a new practice is an improvement over the existing practice, the new servicing practice is applied to the entire portfolio.

Commercial Accounts

      A significant majority of retail contracts purchased by Ford Credit are for obligors who are individuals who purchase financed vehicles for their personal use. The remaining retail contracts purchased by Ford Credit are for obligors who are either individuals or separate businesses who use the financed vehicles for commercial purposes. The contracts for these financed vehicles indicate commercial use. Many commercial customers have a number of financed vehicles with Ford Credit. For commercial contracts with business entities, the scoring models used in the originations process to set the "dealer discount rate" assess the creditworthiness of the applicant based on factors relevant to businesses and data available through commercial credit bureaus. While credit reports from commercial credit bureaus may include credit risk scores, these scores are not FICO(R) scores and, in most cases, are not currently used in Ford Credit's scoring. Commercial contracts with individuals are scored using the scoring models for individual customers, including the individual's FICO(R) score. Similar to purchase decisions with personal use contracts, purchase decisions with commercial contracts emphasize the applicant's ability to pay and creditworthiness, but also recognize that commercial use vehicles may have specialty bodies or equipment added and are often put to more demanding uses, which may reduce the resale value of the financed vehicle. For these reasons, underwriting standards are often different with commercial contracts, such as requiring larger down payments and shorter terms.

      The most significant difference between commercial and other contracts is that commercial contracts may be included in a separate cross collateral agreement. This agreement allows Ford Credit to enforce collection and repossession rights against some or all contracts and financed vehicles with the same obligor even if payments for some contracts are current. Payments or other amounts received that relate to a specific contract generally are applied first to that contract. Excess amounts collected for one contract, such as repossession sale proceeds, may be applied to other contracts with the same obligor to reduce losses.

Repossession and Charge Off

      Ford Credit makes reasonable efforts to collect on delinquent contracts and to keep obligors' contracts current. Repossession is considered only after other collection efforts have failed. Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by using an independent contractor to take possession of the financed vehicle. On average, Ford Credit repossesses the financed vehicle when the contract is between 60 and 70 days delinquent, but may repossess earlier or later depending on the risk of the contract.

      The vast majority of repossessed vehicles are sold at an auction and the proceeds are applied to the outstanding balance of the receivable. Ford Credit works with the vehicle remarketing department of Ford to manage the disposition of repossessed vehicles and seeks to maximize net auction proceeds, which equals gross auction proceeds less auction fees and costs for reconditioning and transporting the vehicle to auction. Vehicles generally are sold at auction within 30 to 45 days of repossession. The same vehicle remarketing process is used for leased vehicles in Ford Credit's lease portfolio. A small number of repossessed vehicles are sold through other means. For example, some heavily damaged vehicles are sold for salvage or scrap and some vehicles may be sold directly to an insurance company if a claim has been filed on the repossessed vehicle. Also, some vehicles with a limited resale market, such as some medium and heavy trucks and vehicles with specialty equipment, may be sold through a targeted bidding process to maximize proceeds from the sale.

      After standard collection efforts are exhausted and all collections, including auction proceeds, rebates on cancelled warranty and insurance product and insurance claims, are applied, Ford Credit charges off any remaining balance owed by the obligor. In a limited number of cases, an obligor or a financed vehicle cannot be located after skip tracing and the account is charged off as a skip account.

      Ford Credit continues to pursue collection of deficiency balances and skip accounts after charge off through its specialized collection center. Collection activities generally are continued until the contract is paid or settled in full, the contract is determined to be uncollectible due to bankruptcy of the obligor or for other reasons, the obligor dies without a collectible estate or the applicable statute of limitations expires. Ford Credit may sell charged off receivables as a final effort to realize value.

      The servicer may release the security interest to an insurer in order to receive proceeds from insurance covering the financed vehicle or following repossession of the vehicle, discounted settlement of the receivable or abandonment of its rights in the financed vehicle, in each case in accordance with its policies and procedures.

Bankruptcy Accounts

      When Ford Credit is notified that an obligor has filed for bankruptcy, the account is moved to its specialized service center for bankrupt accounts. Restrictions of the U.S. federal bankruptcy laws, including the automatic stay, prohibit the servicer from taking any collection action against the obligor or the financed vehicle without court approval. In a Chapter 7 bankruptcy, the most common form of bankruptcy, the obligor is generally required to reaffirm its obligations, redeem the financed vehicle for a lump sum or return the financed vehicle. If a contract is reaffirmed by the obligor, it will be returned to normal servicing. In a Chapter 13 bankruptcy, the plan of reorganization usually requires the obligor to make payments over a 2 to 5 year period. The payments required will be based on either the full contract balance or the value of the financed vehicle at the time of bankruptcy, depending on the time between the obligor's purchase of the financed vehicle and the bankruptcy filing and whether the debt was incurred for personal or other use. When the payments required under the plan of reorganization are completed, the obligor will receive a discharge from liability for any remaining balance under the contract. Ford Credit will charge off any such remaining balance.

Origination Characteristics

      The Ford Credit receivables being securitized were purchased by Ford Credit from motor vehicle dealers in the ordinary course of Ford Credit's business. The following table contains information about the retail installment sale contracts purchased by Ford Credit from motor vehicle dealers during each of the periods indicated, including types of contracts not included in this securitization transaction that do not materially affect the information presented.

                           Origination Characteristics


                                 Three Months
                                Ended March 31,                         Year Ended December 31,
                              ------------------    ------------------------------------------------------------
                               2007        2006       2006          2005        2004          2003        2002
                              -------    -------    ---------    ---------    ---------    ---------   ---------
Number of receivables
  originated...............   206,033    273,054    1,200,165    1,181,917    1,525,237    1,583,715   1,855,957
Aggregate original
  principal balance (in
  millions)................    $5,334     $5,849      $29,647      $25,949      $34,136      $34,841     $38,382
Average original term
  (in months)..............      60.1       57.9         60.5         56.6         56.7         57.3        54.7

Material Changes to Origination, Purchasing and Underwriting Policies and Procedures

      During the period covered in the table above, Ford Credit changed its origination and purchasing policies and procedures for retail installment sale contracts to respond to market conditions and competitive pressures and to pursue different business strategies. In 2002, Ford Credit shifted its origination and purchasing policies to a more focused policy of supporting the sale of new, Ford trustmark brand vehicles. This policy continues today and has resulted in a reduction in the volume of Ford Credit's purchases of retail installment sale contracts. It has also contributed to an increase in credit scores and other credit quality measurements, although special Ford-sponsored marketing incentive programs may cause credit quality measurements to vary from time to time.

      During July, August and September of 2005, Ford ran the "Family Plan" marketing incentive program that offered employee pricing to all customers. This program caused the number of contracts purchased by Ford Credit to decrease during this time period because it did not require the use of Ford Credit financing to take advantage of employee pricing. Special rate financing programs offered by Ford during the summer of 2006 caused the number of contracts purchased by Ford Credit to increase.

      In response to competitive pressures and higher market demand for extended term financing, Ford Credit began purchasing 72-month contracts in 1998. For 2003, 2004 and 2005, 72-month contracts represented approximately 22% of contracts purchased each year. Starting in the fourth quarter of 2005, as a result of Ford Credit's expanded eligibility for 72-month financing combined with continued marketing incentive programs from Ford and strong market demand for 72-month financing, 72-month contracts increased to approximately 44% of contracts purchased in 2006, peaking at over 55% of all contracts purchased in the third quarter of 2006. In the summer of 2006, Ford launched a series of special rate financing programs, including a 0% program in August to clear out dealer inventories of 2006 vehicle models. This 0% program applied to nearly all vehicle brands and models, all contract terms and all qualified applicants. These programs resulted in a higher volume of 72-month contracts and a higher proportion of lower credit quality customers. Since the expiration of these programs, 72-month originations and contracts with lower credit quality customers have declined but remain higher than in the years before 2006. Because these programs altered the typical contract term and credit quality composition of Ford Credit's portfolio, Ford Credit securitized the majority of the lower credit quality 72-month contracts originated under these programs to an investor in a private transaction in October of 2006.

      Low APR contracts were a substantial percentage of yearly originations for 2002 and 2003. In 2004,

Ford shifted its marketing incentive programs from low interest rate financing to cash rebates. This shift resulted in a decrease in low APR contracts and an increase in standard APR contracts. Starting in early 2006, Ford again emphasized special rate financing programs. As a result, low APR contracts were a greater proportion of originations compared to 2004 and 2005 and represented more than half of originations for 2006 with a higher rate during the summer 2006 special rate financing programs described above. For the first quarter of 2007, low APR contracts were nearly 75% of originations.

      Ford Credit continued to improve its origination scoring models during the last five years. In 2004, Ford Credit launched updated models to adjust for changes in Ford Credit's business practices and more accurately assess the impact of new marketing initiatives. The 2004 launch also included technology upgrades that allow the models to be adjusted quickly to respond to new marketing programs and other developments.

      In February 2005, Ford Credit launched new credit bureau interface software that gives Ford Credit's credit analysts access to the most up-to-date data and analytical tools from the credit bureaus. This software also supports the inclusion of new variables in Ford Credit's origination scoring models that enhance the models' ability to predict the likelihood of default on contracts offered to Ford Credit for purchase.

      Ford Credit launched enhanced electronic decisioning models in May 2005 that have increased the percentage of contracts approved or rejected through the models. Electronic decisioning contributes to improved customer and dealer satisfaction.

      In the first half of 2006, Ford Credit completed a transformation of its North American sales and originations operations in which it reduced the number of its regional offices and local sales offices. This transformation consolidated Ford Credit's separate sales and originations units into one unit for all Ford trustmark brands. Also in 2006, Ford Credit integrated its commercial lending offices into these units. On September 28, 2006, Ford Credit announced it is consolidating and centralizing most of its originations and servicing operations in the United States. Ford Credit is consolidating its remaining U.S. branches into six existing service centers, creating business centers that will manage originations in addition to the servicing functions already performed at the six service centers. Ford Credit plans to complete the branch consolidation by the end of 2007. All of these transformation and consolidation actions are expected to provide cost efficiencies, ensure consistency and control in origination processes, increase dealer and customer satisfaction and make it easier to implement new technologies in the future.

Material Changes to Servicing Policies and Procedures

      In 2001, Ford Credit completed the transformation of its servicing operations into 7 consolidated service centers in the U.S. During this transformation process, Ford Credit experienced a high level of turnover in personnel along with rapid growth in receivables resulting in greater than expected hiring requirements. These changes contributed to the increase in delinquencies and credit losses experienced by Ford Credit in 2002 and 2003. In June 2006, Ford Credit further consolidated its servicing operations into 6 service centers. Also in 2006, Ford Credit integrated commercial accounts servicing into its service centers. Ford Credit expects that this integration will result in increased consistency of servicing processes for commercial accounts.

      As a part of the transformation, Ford Credit introduced new technologies that have improved Ford Credit's collection operations. These technologies include a new collection system, enhanced call routing and voice recognition software, a web-based queuing system that routes forms for approval, an autodialer that blends and paces inbound and outbound customer contacts, a call monitoring system and call queuing software that maximizes the chance of reaching a delinquent customer on the telephone.

      During 2002 and 2003 Ford Credit launched new software to manage behavior scoring models and collection strategies. At the same time Ford Credit also implemented a series of behavior scorecards that predict the probability that an account will default. The models were updated in 2004 to enhance Ford Credit's ability to predict account defaults by incorporating current credit bureau information. The models were further updated in November 2005 and May 2006 to improve predictability. This combination of new technology and collection strategies has allowed Ford Credit to improve collection efficiency and has contributed to a reduction in credit losses.

Ford Credit's Senior Unsecured Debt Ratings

      Ford Credit's senior unsecured debt ratings are:

                                      S&P        Moody's     Fitch        DBRS
                                    --------    --------    --------    --------
Short-term debt ratings ........      B-3          NP          B           R4
Long-term debt ratings .........       B           B1         BB-          B
Outlook ........................    Negative    Negative    Negative    Negative

      The rating agencies have lowered Ford Credit's debt ratings several times over the past few years, including in recent months, and may further downgrade Ford Credit at any time.

      Based on Ford Credit's short term debt ratings, as servicer it will be required to remit collections on the receivables to the trust's collection account within two business days of applying collections to the obligor's account.

The Huntington National Bank

      The information provided under this subheading has been provided by The Huntington National Bank ("Huntington"), a national banking association. None of the depositor, the sponsor, any of the sellers, the servicer, the underwriters or the indenture trustee has independently verified the accuracy or completeness of this information.

General

      Huntington is a national banking association organized under the laws of the United States of America, with principal executive offices at Huntington Center, 41 South High Street, Columbus, Ohio 43287, telephone number 614-480-8300. Huntington's business is subject to examination and regulation by federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency.

      Huntington has been servicing its originated motor vehicle retail installment sale contracts and loans for over 50 years. Huntington's serviced portfolio of motor vehicle retail installment sale contracts and loans includes, as of May 31, 2007, approximately 300,000 motor vehicle retail installment sale contracts and loans with an aggregate outstanding principal balance of $3.70 billion.

      Huntington is a wholly-owned subsidiary of Huntington Bancshares Incorporated ("Bancshares"), a Maryland corporation. Bancshares is a multi-state financial holding company headquartered in Columbus, Ohio, having total assets of $35 billion as of March 31, 2007. As a registered financial holding company, Bancshares is subject to the supervision of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Bancshares is required to file with the Federal Reserve Board reports and other information regarding its business operations and the business operations of its subsidiaries.

      Huntington has more than 141 years of serving the financial needs of its customers. Huntington, along with its affiliated companies, provides innovative retail and commercial financial products and services through more than 375 regional banking offices in Indiana, Kentucky, Michigan, Ohio, and West Virginia. Huntington also offers retail and commercial financial services online at huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of over 1,000 ATMs. Selected financial service activities are also conducted in other states including: Dealer Sales offices in Arizona, Florida, Georgia, North Carolina, New Jersey, Pennsylvania, South Carolina, and Tennessee; Private Financial and Capital Markets Group offices in Florida; and Mortgage Banking offices in Maryland and New Jersey. International banking services are made available through the headquarters office in Columbus and a limited purpose office located in the Cayman Islands and another located in Hong Kong. Huntington has been in the business of motor vehicle financing for more than 50 years. Huntington currently provides vehicle and dealer financing to approximately 400,000 retail customers and more than 3,500 motor vehicle dealers.

      Bancshares recently obtained final regulatory and shareholder approvals for its acquisition of Sky Financial Group ("Sky") with total assets of $17.6 billion. Sky's principal subsidiary is Sky Bank, an Ohio state-chartered bank with over 330 banking offices and over 400 ATMs in Ohio, Pennsylvania, Michigan, Indiana and West Virginia. The Acquisition is expected to close early in the third quarter of 2007, subject to customary closing conditions.

      Huntington provides financial services to and through motor vehicle dealers in its primary operating states of Ohio, Michigan, Indiana, Kentucky and West Virginia, as well as in the states of Arizona, Florida, Georgia, North Carolina, Pennsylvania, South Carolina, and Tennessee. The primary financial services in Huntington's motor vehicle financing program are:

      o Retail financing - the origination of dealer assisted loans, vehicle leases and retail installment contracts at motor vehicle dealerships to finance the acquisition of motor vehicles by dealership customers.

      o Wholesale financing - making loans to motor vehicle dealers to finance the purchase of vehicle inventory, also known as floorplan financing.

      o Other financing - making loans to dealers for working capital, improvements to dealership facilities and acquisitions of real estate.

      Huntington also services the motor vehicle finance receivables it originates and purchases, both for its own account and for the account of others. Huntington currently services approximately 300,000 retail automobile and light truck loan and installment sale contracts in its motor vehicle financing program.

Huntington's Motor Vehicle Financing Program

      Huntington purchases motor vehicle retail installment sale contracts from and originates motor vehicle installment loan notes through motor vehicle dealers. Such motor vehicle retail installment contracts and motor vehicle installment loan notes are referred to as contracts. Each contract is secured by the financed vehicle that is the subject of the contract. Dealers generally originate contracts for Huntington and/or sell contracts to Huntington pursuant to dealer agreements between such dealers and Huntington.

      Huntington enters into dealer agreements primarily with dealers that are franchised to sell new motor vehicles and also with certain dealers that sell used motor vehicles, in each case based upon a financial review of the dealer and the dealer's reputation in the market. In addition to financing contracts from dealers, Huntington also extends loans and lines of credit to certain dealers for, among other things, inventory financing and other commercial purposes. Huntington only extends loans or lines of credit to such dealers based upon a financial review, and such dealers are evaluated through periodic financial reviews and formalized credit review procedures.

Underwriting

      Each application is obtained from an applicant by a dealer, forwarded by the dealer to Huntington, and underwritten by Huntington in accordance with Huntington's established underwriting policies described below. These underwriting policies are intended to assess the applicant's ability and willingness to repay the amounts due on the contract and to establish the adequacy of the financed vehicle as collateral.

      The application form provides various items of general demographic information, financial information and employment history. In addition, specific information with respect to the motor vehicle to be financed is required as part of the application process. Huntington utilizes an automated decision algorithm for each application submitted. The results of the algorithm fall into three categories: Automated-Approval, Automated-Decline, or Investigate. The decisioning algorithm is based on the content of the applicable credit bureau report, an internal scorecard where applicable, applicant stated information, and vehicle characteristics. The decisioning algorithm also notes any structural exceptions including loan-to-value and debt-to-income exceptions. Huntington's underwriters judgmentally decision all Investigate applications, and the underwriters may verify application information and consider additional credit bureau reports or other factors in making the final underwriting decision. With respect to those applications that are approved, the amount and terms of the financing to be offered are determined based on certain parameters. The amount that Huntington will advance against the motor vehicle is capped at 120% of the asset value plus dealer additions subject to minimum FICO scores. The available term for a contract is a function of the age of the motor vehicle and the applicable FICO score. Acceptable terms generally range from 24 to 84 months in length.

      Huntington's underwriting policies are intended to provide a consistent basis for lending decisions, but do not completely supersede all judgmental aspects of the credit granting process. Accordingly, certain contracts may not comply with all of these policies. Exceptions to Huntington's underwriting policies are made at the discretion of the credit underwriters with appropriate approval authority. Higher levels of authority are required for certain exceptions to established policies.

      Huntington is committed to underwriting consistency and improved performance through the use of technology and improved management oversight within the underwriting group. The development of the automated decision capabilities is tangible evidence of this commitment. Since 2000 Huntington has focused its origination efforts on higher quality loans resulting in an average FICO score which has increased to the low 740's, and the percentage of originations with FICO scores less than 640 remains consistently under 1%. Huntington also initiated tiered pricing based on loan-to-value ratios as well as FICO scores, creating appropriate loan-to-value ratios for the targeted customer segment.

Dealer Agreements

      Each dealer that originates contracts for Huntington has made representations and warranties with respect to the contracts and the security interests in the related motor vehicles either in a separate dealer agreement or as part of an assignment of a contract from the dealer to Huntington. These representations and warranties do not relate to the creditworthiness of the obligors or the collectibility of the contracts. Upon breach of any representation or warranty made by a dealer with respect to a contract, Huntington has a right of recourse against such dealer to require it to purchase such contract. Generally, the dealer agreements and assignments do not provide for recourse against the dealer in the event of a default by the obligor.

Servicing

      Huntington, as a receivables servicer, will be responsible for managing, administering, servicing and making collections on the Huntington receivables under a servicing agreement between Huntington and the servicer. Collections on the Huntington receivables are not segregated from Huntington's own corporate funds prior to being remitted to an account designated by the servicer.

      Collection activities generally begin with an automated system-generated late notice issued to the customer at the end of the grace period. Telephone contacts via an Automated Dialer system begin as early as 5 days past due, and are augmented with collector system-generated letters.

      With respect to contracts that are between 45 and 120 days delinquent, late stage collection personnel initiate contact with the delinquent obligor by telephone and/or letters tailored to specific variables based on the term of the delinquency and the history of the account. If attempts to contact the delinquent obligor have failed, the collection officer may attempt to contact the obligor's references.

Repossession procedures begin when all other collection efforts are exhausted, generally in the 60-70 days past due range.

      Repossessions are carried out pursuant to applicable state law. Huntington follows specific procedures with respect to repossessions and uses unaffiliated independent contractors to perform repossessions. Once a motor vehicle is repossessed, a notice of repossession is sent to the obligor, detailing the requirements that must be met for the obligor to redeem the financed vehicle. Motor vehicles that remain unredeemed beyond a specified period are remarketed through auction sales. Huntington has a distinct group within the collections function to manage all bankruptcy filings. A bankruptcy filing in and of itself does not trigger repossession activity.

      The policy of Huntington is to charge-off the contract prior to the end of the month in which the contract becomes 120 days past due, or if the financed vehicle securing the delinquent contract is repossessed, to charge-off the contract no later than 60 days after repossession. Any deficiencies remaining after full charge-off of the contract or after repossession and sale of the related motor vehicle are pursued by Huntington when and to the extent practical and legally permitted. Collection personnel continue to contact the obligors to establish repayment schedules or to repossess the related financed vehicle until a final resolution is achieved, except as such contacts are limited by bankruptcy or other applicable law. Huntington also engages in the sale of charged-off receivables on a regular basis. This strategy is based on achieving a maximum return on all deficiency balances.

      For so long as Huntington's short term senior unsecured debt rating remains below either "A-1" by S&P or "P-1" by Moody's, Huntington is required to remit, within two business days of receipt, to an account designated by the seller all collections relating to the receivables. Currently, Huntington's short term senior unsecured debt ratings are "A-2" by S&P and "P-1" by Moody's. If Huntington's short term senior unsecured debt rating is "A-1" by S&P and "P-1" by Moody's, or better, Huntington is permitted to remit collections to the account so designated once per month.

      Huntington is required to make monthly advances under its servicing agreement on each remittance date from its own funds or from amounts held for future distributions in an amount equal to the interest portion of all monthly payments that were (i) due on the receivables during the applicable collection period and were delinquent at the close of business on the last day of the collection period immediately preceding such remittance date or (ii) not due during the applicable collection period because payment in such collection period was deferred by Huntington. Huntington's obligation to pay monthly advances with respect to a receivable shall cease if Huntington determines, in its sole reasonable opinion, that advances with respect to such receivable are non-recoverable by Huntington from liquidation proceeds or otherwise from amounts allocable to interest with respect to such receivable. Huntington is entitled to recover its advances from collections on the Huntington receivables, provided that such reimbursement with respect to any receivable is limited to liquidation proceeds, insurance proceeds and recoveries with respect to such receivable. The aggregate interest advances on the Huntington sold/securitized portfolio is $3.7 million for 2007 to date, $9.1 million for 2006, $8.8 million for 2005 and $5.6 million for 2004.

Physical Damage and Liability Insurance

      Each contract requires the obligor to keep the financed vehicle fully insured against loss or damage in an amount sufficient to pay the lesser of either the full insurable interest in the motor vehicle or the entire unpaid balance of the principal amount and any unpaid interest and other charges. The dealer agreements include a requirement that the dealers verify that such required insurance coverage is in effect at the time the related contract is originated and financed by Huntington.

      Nevertheless, there can be no assurance that each financed vehicle will continue to be covered by physical damage insurance provided by the obligor during the entire term during which the related contract is outstanding.

Extension Policy

      Huntington has a program referred to as Pass-A-Payment ("PAP") under which extensions may be granted to certain obligors who are making timely payments. Under PAP, the coupon book sent to obligors contains PAP request coupons that may be submitted in lieu of a scheduled monthly payment. Participation in the program is subject to the following eligibility rules:

      o the first PAP request coupon may only be submitted by an obligor after he or she has made twelve consecutive, timely and full loan payments;

      o additional PAP request coupons become available after each additional twelve consecutive, timely and full loan payments, but not more than four PAP request coupons can be used during the term of the contract;

      o to be valid, a PAP request coupon must be received by Huntington on or before the due date of the scheduled payment to be passed and the obligor cannot be 30 days or more past due under the related contract; and

      o all PAP request coupons are subject to Huntington's acceptance and approval and no PAP request coupon will be accepted if it is not submitted in compliance with the above rules.

      From time to time as deemed necessary by Huntington's collection staff, one-month payment extensions are granted to address short-term delinquency issues. Huntington's policy is to limit these types of extensions to specifically identified causes of delinquency that can be appropriately managed by such an extension, and not to grant such delinquency extensions more than three times over the life of any contract.

Prepayment Fees

      Certain of the Huntington receivables provide for prepayment fees of up to $175 in the event of full prepayments. There are no prepayment fees imposed in the event of partial prepayments.

Safekeeping and Preservation of the Receivables Contracts

      Huntington maintains all collateral files in a central location in Columbus, Ohio. The location is secured with appropriate protection for the files. In addition, all files are imaged on the Huntington Imaging System for back-up purposes and in the event of a missing document.

Fidelity Bank

      The information provided under this subheading has been provided by Fidelity Bank ("Fidelity"). None of the depositor, the sponsor, any of the sellers, the servicer, the underwriters or the indenture trustee has independently verified the accuracy or completeness of this information.

General

      Fidelity is a state chartered commercial bank organized under the laws of the State of Georgia, with principal executive offices at 3490 Piedmont Road N.E. Suite 1550, Atlanta, Georgia 30305, telephone number 404-639-6500. Fidelity's business is regulated by and subject to examination by the Georgia Department of Banking and Finance and the Federal Deposit Insurance Corporation.

      Fidelity Bank has been servicing its originated motor vehicle retail installment sale contracts and loans since 1993. Fidelity's serviced portfolio of motor vehicle retail installment sale contracts and loans includes, as of May 31, 2007, approximately 78,000 motor vehicle retail installment sale contracts and loans with an aggregate outstanding principal balance of $980 million.

      Fidelity is a wholly-owned subsidiary of Fidelity Southern Corporation ("Fidelity Southern"), a Georgia corporation. Fidelity Southern is a financial holding company headquartered in Atlanta, Georgia, having total assets of $1.6 billion as of March 31, 2007. Fidelity Southern has two operating subsidiaries, Fidelity Bank and LionMark Insurance Company. As a registered financial holding company, Fidelity Southern is subject to the supervision of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Fidelity Southern is required to file with the Federal Reserve Board reports and other information regarding its business operations and the business operations of its subsidiaries.

      Fidelity has a history of more than 28 years of serving the financial needs of its customers. Fidelity Southern, through its operating subsidiaries, provides a wide range of banking, lending, investment services, and credit related insurance products through 23 branches in Metropolitan Atlanta, Georgia and Jacksonville, Florida and an insurance office in Atlanta, Georgia. Mortgage and construction loans are also provided through offices in Jacksonville, Florida. Indirect automobile and Small Business Administration loans are provided by employees located throughout the Southeast. Indirect automobile lending continues to be a significant component of Fidelity 's focus. Indirect automobile loans comprise slightly less than 50% of Fidelity Bank's loan portfolio as of March 31, 2007.

      Fidelity provides automobile dealer financial services to the states of Georgia, Florida, Tennessee, North Carolina and South Carolina through retail financing. Retail financing is the origination of dealer assisted retail installment contracts at automobile dealerships to finance the acquisition of automobiles and light trucks by dealership customers.

      Fidelity also services the automobile finance receivables it originates and purchases, both for its own account and for the accounts of others. Fidelity currently services approximately 78,000 retail automobile and light truck loan and installment sale contracts in its motor vehicle financing program.

Fidelity's Motor Vehicle Financing Program

      Fidelity Bank purchases motor vehicle retail installment sale contracts from and originates motor vehicle installment loan notes primarily through franchised automobile dealers. Such motor vehicle retail installment contracts and motor vehicle installment loan notes are referred to as contracts. Each contract is secured by the financed vehicle that is the subject of the contract. Dealers generally originate contracts for Fidelity and/or sell contracts to Fidelity pursuant to dealer agreements between such dealers and Fidelity.

      Fidelity enters into dealer agreements primarily with dealers that are franchised to sell new motor vehicles and also with certain dealers that sell used motor vehicles, in each case based upon a review of the dealer's experience, financial stability and the dealer's reputation in the market.

Underwriting

      Each application is obtained from an applicant by a dealer, forwarded by the dealer to Fidelity, and underwritten by Fidelity in accordance with Fidelity 's established underwriting policies described below. These underwriting policies are intended to assess the applicant's ability and willingness to repay the amounts due on the contract and to establish the adequacy of the financed vehicle as collateral.

      The application form provides various items of general demographic information, financial information and employment history. In addition, specific information with respect to the motor vehicle to be financed is required as part of the application process. Fidelity's employees underwrite each dealer submitted application judgmentally. Consistent underwriting policies are applied with automated tracking of FICO scores less than 630, loan to values greater than 120% plus dealer added products, subject to certain FICO scores, debt to income ratios greater than 45% and the financing of more than 15% of the approved loan amount in dealer added products. The available term and rate are a function of the age of the vehicle and the borrower's FICO score. Acceptable terms generally are from 24 to 84 months.

      Fidelity 's underwriting policies are intended to provide a consistent basis for lending decisions. Certain contracts may not comply with all of these policies. Exceptions to Fidelity 's underwriting policies are made at the discretion of the credit underwriters with appropriate approval authority. Higher levels of authority are required for certain exceptions to established policies.

      Fidelity Bank is committed to underwriting consistency and improved performance through the use of technology and improved management oversight within the underwriting group. A random sampling of each credit underwriter's loans are reviewed monthly by Fidelity's Credit Review Department. Fidelity's average FICO scores consistently range between 720 and 730. Departmental management is actively engaged in all phases of origination, servicing, collection and remarketing.

Automobile Dealer Agreements

      Each automobile dealer that originates contracts for Fidelity has made representations and warranties with respect to the contracts and the security interests in the related motor vehicles either in a separate dealer agreement or as part of an assignment of a contract from the dealer to Fidelity. These representations and warranties do not relate to the creditworthiness of the obligors or the collectibility of the contracts. Upon breach of any representation or warranty made by a dealer with respect to a contract, Fidelity has a right of recourse against such dealer to require it to purchase such contract. Generally, the dealer agreements and assignments do not provide for recourse against the dealer in the event of a default by the obligor.

Servicing

      Fidelity, as a receivables servicer, will be responsible for managing, administering, servicing, making collections on the Fidelity receivables under the purchase and servicing agreement between Fidelity and the GS Whole Loan Trust VI. Collections of funds on the Fidelity receivables are not segregated from Fidelity's own corporate funds prior to being remitted to an account designated by the servicer.

      Collection activities generally begin with an automated system-generated late notice issued to the customer at the end of the grace period. Telephone contacts via an automated system begin as early as 10 days past due, and are augmented with collector system-generated letters.

      With respect to contracts that are between 45 and 120 days delinquent, late stage collection personnel initiate contact with the delinquent obligor by telephone and/or letters tailored to specific variables based on the term of the delinquency and the history of the account. If attempts to contact the delinquent obligor have failed, the collection officer will utilize advanced skip tracing techniques and technology. Repossession procedures begin when all other collection efforts are exhausted, generally in the 60-70 days past due range. While not governed by it, Fidelity complies with the Fair Debt Collection Practice Act.

      Repossessions are carried out pursuant to applicable state law. Fidelity follows specific procedures with respect to repossessions and uses unaffiliated independent contractors to perform repossessions. Once a motor vehicle is repossessed, a notice of repossession is sent to the obligor, detailing the requirements that must be met for the obligor to redeem the financed vehicle. Motor vehicles that remain unredeemed beyond a specified period are remarketed through auction sales. Fidelity has a distinct group within the collections function to manage all bankruptcy filings. A bankruptcy filing in and of itself does not trigger repossession activity.

      The policy of Fidelity is to charge-off the contract prior to the end of the month in which the contract becomes 120 days past due, absent any 3rd party insurance claims, or if the financed vehicle securing the delinquent contract is repossessed, to write-down the asset at 14 days based on Fidelity's loss experience. Any deficiencies remaining after full charge-off of the contract or after repossession and sale of the related motor vehicle, are pursued by Fidelity when and to the extent practical and legally permitted. Collection personnel continue to contact the obligors to establish repayment schedules or to repossess the related financed vehicle until a final resolution is achieved, except as such contacts are limited by bankruptcy or other applicable law. Primary and secondary third party collection firms are used when internal means are exhausted. Fidelity also engages in the sale of charged-off receivables on a periodic basis. This strategy is based on achieving a maximum return on all deficiency balances.

      For as long as Fidelity short- term senior unsecured debt rating remains below either "A-1" by Standard & Poor's or "P-1" by Moody's, Fidelity is required to remit, within two business days of receipt, to an account designated by the seller, all collections relating to the receivables. Currently, Fidelity is not rated by Standard & Poor's or Moody's. If Fidelity's short- term senior unsecured debt rating of "A-1" by Standard & Poor's and "P-1" by Moody's, or better, Fidelity is permitted to remit collections to the account so designated once per month.

      Fidelity is required to make monthly advances under its purchase and servicing agreement on each remittance date from its own funds or from amounts held for future distributions in an amount equal to the interest portion of all monthly payments that were (i) due on the receivables during the applicable collection period and were delinquent at the close of business on the last day of the collection period immediately preceding such remittance date or (ii) not due during the applicable collection period because payment in such collection period was deferred by Fidelity . Fidelity's obligation to pay monthly advances with respect to a receivable shall cease if Fidelity determines, in its sole reasonable opinion that advances with respect to such receivable are non-recoverable by Fidelity from liquidation proceeds or otherwise from amounts allocable to interest with respect to such receivable. Fidelity is entitled to recover its advances from collections on the Fidelity receivables, provided that such reimbursement with respect to any receivable is limited to liquidation proceeds, insurance proceeds and recoveries with respect to such receivable. The aggregate year-to-date interest advances on the Fidelity sold / securitized portfolio is $1,665,467.22.

Physical Damage and Liability Insurance

      Each contract requires the obligor to keep the financed vehicle fully insured against loss or damage in an amount sufficient to pay the lesser of either the full insurable interest in the motor vehicle or the entire unpaid balance of the principal amount and any unpaid interest and other charges. The dealer agreements include a requirement that the dealers establish that such required insurance coverage is in effect at the time the related contract is originated and financed by Fidelity.

      Nevertheless, there can be no assurance that each financed vehicle will continue to be covered by physical damage insurance provided by the obligor during the entire term during which the related contract is outstanding.

Extension Policy

      From time to time, as deemed necessary by Fidelity 's collection staff, one-month payment extensions are granted to address short-term delinquency issues. Fidelity 's policy is to limit these types of extensions to specifically identified causes of delinquency that can be appropriately managed by such an extension, and not to grant such delinquency extensions more than one month for each twelve months of contractual payments. Any exceptions to this policy require the approval of the Collections Department Manager.

Prepayment Fees

      Certain Fidelity receivables provide for prepayment fees ranging from $75 to 2% of outstanding balance in the event of full prepayments. There are no prepayment fees imposed in the event of partial prepayments.

Safekeeping and Preservation of the Receivables Contracts

      Fidelity maintains all collateral files in a central location in Atlanta, Georgia. The location is secured with appropriate protection for the files. In addition, all files are imaged on the Fidelity Imaging System for back-up purposes and in the event of a missing document.

                              THE RECEIVABLES POOL

      The issuing entity will own a pool of receivables consisting of retail motor vehicle installment sale contracts and loans secured by the new and used automobiles and light-duty trucks financed by those contracts. The pool will consist of receivables that the originators sold to the sellers prior to the closing date, which the sellers will in turn sell to the depositor. The depositor will simultaneously sell those receivables to the issuing entity on the closing date in exchange for the notes and certificates.

Criteria Applicable to Selection of Receivables

      The receivables were selected for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables--Criteria for Selecting the Receivables." These criteria include, among other things, the requirements that:

      o  each receivable is a simple interest receivable;

      o  each receivable has a remaining term of not more than 84 months;

      o each receivable has a remaining principal balance of not more than $75,000;

      o each receivable has not been identified as being subject of a current bankruptcy proceeding;

      o each receivable has no payment more than 30 days past due as of the cut-off date, except that up to 0.92% of the aggregate principal amount of the receivables may consist of receivables between 30 and 59 days past due as of the cut-off date; and

      o no selection procedures believed by the depositor to be adverse to the noteholders were utilized in selecting the receivables.

     The composition of the receivables as of the cut-off date is as follows:


                                                    Percentage of      Weighted        Weighted Average
                                                     the Cut-Off        Average      Remaining Term As of
                        Number of      Principal      Date Pool      Original Term     the Cut-off Date
  Originators         Receivables       Balance        Balance        (in Months)         (in Months)
---------------       -----------      ---------    -------------    -------------   --------------------
Fidelity ............    2,316     $ 47,890,599.34       7.3%             73                  66
Ford ................   12,419      133,921,890.43      20.3              64                  30
Huntington ..........   27,269      476,558,275.57      72.4              70                  64
TOTAL ...............   42,004     $658,370,765.34     100.0%             69                  58

o  Average Principal Balance..........................................$15,674.00
   (Range)..................................................$13.50 to $72,081.06

o  Average Original Amount Financed...................................$20,597.67
   (Range)...............................................$1,824.28 to $74,342.43

o  Weighted Average Contract Rate..........................................8.13%
   (Range).......................................................0.00% to 24.99%

o  Weighted Average Age (Months since originated)......................12 months
   (Range).................................................0 months to 59 months

o  Weighted Average Original Term......................................69 months
   (Range)...............................................24 months to 109 months

o  Weighted Average Remaining Term.....................................58 months
   (Range)..................................................1 month to 84 months

o  Percentage of Aggregate Principal Balance
   of Receivables for New/Used Vehicles..........................54.46% / 45.54%

o  Weighted Average FICO at Origination(1)...................................721
   (Range) (1)........................................................429 to 879

(1) Excluding receivables with no available FICO.


          Distribution Of Receivables By Outstanding Principal Balance
                            (As of the Cut-Off Date)


                                          Percentage of Total                          Percentage of
Range of Outstanding          Number of         Number of          Outstanding      Outstanding Principal
Principal Balance            Receivables     Receivables(1)     Principal Balance        Balance(1)
--------------------         -----------  -------------------   -----------------   ---------------------
$1 - $5,000.............        2,705             6.4%         $     8,887,000.30           1.3%
$5,001 - $10,000........        8,325            19.8               64,136,608.21           9.7
$10,001 - $15,000.......       10,903            26.0              136,769,824.34          20.8
$15,001 - $20,000.......        9,197            21.9              159,424,206.00          24.2
$20,001 - $25,000.......        5,731            13.6              127,617,982.52          19.4
$25,001 - $30,000.......        2,823             6.7               76,646,427.05          11.6
$30,001 - $35,000.......        1,236             2.9               39,798,587.88           6.0
$35,001 - $40,000.......          591             1.4               21,935,392.95           3.3
$40,001 - $45,000.......          240             0.6               10,116,295.57           1.5
$45,001 - $50,000.......          139             0.3                6,570,349.00           1.0
= $50,001 ..............          114             0.3                6,468,091.52           1.0
                               ------           -----          ------------------         -----
TOTAL...................       42,004           100.0%         $   658,370,765.34         100.0%
                               ======           =====          ==================         =====

----------
(1) Percentages may not add to 100.0% due to rounding.

                       Distribution Of Receivables By APR
                            (As of the Cut-Off Date)

                                        Percentage
                                         of Total                                 Percentage of
                        Number of       Number of          Outstanding             Outstanding
Range of APR (%)       Receivables    Receivables(1)    Principal Balance      Principal Balance(1)
----------------       -----------    --------------    -----------------      --------------------
0.00 - 0.99 .......        2,198           5.2%          $ 25,636,014.15              3.9%
1.00 - 1.99 .......          625           1.5              6,703,060.72              1.0
2.00 - 2.99 .......          571           1.4              6,880,311.61              1.0
3.00 - 3.99 .......        1,086           2.6             11,881,984.78              1.8
4.00 - 4.99 .......          800           1.9              8,290,346.56              1.3
5.00 - 5.99 .......        1,947           4.6             19,343,882.67              2.9
6.00 - 6.99 .......        4,633          11.0             69,412,315.26             10.5
7.00 - 7.99 .......        7,263          17.3            126,913,286.41             19.3
8.00 - 8.99 .......        8,764          20.9            159,840,250.45             24.3
9.00 - 9.99 .......        7,152          17.0            126,475,159.97             19.2
10.00 - 10.99 .....        3,142           7.5             48,549,024.71              7.4
11.00 - 11.99 .....        1,593           3.8             22,381,972.30              3.4
12.00 - 12.99 .....          917           2.2             12,212,511.89              1.9
13.00 - 13.99 .....          521           1.2              6,370,340.28              1.0
14.00 - 14.99 .....          350           0.8              3,630,157.61              0.6
= 15.00 ...........          442           1.1              3,850,145.97              0.6
                          ------         -----           ---------------            -----
TOTAL .............       42,004         100.0%          $658,370,765.34            100.0%
                          ======         =====           ===============            =====

----------
(1) Percentages may not add to 100.0% due to rounding.

       Distribution Of Receivables By Remaining Term To Scheduled Maturity
                            (As of the Cut-Off Date)


                                        Percentage
                                         of Total                                 Percentage of
Range of Remaining      Number of       Number of          Outstanding             Outstanding
Term (months)          Receivables    Receivables(1)    Principal Balance      Principal Balance(1)
------------------     -----------    --------------    -----------------      --------------------
0 - 12 ............       1,372             3.3%         $  5,187,130.04               0.8%
13 - 24 ...........       3,611             8.6            27,862,509.72               4.2
25 - 36 ...........       6,721            16.0            76,559,378.11              11.6
37 - 48 ...........       3,937             9.4            53,304,476.96               8.1
49 - 60 ...........       8,781            20.9           128,326,742.25              19.5
61 - 72 ...........      12,927            30.8           251,413,092.23              38.2
73 - 84 ...........       4,655            11.1           115,717,436.03              17.6
                         ------           -----          ---------------             -----
TOTAL .............      42,004           100.0%         $658,370,765.34             100.0%
                         ======           =====          ===============             =====

----------
(1) Percentages may not add to 100.0% due to rounding.

       Distribution Of Receivables By Original Term To Scheduled Maturity
                            (As of the Cut-Off Date)


                                        Percentage
                                         of Total                                 Percentage of
Range of Original       Number of       Number of          Outstanding             Outstanding
Term (months)          Receivables    Receivables(1)    Principal Balance      Principal Balance(1)
-----------------      -----------    --------------    -----------------      --------------------
13 - 24............         141            0.3%          $    761,320.48               0.1%
25 - 36............       1,469            3.5              8,796,387.99               1.3
37 - 48............       2,957            7.0             25,022,287.37               3.8
49 - 60............      13,006           31.0            153,759,040.96              23.4
61 - 72............      15,852           37.7            270,987,016.05              41.2
73 - 84............       8,565           20.4            198,835,995.39              30.2
= 85...............          14            0.0(2)             208,717.10               0.0(2)
                         ------          -----           ---------------             -----
TOTAL..............      42,004          100.0%          $658,370,765.34             100.0%
                         ======          =====           ===============             =====

----------
(1) Percentages may not add to 100.0% due to rounding.

(2) Less than 0.05%.

                    Distribution Of Receivables by Seasoning
                            (As of the Cut-Off Date)


                                        Percentage
                                         of Total                                 Percentage of
Range of Seasoning      Number of       Number of          Outstanding             Outstanding
(months)               Receivables    Receivables(1)    Principal Balance      Principal Balance(1)
------------------     -----------    --------------    -----------------      --------------------
0..................         399            0.9%          $  7,823,392.37               1.2%
1 - 6..............      15,404           36.7            283,046,332.81              43.0
7 - 12.............      13,747           32.7            233,107,142.06              35.4
13 - 18............          13            0.0(2)             197,355.87               0.0(2)
19 - 24............          14            0.0(2)             164,892.49               0.0(2)
25 - 30............       3,726            8.9             46,265,528.59               7.0
31 - 36............       4,798           11.4             55,386,971.58               8.4
37 - 42............       1,879            4.5             17,962,348.34               2.7
43 - 48............       1,559            3.7             12,028,096.02               1.8
49 - 54............         460            1.1              2,364,819.71               0.4
55 - 60............           5            0.0(2)              23,885.50               0.0(2)
                         ------          -----           ---------------             -----
TOTAL..............      42,004          100.0%          $658,370,765.34             100.0%
                         ======          =====           ===============             =====

----------
(1) Percentages may not add to 100.0% due to rounding.

(2) Less than 0.05%.

            Distribution Of Receivables by FICO Score at Origination
                            (As of the Cut-Off Date)


                                        Percentage
                                         of Total                                 Percentage of
                        Number of       Number of          Outstanding             Outstanding
FICO                   Receivables    Receivables(1)    Principal Balance      Principal Balance(1)
----                   -----------    --------------    -----------------      --------------------
Not available......       1,788             4.3%         $ 19,037,721.79               2.9%
= 500..............         102             0.2             1,272,319.44               0.2
501 - 540..........         240             0.6             2,744,651.36               0.4
541 - 580..........         683             1.6             8,619,420.05               1.3
581 - 620..........       1,599             3.8            21,528,583.10               3.3
621 - 660..........       4,109             9.8            60,178,890.11               9.1
661 - 700..........       8,554            20.4           144,619,302.47              22.0
701 - 740..........       9,600            22.9           163,968,370.95              24.9
741 - 780..........       7,263            17.3           116,882,476.94              17.8
781 - 820..........       5,995            14.3            90,098,179.07              13.7
= 821..............       2,071             4.9            29,420,850.06               4.5
                         ------           -----          ---------------             -----
TOTAL..............      42,004           100.0%         $658,370,765.34             100.0%
                         ======           =====          ===============             =====

----------
(1) Percentages may not add to 100.0% due to rounding.

            Distribution Of Receivables By State Of Obligor Residence
                            (As of the Cut-Off Date)


                                        Percentage
                                         of Total                                 Percentage of
                        Number of       Number of          Outstanding             Outstanding
State                  Receivables    Receivables(1)    Principal Balance      Principal Balance(1)
-----                  -----------    --------------    -----------------      --------------------
Alabama...............      286            0.7%          $ 3,646,295.38               0.6%
Alaska................       23            0.1               213,953.10               0.0(2)
Arizona...............      614            1.5            11,695,413.17               1.8
Arkansas..............        7            0.0(2)            153,121.04               0.0(2)
California............    1,627            3.9            18,912,182.25               2.9
Colorado..............      153            0.4             1,877,407.82               0.3
Connecticut...........      166            0.4             1,872,945.15               0.3
Delaware..............       26            0.1               309,072.61               0.0(2)
District of Columbia..        2            0.0(2)             28,595.73               0.0(2)
Florida...............    4,915           11.7            91,269,019.10              13.9
Georgia...............    2,302            5.5            44,162,582.49               6.7
Hawaii................       47            0.1               476,344.34               0.1
Idaho.................       33            0.1               356,853.21               0.1
Illinois..............      576            1.4             6,452,092.97               1.0
Indiana...............    3,129            7.4            52,979,439.84               8.0
Iowa..................      139            0.3             1,530,557.72               0.2
Kansas................      144            0.3             1,403,903.93               0.2
Kentucky..............    3,812            9.1            64,242,566.27               9.8
Louisiana.............      309            0.7             3,366,145.72               0.5
Maine.................        2            0.0(2)             20,397.43               0.0(2)
Maryland..............        3            0.0(2)             54,264.62               0.0(2)
Massachusetts.........        2            0.0(2)             38,696.97               0.0(2)
Michigan..............    3,273            7.8            45,520,126.62               6.9
Minnesota.............      194            0.5             2,074,999.37               0.3
Mississippi...........      146            0.3             1,656,514.24               0.3
Missouri..............      414            1.0             4,114,940.35               0.6
Montana...............       46            0.1               518,258.23               0.1
Nebraska..............       82            0.2               763,377.25               0.1
Nevada................        8            0.0(2)            165,426.78               0.0(2)
New Hampshire.........       66            0.2               617,927.82               0.1
New Jersey............      520            1.2             6,141,836.51               0.9
New Mexico............       87            0.2               969,203.16               0.1
New York..............      580            1.4             5,931,073.97               0.9
North Carolina........      673            1.6             9,515,805.28               1.4
North Dakota..........       22            0.1               250,641.06               0.0(2)
Ohio..................    9,874           23.5           158,583,154.75              24.1
Oklahoma..............      138            0.3             1,543,358.35               0.2
Oregon................      118            0.3             1,221,307.76               0.2
Pennsylvania..........    1,522            3.6            21,945,122.82               3.3
Rhode Island..........       30            0.1               338,122.02               0.1
South Carolina........      239            0.6             3,248,174.26               0.5
South Dakota..........       28            0.1               372,417.45               0.1
Tennessee.............    1,624            3.9            31,557,497.99               4.8
Texas.................    1,386            3.3            16,009,508.46               2.4
Utah..................       48            0.1               607,464.17               0.1
Vermont...............       32            0.1               358,366.62               0.1
Virginia..............      504            1.2             6,676,105.03               1.0
Washington............      147            0.3             1,873,575.81               0.3
West Virginia.........    1,657            3.9            28,220,662.65               4.3
Wisconsin.............      209            0.5             2,232,096.69               0.3
Wyoming...............       18            0.0(2)            247,606.32               0.0(2)
Other.................        2            0.0(2)             34,242.69               0.0(2)
                         ------          -----          ---------------             -----
TOTAL:................   42,004          100.0%         $658,370,765.34             100.0%
                         ======          =====          ===============             =====

----------
(1) Percentages may not add to 100.0% due to rounding. (2) Less than 0.05%

Delinquency, Repossession and Net Loss Information

      The following tables set forth for each of Ford Credit, Huntington and Fidelity their respective historical delinquency, repossession and net credit loss experience for each of the periods shown for their respective portfolios of automobile and light-duty truck receivables, including those previously sold but that Ford Credit, Huntington and Fidelity continue to service. Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of the servicer, Ford Credit, Huntington or Fidelity. WE CANNOT ASSURE YOU THAT THE BEHAVIOR OF THE RECEIVABLES IN THE FUTURE WILL BE COMPARABLE TO THE EXPERIENCES OF FORD CREDIT, HUNTINGTON OR FIDELITY SET FORTH BELOW. Accordingly, the delinquency, repossession and net loss percentages for the receivables owned by the issuer would likely be different than those shown.

Ford Motor Credit Company LLC

      The following table shows Ford Credit's delinquency, repossession and credit loss experience for its portfolio of U.S. retail installment sale contracts, including types of contracts not included in this securitization transaction that do not materially affect the information presented. The table includes contracts sold in securitizations and other transactions that Ford Credit continues to service. Delinquency, repossession and credit loss experience may be influenced by a variety of economic, social, geographic and other factors beyond the control of Ford Credit. No assurance can be made that the delinquency, repossession and credit loss experience of a particular pool of retail installment sale contracts will be similar to the historical experience shown below.

      Delinquencies, repossessions and credit losses are shown as a percentage of Ford Credit's portfolio. Over the periods shown, the portfolio size increases as new contracts are originated and decreases as existing receivables are paid down or liquidated. The delinquency, repossession and credit loss percentages for a static pool of contracts originated in any period would differ from the portfolio experience shown in the following table.

        Ford Credit Delinquency, Repossession and Credit Loss Experience


                                       Three Months
                                      Ended March 31,                         Year Ended December 31,
                                    ------------------    ------------------------------------------------------------
                                     2007        2006      2006(6)        2005        2004          2003        2002
                                    -------    -------    ---------    ---------    ---------    ---------   ---------
Average number of contracts
  outstanding(1)..............    3,865,498   4,310,179   4,181,422    4,797,580    5,577,140    6,228,633   6,845,319
Average portfolio outstanding
  (in millions)(2)............      $57,068     $58,135     $58,134      $64,969      $73,636      $81,743     $89,382

                                  Delinquencies


                                       Three Months
                                      Ended March 31,                         Year Ended December 31,
                                    ------------------    ------------------------------------------------------------
                                     2007        2006      2006(6)        2005        2004          2003        2002
                                    -------    -------    ---------    ---------    ---------    ---------   ---------
Average number of
  delinquencies(3)

31-60 days.....................     72,593     81,740      81,924       91,048       117,070      156,276    169,443
61-90 days.....................      5,925      5,966       6,385        7,246        10,411       21,524     30,296
Over 90 days...................        996      1,024         991        1,135         1,752        4,951     22,700
Average number of
  delinquencies as a
  percentage of average number
  of contracts outstanding
  31-60 days...................      1.88%      1.90%       1.96%        1.90%         2.10%        2.51%      2.48%
61-90 days.....................      0.15%      0.14%       0.15%        0.15%         0.19%        0.35%      0.44%
Over 90 days...................      0.03%      0.02%       0.02%        0.02%         0.03%        0.08%      0.33%

                         Repossessions and Credit Losses


                                       Three Months
                                      Ended March 31,                         Year Ended December 31,
                                    ------------------    ------------------------------------------------------------
                                     2007        2006      2006(6)        2005        2004          2003        2002
                                    -------    -------    ---------    ---------    ---------    ---------   ---------
Repossessions as a percentage
  of average number of
  contracts outstanding........      1.91%      2.19%       2.01%        2.39%          3.09%         3.22%      2.78%
Aggregate net losses (in
  millions)(4).................       $75       $101        $398         $585         $1,080        $1,557     $1,465
Net losses as a percentage of
  average portfolio outstanding      0.53%      0.69%       0.68%        0.90%         1.47%         1.91%       1.64%
Net losses as a percentage of
  gross liquidations(5)........      1.04%      1.20%       1.27%        1.59%         2.60%         3.02%       2.87%
Number of contracts charged off    28,613     35,441     129,898      165,074       236,894       266,560     243,446
Number of contracts charged
  off as a percentage of
  average number of contracts
  outstanding..................      2.96%      3.29%       3.11%        3.44%         4.25%         4.28%       3.56%
Average net loss on contracts
  charged off..................    $2,635     $2,848      $3,062       $3,544        $4,557        $5,842      $6,017

----------
(1) Average of the number of contracts outstanding at the beginning and end of each month in the period.

(2) Average of the aggregate principal balance of contracts outstanding at the beginning and end of each month in the period.

(3) The period of delinquency is the number of days that more than $49.99 of a scheduled payment is past due, excluding (since January 1, 2003) bankrupt accounts.

(4) Net losses are equal to the aggregate balance (principal plus accrued finance and other charges) of all contracts that are determined to be uncollectible in the period less any liquidation proceeds and other recoveries on contracts charged off in the period or any prior periods. Net losses exclude all external costs associated with repossession and disposition of the vehicle prior to charge off and include all external costs associated with continued collection efforts or repossession and disposition of the vehicle after charge off. Realized losses for a securitized pool of receivables are equal to the aggregate principal balance of all contracts that are determined to be uncollectible in the period less any liquidation proceeds and other recoveries on contracts charged off in the period or any prior periods. In addition, realized losses for a securitized pool of receivables include all external costs associated with the repossession and disposition of the vehicles in that pool because the servicer is entitled to be reimbursed for these costs. Therefore, realized losses for a securitized pool of receivables may be higher or lower than net losses for those receivables.

(5) Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a receivable.

(6) Beginning January 1, 2006, data on Volvo brand vehicles is included. Volvo data was not material to the pre-January 1, 2006 data.

The Huntington National Bank

      The following tables set forth the historical delinquency experience and net credit loss and repossession experience of Huntington's serviced portfolio of retail installment sales contracts and loans. This serviced portfolio consists of retail installment sales contracts and loans owned by Huntington and those that Huntington has sold but continues to service. As such, any trends or results shown in the tables below may not necessarily be representative of trends as reported in public filings by Huntington's parent company, Bancshares. The information in the following two tables has been provided by Huntington. None of the depositor, the seller, the servicer or the indenture trustee has independently verified the accuracy or completeness of this information.

           Huntington Serviced Portfolio Delinquency, Repossession and
                             Credit Loss Experience

Dollar Amounts are in Thousands


                                       Three Months
                                      Ended March 31,                         Year Ended December 31,
                                    ------------------    ------------------------------------------------------------
                                     2007        2006        2006         2005        2004          2003        2002
                                    ----------------------------------------------------------------------------------
Number of receivables at
  period end...................      302,361    309,261     304,315      312,745      338,011       361,635     329,735
Portfolio balance at period end   $3,594,503 $3,657,800  $3,605,691   $3,707,561   $4,160,855    $4,703,711  $4,021,149

                                  Delinquencies


                                       Three Months
                                      Ended March 31,                         Year Ended December 31,
                                    ------------------    ------------------------------------------------------------
                                     2007        2006        2006         2005        2004          2003        2002
                                    ----------------------------------------------------------------------------------
Number of delinquencies
  30-59 days...................      2,682      2,813       3,437        3,902        4,281        4,866       6,577
  60-89 days...................        671        682         964        1,038        1,091        1,277       1,880
  90+ days.....................        480        492         602          925          869        1,146       1,455

Number of delinquencies as a
  percentage of number of
  receivables at period end
  30-59 days...................       0.89%      0.91%       1.13%        1.25%        1.27%        1.35%       1.99%
  60-89 days...................       0.22%      0.22%       0.32%        0.33%        0.32%        0.35%       0.57%
  90+ days.....................       0.16%      0.16%       0.20%        0.30%        0.26%        0.32%       0.44%

                         Repossessions and Credit Losses

Dollar Amounts are in Thousands


                                       Three Months
                                      Ended March 31,                         Year Ended December 31,
                                    ------------------    ------------------------------------------------------------
                                     2007        2006        2006         2005        2004          2003        2002
                                    ----------------------------------------------------------------------------------
Average aggregate principal       $3,603,529  $3,662,957  $3,651,592  $3,909,711    $4,471,162   $4,415,433  $3,745,412
  balance......................
Gross Charge-offs(1)...........       $9,767     $12,130     $38,438     $50,813       $60,775      $69,324     $73,706
Recoveries(2)..................       $3,178      $3,836     $13,958     $14,630       $15,410      $17,302     $19,423
Net losses.....................       $6,588      $8,294     $24,480     $36,183       $45,366      $52,022     $54,284
Net losses as a percentage of
  average aggregate principal
  balance......................        0.18%       0.23%       0.67%       0.93%         1.01%        1.18%       1.45%
Repossessions as a percentage
  of average number of
  contracts outstanding........        0.40%       0.39%       1.46%       1.73%         1.89%        2.05%       2.27%

----------
(1) Gross Charge-Offs are defined as the remaining principal balance of the charged-off contract plus outstanding fees less the net proceeds of the liquidation of the related vehicle.

(2)   Recoveries  include   post-liquidation   amounts  received  on  previously
      charged-off contracts, including deficiency payments, rebates on related extended service contracts and insurance policies.

      Huntington's retail loss experience is dependent upon receivables levels, the number of repossessions, the amount outstanding at the time of repossession, and the resale value of repossessed vehicles.

Fidelity Bank

      The following tables set forth the historical delinquency experience and net credit loss and repossession experience of Fidelity's serviced portfolio of retail installment sales contracts and loans. This serviced portfolio consists of retail installment sales contracts and loans owned by Fidelity and those that Fidelity has sold but continues to service. As such, any trends or results shown in the tables below may not necessarily be representative of trends as reported in public filings by Fidelity. The information in the following two tables has been provided by Fidelity. None of the depositor, the seller, the servicer or the indenture trustee has independently verified the accuracy or completeness of this information.

            Fidelity Serviced Portfolio Delinquency, Repossession and
                             Credit Loss Experience

Dollar Amounts are in Thousands


                                       Three Months
                                      Ended March 31,                         Year Ended December 31,
                                    ------------------    ------------------------------------------------------------
                                     2007        2006        2006         2005        2004          2003        2002
                                    ----------------------------------------------------------------------------------
Number of receivables at
  period end...................      75,244    67,753       73,258       65,587       57,707       50,946      47,248
Average number of receivables..      74,289    66,873       68,077       62,522       54,868       48,583      45,110

                                  Delinquencies


                                       Three Months
                                      Ended March 31,                         Year Ended December 31,
                                    ------------------    ------------------------------------------------------------
                                     2007        2006        2006         2005        2004          2003        2002
                                    ----------------------------------------------------------------------------------
Number of delinquencies
  30-59 days...................       162        118         317          207          217          320         454
  60-89 days...................        26         24          43           46           61           45          70
  90+ days.....................         2          3           7            5            7            7          10

Number of delinquencies as a
  percentage of number of
  receivables at period end
  30-59 days...................     0.22%       0.17%       0.43%        0.32%        0.38%        0.63%       0.96%
  60-89 days...................     0.03%       0.04%       0.06%        0.07%        0.11%        0.09%       0.15%
  90+ days.....................     0.00%       0.00%       0.01%        0.01%        0.01%        0.01%       0.02%

                                    Repossessions and Credit Losses

Dollar Amounts are in Thousands


                                       Three Months
                                      Ended March 31,                         Year Ended December 31,
                                    ------------------    ------------------------------------------------------------
                                     2007        2006        2006         2005        2004          2003        2002
                                    ----------------------------------------------------------------------------------
Average aggregate principal
  balance......................    $944,544    $817,990   $845,543     $784,962     $713,525     $598,378    $513,742
Gross Charge-offs(1)...........      $1,602      $1,430     $5,136       $4,604       $4,936       $5,855      $6,771
Recoveries(2)(3)...............        $222        $138       $602         $559         $265         $131         $22
Net losses.....................      $1,380      $1,292     $4,534       $4,045       $4,671       $5,724      $6,749
Net losses as a percentage of
  average aggregate principal
  balance......................       0.15%       0.16%       0.54%        0.52%        0.65%        0.96%       1.31%
Repossessions as a percentage
  of average number of
  contracts outstanding........       1.20%       1.33%       1.29%        1.32%        1.41%        2.04%       2.60%

----------
(1) Gross Charge-Offs are defined as the remaining principal balance of the charged-off contract plus outstanding fees less the net proceeds of the liquidation of the related vehicle.

(2)   Recoveries  include   post-liquidation   amounts  received  on  previously
      charged-off contracts, including deficiency payments, rebates on related extended service contracts and insurance policies.

(3) Recoveries does not include amounts from one investor for which Fidelity does not administer recovery collections.

      The data presented in the foregoing tables are for illustrative purposes only. Delinquency, repossession and net loss experience may be influenced by a variety of economic, social and other factors. The mix of the credit quality of the obligors will vary from time to time and will affect net losses and delinquencies. We cannot assure you that the delinquency, repossession and net loss information of Ford Credit, Huntington or Fidelity, or that of the issuing entity with respect to the receivables of Ford Credit, Huntington or Fidelity, or the receivables in the aggregate, in the future will be similar to that set forth above.

Delinquency Experience Regarding the Receivables

      The following table sets forth the delinquency experience regarding the receivables after the acquisition of the receivables by the applicable seller. The servicer considers a receivable delinquent when an obligor fails to make all of a scheduled payment by the due date. The period of delinquency is based on the number of days payments are contractually past due. As of the cut-off date, none of the receivables were 60 or more days delinquent and 391 receivables with an aggregate outstanding principal balance of $6,061,373.34 representing 0.93% of the total number of receivables and 0.92% of the total aggregate outstanding principal balance were between 30 and 59 days delinquent.

                                                                                               Percentage of
                                                     Percentage of          Aggregate         Total Aggregate
                                     Number of      Total Number of        Outstanding          Outstanding
Historical Delinquency Status       Receivables       Receivables       Principal Balance    Principal Balance
-----------------------------       -----------     ---------------     -----------------    -----------------
Never delinquent for 30 days
    or more.......................     39,985           95.19%           $629,501,439.12          95.62%
Delinquent at least once for
    30-59 days but never for
    60 days or more...............      1,849            4.40%            $26,363,202.80           4.00%
Delinquent at least once for
    60-89 days but never for
    90 days or more...............        153            0.36%             $2,289,534.17           0.35%
Delinquent at least once for
    90 days or more...............         17            0.04%               $216,589.25           0.03%

Static Pool Data

      Appendix A to this prospectus supplement ("Appendix A") sets forth in tabular format static pool information about prior pools of retail installment sale contracts that were securitized by the sponsor in the Goldman Sachs Auto Loan Trust 2003-1, 2004-1, 2005-1 and 2006-1 transactions. Static pool information consists of cumulative credit losses, delinquency and prepayment data for prior securitized pools and summary information for the original characteristics of the prior pools. The term "securitized pool" refers to the securitized pool of receivables as of the related cut-off date. The characteristics of the securitized pools included in Appendix A may vary somewhat from the characteristics of the receivables in this transaction.

      The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in this transaction and the social, economic and other conditions existing at the time when the receivables in this transaction were originated and those that will exist in the future when the receivables in the current transaction are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

      Information in Appendix A and in this section "Static Pool Data" relating to securitized pools that were established before January 1, 2006 is not deemed to be part of this prospectus supplement, the prospectus or the registration statement to which this prospectus supplement relates.

                                    SERVICING
Servicing Procedures

      The servicer (or the related receivables servicer) will manage, service, administer and make collections on the receivables with reasonable care, using that degree of skill and attention that the servicer (or the related receivables servicer) exercises with respect to all comparable new or used automobile and light-duty truck receivables that it (or the related receivables servicer) services for itself or others. The servicer will follow its (or the related receivables servicer will follow its) customary standards, policies and procedures in performing its duties as servicer. The sellers will assign their rights under the purchase and servicing agreement with Huntington and purchase and servicing agreement with Fidelity, as the case may be, to the depositor (including the right to enforce the repurchase obligations of Huntington and Fidelity for breaches of representations and warranties), the depositor will assign those rights to the issuing entity and the issuing entity will pledge those rights to the indenture trustee.

      The servicer will (or will require the related receivables servicer to), in accordance with its (or the related receivables servicer's) customary procedures, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. In addition, the servicer (or a receivables servicer) may grant extensions, rebates, deferrals, amendments, modifications or adjustments on a receivable in accordance with its customary practices (or those of a receivables servicer); provided, however, that the servicer (or a receivables servicer) will purchase such receivable if any event occurs which results in a repurchase by a receivables servicer of the receivable under the applicable receivables purchase and receivables servicing agreements; however, the servicer will only have to purchase such receivables if the effect of the preceding breach materially and adversely affects the interests of the issuing entity.

      The servicer (or any receivables servicer) may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. The servicer (or any receivables servicer) may also refinance any receivable if the full principal balance of such receivable is deposited into the collection account, and the receivable created by such refinancing will not be property of the issuing entity.

      On behalf of the issuing entity, the servicer will (or will require the related receivables servicer to) use reasonable efforts, consistent with its (or the related receivables servicer's) customary standards, policies and procedures, to repossess or otherwise convert the ownership of the financed vehicle securing any receivable as to which the servicer (or the related receivables servicer) has determined to be uncollectible. The servicer will (or will require the related receivables servicer to) follow such customary standards, policies and procedures as it (or the related receivables servicer) deems necessary or advisable in its servicing of comparable receivables, which may include selling the financed vehicle at public or private sale. The servicer (or the related receivables servicer) will be entitled to recover from proceeds all reasonable expenses incurred by it in the course of converting the financed vehicle into cash proceeds. The liquidation proceeds (net of such expenses) realized in connection with any such action with respect to a receivable will be deposited by the servicer (or the related receivables servicer) into the collection account and will be applied to reduce (or to satisfy as the case may be) the purchase amount of the receivable, if such receivable is to be repurchased by the depositor or a seller or is to be purchased by the servicer, in each case pursuant to the sale and servicing agreement. The servicer (or the related receivables servicer) will not be required to expend funds in connection with the repair or the repossession of a financed vehicle unless it will determine in its discretion that such repair and/or repossession will increase the liquidation proceeds by an amount greater than the amount of such expenses. The servicer is also obligated to annually provide a servicer compliance statement and a certification as to servicing criteria which must be attested to by an accountant. See "The Receivables Servicers" in this prospectus supplement for an additional discussion of the receivables servicers' servicing procedures.

      The servicer will also act as custodian of the receivables which pursuant to the sale and servicing agreement are constructively delivered to the indenture trustee. However, the servicer will appoint the applicable receivables servicer to hold the documents and instruments relating to the receivables serviced by such receivables servicer for the benefit of the issuing entity and the indenture trustee.

      The obligations of Goldman Sachs Mortgage Company as servicer will be guaranteed by The Goldman Sachs Group, Inc.

      To the extent necessary, Ford Credit may, in its sole discretion in order to liquidate a Ford Credit receivable after the occurrence of a Deferred Repurchase Trigger Event, repurchase such receivable from the related seller or the depositor, as the case may be, which will have the right to purchase such receivable from the issuing entity. Ford Credit will pay a deferred purchase price for any such repurchased receivable. The deferred purchase price will equal the amounts collected on the receivable, net of any amounts expended by Ford Credit under its customary standards, policies and procedures for the benefit of the related obligor and any amounts required by law to be remitted to the obligor. The issuing entity, and therefore the noteholders, will be exposed to the credit risk of Ford Credit with respect to Ford Credit's obligation to pay any deferred purchase price. For the purposes of this paragraph, "Deferred Repurchase Trigger Event" means, with respect to any Ford Credit receivable, the occurrence of any of the following: (a) the related obligor becomes a debtor in a bankruptcy proceeding, (b) the related obligor is engaged in litigation with Ford Credit or any of its affiliates or (c) Ford Credit charges off that receivable in accordance with its customary standards, policies and procedures.

Servicing Termination for Receivables Servicers

      Each receivables servicer may be terminated under its servicing agreement or purchase and servicing agreement, as applicable, upon the occurrence of an event of servicing termination under that agreement. Events of servicing termination under those agreements include (a) the failure to perform in any material respect any other covenant or agreement in that agreement that materially and adversely affects the related seller and continues unremedied for a grace period after notice of such failure and (b) certain insolvency events in respect of that receivables servicer. The servicer may be terminated as described below under "-- Events of Servicing Termination; Rights Upon Event of Servicing Termination."

      The receivables servicers may not resign except with the written consent of the applicable seller or upon determination that the performance of its duties under the servicing agreement or purchase and servicing agreement, as applicable, is no longer permissible under applicable law. A receivables servicer's rights and obligations as servicer may be terminated if any event of servicing termination occurs and is continuing. Upon receipt by a receivables servicer of notice of such event of servicing termination, all authority and power of that receivables servicer will pass to and be vested in the related seller or its designee; provided that the receivables servicer will remain obligated to perform its obligations under its servicing agreement or purchase and servicing agreement, as applicable, until a successor servicer has accepted appointment. The terminated receivables servicer will be responsible for all reasonable costs and expenses incurred in connection with the transferring the receivables file to a successor.

      On and after January 28, 2012, collections on any Ford Credit receivables that have not been liquidated by that date will be retained by Ford Credit, and will not be available to make payments on the notes or the certificates.

      To the extent permitted as described under "The Receivables Servicers" in this prospectus supplement, a receivables servicer may commingle collections on receivables with its own funds until the related payment date. Noteholders will bear the credit risk of a receivables servicer not being able to make the required deposit of funds on a payment date.

Indemnities of Servicer; Limitations on Servicer Liability

      Pursuant to the sale and servicing agreement, the servicer will agree to indemnify the issuing entity, the owner trustee, the indenture trustee, the noteholders, the certificateholders and the depositor from and against and all costs, liabilities, damages, losses, claims and expenses arising out of or resulting from the use, ownership or operation by the servicer or any affiliate thereof of a financed vehicle.

      The servicer will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its duties to service the receivables in accordance with the sale and servicing agreement, and that in its opinion may cause it to incur any expense or liability; provided, however, that the servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the sale and servicing agreement, the rights and duties of the parties to the sale and servicing agreement and the interests of the noteholders and certificateholders under the sale and servicing agreement. In that event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the issuing entity, and the servicer will be entitled to be reimbursed therefor. Any amounts due the servicer pursuant to the preceding sentence will be payable on a payment date from the Available Funds on deposit in the collection account only after all payments required to be made on such date to the noteholders, the certificateholders, the owner trustee, the indenture trustee and the servicer have been made.

      The servicer, the general partner and each limited partner under the servicer's limited partnership agreement and any director or officer or employee or agent of the servicer, the general partner and each limited partner under the servicer's limited partnership agreement will be indemnified by the issuing entity and held harmless against any loss, liability, or expense including reasonable attorneys' fees and expenses incurred in connection with any legal action relating to the performance of the servicer's duties under the sale and servicing agreement, other than (a) any loss or liability otherwise reimbursable pursuant to the sale and servicing agreement; (b) any loss, liability, or expense incurred solely by reason of the servicer's willful misfeasance, negligence, or bad faith in the performance of its duties under the sale and servicing agreement or by reason of reckless disregard of its obligations and duties under the sale and servicing agreement; and (c) any loss, liability, or expense for which the issuing entity is to be indemnified by the servicer under the sale and servicing agreement. Any amounts due the servicer pursuant to this provision of the sale and servicing agreement will be payable on a payment date from the Available Funds on deposit in the collection account only after all payments required to be made on such date to the noteholders, the certificateholders, the owner trustee and the indenture trustee have been made. For additional limitations on liability of the servicer, see "Certain Matters Regarding the Servicer" in the prospectus.

Monthly Reports; Statements to Noteholders and Certificateholders

      The depositor expects that two days prior to each payment date, The Bank of New York, as data aggregator, will deliver to the indenture trustee a report containing all information necessary for the indenture trustee to calculate the transfers and distributions on each payment date as described above under "Application of Available Funds--Priority of Payments" for the collection period preceding the date of that monthly report and the written statements to be furnished by the owner trustee to the certificateholders and by the indenture trustee to the noteholders as described below. The depositor expects that The Bank of New York will aggregate and process the monthly reports prepared by the receivables servicers to the extent those reports are forwarded to The Bank of New York by the servicer or the receivables servicers; provided, however, that The Bank of New York will not be liable for any incomplete monthly report to the extent that The Bank of New York did not receive the information required to complete that monthly report. Neither the servicer, the issuer, The Bank of New York, the owner trustee nor the indenture trustee will have any liability or responsibility for any inaccuracy in any monthly report resulting from any inaccuracy in any information provided by a receivables servicer.

      On each payment date, the indenture trustee, based on information provided to the indenture trustee, will make available to each noteholder of record as of the most recent Record Date and will make available to the owner trustee for the owner trustee to forward to each certificateholder of record as of the most recent Record Date the monthly report, setting forth for the collection period relating to that payment date the following information as to the notes and the certificates to the extent applicable:

      o the amount of that distribution allocable to principal allocable to the notes and to the certificates;

      o the amount of that distribution allocable to interest allocable to the notes and the certificates;

      o the aggregate principal amount of the receivables and the pool factor as of the close of business on the last day of the preceding collection period;

      o the amount of the Net Servicing Fee paid to the servicer with respect to the related collection period and the amount of any unpaid Net Servicing Fees and the change in that amount from that of the prior payment date;

      o the Receivables Servicer Supplemental Payment Amount, if any, for the payment date;

      o the aggregate outstanding principal amount of each class of notes and the note factor for each class of notes;

      o the amount of any previously due and unpaid payment of principal or interest of each class of notes, and the change in that amount from that of the prior payment date;

      o  the Three-Month Annualized Net Loss Ratio;

      o the aggregate amount paid by the depositor, the receivables servicers and the servicers to repurchase receivables from the issuing entity due to the breach of certain servicing covenants and representations and warranties about the receivables;

      o the aggregate amount of receivables which became Liquidated Receivables during the related collection period.

      o  any applicable  record dates,  accrual dates,  determination  dates for
         calculating   distributions  and  actual  distribution  dates  for  the
         distribution period;

      o cash flows received and the sources thereof for distributions, fees and expenses (including portfolio yield, if applicable);

      o calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:

            o fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses;

            o payments accrued or paid with respect to enhancement or other support, with an identification of the general purpose of such payments and the party receiving such payments; and

            o the amount of excess cash flow or excess spread and the disposition of excess cash flow.

      o  beginning and ending principal balances of the asset-backed securities;

      o interest rates applicable to the pool assets and the asset-backed securities, as applicable;

      o beginning and ending balances of transaction accounts, and material account activity during the period;

      o any amounts drawn on any credit enhancement or other support, and the amount of coverage remaining under any such enhancement, if known and applicable;

      o number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts;

      o delinquency and loss information for the period, as well as a description of any material changes to how delinquencies, charge-offs and uncollectible amounts are defined or determined, addressing the effect of any grace period, re-aging restructure, partial payments considered current or other practices on delinquency and loss experience regarding the pool assets;

      o any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

      o material breaches of pool asset representations or warranties or transaction covenants;

      o information on ratio, coverage or other tests used for determining any performance trigger and whether the trigger was met; and

      o information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), removals in connection with repurchases (and purchase rates, if applicable).

      The indenture trustee will make the monthly report available to each noteholder and the owner trustee, via the indenture trustee's internet website, and, with the consent or at the direction of the issuing entity, such other information regarding the notes and/or receivables as the indenture trustee may have in its possession.

      The indenture trustee's internet website will be initially located at "https://sfr.bankofny.com/SFR" or at such other address as will be specified by the indenture trustee from time to time in writing to the noteholders and the owner trustee. In connection with providing access to the indenture trustee's internet website, the indenture trustee may require registration and the acceptance of a disclaimer. The indenture trustee will not be liable for the dissemination of information in accordance with the foregoing.

      Noteholders will only be notified of repurchases of receivables through the disclosure required in the monthly report regarding the aggregate amount paid for such repurchases.

Events of Servicing Termination; Rights Upon Event of Servicing Termination

     "Events of Servicing Termination" under the sale and servicing agreement will consist of:

      (a) any failure by the servicer to deliver to the indenture trustee any payment required to be delivered under the terms of the sale and servicing agreement that continues unremedied for a period of 10 business days after written notice of that failure is received by the servicer from the owner trustee or the indenture trustee; or

      (b) failure on the part of the servicer duly to observe or to perform in any material respect any other covenants or agreements set forth in the sale and servicing agreement, which failure (A) materially and adversely affect the rights of noteholders or certificateholders and
            (B) continue unremedied for a period of 90 days after the date on which written notice of that failure, requiring the same to be remedied, has been given (1) to the servicer by the owner trustee or the indenture trustee or (2) to the owner trustee, the indenture trustee and the servicer by the noteholders evidencing not less than a majority of the outstanding principal balance of the notes or, if no notes are outstanding, by holders of certificates evidencing not less than a majority of the percentage interests in the certificates; or

      (c) the occurrence of certain insolvency events specified in the sale and servicing agreement with respect to the servicer;

provided, however, that a delay or failure of performance referred to under clauses (a) and (b) above for a period of 150 days will not constitute an event of servicing termination if that delay or failure was caused by force majeure or other similar occurrence.

      If an event of servicing termination is unremedied, the indenture trustee or the holders of notes evidencing not less than a majority of the principal amount of the notes outstanding (or, if no notes are outstanding, certificates evidencing percentage interests aggregating at least a majority), by notice then given in writing to the servicer (and to the indenture trustee and the owner trustee if given by the noteholders and to the owner trustee if given by the certificateholders and in each case with a copy to the rating agencies) may terminate all of the rights and obligations of the servicer under the sale and servicing agreement. On or after the receipt by the servicer of that written notice, all authority and power of the servicer under the sale and servicing agreement will pass to and be vested in the indenture trustee or successor servicer as may be appointed as described below. The servicer may not resign from its servicing obligations and duties except upon the mutual consent of the servicer, the indenture trustee and the owner trustee or upon the determination that the performance of its duties as servicer is no longer permissible under applicable law. No servicer resignation will become effective until a successor servicer has assumed the servicer's obligations and duties. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties to sub-contractors who are in the business of performing similar duties. However, no delegation to affiliates or sub-contractors will release the servicer of its responsibility with respect to its duties, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties. Without limiting the generality of the foregoing, each of the receivables servicers will be subservicers pursuant to the terms and conditions of the applicable receivables servicing agreement.

      Upon the servicer's receipt of notice of termination or the servicer's resignation, the predecessor servicer will continue to perform its functions as servicer, in the case of termination, only until the date specified in the termination notice or, if no date is specified therein, until receipt of that notice, and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the indenture trustee and the owner trustee of written notice of resignation (or written confirmation of that notice) and (y) the date on which the predecessor servicer becomes unable to act as servicer, as specified in the notice of resignation and an accompanying opinion of counsel. In the event of the servicer's resignation or termination under the sale and servicing agreement, the indenture trustee will appoint a successor servicer. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer, the indenture trustee will automatically be appointed the successor servicer. The indenture trustee may resign as the servicer by giving written notice of its resignation to the issuing entity and in such event will be released from its duties and obligations as servicer, such release not to be effecting until the date a successor servicer enters into a written assumption of servicing duties. However, if the indenture trustee is legally unable or is unwilling to act as servicer or if, within 30 days after the delivery of its notice of resignation, and if the issuing entity has not obtained a successor servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer that is an established institution with a net worth of not less than $100,000,000 and whose regular business includes the servicing of automotive receivables; provided that the Rating Agency Condition is satisfied in connection with such appointment.

      Upon termination of the servicer, the predecessor servicer will cooperate with the indenture trustee, the owner trustee and the successor servicer in effecting the termination of the responsibility and the rights of the predecessor servicer. The sale and servicing agreement provides that all reasonable costs and expenses, including attorney's fees, incurred in connection with transferring to the successor servicer the documentation related to the receivables for which the predecessor servicer was acting as custodian, and any costs of amending the sale and servicing agreement due to the servicing transfer, will be paid by the predecessor servicer. In addition, the successor servicer will not be permitted to receive compensation in excess of that of the predecessor servicer, unless the sale and servicing agreement is so amended.

      Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer; provided, however, that in no event will any successor servicer be required to purchase any receivable as the result of a breach of a servicing covenant under the sale and servicing agreement. In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the owner trustee or the noteholders from effecting a transfer of servicing to a successor servicer.

Waiver of Past Events of Servicing Termination

      If an event of servicing termination occurs in respect of the servicer, holders of not less than a majority of the outstanding principal amount of the Controlling Class, or if no notes are outstanding, certificateholders evidencing not less than a majority of the percentage interests in the certificates, may waive any event of servicing termination.

Deposits to the Collection Account

      The indenture trustee will establish the collection account as described above under "--Accounts" in this prospectus supplement.

      Deposit of Collections on the Receivables. Prior to the closing date, there will have been established deposit accounts with The Bank of New York or another eligible institution (the "Depository Institution") to which the receivables servicers have agreed to deposit collections on the receivables, as more specifically described in the respective receivables servicer servicing agreements. For discussion of when deposits of collections by the receivables servicer are required to be made, and the extent to which commingling may occur, see "The Receivables Servicers -- Ford Motor Credit Company LLC" and "--The Huntington National Bank." Two (2) business days prior to each payment date, the indenture trustee will withdraw from each such deposit account for deposit into the collection account the Available Collections for the Ford Credit receivables, the Huntington receivables and the Fidelity receivables for the related collection period. All monies owned by the issuing entity deposited from time to time in those deposit accounts will be held by the Depository Institution for the benefit of the Noteholders and, after payment in full of the notes, as agent of the issuing entity and as part of the property of the issuing entity; provided, however, that all monies owned by the sellers or other third parties deposited from time to time in the foregoing deposit accounts will not be available for deposit into the collection account and will not be available to make payments in respect of the notes or the certificates. All funds in the collection account shall remain uninvested.

Indenture Trustee's Distribution Calculations

      The indenture trustee is responsible for preparing monthly reports that are to be made available to the depositor, the owner trustee, each note paying agent and each certificate paying agent, with a copy to the rating agencies, on each payment date, and which set forth the information necessary to calculate the transfers and distributions that will be required on such payment date. The Bank of New York, as data aggregator, will be responsible for aggregating the monthly reports prepared by the receivables servicers to the extent those reports are forwarded to The Bank of New York by the servicer or the other receivables servicers; provided, however, that The Bank of New York will not be liable for any incomplete monthly report to the extent that The Bank of New York did not receive the information required to complete that monthly report from the receivables servicers. Neither the servicer, the issuing entity, The Bank of New York, the owner trustee nor the indenture trustee will have any liability or responsibility for any inaccuracy in any monthly report resulting from any inaccuracy in any information provided by a receivables servicer.

      For a discussion of distributions by the indenture trustee, see "Description of the Notes--Payments of Principal", "Maturity and Prepayment Considerations--Certain Provisions of the Indenture--Rights upon Event of Default," "Description of the Notes --Priority of Interest Payments" and "Application of Available Funds "-Priority of Payments Following Events of Default Resulting in Acceleration of the Notes." See "The Indenture Trustee" in this prospectus supplement for a discussion of the indenture trustee, including its right to resign as well as terms regarding its removal.

      The issuing entity will indemnify the indenture trustee and its officers, directors, employees and agents against any and all loss, claim, suit, damage, judgment, action, liability or expense, including reasonable attorneys' fees and expenses, incurred by it in connection with the administration of the trust and the performance of its duties under the indenture in accordance with the priority set forth in the waterfall under "Application of Available
Funds--Priority of Payments Following Events of Default Resulting in Acceleration of the Notes" and "Description of the Notes-- Event of Default."

      Although the indenture trustee will be obligated to prepare or cause to be prepared for filing, and to file, the documentation that is required to be filed with respect to the issuing entity and the notes (other than the Form 8-K with the executed transaction documents to be filed after the closing date), the sale and servicing agreement provides that the indenture trustee will in no event have any liability for the execution or content of those filed documents.

                            DESCRIPTION OF THE NOTES

      The issuing entity will issue the notes under an indenture between the issuing entity and the indenture trustee. We have filed a form of the indenture as an exhibit to the registration statement of which the prospectus is a part. We will file a copy of the indenture in its execution form with the SEC after the issuing entity issues the notes. We summarize below some of the most important terms of the notes. This summary is not a complete description of all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any issuing entity and the related indenture set forth under the headings "Certain Information Regarding the Securities" and "Description of the Notes" in the prospectus. We refer you to those sections.

Payments of Interest

      Interest on the principal amounts of the offered notes will accrue at the respective per annum interest rates for the various classes of notes as indicated on the cover of this prospectus supplement and will be payable to the noteholders on each payment date. The issuing entity will make payments to the noteholders as of each Record Date.

      Calculation of interest. Interest will accrue and will be calculated on the various classes of notes as follows:

      Actual/360. Interest on the Class A-1 notes for the first payment date will accrue for a period equal to the actual number of days from and including the closing date to and excluding the first payment date and for each subsequent payment date will accrue for a period equal to the actual number of days from and including the immediately preceding payment date to and excluding that subsequent payment date.

      30/360.  Interest on the Class A-2 notes,  the Class A-3 notes,  the Class
           A-4 notes, the Class B notes, Class C notes and the Class D notes for the first payment date will accrue for a period equal to the number of days from and including the closing date to and excluding the 15th day of the calendar month in which the first payment date occurs (calculated on the basis of a 360-day year consisting of twelve 30-day months) and for each subsequent payment date will accrue for a period of 30 days.

      Interest on Unpaid Interest. Interest accrued as of any payment date but not paid on that payment date will be due on the next payment date, together with interest on that amount at the applicable interest rate (to the extent permitted by law).

      Priority of Interest Payments. The indenture trustee on behalf of the issuing entity will pay interest on the notes of each class on each payment date with Available Funds in accordance with the priority set forth under
"Application Of Available Funds--Priority of Payments" in this prospectus supplement. On each payment date prior to an event of default and acceleration of the notes, interest payments to holders of the Class B notes will be made only after the interest accrued on each subclass of Class A notes has been paid in full and certain credit support requirements have been met. Interest payments to holders of the Class C notes will be made only after the interest accrued on the Class B notes has been paid in full and certain credit support requirements have been met. Interest payments to the holders of the Class D notes will be made only after the interest accrued on the Class C notes has been paid in full and certain credit support requirements have been met.

      The Issuing Entity Will Pay Interest Pro rata to the Holders of each Subclass of each Class of Offered Notes if it Does Not Have Enough Funds Available to Pay All Interest Due on that Class of Offered Notes. The amount available for interest payments on a class of offered notes could be less than the amount of interest payable on that class of offered notes on any payment date. In that event, the holders of each subclass of that class of offered notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on that class of offered notes. Each such subclass' ratable share of the amount available to pay interest on the related class of notes will be based on the amount of interest due on that subclass.

      Event of Default. An event of default under the indenture will occur if the full amount of interest due and payable on any note of the Controlling Class is not paid within 35 days of the related payment date. While any of the Class A notes remain outstanding, the failure to pay interest on the Class B notes, the Class C notes or the Class D notes will not be an event of default under the indenture. While any of the Class B notes remain outstanding, the failure to pay interest on the Class C notes or the Class D notes will not be an event of default under the indenture. While any Class C notes remain outstanding, the failure to pay interest on the Class D notes will not be an event of default under the indenture. Payments on the notes may be accelerated upon an event of default under the indenture. The priority of payments on the notes will change following the acceleration of the notes upon an event of default under the indenture and will further change upon the liquidation of the receivables and other issuing entity property following any such acceleration of the notes. See "Maturity and Prepayment Considerations --Certain Provisions of the Indenture--Rights Upon Event of Default" and "Application of Available
Funds--Priority of Payments Following Events of Default Resulting in Acceleration of the Notes" in this prospectus supplement and "Description of the Notes--Provisions of the Indenture" in the prospectus.

Payments of Principal

      The indenture trustee on behalf of the issuing entity will generally make payments to the principal distribution account on each payment date in the amount and in the priority set forth under "Application of Available
Funds--Priority of Payments" in this prospectus supplement. The amount of payments made to the principal distribution account on each payment date will equal the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal, the Regular Allocation of Principal and the Excess Allocation of Principal, if any, for that payment date.

      Principal payments will be made for each payment date to the extent funds are available under the priorities specified in this prospectus supplement. On each payment date, the applicable portion of the Available Funds will be deposited by the indenture trustee into the principal distribution account in accordance with the priorities set forth under "Application of Available Funds--Priority of Payments" in this prospectus supplement. Principal payments from amounts on deposit in the principal distribution account on each payment date will be allocated by the indenture trustee among the various classes of notes in the following order of priority:

     (1) to the Class A notes, the Class A Principal Payment Amount;

     (2) to the Class B notes, the Class B Principal Payment Amount;

     (3) to the Class C notes, the Class C Principal Payment Amount; and

     (4) to the Class D notes, the Class D Principal Payment Amount.

      In general, the application of these payment rules will result in an allocation of amounts on deposit in the principal distribution account, sequentially, in a manner intended generally to maintain credit support for each such class (after giving effect to such allocation) in an amount equal to the greater of (i) the Target Overcollateralization Level or (ii) the following respective approximate percentages of the aggregate principal balance of the receivables (as of the end of the related collection period): 12.0% for the Class A notes; 7.5% for the Class B notes, 5.5% for the Class C notes and 2.0% for the Class D notes.

      Amounts applied to the Class A notes in respect of principal will be allocated by the indenture trustee to the holders of the various subclasses of the Class A notes in the following order of priority:

      (1) to the holders of the Class A-1 notes, until the outstanding principal amount of the Class A-1 Notes is reduced to zero;

      (2) to the holders of the Class A-2 notes, until the outstanding principal amount of the Class A-2 notes is reduced to zero;

      (3) to the holders of the Class A-3 notes, until the outstanding principal amount of the Class A-3 notes is reduced to zero; and

      (4) to the holders of the Class A-4 notes, until the outstanding principal amount of the Class A-4 notes is reduced to zero.

      These general rules are subject, however, to the following exceptions:

      (1) in no event will the principal payment allocated to any subclass of any note exceed the outstanding principal amount of that subclass;

      (2) on the final scheduled payment date for each subclass of any note, the principal payment to be applied to that subclass will include the amount, to the extent of the remaining Available Funds, necessary (after giving effect to the other amounts to be deposited in the principal distribution account on that payment date) to reduce the outstanding principal amount of that subclass to zero;

      (3) no principal payments will be made on the Class B notes, the Class C notes or the Class D notes on any payment date until the Class A-1 notes have been paid in full;

      (4) in the event of any shortfall in the amount of funds available for principal payments on the notes on any payment date, no principal payments will be made on the Class B notes on any payment date until all amounts payable with respect to the Class A notes on that payment date have been paid in full, no principal payments will be made on the Class C notes on any payment date until all amounts payable with respect to the Class B notes on that payment date have been paid in full, and no principal payments will be made on the Class D notes on any payment date until all amounts payable with respect to the Class C notes on that payment date have been paid in full;

      (5) if, on any payment date, the Three-Month Annualized Net Loss Ratio exceeds the Sequential Principal Payment Trigger Percentage in effect on that payment date, then on each such payment date until the Three-Month Annualized Net Loss Ratio is reduced below the Sequential Principal Payment Trigger Percentage in effect on that payment date, the issuing entity will pay the principal on the notes of each class sequentially starting with the most senior and earliest maturing class of notes then outstanding (beginning with the Class A-1 notes) until each class is paid in full;

      (6) following the occurrence and during the continuation of an event of default under the indenture that has resulted in an acceleration of the notes (but prior to any liquidation of the issuing entity's property), principal payments on the notes will be made in the order of priority that applies in the case of an event of default, as described under "Application of Available Funds--Priority of Payments Following Event of Default Resulting in Acceleration of the Notes" in this prospectus supplement; and

      (7) if the issuing entity's property is liquidated following an acceleration of the notes as a result of an event of default under the indenture, principal payments on the notes will be made in the manner described under "Maturity and Prepayment Considerations --Certain Provisions of the Indenture--Rights Upon Event of Default" in this prospectus supplement.

      The principal balance of a class of notes, to the extent not previously paid, will be due on its final scheduled payment date (each, a "final scheduled payment date") set forth on the cover of this prospectus supplement. The principal balance of the notes will also be due and payable if the notes are accelerated after an event of default.

      Subordination of the Class B Notes, the Class C Notes and the Class D notes. The rights of the Class B noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A notes to receive payments of principal so long as the Class A notes are outstanding. The rights of the Class C noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A notes and the Class B notes so long as any of those notes are outstanding. The rights of the Class D noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A notes, the Class B notes and the Class C notes so long as any of those notes are outstanding.

      Subordination is a credit enhancement mechanism by which payments are allocated first to more senior classes, thereby increasing the likelihood of payment on such classes. If there are not enough funds to pay interest and/or principal payments on a subordinated class or classes, noteholders in such subordinated notes may not receive those payments in a timely manner or may experience a loss.

                                  NOTE FACTORS

      The indenture trustee will make available to you in each monthly report a note factor that you can use to compute your portion of the principal amount outstanding on your class of notes.

      The indenture trustee will compute a separate note factor for each class of notes. The factor for each class of notes will be a nine-digit decimal number computed by the indenture trustee as a fraction, the numerator of which is the outstanding principal balance of that class of notes as of the applicable payment date, after giving effect to payments to be made on that payment date, and the denominator of which is the initial outstanding principal balance of that class of notes.

      For each note you own, your portion of the principal amount outstanding on that class of notes is the product of --

      o  the original denomination of that note; and

      o the note factor relating to your class of notes computed by the indenture trustee in the manner described above.

      Each of the note factors described above will initially be 1.00000000. They will then decline to reflect reductions in the outstanding principal amount of the applicable class of notes. These principal amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the related originator and liquidations of the receivables.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

      Additional   information   regarding   certain   maturity  and  prepayment
considerations with respect to the notes is set forth under "Weighted Average Life of the Securities" in the prospectus.

      No principal will be paid on any other class of notes until the Class A-1 notes are paid in full. After the Class A-1 notes have been paid in full, amounts on deposit in the principal distribution account on any payment date will be divided among the remaining classes of the Class A notes, Class B notes, Class C notes and Class D notes according to the payment priority provisions described under "Description of the Notes--Payments of Principal" in this prospectus supplement. In addition, no principal payments will be made on the Class A-3 notes until the Class A-2 notes are paid in full and no principal payments will be made on the Class A-4 notes until the Class A-3 notes are paid in full. A portion of the principal of the Class B notes, Class C notes and Class D notes may be paid before payment in full of the Class A-2 notes, Class A-3 notes and Class A-4 notes. See "Description of the Notes--Payments of Principal". If the notes are accelerated following an event of default under the indenture, then these payment priorities will change. See "Application of Available Funds--Priority of Payments Following Event of Default Resulting in Acceleration of the Notes" and "Maturity and Prepayment Considerations -- Certain Provisions of the Indenture --Events of Default".

      Since the rate of payment of principal of each class of notes depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes could occur significantly earlier than the respective final scheduled payment date.

      We Cannot Assure You That Your Notes Will Be Repaid on the Related Final Scheduled Payment Date. It is expected that final payment of each class of notes will occur on or prior to the respective final scheduled payment dates. Failure to make final payment of any class of notes by its final scheduled payment date would constitute an event of default under the indenture. See "Maturity and Prepayment Considerations --Certain Provisions of the Indenture--Events of Default" in this prospectus supplement. However, we cannot assure you that sufficient funds will be available to pay each class of notes in full on or prior to its final scheduled payment date. If sufficient funds are not available, final payment of any class of notes could occur later than that date.

      The Level of Prepayments of the Receivables and Required Purchases by the Originators and the Receivables Servicers are Unpredictable and May Affect Payments on the Notes. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the originators and/or the receivables servicers may be obligated to purchase receivables, directly or indirectly through the sellers and the depositor, from the issuing entity. See "The Receivables Pool" in this prospectus supplement and "Description Of The Transfer And Servicing Agreements" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables more quickly than expected and thereby reduce the outstanding amounts of the securities and the anticipated aggregate interest payments on the notes. The noteholders will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of payments in this prospectus supplement. Those reinvestment risks include the risk that interest rates may be lower at the time those holders received payments from the issuing entity than interest rates would otherwise have been had those prepayments not been made or had those prepayments been made at a different time.

      Risks of slower or faster repayments. Noteholders should consider -

      o in the case of notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

      o in the case of notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

      Event of Default. An event of default under the indenture will occur if the outstanding principal amount of any note has not been paid in full on its final scheduled payment date. The failure to pay principal of a note is not an event of default under the indenture until its final scheduled payment date. Payments on the notes may be accelerated upon an event of default under the indenture. The priority of payments on the notes will change following the acceleration of the notes upon an event of default under the indenture and will further change upon the liquidation of the receivables and other issuing entity property after such an acceleration. See "Application of Available
Funds--Priority of Payments Following Events of Default Resulting in Acceleration of the Notes" in this prospectus supplement.

      Notes Might Not Be Repaid on Their Final Scheduled Payment Dates. The principal balance of any class of notes to the extent not previously paid will be due and payable on the final scheduled payment date of that class. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the final scheduled payment date for that class of notes based on a variety of factors, including those described under this "Maturity and Prepayment Considerations" section and "Weighted Average Life of the Securities" in the prospectus.

Illustration of the Effect of Prepayments on the Weighted Average Life of the Offered Notes

      The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the offered notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

      Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

      The rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of notes could occur significantly earlier than their respective final scheduled payment dates. The noteholders will exclusively bear any reinvestment risk associated with early payment of their notes.

      The tables (collectively, the "ABS Tables") captioned "Percent Of Initial Principal Amount At Various ABS Percentages" has been prepared on the basis of the characteristics of the receivables. The ABS Tables assume that -

      o the aggregate principal amount of each class of notes is equal to the amount set forth on the cover page of this prospectus supplement;

      o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

      o each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

      o payments on the notes are made on each payment date beginning on July 15, 2007 (and each subsequent payment date is assumed to be the 15th day of the applicable month), as described under "Application of Available Funds--Priority of Payments" in this prospectus supplement;

      o  no event of default occurs;

      o the notes are issued on June 28, 2007 and will begin to accrue interest on that date at 5.36278%, 5.43%, 5.46%, 5.55%, 5.64%, 5.84% and 7.00%
         for the Class A-1 notes, Class A-2 notes, Class A-3 notes, Class A-4 notes, Class B notes, Class C notes and Class D notes, respectively;

      o the Indenture Trustee Fee will be $23,000 for each calendar year, payable monthly;

      o the Owner Trustee Fee will be $10,000 for each calendar year, payable monthly; and

      o except as otherwise specified, the servicer exercises its option to purchase the receivables on the earliest payment date on which it is permitted to do so.

      The ABS Tables indicate the projected weighted average life of each class of offered notes and set forth the percent of the initial principal amount of each class of offered notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

      The ABS Tables also assume that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, weighted average contract rate of interest, weighted average age and weighted average remaining term to maturity as of the cut-off date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an aggregated principal balance equal to the cut-off date pool balance.


                                                                                       Weighted
                                                 Weighted                         Average Remaining
                            Aggregate        Average Contract         Age          Term to Maturity
        Pool           Principal Balance    Rate of Interest(%)   (in Months)        (in Months)
------------------     -----------------    -------------------   -----------     -----------------
1.................       $   677,082.89           8.71181              4                 21
2.................         4,794,666.74           8.33318              4                 32
3.................        12,084,826.44           9.07028              4                 44
4.................         2,485,282.36           9.45594              4                 50
5.................        55,695,826.90           8.33966              4                 56
6.................        39,769,491.42           9.12048              4                 61
7.................       101,869,474.68           8.95026              4                 68
8.................        61,796,854.75           8.48660              4                 71
9.................        60,625,994.40           8.93858              4                 80
10................           280,801.01           8.41994              9                 16
11................         3,805,157.83           6.57399             19                 17
12................        12,937,460.93           7.35267             21                 27
13................         2,451,994.86          10.52485             20                 32
14................        93,125,936.84           6.02397             26                 33
15................        36,668,670.92           8.66420             19                 45
16................        92,679,379.03           7.40209             19                 53
17................        42,642,888.11           8.30909             14                 61
18................        33,978,975.23           8.84195             10                 74
                        ---------------          --------           ----               ----
Total:............      $658,370,765.34

      The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the weighted average original and weighted average remaining terms to maturity of the receivables are as assumed. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of offered notes.

         Percent of Initial Principal Amount at Various ABS Percentages

                                 Class A-1 Notes

Payment Date                0.5%        1.0%        1.5%        1.8%        2.0%
------------                ----        ----        ----        ----        ----
Closing Date.............   100%        100%        100%        100%        100%
Jul 15, 2007.............    91          89          86          84          82
Aug 15, 2007.............    82          77          72          68          65
Sep 15, 2007.............    73          66          58          52          48
Oct 15, 2007.............    64          55          45          37          31
Nov 15, 2007.............    55          44          31          22          15
Dec 15, 2007.............    47          34          18           7           0
Jan 15, 2008.............    38          23           5           0           0
Feb 15, 2008.............    29          12           0           0           0
Mar 15, 2008.............    20           2           0           0           0
Apr 15, 2008.............    12           0           0           0           0
May 15, 2008.............     3           0           0           0           0
Jun 15, 2008.............     0           0           0           0           0
Weighted Average Life
  to Call(1)(2)..........  0.48        0.38        0.31        0.27        0.25
Weighted Average Life
  to Maturity(1).........  0.48        0.38        0.31        0.27        0.25
----------
(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2) This calculation assumes that the servicer purchases the outstanding receivables on the earliest payment date on which it is permitted to do so.

         Percent of Initial Principal Amount at Various ABS Percentages

                                 Class A-2 Notes

Payment Date                0.5%        1.0%        1.5%        1.8%        2.0%
------------                ----        ----        ----        ----        ----
Closing Date.............   100%        100%        100%        100%        100%
Jul 15, 2007.............   100         100         100         100         100
Aug 15, 2007.............   100         100         100         100         100
Sep 15, 2007.............   100         100         100         100         100
Oct 15, 2007.............   100         100         100         100         100
Nov 15, 2007.............   100         100         100         100         100
Dec 15, 2007.............   100         100         100         100         100
Jan 15, 2008.............   100         100         100         94          85
Feb 15, 2008.............   100         100         94          81          70
Mar 15, 2008.............   100         100         82          68          56
Apr 15, 2008.............   100         94          71          55          43
May 15, 2008.............   100         85          60          42          29
Jun 15, 2008.............   98          75          48          30          16
Jul 15, 2008.............   90          66          38          18           3
Aug 15, 2008.............   82          56          27           6           0
Sep 15, 2008.............   74          47          17           0           0
Oct 15, 2008.............   66          38           6           0           0
Nov 15, 2008.............   58          30           0           0           0
Dec 15, 2008.............   50          21           0           0           0
Jan 15, 2009.............   43          12           0           0           0
Feb 15, 2009.............   35           4           0           0           0
Mar 15, 2009.............   27           0           0           0           0
Apr 15, 2009.............   20           0           0           0           0
May 15, 2009.............   12           0           0           0           0
Jun 15, 2009.............    5           0           0           0           0
Jul 15, 2009.............    0           0           0           0           0
Weighted Average Life
  to Call(1)(2)..........  1.51        1.24        1.00        0.88        0.80
Weighted Average Life
  to Maturity(1).........  1.51        1.24        1.00        0.88        0.80
----------
(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2) This calculation assumes that the servicer purchases the outstanding receivables on the earliest payment date on which it is permitted to do so.

         Percent of Initial Principal Amount at Various ABS Percentages

                                Class A-3 Notes

Payment Date                0.5%        1.0%        1.5%        1.8%        2.0%
------------                ----        ----        ----        ----        ----
Closing Date.............   100%        100%        100%        100%        100%
Jul 15, 2007.............   100         100         100         100         100
Aug 15, 2007.............   100         100         100         100         100
Sep 15, 2007.............   100         100         100         100         100
Oct 15, 2007.............   100         100         100         100         100
Nov 15, 2007.............   100         100         100         100         100
Dec 15, 2007.............   100         100         100         100         100
Jan 15, 2008.............   100         100         100         100         100
Feb 15, 2008.............   100         100         100         100         100
Mar 15, 2008.............   100         100         100         100         100
Apr 15, 2008.............   100         100         100         100         100
May 15, 2008.............   100         100         100         100         100
Jun 15, 2008.............   100         100         100         100         100
Jul 15, 2008.............   100         100         100         100         100
Aug 15, 2008.............   100         100         100         100         93
Sep 15, 2008.............   100         100         100         96          83
Oct 15, 2008.............   100         100         100         87          74
Nov 15, 2008.............   100         100          97         79          65
Dec 15, 2008.............   100         100          89         70          56
Jan 15, 2009.............   100         100          82         63          48
Feb 15, 2009.............   100         100          75         55          40
Mar 15, 2009.............   100         97           67         47          33
Apr 15, 2009.............   100         90           61         40          25
May 15, 2009.............   100         84           54         33          18
Jun 15, 2009.............   100         77           47         27          12
Jul 15, 2009.............   98          71           41         20           6
Aug 15, 2009.............   92          65           35         14           *
Sep 15, 2009.............   86          59           29          9           0
Oct 15, 2009.............   80          54           23          3           0
Nov 15, 2009.............   74          48           18          0           0
Dec 15, 2009.............   69          42           13          0           0
Jan 15, 2010.............   63          37           8           0           0
Feb 15, 2010.............   58          32           3           0           0
Mar 15, 2010.............   52          27           0           0           0
Apr 15, 2010.............   48          23           0           0           0
May 15, 2010.............   44          19           0           0           0
Jun 15, 2010.............   39          15           0           0           0
Jul 15, 2010.............   35          11           0           0           0
Aug 15, 2010.............   31           7           0           0           0
Sep 15, 2010.............   27           3           0           0           0
Oct 15, 2010.............   23           0           0           0           0
Nov 15, 2010.............   19           0           0           0           0
Dec 15, 2010.............   15           0           0           0           0
Jan 15, 2011.............   11           0           0           0           0
Feb 15, 2011.............    7           0           0           0           0
Mar 15, 2011.............    3           0           0           0           0
Apr 15, 2011.............    0           0           0           0           0
Weighted Average Life
  to Call(1)(2)..........  2.86        2.43         2.00       1.75        1.59
Weighted Average Life
  to Maturity(1).........  2.86        2.43         2.00       1.75        1.59
----------
* Indicates a value greater than 0% and less than 0.5%.

(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2) This calculation assumes that the servicer purchases the outstanding receivables on the earliest payment date on which it is permitted to do so.

         Percent of Initial Principal Amount at Various ABS Percentages

                                 Class A-4 Notes

Payment Date                0.5%        1.0%        1.5%        1.8%        2.0%
------------                ----        ----        ----        ----        ----
Closing Date.............   100%        100%        100%        100%        100%
Jul 15, 2007.............   100         100         100         100         100
Aug 15, 2007.............   100         100         100         100         100
Sep 15, 2007.............   100         100         100         100         100
Oct 15, 2007.............   100         100         100         100         100
Nov 15, 2007.............   100         100         100         100         100
Dec 15, 2007.............   100         100         100         100         100
Jan 15, 2008.............   100         100         100         100         100
Feb 15, 2008.............   100         100         100         100         100
Mar 15, 2008.............   100         100         100         100         100
Apr 15, 2008.............   100         100         100         100         100
May 15, 2008.............   100         100         100         100         100
Jun 15, 2008.............   100         100         100         100         100
Jul 15, 2008.............   100         100         100         100         100
Aug 15, 2008.............   100         100         100         100         100
Sep 15, 2008.............   100         100         100         100         100
Oct 15, 2008.............   100         100         100         100         100
Nov 15, 2008.............   100         100         100         100         100
Dec 15, 2008.............   100         100         100         100         100
Jan 15, 2009.............   100         100         100         100         100
Feb 15, 2009.............   100         100         100         100         100
Mar 15, 2009.............   100         100         100         100         100
Apr 15, 2009.............   100         100         100         100         100
May 15, 2009.............   100         100         100         100         100
Jun 15, 2009.............   100         100         100         100         100
Jul 15, 2009.............   100         100         100         100         100
Aug 15, 2009.............   100         100         100         100         100
Sep 15, 2009.............   100         100         100         100         91
Oct 15, 2009.............   100         100         100         100         83
Nov 15, 2009.............   100         100         100         97          74
Dec 15, 2009.............   100         100         100         89          66
Jan 15, 2010.............   100         100         100         81          59
Feb 15, 2010.............   100         100         100         74           0
Mar 15, 2010.............   100         100          98         67           0
Apr 15, 2010.............   100         100          91         60           0
May 15, 2010.............   100         100          85         54           0
Jun 15, 2010.............   100         100          78          0           0
Jul 15, 2010.............   100         100          72          0           0
Aug 15, 2010.............   100         100          67          0           0
Sep 15, 2010.............   100         100          61          0           0
Oct 15, 2010.............   100         99           56          0           0
Nov 15, 2010.............   100         93           0           0           0
Dec 15, 2010.............   100         87           0           0           0
Jan 15, 2011.............   100         81           0           0           0
Feb 15, 2011.............   100         76           0           0           0
Mar 15, 2011.............   100         70           0           0           0
Apr 15, 2011.............   99          66           0           0           0
May 15, 2011.............   93          61           0           0           0
Jun 15, 2011.............   87          56           0           0           0
Jul 15, 2011.............   81           0           0           0           0
Aug 15, 2011.............   75           0           0           0           0
Sep 15, 2011.............   70           0           0           0           0
Oct 15, 2011.............   64           0           0           0           0
Nov 15, 2011.............   58           0           0           0           0
Dec 15, 2011.............   54           0           0           0           0
Jan 15, 2012.............    0           0           0           0           0
Weighted Average Life
  to Call(1)(2)..........  4.36        3.87         3.22       2.82        2.53
Weighted Average Life
  to Maturity(1).........  4.66        4.20         3.50       3.04        2.77
----------
(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2) This calculation assumes that the servicer purchases the outstanding receivables on the earliest payment date on which it is permitted to do so.

         Percent of Initial Principal Amount at Various ABS Percentages

                                  Class B Notes

Payment Date                0.5%        1.0%        1.5%        1.8%        2.0%
------------                ----        ----        ----        ----        ----
Closing Date.............   100%        100%        100%        100%        100%
Jul 15, 2007.............   100         100         100         100         100
Aug 15, 2007.............   100         100         100         100         100
Sep 15, 2007.............   100         100         100         100         100
Oct 15, 2007.............   100         100         100         100         100
Nov 15, 2007.............   100         100         100         100         100
Dec 15, 2007.............   100         100         100         100         97
Jan 15, 2008.............   100         100         100          89         86
Feb 15, 2008.............   100         100         89           85         82
Mar 15, 2008.............   100         100         85           81         77
Apr 15, 2008.............   100          89         82           77         73
May 15, 2008.............   100          86         78           73         69
Jun 15, 2008.............   90           83         75           69         65
Jul 15, 2008.............   87           80         72           66         61
Aug 15, 2008.............   85           77         68           62         57
Sep 15, 2008.............   83           75         65           59         54
Oct 15, 2008.............   80           72         62           55         50
Nov 15, 2008.............   78           69         59           52         47
Dec 15, 2008.............   75           66         56           49         44
Jan 15, 2009.............   73           64         53           46         41
Feb 15, 2009.............   71           61         51           43         38
Mar 15, 2009.............   68           59         48           40         35
Apr 15, 2009.............   66           56         45           38         32
May 15, 2009.............   64           54         43           35         29
Jun 15, 2009.............   62           52         40           32         27
Jul 15, 2009.............   59           49         38           30         25
Aug 15, 2009.............   57           47         36           28         22
Sep 15, 2009.............   55           45         33           26         20
Oct 15, 2009.............   53           43         31           24         18
Nov 15, 2009.............   50           40         29           22         17
Dec 15, 2009.............   48           38         27           20         13
Jan 15, 2010.............   46           36         25           18          8
Feb 15, 2010.............   44           34         24           17          0
Mar 15, 2010.............   42           32         22           13          0
Apr 15, 2010.............   40           31         20           9           0
May 15, 2010.............   39           29         19           6           0
Jun 15, 2010.............   37           28         18           0           0
Jul 15, 2010.............   36           26         16           0           0
Aug 15, 2010.............   34           25         13           0           0
Sep 15, 2010.............   33           24         10           0           0
Oct 15, 2010.............   31           22          7           0           0
Nov 15, 2010.............   29           21          0           0           0
Dec 15, 2010.............   28           19          0           0           0
Jan 15, 2011.............   26           18          0           0           0
Feb 15, 2011.............   25           17          0           0           0
Mar 15, 2011.............   23           15          0           0           0
Apr 15, 2011.............   22           12          0           0           0
May 15, 2011.............   21           10          0           0           0
Jun 15, 2011.............   19           7           0           0           0
Jul 15, 2011.............   18           0           0           0           0
Aug 15, 2011.............   17           0           0           0           0
Sep 15, 2011.............   15           0           0           0           0
Oct 15, 2011.............   12           0           0           0           0
Nov 15, 2011.............    8           0           0           0           0
Dec 15, 2011.............    6           0           0           0           0
Jan 15, 2012.............    0           0           0           0           0
Weighted Average Life
  to Call(1)(2)..........  2.59         2.22       1.83         1.60       1.45
Weighted Average Life
  to Maturity(1).........  2.60         2.23       1.83         1.60       1.46
----------
(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2) This calculation assumes that the servicer purchases the outstanding receivables on the earliest payment date on which it is permitted to do so.

         Percent of Initial Principal Amount at Various ABS Percentages

                                  Class C Notes

Payment Date                0.5%        1.0%        1.5%        1.8%        2.0%
------------                ----        ----        ----        ----        ----
Closing Date.............   100%        100%        100%        100%        100%
Jul 15, 2007.............   100         100         100         100         100
Aug 15, 2007.............   100         100         100         100         100
Sep 15, 2007.............   100         100         100         100         100
Oct 15, 2007.............   100         100         100         100         100
Nov 15, 2007.............   100         100         100         100         100
Dec 15, 2007.............   100         100         100         100         100
Jan 15, 2008.............   100         100         100         100         94
Feb 15, 2008.............   100         100         96           87         80
Mar 15, 2008.............   100         100         84           74         67
Apr 15, 2008.............   100          87         73           62         54
May 15, 2008.............   100          77         61           50         42
Jun 15, 2008.............   81           67         52           43         39
Jul 15, 2008.............   73           61         47           40         37
Aug 15, 2008.............   69           56         41           38         35
Sep 15, 2008.............   65           51         39           36         33
Oct 15, 2008.............   61           47         38           34         30
Nov 15, 2008.............   57           42         36           32         28
Dec 15, 2008.............   53           40         34           30         26
Jan 15, 2009.............   49           39         32           28         25
Feb 15, 2009.............   45           37         31           26         23
Mar 15, 2009.............   41           36         29           24         21
Apr 15, 2009.............   40           34         27           23         19
May 15, 2009.............   39           33         26           21         18
Jun 15, 2009.............   37           31         24           20         16
Jul 15, 2009.............   36           30         23           18         15
Aug 15, 2009.............   35           28         22           17         14
Sep 15, 2009.............   33           27         20           16         10
Oct 15, 2009.............   32           26         19           14          6
Nov 15, 2009.............   31           25         18           13          1
Dec 15, 2009.............   29           23         17           9           0
Jan 15, 2010.............   28           22         15           5           0
Feb 15, 2010.............   27           21         14           1           0
Mar 15, 2010.............   25           20         13           0           0
Apr 15, 2010.............   24           19         10           0           0
May 15, 2010.............   24           18          7           0           0
Jun 15, 2010.............   23           17          3           0           0
Jul 15, 2010.............   22           16          *           0           0
Aug 15, 2010.............   21           15          0           0           0
Sep 15, 2010.............   20           14          0           0           0
Oct 15, 2010.............   19           13          0           0           0
Nov 15, 2010.............   18           11          0           0           0
Dec 15, 2010.............   17           8           0           0           0
Jan 15, 2011.............   16           5           0           0           0
Feb 15, 2011.............   15           2           0           0           0
Mar 15, 2011.............   14           0           0           0           0
Apr 15, 2011.............   13           0           0           0           0
May 15, 2011.............   11           0           0           0           0
Jun 15, 2011.............    8           0           0           0           0
Jul 15, 2011.............    5           0           0           0           0
Aug 15, 2011.............    2           0           0           0           0
Sep 15, 2011.............    0           0           0           0           0
Weighted Average Life
  to Call(1)(2)..........  2.01         1.71       1.42         1.26       1.16
Weighted Average Life
  to Maturity(1).........  2.01         1.71       1.42         1.26       1.16
----------
* Indicates a value greater than 0% and less than 0.5%.

(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2) This calculation assumes that the servicer purchases the outstanding receivables on the earliest payment date on which it is permitted to do so.

      The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Optional Prepayment

      The  servicer  or,  if the  servicer  does  not  exercise  this  right,  a certificateholder, evidencing 100% of the percentage interests in the certificates may purchase the outstanding receivables and other issuing entity property on any payment date if, as of the last day of the related collection period, the aggregate principal amount of the receivables has declined to 10% or less of the initial aggregate principal amount of the receivables as of the cut-off date. The purchase price to be paid by the servicer or certificateholder will be, as of the relevant payment date, an amount equal to the greater of (a) the fair market value of the issuing entity's property as of such payment date or (b) the sum of (x) the unpaid principal amount of the notes plus accrued and unpaid interest thereon up to but excluding that payment date and (y) all amounts owing by the issuing entity to the owner trustee, the indenture trustee and the servicer as of such payment date, to the extent not previously paid.

      Upon such purchase by the servicer or certificateholder,  you will receive
-

      o the unpaid principal amount of your notes plus accrued and unpaid interest on your notes; plus

      o interest on any past due interest at the rate of interest on your notes (to the extent lawful).

The servicer or certificateholder, as applicable, will furnish notice to the indenture trustee of its election to exercise that right to purchase within the time period set forth in the sale and servicing agreement prior to the payment date on which the purchase will occur. Promptly following its receipt of that notice, the indenture trustee will promptly (but not later than 3 business days after it has received that notice) provide notice of the purchase to the noteholders of record. The holder of the note is required to surrender the note to the indenture trustee on that payment date.

Certain Provisions of the Indenture

      Events of Default. The occurrence of any one of the following events will be an event of default under the indenture:

      (1) a default for 35 days or more in the payment of any interest on any note of the Controlling Class when the same becomes due and payable; or

      (2) a default in the payment of principal of or any installment of principal of any note when the same becomes due and payable; or

      (3) a default in the observance or performance in any material respect of any material covenant or agreement of the issuing entity made in the indenture (other than a covenant or default which is elsewhere in the events of default specifically dealt with) that materially and adversely affects the holders of the notes and the continuation of any such default for a period of 90 days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of not less than a majority of the aggregate outstanding principal amount of the Controlling Class; or

      (4) any representation or warranty made by the issuing entity in the indenture proves to have been incorrect in a material respect as of the time made which materially and adversely affects the interests of the noteholders if such breach is not cured within 90 days after notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of not less than a majority of the aggregate outstanding principal amount of the Controlling Class; or

      (5)   certain    events   of   bankruptcy,    insolvency,    receivership,
            conservatorship or liquidation with respect to the issuing entity (which, if involuntary, remain unstayed for 90 days);

provided, however, that a delay in or failure of performance referred to in clauses (1), (2) or (3) above for a period of 150 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

      The amount of principal required to be paid to noteholders under the indenture on any payment date will generally be limited to amounts available to be deposited in the principal distribution account; therefore, the failure to pay principal on a class of notes will generally not result in the occurrence of an event of default under the indenture until the applicable final scheduled payment date for that class of notes. In addition, until the Class A notes have been paid in full, the failure to pay interest due on the Class B notes will not be an event of default under the indenture; until the Class B notes have been paid in full, the failure to pay interest due on the Class C notes will not be an event of default under the indenture; and until the Class C notes have been paid in full, the failure to pay interest due on the Class D notes will not be an event of default under the indenture.

      If an event which, with the giving of notice or lapse of time, or both, would constitute an event of default occurs and is continuing and is actually known to officers of the indenture trustee with responsibility for the administration of the indenture, then the indenture trustee will mail to each noteholder notice of that unmatured event of default within 90 days after it occurs. Except in the case of an unmatured event of default relating to the non-payment of principal or interest on any note, the indenture trustee may withhold notice to the noteholders if and so long as a committee of the indenture trustee's officers in good faith determines that withholding the notice is in the interest of the noteholders.

      In addition, the issuing entity will give the indenture trustee and the rating agencies prompt written notice of an event of default of which the issuing entity has actual knowledge, and of each default on the part of any party under the sale and servicing agreement, of which the issuing entity has actual knowledge.

      Rights upon Event of Default. If an event of default under the indenture occurs, then the indenture trustee may, and at the written direction of the holders of not less than a majority of the outstanding principal amount of the Controlling Class, will declare the notes to be immediately due and payable. If an event of default described in clause (5) above occurs, the notes will become automatically due and payable. Such declaration may be rescinded at the written direction of the holders of not less than a majority of the outstanding principal amount of the Controlling Class at any time before the indenture trustee obtains a judgment or a decree for the payment of money by the issuing entity, if both of the following occur:

      o the issuing entity has paid or deposited with the indenture trustee enough money to pay all payments of principal of and interest on all notes and all other amounts that would then be due if the event of default causing the acceleration of maturity has not occurred; and:

      o all events of default under the indenture, other than the nonpayment of principal of the notes that has become due solely by acceleration, have been cured or waived.

      If an event of default under the indenture has occurred, the indenture trustee may institute proceedings to realize upon the receivables and other issuing entity property, may exercise any other remedies of a secured party, including selling the receivables, or may elect to maintain possession of the receivables and continue to apply collections on the receivables. However, the indenture trustee will be prohibited from selling the receivables following an event of default under the indenture unless:

      (i) the holders of notes evidencing 100% of the outstanding amount of the Controlling Class consent to that sale; or

      (ii) the proceeds of that sale are sufficient to pay in full the principal of and accrued interest on the outstanding notes at the date of that sale; or

      (iii) with respect to an event of default described in clauses (1) or (2) above, the indenture trustee determines that the indenture trust estate will not continue to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if the notes had not been declared due and payable and the indenture trustee obtains the consent of holders of notes evidencing not less than two thirds of the outstanding amount of the notes.

      Notwithstanding the foregoing, with respect to an event of default described in clauses (3) or (4) above, the indenture trustee may not sell or otherwise liquidate the indenture trust estate unless the holders of all outstanding notes consent to that sale or the proceeds of that sale are sufficient to pay in full the principal of and accrued interest on the outstanding notes.

      In determining sufficiency or insufficiency with respect to clauses (1) and (2) above, the indenture trustee may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the indenture trust estate for such purpose.

      Any proceeds received in connection with a liquidation of the receivables and other issuing entity property, will be applied by the indenture trustee in the following order of priority:

      (i) first, to the indenture trustee, the paying agent and the note registrar for certain fees and indemnities, and then to the servicer (if Goldman Sachs Mortgage Company is not the servicer), the amounts described in clause (2) under "Application of Available Funds--Priority of Payments";

      (ii) second, to the owner trustee for the amounts described in clause (2) under "Application of Available Funds--Priority of Payments";

      (iii) third, to the holders of the Class A notes for amounts due and unpaid on the Class A notes in respect of interest (including any premium), ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A notes in respect of interest (including any premium);

      (iv) fourth, to holders of the Class A-1 notes for amounts due and unpaid on the Class A-1 notes in respect of principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-1 notes in respect of principal, until the outstanding amount of the Class A-1 notes is reduced to zero;

      (v) fifth, to the holders of the Class A-2 notes for amounts due and unpaid on the Class A-2 notes in respect of principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-2 notes in respect of principal, until the outstanding amount of the Class A-2 notes is reduced to zero;

      (vi) sixth, to the holders of the Class A-3 notes for amounts due and unpaid on the Class A-3 notes in respect of principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-3 notes in respect of principal, until the outstanding amount of the Class A-3 notes is reduced to zero;

      (vii) seventh, to the holders of the Class A-4 notes for amounts due and unpaid on the Class A-4 notes in respect of principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-4 notes in respect of principal, until the outstanding amount of the Class A-4 notes is reduced to zero;

      (viii)eighth, to the holders of the Class B notes for amounts due and unpaid on the Class B notes in respect of interest (including any premium), ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B notes in respect of interest (including any premium);

      (ix) ninth, to the holders of the Class B notes for amounts due and unpaid on the Class B notes in respect of principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B notes in respect of principal, until the outstanding amount of the Class B notes is reduced to zero;

      (x) tenth, to the holders of the Class C notes for amounts due and unpaid on the Class C notes in respect of interest (including any premium), ratably, without preference or priority of any kind, according to the amounts due and payable on the Class C notes in respect of interest (including any premium);

      (xi) eleventh, to the holders of the Class C notes for amounts due and unpaid on the Class C notes in respect of principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class C notes in respect of principal, until the outstanding amount of the Class C notes is reduced to zero;

      (xii) twelfth, to the holders of the Class D notes for amounts due and unpaid on the Class D notes in respect of interest (including any premium), ratably, without preference or priority of any kind, according to the amounts due and payable on the Class D notes in respect of interest (including any premium);

      (xiii)thirteenth, to holders of the Class D notes for amounts due and unpaid on the Class D notes in respect of principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class D notes in respect of principal, until the outstanding amount of the Class D notes is reduced to zero;

      (xiv) fourteenth,  to the servicer (if Goldman Sachs  Mortgage  Company is
            the   servicer),   the  amounts   described  in  clause  (11)  under
            "Application of Available Funds --Priority of Payments";

      (xv) fifteenth, any amounts remaining after making the payments described in clauses (i) through (xiv) above, to be applied in the order of priority described under "Application of Available Funds--Priority of Payments" to the extent that any amounts payable thereunder have not been previously paid pursuant to clauses (i) through (xiv) above.

      No holder of a note will have the right to institute any proceeding with respect to the indenture or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

      (1) that holder previously has given to the indenture trustee written notice of a continuing event of default;

      (2) the holders of not less than 25% of the aggregate outstanding principal amount of the Controlling Class have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

      (3) such holder or holders have offered the indenture trustee indemnity against the costs, expenses and liabilities to be incurred in complying with that request;

      (4) the indenture trustee has for 60 days after its receipt of such notice, request and offer of indemnity described above failed to institute such proceeding; and

      (5) no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority of the aggregate outstanding principal amount of the Controlling Class.

      None of the indenture trustee or the owner trustee in their individual capacities, any certificateholder, or any of their respective partners, owners, beneficiaries, agents, officers, directors or employees will be personally liable for the payment of principal of or interest on the notes or for the agreements of the issuing entity contained in the indenture.

      Each noteholder or owner, by accepting a note or a beneficial interest in a note, and the indenture trustee will covenant that they will not at any time institute against the issuing entity or the depositor, or join in any institution against the issuing entity or the depositor of, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law relating to the notes, the indenture or the other transaction documents.

      Modifications of the Indenture Without Noteholder Consent. Without the consent of the noteholders but with prior notice to the rating agencies, the issuing entity and the indenture trustee, when authorized by an issuer order, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the indenture trustee, for any of the following purposes:

      o to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

      o to evidence the succession, in compliance with the applicable provisions of the indenture, of another person to the issuing entity, and the assumption by that successor of the covenants of the issuing entity contained in the indenture and in the notes;

      o to add to the covenants of the issuing entity, for the benefit of the noteholders, or to surrender any right or power in the indenture conferred upon the issuing entity;

      o to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

      o to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with the prospectus, this prospectus supplement, any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or under any supplemental indenture; provided that such action will not materially adversely effect the interests of the noteholders;

      o to evidence and provide for the acceptance of the appointment under the indenture by a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture as are necessary to facilitate the administration of the trusts under the indenture by more than one trustee, under the requirements of the indenture;

      o to modify, eliminate or add to the provisions of the indenture (A) to such extent as will be necessary to effect the qualification of the indenture under the Trust Indenture Act or under any similar federal statute enacted after the closing date and to add to the indenture any other provisions as may be expressly required by the Trust Indenture Act or (B) to enable the issuing entity to use any exemption from the registration provisions of the Securities Act as applied to the Class D notes; or

      o to add, modify or eliminate provisions as may be necessary or advisable in order to enable (a) the transfer to the issuing entity of all or any portion of the receivables to be derecognized under GAAP by the sellers, (b) the issuing entity to avoid becoming a member of any seller's consolidated group under GAAP or (c) the sellers or any of their affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; it being a condition to any such amendment that the Rating Agency Condition be satisfied and that such amendment shall not significantly change the permitted activities of the Issuer.

      The issuing entity and the indenture trustee, when authorized by an issuer order, may, also without the consent of any of the noteholders but with prior notice to the rating agencies, enter into an indenture or supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner (other than the modifications requiring the consent of the noteholders as described below) the rights of the noteholders under the indenture; provided, however, that such action will not adversely affect in any material respect the interests of any noteholder either (i) as evidenced by an opinion of counsel or
(ii) as evidenced by the satisfaction of the Rating Agency Condition.

      Modifications of the Indenture with Noteholder Consent. The issuing entity and the indenture trustee, when authorized by an issuer order, also may, with the prior written consent of the holders of not less than a majority of the aggregate outstanding principal amount of the outstanding notes, voting together as a single class, with prior notice to the rating agencies, enter into an indenture or supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or modifying in any manner the rights of the noteholders under the indenture; provided, however, that no such supplemental indenture will, without the consent of the holder of each outstanding note affected thereby:

      o change the final scheduled payment date or the date on which payment of any installment of principal of or interest on any note is due, or reduce the principal amount thereof, the interest rate thereon or the optional prepayment price with respect thereto, change the provisions of the indenture relating to the application of the proceeds of the sale of, the indenture trust estate to payment of principal of or interest on the notes, or change any place of payment where, or the coin or currency in which, any note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor, as provided in the indenture, to the payment of any such amount due on the notes on or after the respective due dates thereof (or, in the case of redemption, on or after the optional prepayment date);

      o reduce the percentage of the outstanding amount of the notes or of the Controlling Class, the consent of the noteholders of which is required for any such supplemental indenture, or the consent of the noteholders of which is required for any waiver of compliance with certain provisions of the indenture or certain unmatured events of default under the indenture or events of default under the indenture and their consequences provided for in the indenture;

      o modify or alter (x) certain portions of the definition of the term "Outstanding" or (y) the definition of "Controlling Class";

      o reduce the percentage of the outstanding amount of the notes or of the Controlling Class required to direct or consent to a sale or liquidation by the indenture trustee of the indenture trust estate pursuant to the indenture if the proceeds of that sale or liquidation would be insufficient to pay the principal amount and accrued but unpaid interest on the notes and/or the certificates, as applicable;

      o modify the provisions in the indenture relating to amendments requiring noteholder consent in any respect adverse to the interests of the noteholders except to increase any percentage specified in the indenture or to provide that certain additional provisions of the indenture or the other transaction documents cannot be modified or waived without the consent of the holder of each outstanding note affected thereby;

      o modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date (including the calculation of any of the individual components of such calculation) or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes contained in the indenture; or

      o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the indenture trust estate or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any such collateral at any time subject hereto or deprive any noteholder of the security provided by the lien of the indenture.

      It will not be necessary for any noteholder consent to approve the particular form of any proposed supplemental indenture, but it will be sufficient if that consent approves the substance of that proposed supplemental indenture. Promptly after the execution by the issuing entity and the indenture trustee of any supplemental indenture requiring noteholder consent, the indenture trustee will mail to the noteholders of the notes to which that supplemental indenture relates a notice setting forth in general terms the substance of that supplemental indenture. Any failure of the indenture trustee to mail that notice, or any defect in that notice, will not, however, in any way impair or affect the validity of that supplemental indenture.

      The indenture requires that each person that acquires a note represent to the depositor and the indenture trustee, or in the case of a note in book-entry form, will be deemed to represent by its acceptance of the note, that (a) it is not, and is not acquiring the note on behalf of or with "plan assets" (as determined under Department of Labor Regulation Sections 2510.3-101 or otherwise) of a Plan, or any employee benefit plan subject to Similar Law, or
(b) it is acquiring a Class A note, Class B note or Class C note and is entitled to exemptive relief pursuant to a Department of Labor prohibited transaction exemption or other applicable exemption with respect to its acquisition and continued holding of such note. Any attempted or purported transfer of a note with respect to which neither of the foregoing representations is true will be void ab initio.

Removal and Resignation of the Indenture Trustee

      The indenture trustee may resign at any time by giving 30 days' written notice to the issuing entity, in which event the issuing entity will be obligated to promptly appoint a successor indenture trustee. The issuing entity will remove the indenture trustee and will appoint a successor if the indenture trustee ceases to be eligible to continue as such under the indenture, breaches any of its representations, warranties or covenants under the transaction documents, becomes incapable of acting or becomes insolvent. The holders of notes evidencing not less than a majority in principal amount of the Controlling Class may remove the indenture trustee without cause by so notifying the indenture trustee and the issuing entity and may appoint a successor indenture trustee. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee will become effective until acceptance of the appointment by such successor indenture trustee and payment in full of all sums due to the indenture trustee under the indenture. Unless a successor indenture trustee has been so appointed and has accepted appointment within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuing entity or the holders of notes evidencing not less than a majority in principal amount of the Controlling Class may petition a court of competent jurisdiction for the appointment of a successor trustee. Expenses of transitioning to a new indenture trustee will be paid by the issuing entity as provided under clause (2) of the priorities set forth in "Application of Available Funds--Priority of Payments". Any successor indenture trustee or its parent must have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and must have a long-term debt rating of investment grade by each of the rating agencies or must otherwise be acceptable to each of them. In addition, the successor indenture trustee, like the indenture trustee, must at all times satisfy Section 310(a) of the Trust Indenture Act of 1939 and must comply with Section 310(b) of the Trust Indenture Act of 1939.

      The indenture trustee, in its individual or any other capacity, may become the owner or pledgee of notes and may otherwise deal with the issuing entity or its affiliates with the same rights it would have if it were not indenture trustee.

                         APPLICATION OF AVAILABLE FUNDS

Sources of Funds for Distributions

      The funds available to the issuing entity to make payments on the securities on each payment date will generally come from the following sources:

      o collections on the receivables received from the receivables servicers for the related collection period (excluding (i) any portion of the Receivables Servicer Servicing Fee retained by a receivables servicer from collections in respect of the receivables serviced by it, (ii) any amounts with respect to receivables purchased by the receivables servicers for which the purchase price has been included in collections for a prior collection period, (iii) any Supplemental Servicing Fees and (iv) any other amounts that the receivables servicers are entitled to retain under their respective servicing agreements);

      o amounts paid to purchase or repurchase receivables due to the breach of certain covenants or the breach of certain representations concerning the receivables; and

      o  the Receivables Servicer Supplemental Payment Amount, if any.

         SOURCES OF AVAILABLE FUNDS FOR DISTRIBUTION ON ANY PAYMENT DATE

----------------------------

          Obigors

----------------------------
             |
             |------------------------------
             |                              |
----------------------------  ------------------------- ------------------------

      Payments under            Supplemental Servicing
  receivables liquidation       fees and other amounts          Servicer
    proceeds, insurance            retained by the
          proceeds              receivables servicers

----------------------------  ------------------------- ------------------------
              |                            |                        |
              |                            |                        V
              |                            |            ------------------------
              |                            |
              |                            |------------  Receivable Servicers
              |
              |                                         ------------------------
              |                                                     |
              V                                                     V
----------------------------                            ------------------------
                                                           Repurchase amount of
                                                          receivables repuchased
      Available Funds       <---------------------------    by the receivables
                                                             servicers or the
                                                          depositor or purchased
                                                              by the servicer
----------------------------                            ------------------------
              |
              |
              V
----------------------------
     Amounts deposited
    into the collection
   account and principal
    distribution account
     for distribution
----------------------------

      The precise calculation of the funds available to make payments on the securities is in the definition of Available Funds in the section "Glossary of Terms". We refer you that definition. Available Funds will not include investment earnings on funds on deposit in the collection account or any other account. Those investment earnings will be paid directly to the servicer.

Priority of Payments

      On each payment date prior to an event of default, the indenture trustee (based on information contained in the monthly report) will apply the Available Funds for that payment date in the following amounts and order of priority:

      (1) if Goldman Sachs Mortgage Company is not the servicer, to the servicer, any accrued and unpaid net servicing fees, for the related collection period (and to the servicer, any accrued and unpaid net servicing fees, from prior collection periods);

      (2) (i) pro rata (a) to the indenture trustee, the Indenture Trustee Fee for the related collection period (and any accrued and unpaid Indenture Trustee Fees from prior collection periods), and (b) to the owner trustee, the Owner Trustee Fee for the related collection period (and any accrued and unpaid Owner Trustee Fees from prior collection periods), and then (ii) pro rata to the indenture trustee and the owner trustee, any other accrued and unpaid amounts (including reasonable legal fees and expenses) owed to the indenture trustee and the owner trustee not to exceed $100,000 in the aggregate in any consecutive twelve (12) month period;

      (3) to the Class A noteholders, ratably, the Class A Interest Payment Amount for that payment date;

      (4) to the principal distribution account, for distribution as described under "--Principal Payments," the First Allocation of Principal for that payment date;

      (5) to the Class B noteholders, ratably, the Class B Interest Payment Amount;

      (6) to the principal distribution account, for distribution as described under "--Principal Payments", the Second Allocation of Principal for that payment date;

      (7) to the Class C noteholders, ratably, the Class C Interest Payment Amount;

      (8) to the principal distribution account, for distribution as described under "--Principal Payments", the Third Allocation of Principal for that payment date;

      (9) to the Class D noteholders, the Class D Interest Payment Amount for that payment date; (10) to the principal distribution account, for distribution as described under "--Principal Payments", the Regular Allocation of Principal for that payment date;

      (11) if Goldman Sachs Mortgage Company is the servicer, to the servicer, any accrued and unpaid net servicing fees, for the related collection period (and to the servicer, any accrued and unpaid net servicing fees, from prior collection periods);

      (12) to the principal distribution account, for distribution as described under "--Principal Payments", the Excess Allocation of Principal for that payment date;

      (13) to the applicable party, any accrued and unpaid fees or expenses (including reasonable legal fees and expenses) or any other amounts owed by the issuing entity to such party, to the extent not paid pursuant to clauses (1) through (12) above; and

      (14) the remainder, if any, to the certificate distribution account for distribution to the certificateholders.

      See "--Overcollateralization"  below for a discussion  of  how the  Excess
            Allocation of Principal allocation in Clause (12) above is designed to provide additional credit enhancement for the notes.

                     Distribution of Available Funds on each
               Payment Date When No Event of Default Has Occurred1

               -------------------
                 Available Funds
               -------------------
                       |
                       |
                       --------------------------------------------------------------------------
                                                                                                 |
                                                                                                 V
                                          ------------       -----------------------------------------------------------------------
                                            Servicer  <------  If Goldman Sachs Mortgage Company is not the Servicer, accrued and unpaid Net Servicing Fees
                                          ------------       -----------------------------------------------------------------------
                                                                                                 |
                                                                                                 V
   -------------------------                                 -----------------------------------------------------------------------
|->  Class A-1 Noteholders  <--|                               Pro Rata to the Indenture Trustee and the Owner Trustee, the
|  -------------------------   |                               Indenture Trustee Fee and the Owner Trustee Fee, respectively and
|            |                 |                               then Pro Rata to each such party, accrued and unpaid amounts, not
|            V                 |                               to exceed $100,000 in the aggregate in any consecutive 12 month
|  -------------------------   |                               period
|    Class A-2 Noteholders  <--|                             -----------------------------------------------------------------------
|  -------------------------   |                                                                 |
|            |                 |--------------------------|                                      V
|            V                 |                          |   ----------------------------------------------------------------------
|  -------------------------   |                          |->  Class A Noteholders' Interest Payment Amount (paid Pro Rata to the
|    Class A-3 Noteholders  <--|                               respective classes)
|  -------------------------   |                             -----------------------------------------------------------------------
|            |                 |                                                                 |
|            V                 |                                                                 V
|  -------------------------   |                             -----------------------------------------------------------------------
|    Class A-4 Noteholders  <--|  |--------------------------                   First Allocation of Principal, if any
|  -------------------------      |                          -----------------------------------------------------------------------
|            |                    |                                                              |
|            V                    |                                                              V
|  -------------------------      |                          -----------------------------------------------------------------------
|    Class B Noteholders    <--------------------------------                 Class B Noteholders' Interest Payment Amount
|  -------------------------      |                          -----------------------------------------------------------------------
|            |                    |                                                              |
|            V                    |                                                              V
|  -------------------------      |                          -----------------------------------------------------------------------
|    Class C Noteholders    <---| | |------------------------                   Second Allocation of Principal, if any
|  -------------------------    | | |                        -----------------------------------------------------------------------
|            |                  | | |                                                            |
|            V                  | | |                                                            V
|  -------------------------    | | |                        -----------------------------------------------------------------------
|    Class D Noteholders    <-| |----------------------------                 Class C Noteholders' Interest Payment Amount
|  -------------------------  |   | |                        -----------------------------------------------------------------------
|                             |   | |                                                            |
|  -------------------------  |   | |                                                            V
|    Certificateholders       |   | |                        -----------------------------------------------------------------------
|  -------------------------  |   | |                                           Third Allocation of Principal, if any
|   ^                         |   | |                        -----------------------------------------------------------------------
|   |                         |   | |                                                            |
|   |                         |   | |                                                            V
|   |                         |   | |                        -----------------------------------------------------------------------
|   |                         |------------------------------                Class D Noteholders' Interest Payment Amount
|   |                             | |                        -----------------------------------------------------------------------
|   |                             | |                                                            |
|   |                             | | |---------|                                                V
|   |                             | | |         |            -----------------------------------------------------------------------
|   |                             V V V         -------------                   Regular Allocation of Principal
|   | ----------------------------------  ------------       -----------------------------------------------------------------------
|   |   Principal Distribution Account      Servicer  <---|                                      |
|   | ----------------------------------  ------------    |                                      V
|   |                |                ^                   |  -----------------------------------------------------------------------
|   |                V                |-----------|       |--           If Goldman Sachs Mortgage Company is the Servicer,
|   | ----------------------------------          |                            accrued and unpaid Net Servicing Fees
|   |   To pay principal of the Notes             |          -----------------------------------------------------------------------
|---|-   in accordance with class                 |                                              |
    |   specific distributable amounts            |                                              V
    | ----------------------------------          |          -----------------------------------------------------------------------
    |                                             |----------                     Excess Allocation of Principal
    |                                                        -----------------------------------------------------------------------
    |                                                                                             |
    |                                                                                             V
    |                                                        -----------------------------------------------------------------------
    |                                                            Accrued and unpaid fees and expenses to the extent not paid above
    |                                                        -----------------------------------------------------------------------
    |                                                                                             |
    |                                                                                             V
    |                                                        -----------------------------------------------------------------------
    |--------------------------------------------------------                    Certificate Distribution Account
                                                             -----------------------------------------------------------------------
(1)  The chart above is for illustrative purposes only.


Priority of Payments Following Events of Default Resulting in Acceleration of the Notes

      Notwithstanding the foregoing, on each payment date following the occurrence and during the continuation of an event of default under the indenture relating to default in the payment of principal or interest on any note or the occurrence of an event of insolvency or dissolution which event of default has resulted in an acceleration of the notes (but prior to any liquidation of the receivables and other issuing entity property),

      (1) if the Class A notes are outstanding, the funds on deposit in the collection account remaining after the payment of the Net Servicing Fee (if Goldman Sachs Mortgage Company is not the servicer), fees and other amounts payable to the owner trustee and the indenture trustee and interest on the Class A notes will be deposited by the indenture trustee in the principal distribution account to the extent necessary to reduce the principal amount of the Class A notes to zero (which funds will be applied among the subclasses of the Class A notes in the same order of priority in effect before the occurrence of the event of default under the indenture),

      (2) if the Class A notes have been paid in full, the funds on deposit in the collection account remaining after the payment specified in clause (1) and payment of interest on the Class B notes for such payment date will be deposited by the indenture trustee in the principal distribution account to the extent necessary to reduce the principal amount of the Class B notes to zero,

      (3) if the Class A notes and Class B notes have been paid in full, the funds on deposit in the collection account remaining after the payments specified in clauses (1) and (2) and payment of interest on the Class C notes for such payment date will be deposited by the indenture trustee in the principal distribution account to the extent necessary to reduce the principal amount of the Class C notes to zero, and

      (4) if the Class A notes, Class B notes and Class C notes have been paid in full, the funds on deposit in the collection account remaining after the payments specified in clauses (1), (2) and (3) and payment of interest on the Class D notes for such payment date will be deposited by the indenture trustee in the principal distribution account to the extent necessary to reduce the principal amount of the Class D notes to zero.

      In such case where the notes have been accelerated following certain events of default, no payments of principal or interest on the Class B notes will be made until payment in full of principal and interest on the Class A notes, no payments of principal or interest on the Class C notes will be made until payment in full of principal and interest on the Class A notes and the Class B notes, and no payments of principal or interest on the Class D notes will be made until payment in full of principal and interest on the Class A notes, the Class B notes and the Class C notes.

      Notwithstanding the foregoing, following the occurrence and during the continuation of any other event of default under the indenture which has resulted in an acceleration of the notes (but prior to any liquidation of the receivables and other issuing entity property), the funds on deposit in the collection account remaining after the payment of the Net Servicing Fee (if Goldman Sachs Mortgage Company is not the servicer), the fees payable to the owner trustee and the indenture trustee, interest on the Class A notes, the Class B notes, the Class C notes and the Class D notes, the First Allocation of Principal and the Second Allocation of Principal, the Third Allocation of Principal, the Regular Allocation of Principal and the Excess Allocation of Principal owed by the issuing entity, if any, will be deposited by the indenture trustee in the principal distribution account to the extent necessary to reduce the principal amount of all the notes to zero. Any such remaining funds will be used to pay principal in respect of the notes, sequentially, starting with the most senior and earliest maturing class of notes then outstanding (with respect to the subclasses of the Class A notes, in the same order of priority in effect before the occurrence of the event of default under the indenture) until that class is paid in full, and so on.

      Following an event of default, the indenture trustee may elect to liquidate the receivables and the other property of the issuing entity, subject to the requirements described in this prospectus supplement under "Description of the Notes--Certain Provisions of the Indenture--Rights upon Event of Default". Irrespective of the type of event of default, upon such a liquidation of receivables and other issuing entity property, the proceeds of such a liquidation will be distributed in the order of priority described under that subheading.

Overcollateralization; Excess Spread; Excess Cash Flows

      The amounts in respect of principal that are distributable to noteholders on each payment date are intended, among other things, to result in the creation of "overcollateralization". The overcollateralization amount is the amount, if any, by which the aggregate principal balance of the receivables exceeds the aggregate principal balance of the notes. Initially, the aggregate principal balance of the receivables will exceed the aggregate principal balance of the notes by an amount equal to approximately 0.0%(2) of the aggregate principal balance of the receivables as of the cut-off date. The cut-off date pool balance is $658,370,765.34, which is $765.34 more than the initial principal balance of the notes.

      (2) Less than 0.05%.

      Payment of the Excess Allocation of Principal is intended to apply all remaining funds, including any "excess spread", to achieve and then maintain the Target Overcollateralization Level. This application is intended to result in the payment of more principal of notes than the amount of principal payments collected on the receivables in the related collection period until the Target Overcollateralization Level is met. To the extent that the aggregate principal balance of the notes is paid down to create an overcollateralization amount equal to the Target Overcollateralization Level, credit enhancement in the form of overcollateralization is created. The Target Overcollateralization Level is intended to absorb anticipated losses on the receivables, but we cannot assure you that it will be sufficient to absorb any or all actual losses on the receivables. Any amounts remaining after all other amounts have been paid as required under "Application of Available Funds--Priority of Payments" will be payable to the certificateholder as required in clause (14) of the distribution priorities set forth in that section. Goldman, Sachs & Co. will initially hold the certificates and therefore be entitled to any such residual or excess amounts.


Fee and Expense Table

                        Fees and Expenses Payable Out of
                                  Cash Flows(1)


----------------------------------------------------------------------------------------------------------------------
                                                             Party                        Source of
                                                          Receiving Fee     General      Funds to Pay
                                Amount of                  or Expense      Purpose of       Fee or     Distribution
 Fee or Expense               Fee or Expense                 Amount      Fee or Expense   Expense(2)    Priority(3)
----------------------------------------------------------------------------------------------------------------------
Net Servicing    The servicing fee paid to the           The servicer    Provide for a        --        Clause (1)
Fee              servicer with respect to the first      (if Goldman     servicer as
                 collection period will equal the        Sachs           required
                 product of (A) a fraction, the          Mortgage
                 numerator of which is the number of     Company is
                 days as calculated under the 30/360     not the
                 day-count convention from and           servicer)
                 including the closing date to and
                 excluding the initial payment date
                 (i.e., 18 days), and the denominator
                 of which is equal to thirty, (B)
                 1/12th of 1.05% and (C) the aggregate
                 principal balance of the receivables
                 at the beginning of the previous
                 calendar month, less any netted
                 receivables servicer servicing fee
                 amount for that collection period.
                 The servicing fee paid to the
                 servicer with respect to each
                 subsequent period will equal the
                 product of (A) 1/12th of 1.05% and
                 (B) the aggregate principal balance
                 of the receivables at the beginning
                 of the previous calendar month, less
                 any netted receivables servicer
                 servicing fee amount for that
                 collection period.
----------------------------------------------------------------------------------------------------------------------
Indenture        $23,000 per annum, payable monthly.     Indenture       Provide for          --      Clause (2)(i)(a)
trustee fee                                              trustee and     indenture                    (pro rata with
and data                                                 data            trustee and                  the Owner
aggregation                                              aggregator      data                         Trustee Fee)
fee                                                                      aggregator
----------------------------------------------------------------------------------------------------------------------
Owner trustee    $10,000 per annum, payable monthly.     Owner trustee   Provide for          --      Clause (2)(i)(b)
fee                                                                      owner trustee                (pro rata with
                                                                                                      the Indenture
                                                                                                      Trustee Fee)
----------------------------------------------------------------------------------------------------------------------
Any other        These expenses will fluctuate from      Indenture       To cover             --      Clause (2)(ii)
amounts owed     time to time depending on the related   trustee or      amounts and                  (pro rata to
indenture        expenses actually incurred, and         owner           expenses due                 indenture
trustee or       noteholders will not be notified of     trustee, as     to indenture                 trustee and
owner trustee,   (or asked to approve) the increase or   applicable      trustee and                  owner trustee)
up to $100,000   decrease in each expense from time to                   owner trustee
in aggregate     time, other than to the extent such
for preceding    information is disclosed in the
12 month period  monthly
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
                                                             Party                        Source of
                                                          Receiving Fee     General      Funds to Pay
                                Amount of                  or Expense      Purpose of       Fee or     Distribution
 Fee or Expense               Fee or Expense                 Amount      Fee or Expense   Expense(2)    Priority(3)
----------------------------------------------------------------------------------------------------------------------
                 report.
----------------------------------------------------------------------------------------------------------------------
Net Servicing    The servicing fee paid to the           The servicer,   Provide for          --        Clause (11)
Fee              servicer with respect to the first      if Goldman      servicer
                 collection period will equal the        Sachs
                 product of (A) a fraction, the          Mortgage
                 numerator of which is the number of     Company
                 days as calculated under the 30/360
                 day-count convention from and
                 including the closing date to and
                 excluding the initial payment date
                 (i.e., 18 days), and the denominator
                 of which is equal to thirty, (B)
                 1/12th of 1.05% and (C) the aggregate
                 principal balance of the receivables
                 at the beginning of the previous
                 calendar month, less any netted
                 receivables servicer servicing fee
                 amount for that collection period.
                 The servicing fee paid to the
                 servicer with respect to each
                 subsequent period will equal the
                 product of (A) 1/12th of 1.05% and
                 (B) the aggregate principal balance
                 of the receivables at the beginning
                 of the previous calendar month, less
                 any netted receivables servicer
                 servicing fee amount for that
                 collection period.
----------------------------------------------------------------------------------------------------------------------
Miscellaneous    These expenses will fluctuate from      The party     Satisfaction         --         Clause (13)
Fees and         time to time depending on the related   owed the      of unpaid
Expenses         expenses actually incurred, and         unpaid fee or amounts
                 noteholders will not be notified of     expense
                 (or asked to approve) the increase or
                 decrease in each expense from time to
                 time, other than to the extent such
                 information is disclosed in the
                 monthly report.
----------------------------------------------------------------------------------------------------------------------
Receivable       Equal to an amount not to exceed        Receivable    Provide for    From             Out of
Servicer         one-twelfth of 1.00% multiplied by      servicers     receivable     collections      collections
Servicing Fee    the aggregate principal balance of                    servicers      prior to         prior to
                 those receivables serviced by that                                   deposit in       deposit into
                 receivables servicer as of the first                                 collection       collection
                 day of that collection period.                                       account          account
----------------------------------------------------------------------------------------------------------------------
----------

(1) The amount, priority and other terms of these fees and expenses may be changed by amendment to the related transaction documents, as described in "Description of the Transaction Documents--Amendment Provisions" and
      "Description of the Notes--Certain Provisions of the Indenture" in this prospectus supplement.


(2) If different from other fees or expenses or if such fees or expenses are to be paid from a specified portion of the cash flows.


(3)   The distribution  priority in this table is for distributions  prior to an event of default and the  references  are to clauses in the  waterfall  of payments and deposits on each payment date under "Application of Available
      Funds--Priority   of  Payments"  in  this   prospectus   supplement.   For
      distribution  priority after an event of default and  acceleration  of the notes, see "Application of Available Funds--Priority of Payments Following
      Events of Default  Resulting in  Acceleration  of the Notes" above in this prospectus  supplement.  For the  distribution  priority after an event of default  and  sale  of  the  receivables,  see  "Maturity  and  Prepayment
      Considerations--Certain  Provisions of the Indenture--Rights upon Event of
      Default" above in this prospectus supplement.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

      Each seller will sell and assign the receivables to the depositor under a receivables purchase agreement. The depositor will sell the receivables to the issuing entity and the servicer will service the receivables under the sale and servicing agreement among the depositor, the indenture trustee, the servicer and the issuing entity. We have filed a form of the transaction documents as an exhibit to the registration statement of which the prospectus is a part. We will file a copy of the transaction documents in their execution form with the SEC after the closing date. We have summarized below and in the prospectus under "Description of the Transfer and Servicing Agreement" some of the important terms of the transaction documents. This summary is not a complete description of all of the provisions of the transaction documents.

Sale and Assignment of the Receivables; Security Interest in the Receivables

      At the time of issuance of the notes, pursuant to the receivables purchase agreements, each seller will sell and assign to the depositor such seller's entire interest in the receivables, including its security interests in the financed vehicles. Each receivables purchase agreement is intended to grant the depositor an ownership interest in the related seller's interest in the receivables and the security interests in the financed vehicles, and such ownership or security interests are intended to be first-priority perfected security interests in favor of the depositor. Each receivables purchase agreement requires the related seller to repurchase any receivables that (i) have not been transferred to the depositor free and clear of all liens created by the seller and without good and marketable title to each receivable or a first-priority perfected security interest in the seller's rights in the receivables, (ii) have been sold, transferred, assigned or pledged by the seller to a person other than the depositor or (iii) which were selected in a manner adverse to noteholders and certificateholders, however, any such repurchase will only be required if the interest of the issuing entity is materially and adversely affected by the preceding. The preceding repurchase would occur by the last day of the second collection period following discovery or written notice of such breach or, at the depositor's option, the last day of the first collection period following the discovery.

      At the time of the issuance of the notes, pursuant to the sale and servicing agreement the depositor will sell and assign to the issuing entity the depositor's entire interest in the receivables, including the security interests in the financed vehicles. The sale and servicing agreement grants the issuing entity an ownership interest in the depositor's interest in the receivables and the security interests in the financed vehicles, and such ownership or security interests are intended to be first-priority perfected security interests in favor of the issuing entity. The sale and servicing agreement requires the depositor to repurchase receivables under circumstances similar to those described above with respect to repurchases by the sellers under the receivables purchase agreements. The sale and servicing agreement also allows the indenture trustee to enforce repurchase obligations of the receivables servicers.

      On the closing date, the issuing entity will pledge the receivables and the other issuing entity property to the indenture trustee for the benefit of the indenture trustee and the noteholders pursuant to the indenture. The indenture is intended to create a security interest in the receivables and the related financed vehicles in favor of the indenture trustee. Each receivable will be identified in a schedule to the sale and servicing agreement. The indenture trustee will, concurrently with the pledge, authenticate and deliver the notes, which will have been executed on behalf of the issuing entity. See "Certain Legal Aspects of the Receivables -- Security Interests in Financed Vehicles" for certain issues related to perfection and priority interests of the issuing entity and the indenture trustee in the financed vehicles.

      The receivables purchase agreement requires the seller, the sale and servicing agreement requires the depositor and the indenture requires the issuing entity to file and maintain financing statements as necessary to preserve, maintain and protect the security interests granted in the receivables under the related agreements. The indenture also requires annual opinions by April 30 of each year to the effect that all such action has been taken, or that no actions are necessary, to maintain the lien and security interest created by the indenture. If any actions would be required to maintain the lien and security interest of the indenture until April 30 of the following calendar year, a description of such necessary actions would need to be included in the opinion.

Accounts

      The indenture trustee will, before the closing date, establish:

      o with an eligible institution the following segregated accounts: the "collection account" and the "principal distribution account", as an administrative sub-account of the collection account, for the benefit of the noteholders; and

      o with an eligible institution the "certificate distribution account" for the benefit of the certificateholders.

      Any investment earnings on amounts on deposit in these accounts will be paid to the servicer and will not be available to fund distributions to noteholders. The issuing entity will not have a reserve account.

Servicing Compensation and Expenses

      The servicer will be entitled to receive the accrued and unpaid Net Servicing Fee on each payment date, together with any Net Servicing Fees that remain unpaid from prior payment dates. Each receivables servicer will be entitled to its respective Receivables Servicer Servicing Fee. The receivables servicers may retain their respective Receivables Servicer Servicing Fees from collections on their respective receivables.

      To the extent that a receivables servicer does not retain its Receivables Servicer Servicing Fee from collections on receivables serviced by it, the servicer will pay any portion of that Receivables Servicer Servicing Fee that is not so retained directly to that receivables servicer. For so long as Goldman Sachs Mortgage Company is the servicer, on the business day before each payment date, the servicer will deposit into the collection account the Receivables Servicer Supplemental Payment Amount, if any, for that payment date.

      Each receivables servicer will also be entitled to any Supplemental Servicing Fees.

      The servicer and receivables servicers will pay all expenses incurred by it in connection with servicing activities and generally will not be entitled to reimbursement of those expenses, except that each receivables servicer will be entitled to any Supplemental Servicing Fee. Neither the servicer nor the receivables servicers will have any responsibility, however, to pay any losses with respect to the receivables.

      For discussion of additional material terms of the sale and servicing agreement, see "Servicing--Servicing Procedures", "Servicing--Indemnities of Servicer; Limitations on Servicer Liability", "Servicing --Monthly Reports; Statements to Noteholders and Certificateholders", "Servicing --Events of Servicing Termination; Rights upon Event of Servicing Termination",
"Servicing--Waiver of Past Events of Servicing Termination" and "Servicing--Deposits to the Collection Account."

Annual Statements as to Compliance

      The issuing entity will be required to provide an annual officer's certificate certifying its compliance with the indenture as described above under "--The Owner Trustee". In addition, the servicer will be required to provide an annual officer's certificate providing such information as is required under Item 1123 of Regulation AB, as described under "Description of the Transfer and Servicing Agreements--Evidence as to Compliance" in the accompanying prospectus. The servicer and each receivables servicer is also obligated to annually provide a servicer compliance statement regarding the servicer's or such receivable servicer's assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, each of which must be attested to, and reported on, by a firm of independent certified public accountants. There will not otherwise be any general periodic evidence of the absence of a default or compliance with the terms of the transaction documents.

Bankruptcy Related Considerations

      The indenture, receivables purchase agreements and sale and servicing agreement each contain provisions in which the parties to such documents covenant not to institute against or join in any bankruptcy or similar proceedings against the issuing entity until one year and one day after all of the notes have been paid.

      In addition, the receivables purchase agreements state that it is the intent of the parties thereto that the receivables and other property transferred (or purported to have been transferred) thereunder shall be construed as a sale and not a secured borrowing. Similarly, the sale and servicing agreement states that it is the intent of the parties thereto that the receivables and other property transferred (or purported to have been transferred) thereunder shall be construed a sale and not a secured borrowing.

Amendment Provisions

      Each of the transaction documents (excluding the indenture) generally may be amended without the consent of the noteholders if that amendment will not, as evidenced by an opinion of counsel or satisfaction of the Rating Agency Condition, materially and adversely affect the interest of the noteholders or the certificateholders nor significantly change the permitted activities of the issuer.

      Each of the transaction documents (excluding the indenture) also may be amended from time to time with the consent of (i) the noteholders of notes evidencing not less than a majority of the principal amount of each class of notes, and (ii) the certificateholders of certificates evidencing not less than a majority of the percentage interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that transaction document, or of modifying in any manner the rights of the noteholders or the certificateholders; provided, however, that no such amendment will (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on receivables or distributions that are required to be made on any note or certificate or change any note interest rate, without the consent of all noteholders or certificateholders or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all notes affected thereby and holders of all certificates affected thereby. It will not be necessary for the consent of noteholders or the certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if that consent approves the substance thereof.

      See  "Description  of the  Notes--Certain  Provisions of the Indenture" in
this  prospectus   supplement  for  information   regarding  amendments  to  the
indenture.

                        REPORTS TO BE FILED WITH THE SEC

      Filings with the SEC relating to the notes will be made under file number 333-132001. The reports to be filed with the SEC include the monthly reports to be filed under Form 10-D, annual reports filed under Form 10-K (although annual reports may not be prepared or filed after the first Form 10-K) and current reports filed under Form 8-K. In addition, the registration statement of which this prospectus supplement is a part and any Rule 424 (of the Securities Act of 1933, as amended) prospectuses will also be on file with the SEC.

                                LEGAL PROCEEDINGS

      There are no material pending legal or other proceedings involving the receivables or Goldman Sachs Mortgage Company, as sponsor, Goldman Sachs Asset Backed Securities Corp., as depositor or GS Auto Loan Trust 2007-1, as the issuing entity, that, individually or in the aggregate, would have a material adverse impact on investors in the notes.

      Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

      There are no material legal proceedings pending against the indenture trustee as contemplated by Item 1117 of Regulation AB that would have a material impact on the noteholders.

      The Huntington National Bank ("Huntington") is subject to various legal proceedings that arise from time to time in the ordinary course of its business. In particular, Huntington is involved in two lawsuits arising out of its banking relationship with Cyberco Holdings, Inc. and a related company, Teleservices Group, Inc. Both companies are subject to bankruptcy proceedings and the cases were filed against Huntington on behalf of the companies' bankruptcy estates in December 2006 and January 2007, respectively. The complaints include claims under the Bankruptcy Code and various state law claims and seek recoveries from Huntington in excess of $50 million. Although no assurance can be made that the ultimate outcome of any matter will not exceed reserves or not have a material adverse affect on operating results for a particular period, based on current knowledge and consultation with counsel, Huntington's management believes that its reserves are adequate and that its exposure to additional losses arising from these lawsuits is not material. Huntington does not believe that the ultimate resolution of any of these proceedings will have a material adverse impact on investors in the notes.


      Fidelity Bank is a party to claims and lawsuits arising in the course of normal business activities and to periodic examinations by governmental authorities and regulatory agencies. Although the ultimate outcome of all claims, lawsuits, and examinations outstanding as of May 31, 2007, cannot be ascertained at this time, it is the opinion of management of Fidelity Bank that these matters are not material to the noteholders.

                                     RATINGS

      It is a condition to the issuance of the securities that the:

      o Class A-1 notes be rated in the highest short-term rating category by at least two of S&P, Moody's and Fitch,

      o Class A-2, Class A-3 notes and Class A-4 notes be rated in the highest long-term rating category by at least two of S&P, Moody's and Fitch,

      o Class B notes be rated "A" or its equivalent by at least two of S&P, Moody's and Fitch, and

      o Class C notes be rated "BBB" or its equivalent by at least two of S&P, Moody's and Fitch.

      A rating agency rating the offered notes may lower or withdraw its rating in the future, in its discretion, as to any class or subclass of the offered notes.

      The rating agencies will monitor the notes mainly through receipt and review of monthly reports, as well as by receiving required notice of certain events, actions and amendments and in some cases, by conducting a prior review of potential events, actions or amendments and providing a letter that such event, action or amendment will not result in a reduction or withdrawal of its then outstanding rating on any of the notes. A rating agency may however, discontinue its services of monitoring the notes at any time and a replacement rating by another rating agency may not be sought by the issuing entity.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      In the opinion of Mayer, Brown, Rowe & Maw LLP, Federal Tax Counsel for the issuing entity, for federal income tax purposes, the offered notes will be characterized as debt, and the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. However, as noted in the accompanying prospectus, if the Internal Revenue Service ("IRS") successfully asserted that one or more classes of the offered notes did not represent debt for federal income tax purposes, those notes might be treated as equity interests in the issuing entity, which could have adverse tax consequences to certain noteholders and the issuing entity. For example, income to certain tax-exempt noteholders (including pension funds) would be taxable as "unrelated business taxable income," income to noteholders that are non-U.S. persons generally would be subject to U.S. federal tax and U.S. federal tax return filing and withholding requirements and individual noteholders might be subject to certain limitations on their ability to deduct their share of issuing entity expenses. This opinion is not binding on the IRS and thus no assurance can be given that the characterization would prevail if it were challenged. The noteholders will agree, by their purchase of the notes, to treat the notes as indebtedness for federal income, state and local income, single business and franchise tax purposes. See "Certain Material Federal Income Tax Consequences" in the prospectus.

                         CERTAIN STATE TAX CONSEQUENCES

      The tax discussion in the prospectus does not address the tax treatment of the issuing entity, the notes or the noteholders under any state tax laws. You are urged to consult with your own tax advisors regarding the state tax treatment of the issuing entity as well as any state tax consequences to you, particularly in the case of financial institutions, of purchasing, holding and disposing of your notes.

                              ERISA CONSIDERATIONS

      Subject to the following discussion, the offered notes may, in general, be purchased by or on behalf of pension, profit sharing or other employee benefit plans, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code, as well as entities deemed to hold "plan assets" of any of the foregoing under the Plan Assets Regulation (defined below) (each such entity a "Plan"). Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a Plan from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Plan. In addition, Title I of ERISA also requires fiduciaries of a Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), foreign plans and certain church plans (as defined in
Section 3(33) of ERISA) are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed herein ("Similar Law").

      Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased offered notes if assets of the issuing entity were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), as modified by Section 3(42) of ERISA, the assets of the issuing entity would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the issuing entity and none of the exceptions to plan assets contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the offered notes constitute debt for local law purposes, the issuing entity believes that, at the time of their issuance, the offered notes should not be treated an equity interest in the issuing entity for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of offered notes that the offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the offered notes for ERISA purposes could change if the issuing entity incurred losses. This risk of recharacterization is enhanced for offered notes that are subordinated to other classes of securities.

      However, without regard to whether the offered notes are treated as an equity interest for purposes of the Plan Assets Regulation, the acquisition or holding of offered notes of any class by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code or Similar Law if the issuing entity, the seller, the depositor, the servicer, either receivables servicer, an underwriter, the owner trustee, the indenture trustee, any holder of 50% or more of the certificates or any of their respective affiliates is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Code, respectively) with respect to any Plan whose assets are used to acquire notes. In that case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan depending on the type and circumstances of the fiduciary making the decision to acquire an offered note on behalf of the Plan - for example:

      o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected by an "in-house asset manager";

      o PTCE 95-60, which exempts certain transactions involving insurance company general accounts;

      o  PTCE  91-38,   which  exempts  certain   transactions   involving  bank
         collective investment funds;

      o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; and

      o PTCE 84-14, which exempts certain transactions effected by a "qualified professional asset manager".

      In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for prohibited transactions between a Plan and a person or entity that is a party in interest to such Plan solely by reason of providing services to the Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction), provided there is adequate consideration for the transaction.

      There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the offered notes, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment.

      Each person that acquires an offered note and that is or is acquiring the offered note on behalf of or with plan assets of a Plan will be deemed to have represented that either (i) it is not acquiring the offered notes with the assets of a Plan or (ii) the acquisition and holding of the offered notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or Similar Law.

      Because the issuing entity, the depositor, the indenture trustee, the owner trustee, the servicer, the receivables servicers and the underwriters may receive benefits in connection with a sale of the offered notes, the purchase of offered notes with assets of a plan over which any of these parties or their affiliates has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, the offered notes may not be purchased with the assets of a Plan if the issuing entity, the depositor, the servicer, any receivables servicer, an underwriter, the indenture trustee, the owner trustee or any of their affiliates:

      o has investment or administrative discretion with respect to the assets of the Plan used to effect the purchase,

      o has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and will be based on the particular investment needs of the Plan, or

      o unless PTCE 95-60, PTCE 91-38 or PTCE 90-1 applies, is an employer maintaining or contributing to the Plan.

      Any fiduciary of a Plan that proposes to cause a Plan to purchase an offered note should consult with its own legal and tax advisor with respect to the potential applicability of ERISA and the Code to such investments and the consequences of such an investment under ERISA and the Code. Moreover, each fiduciary of a Plan should determine whether, under the general fiduciary standards of ERISA, an investment in the offered note or an interest therein is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Each fiduciary of a Plan or other plan that proposes to purchase an offered note should also consult with its own legal and tax advisors with respect to the ability to make the representations described above.

      The sale of offered notes to a Plan is in no respect a representation by the issuing entity or any underwriter of the offered notes that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                  UNDERWRITING

      The depositor has entered into an underwriting agreement with Goldman, Sachs & Co. and The Huntington Investment Company (the "underwriters") with respect to the offered notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of the offered notes set forth opposite its name below:


                                       Principal    Principal      Principal     Principal    Principal    Principal
                                       Amount of    Amount of      Amount of     Amount of    Amount of    Amount of
                                       Class A-1    Class A-2      Class A-3     Class A-4     Class B      Class C
            Underwriter                  Notes        Notes          Notes         Notes        Notes        Notes
            -----------                ---------    ---------      ---------     ---------    ---------    ---------
Goldman, Sachs & Co.................
The Huntington Investment Company...
                                       ---------    ---------      ---------     ---------    ---------    ---------
     Total..........................

      The underwriters are committed to take and pay for all of the offered notes, if any are taken.

      Offered notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus supplement. If all the offered notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

      The underwriting discounts and commissions and the selling concessions that each underwriter may allow to certain dealers, and the discounts that those dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of offered notes will be as follows:


                            Underwriting Discount        Net Proceeds          Concessions          Reallowance
                               and Commissions        to the Depositor(1)     Not to exceed        Not to exceed
                            ---------------------     -------------------     -------------        -------------
Class A-1 Notes...........
Class A-2 Notes...........
Class A-3 Notes...........
Class A-4 Notes...........
Class B Notes.............
Class C Notes.............
Total.....................

----------
(1) Plus accrued interest, if any, from the closing date and before deducting other expenses estimated at $1,200,000.

      The offered notes are a new issue of securities with no established trading market. The depositor has been advised by the underwriters that the underwriters intend to make a market in the offered notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the offered notes.

      In connection with the offering, the underwriters may purchase and sell the offered notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an underwriter of a greater number of offered notes than it is required to purchase in the offering. "Naked" short sales are any sales in excess of the amount of offered notes that an underwriter is purchasing. An underwriter must close out any naked short position by purchasing offered notes in the open market. A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the offered notes in the open market after pricing that could adversely affect investors who purchase in the offering.

      Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the offered notes while the offering is in progress.

      These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the offered notes. As a result, the price of the offered notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

      The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and
(3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

      Each underwriter has represented and agreed that:

         1 it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

         2. it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

      The Notes may not be offered or sold by means of any  document  other than
(i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to
"professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

      The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

      This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the offered notes may not be circulated or distributed, nor may the offered notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

      Where the offered notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the offered notes under
Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

      The depositor estimates that its share of the total expense of the offered notes, excluding underwriting discounts and commissions, will be approximately $1,200,000.

      The depositor has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      The sellers, the depositor and the servicer/sponsor are affiliates of Goldman, Sachs & Co. The participation by Goldman, Sachs & Co. in the offering of the offered notes complies with Section 2720 of the Conduct Rules of the
National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate. The Huntington Investment Company (an underwriter) is an affiliate of The Huntington National Bank (a receivables servicer).

                                 LEGAL OPINIONS

      Certain legal matters and federal income tax matters relating to the offered notes will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP. Certain legal matters relating to the offered notes will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw LLP.

FORWARD-LOOKING STATEMENTS

      This prospectus supplement includes words such as "expects", "intends", "anticipates", "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties including, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the depositor, the servicer or the sellers. The forward-looking statements made in this prospectus supplement  speak  only as of the date  stated on the  cover of this  prospectus supplement. The sellers have no obligation to update or revise any forward-looking statement.

                                GLOSSARY OF TERMS

      "ABS" means the Absolute Prepayment Model, which we use to measure prepayments on receivables and which we describe under "Maturity and Prepayment Considerations".

      "ABS Tables" means the tables captioned "Percent of Initial Principal Amount at Various ABS Percentages" in this prospectus supplement.

      "Available Collections" means, (A) for the initial payment date, an amount equal to the sum of: (i) the interest collections on the receivables for the collection period preceding that payment period multiplied by a fraction, the numerator of which is the number of days as calculated under the 30/360 day-count convention from and including the closing date to and excluding the initial payment date (i.e., 18 days), and the denominator of which is equal to thirty; and (ii) all other collections on the receivables for that collection period as described in clauses (B)(ii) and (iii) below; and (B) for any subsequent payment date, an amount equal to the sum of:

      (i) the interest collections on the receivables with respect to the related collection period; and

      (ii) all amounts received from the receivables servicers with respect to that collection period which represent:

         o  principal payments by or on behalf of obligors on the receivables;

         o  Liquidation Proceeds;

         o proceeds under physical damage and other insurance policies relating to the obligors or the financed vehicles;

         o any other amounts received from the receivables servicers in respect of the receivables which are required to be remitted to the holder of the applicable receivables; and

      (iii) all amounts representing the purchase price received for receivables which were required to be repurchased by the depositor or the servicer;

       provided, however, that in calculating the Available Collections the following will be excluded: (a) any portion of the Receivables Servicer Servicing Fee retained by a receivables servicer from collections in respect of the receivables serviced by it; (b) any amounts with respect to receivables purchased by an originator or receivables servicer for which the purchase price of which has been included in the Available Collections for a prior collection period; (c) any Supplemental Servicing Fees and (d) any amounts that the receivables servicers are entitled to retain under their respective receivables servicing agreements.

      "Available Funds" means, with respect to any payment date, the sum of:

                  (i) the Available Collections for the related collection period;

                  (ii) amounts paid to purchase or repurchase receivables due to
            the   breach  of  certain   covenants   or  the  breach  of  certain
            representations concerning the receivables; and

                  (iii) the Receivables Servicer Supplemental Payment Amount.

      "Class A Interest Payment Amount" means, with respect to any payment date, the sum of the Class A-1 Interest Payment Amount for that payment date, the Class A-2 Interest Payment Amount for that payment date, the Class A-3 Interest Payment Amount for that payment date and the Class A-4 Interest Payment Amount for that payment date.

      "Class A Principal Payment Amount" means, with respect to any payment date, an amount equal to the greater of (a) the aggregate outstanding principal amount of the Class A-1 notes immediately prior to that payment date and (b) an amount equal to (i) the outstanding principal amount of the Class A notes immediately prior to that payment date minus (ii) the lesser of (A) 88.0% of the aggregate principal balance of the receivables as of the last day of the related collection period and (B) an amount equal to (1) the aggregate principal balance of the receivables as of the last day of the related collection period minus (2) the Target Overcollateralization Level for that payment date; provided, however, that, unless the Class A notes have been paid in full, for any payment date as of which the Three-Month Annualized Net Loss Ratio is greater than or equal to the Sequential Principal Payment Trigger Percentage in effect on that payment date, the Class A Principal Payment Amount will be 100% of the funds available in the principal distribution account for that payment date; provided, further, that on the final scheduled payment date of any class of Class A notes, the Class A Principal Payment Amount will not be less than the amount that is necessary to pay that class of Class A notes in full; and provided, further, that the Class A Principal Payment Amount on any payment date will not exceed the outstanding amount of the Class A notes on that payment date.

      "Class A-1 Interest Payment Amount" means:

                  o with respect to the initial payment date, the product of (i)
            1/360 of the Class A-1 Interest Rate times (ii) the actual number of days from and including the closing date to and excluding the initial payment date times (iii) the aggregate initial principal balance of the Class A-1 notes as of the closing date; and

                  o with respect to any subsequent  payment date, the sum of (i)
            the product of (x) 1/360 of the Class A-1 Interest Rate times (y) the actual number of days from and including the immediately preceding payment date to and excluding that subsequent payment date times (z) the aggregate outstanding principal balance of the Class A-1 notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class A-1 notes on that immediately preceding payment date and (ii) the amount of Class A-1 Interest Payment Amount payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class A-1 Interest Rate.

      "Class A-1 Interest Rate" means the interest rate for the Class A-1 notes set forth on the cover page of this prospectus supplement.

      "Class A-2 Interest Payment Amount" means:

                  o with respect to the initial payment date, the product of (i)
            1/360 of the Class A-2 Interest Rate times (ii) the number of days from and including the closing date to and excluding the 15th day of the calendar month in which the initial payment date occurs (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (iii) the aggregate initial principal balance of the Class A-2 notes as of the closing date; and

                  o with respect to any subsequent  payment date, the sum of (i)
            the product of (x)  one-twelfth of the Class A-2 Interest Rate times
            (y) the aggregate outstanding principal balance of the Class A-2 notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class A-2 notes on such immediately preceding payment date and (ii) the amount of Class A-2 Interest Payment Amount payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class A-2 Interest Rate.

      "Class A-2 Interest Rate" means the interest rate for the Class A-2 notes set forth on the cover page of this prospectus supplement.

      "Class A-3 Interest Payment Amount" means:

                  o with respect to the initial payment date, the product of (i)
            1/360 of the Class A-3 Interest Rate times (ii) the number of days from and including the closing date to and excluding the 15th day of the calendar month in which the initial payment date occurs (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (iii) the aggregate initial principal balance of the Class A-3 notes as of the closing date; and

                  o with respect to any subsequent  payment date, the sum of (i)
            the product of (x)  one-twelfth of the Class A-3 Interest Rate times
            (y) the aggregate outstanding principal balance of the Class A-3 notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class A-3 notes on such immediately preceding payment date and (ii) the amount of Class A-3 Interest Payment Amount payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class A-3 Interest Rate.

      "Class A-3 Interest Rate" means the interest rate for the Class A-3 notes set forth on the cover page of this prospectus supplement.

      "Class A-4 Interest Payment Amount" means:

                  o with respect to the initial payment date, the product of (i)
            1/360 of the Class A-4 Interest Rate times (ii) the number of days from and including the closing date to and excluding the 15th day of the calendar month in which the initial payment date occurs (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (iii) the aggregate initial principal balance of the Class A-4 notes as of the closing date; and

                  o with respect to any subsequent  payment date, the sum of (i)
            the product of (x)  one-twelfth of the Class A-4 Interest Rate times
            (y) the aggregate outstanding principal balance of the Class A-4 notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class A-4 notes on such immediately preceding payment date and (ii) the amount of Class A-4 Interest Payment Amount payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class A-4 Interest Rate.

      "Class A-4 Interest Rate" means the interest rate for the Class A-4 notes set forth on the cover page of this prospectus supplement.

      "Class B Interest Payment Amount" means:

                  o with respect to the initial payment date, the product of (i)
            1/360 of the Class B Interest Rate times (ii) the number of days from and including the closing date to and excluding the 15th day of the calendar month in which the initial payment date occurs (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (iii) the aggregate initial principal balance of the Class B notes as of the closing date; and

                  o with respect to any subsequent  payment date, the sum of (i)
            the product of (x)  one-twelfth  of the Class B Interest  Rate times
            (y) the aggregate outstanding principal balance of the Class B notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class B notes on such immediately preceding payment date and (ii) the amount of Class B Interest Payment Amount payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class B Interest Rate.

      "Class B Interest Rate" means the interest rate for the Class B notes set forth on the cover page of this prospectus supplement.

      "Class B Principal Payment Amount" means, with respect to any payment date, an amount equal to (a) the sum of (i) the aggregate outstanding principal amount of the Class A notes (after taking into account distribution of the Class A Principal Payment Amount on that payment date) and (ii) the outstanding principal amount of the Class B notes immediately prior to that payment date minus (b) the lesser of (i) 92.5% of the aggregate principal balance of the receivables as of the last day of the related collection period and (ii) an amount equal to (A) the aggregate principal balance of the receivables as of the last day of the related collection period minus (B) the Target Overcollateralization Level for that payment date; provided, however, that, for any payment date as of which the Three-Month Annualized Net Loss Ratio is greater than or equal to the Sequential Principal Payment Trigger Percentage in effect on that payment date, the Class B Principal Payment Amount will be an amount equal to (x) 100% of the funds available in the principal distribution account for that payment date minus (y) the Class A Principal Payment Amount for that payment date; provided, further, that on the final scheduled payment date of the Class B notes, the Class B Principal Payment Amount will not be less than the amount that is necessary to pay the Class B notes in full; and provided, further, that the Class B Principal Payment Amount on any payment date will not exceed the outstanding amount of the Class B notes on that payment date.

      "Class C Interest Payment Amount" means:

                  o with respect to the initial payment date, the product of (i)
            1/360 of the Class C Interest Rate times (ii) the number of days from and including the closing date to and excluding the 15th day of the calendar month in which the initial payment date occurs (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (iii) the aggregate initial principal balance of the Class C notes as of the closing date; and

                  o with respect to any subsequent  payment date, the sum of (i)
            the product of (x)  one-twelfth  of the Class C Interest  Rate times
            (y) the aggregate outstanding principal balance of the Class C notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class C notes on such immediately preceding payment date and (ii) the amount of Class C Interest Payment Amount payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class C Interest Rate.

      "Class C Interest Rate" means the interest rate for the Class C notes set forth on the cover page of this prospectus supplement.

      "Class C Principal Payment Amount" means, with respect to any payment date, an amount equal to (a) the sum of (i) the aggregate outstanding principal amount of the Class A notes (after taking into account distribution of the Class A Principal Payment Amount on that payment date), (ii) the outstanding principal amount of the Class B notes (after taking into account distribution of the Class B Principal Payment Amount on that payment date) and (iii) the outstanding principal amount of the Class C notes immediately prior to that payment date minus (b) the lesser of (i) 94.5% of the aggregate principal balance of the receivables as of the last day of the related collection period and (ii) an amount equal to (A) the aggregate principal balance of the receivables as of the last day of the related collection period minus (B) the Target Overcollateralization Level for such payment date; provided, however, that for any payment date as of which the Three-Month Annualized Net Loss Ratio is greater than or equal to the Sequential Principal Payment Trigger Percentage in effect on that payment date, the Class C Principal Payment Amount will be an amount equal to (x) 100% of the funds available in the principal distribution account for that payment date minus (y) an amount equal to the sum of (1) the Class A Principal Payment Amount for that payment date plus (2) the Class B Principal Payment Amount for that payment date;

provided, further, that on the final scheduled payment date for the Class C notes, the Class C Principal Payment Amount will not be less than the amount that is necessary to pay the Class C notes in full; and provided, further, that the Class C Principal Payment Amount on any payment date will not exceed the outstanding amount of the Class C notes on that payment date.

      "Class D Interest Payment Amount" means:

                  o with respect to the initial payment date, the product of (i)
            1/360 of the Class D Interest Rate times (ii) the number of days from and including the closing date to and excluding the initial payment date (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (iii) the aggregate initial principal balance of the Class D notes as of the closing date; and

                  o with respect to any subsequent  payment date, the sum of (i)
            the product of (x)  one-twelfth  of the Class D Interest  Rate times
            (y) the aggregate outstanding principal balance of the Class D notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class D notes on such immediately preceding payment date and (ii) the amount of Class D Interest Payment Amount payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class D Interest Rate.

      "Class D Interest Rate" means 7.00%.

      "Class D Principal Payment Amount" means, with respect to any payment date, an amount equal to (a) 100% of the funds available in the principal distribution account for that payment date minus (b) an amount equal to the sum of (i) the Class A Principal Payment Amount for that payment date, (ii) the Class B Principal Payment Amount for that payment date and (iii) the Class C Principal Payment Amount for that payment date; provided, however, that, on the final scheduled payment date for the Class D notes, the Class D Principal Payment Amount will not be less than the amount that is necessary to pay the Class D notes in full; and provided, further, that the Class D Principal Payment Amount on any payment date will not exceed the outstanding amount of the Class D notes on that payment date.

      "Clearstream" means Clearstream Banking, societe anonyme, a professional depository organized under the laws of Luxembourg.

      "Code" means the Internal Revenue Code of 1986, as amended, and treasury regulations promulgated thereunder.

      "Controlling Class" means the Class A notes, until the Class A notes are paid in full; thereafter, the Class B notes, until the Class B notes are paid in full; thereafter, the Class C notes, until the Class C notes are paid in full; thereafter, the Class D notes.

      "Determination Date" means the first business day preceding any payment date.

      "DTC" means The Depository Trust Company and any successor depository.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Euroclear" means a professional depository operated by Euroclear Bank S.A./N.V.

      "Excess Allocation of Principal" means, with respect to any payment date, an amount not less than zero equal to the excess, if any, of (a) the aggregate outstanding principal amount of all the notes as of the preceding payment date (after giving effect to any principal payments made on the notes on that preceding payment date); over (b) the sum of (i) the aggregate principal amount of the receivables at the end of the collection period preceding that payment date minus the Target Overcollateralization Level with respect to that payment date; and (ii) the sum of the First Allocation of Principal, if any, the Second Allocation of Principal, if any, the Third Allocation of Principal, if any, and the Regular Allocation of Principal, if any, each with respect to that payment date; provided, however, that the Excess Allocation of Principal will not exceed the aggregate outstanding principal amount of all the notes on that payment date (after giving effect to any principal payments made on the securities on that payment date in respect of the First Allocation of Principal, if any, the Second Allocation of Principal, the Third Allocation of Principal and the Regular Allocation of Principal, if any); and provided, further, that on or after the final scheduled payment date relating to the Class D notes, the Excess Allocation of Principal will not be less than the amount that is necessary to reduce the balance of the Class D notes to zero.

      "Fidelity" means Fidelity Bank, a state chartered bank under the laws of the State of Georgia, and its successors.

      "First Allocation of Principal" means, with respect to any payment date, an amount equal to the excess, if any, of (x) the aggregate principal balance of the Class A notes as of the preceding payment date (after giving effect to any principal payments made on the Class A notes on that preceding payment date) or, in the case of the initial payment date, the closing date, over (y) the aggregate principal balance of the receivables as of the end of the related collection period; provided, however, that the First Allocation of Principal for any payment date on or after the final scheduled payment date for any class of Class A notes will not be less than the amount that is necessary to reduce the outstanding principal amount for that class of Class A notes to zero.

      "Ford Credit" means Ford Motor Credit Company LLC, a Delaware limited liability company, and its successors.

      "Huntington" means The Huntington National Bank, a national banking association, and its successors.

      "Indenture Trustee Fee" means $23,000 per annum, payable monthly.

      "Liquidated Receivable" means any receivable that, by its terms, is in default and (i) as to which the applicable receivables servicer has repossessed and disposed of the related financed vehicle or (ii) any other condition has occurred under the applicable servicing agreement which requires the receivable to be treated as a "liquidated receivable," "defaulted receivable" or similar concept.

      "Liquidation Proceeds" means, with respect to any Liquidated Receivable, all amounts collected in connection with the liquidation of that Liquidated Receivable, net of any expenses or other amounts the applicable receivables servicer is permitted to deduct under the related originator agreement or the SST servicing agreement, as the case may be.

      "London Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree be closed.

      "Net Liquidation Losses" means, with respect to any collection period, the amount, if any, by which (a) the aggregate principal balance of all receivables that became Liquidated Receivables during that collection period exceeds (b) any and all recoveries received during that collection period.

      "Net Servicing Fee" means, with respect to any collection period, the Servicing Fee for that collection period minus the Netted Receivables Servicer Servicing Fee Amount for that collection period.

      "Netted Receivables Servicer Servicing Fee Amount" means, with respect to any collection period, the amount that was retained or netted by the receivables servicers from collections received during that collection period in respect of the Receivables Servicer Servicing Fee for that collection period.

      "Owner Trustee Fee" means $10,000 per annum, payable monthly.

      "Plan" means an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to ERISA, Section 4975 of the Code or a Similar Law, or an entity deemed to hold the assets of any of the foregoing by reason of investment by an employee benefit plan or other plan in such entity.

      "Plan Assets Regulation" means the Department of Labor's regulation set forth at 29 C.F.R. 2510.3-101.

      "Rating Agency Condition" means, with respect to any action, that each of the rating agencies then rating the notes has notified the servicer, the depositor, the owner trustee and the indenture trustee in writing that such action will not result in a reduction or withdrawal of that rating agency's then current rating of any of the notes.

      "Receivables Servicer Servicing Fee" means, with respect to a receivables servicer and a collection period, the amount of the servicing fee payable to such receivables servicer under the applicable receivables servicer servicing agreement, which amount shall not exceed one-twelfth of the Receivables Servicing Fee Rate multiplied by the aggregate principal balance of those receivables serviced by that receivables servicer as of the first day of that collection period.

      "Receivables Servicing Fee Rate" shall mean an amount not to exceed 1.00% payable in accordance with the applicable receivables servicer servicing agreement.

      "Receivables Servicer Supplemental Payment Amount" means, with respect to any payment date, the lesser of (a) the Netted Receivables Servicer Servicing Fee Amount for the related collection period and (b) the excess, if any, of (i) the aggregate amount required to pay in full those payments described in clauses
(1) through (10) above under "Application of Available Funds--Priority of Payments" for that payment date over (ii) the Available Funds (excluding clause
(iii) thereof) for that payment date.

      "Record Date" means, with respect to any payment date or optional prepayment date and any book-entry security, the close of business on the day prior to that payment date or prepayment date or, with respect to any definitive note or definitive certificate, the last day of the month preceding the month in which that payment date or optional prepayment date occurs.

      "Regular Allocation of Principal" means, with respect to any payment date, an amount not less than zero equal to (a) the excess, if any, of (i) aggregate principal amount of the receivables (excluding Liquidated Receivables) as of the beginning of the related collection period minus the aggregate principal amount of the receivables (excluding Liquidated Receivables) as of the end of the related collection period over (ii) the sum of the First Allocation of Principal for such Payment Date, the Second Allocation of Principal for such Payment Date and the Third Allocation of Principal for such Payment Date, minus (b) the excess, if any, of (i) the aggregate principal amount of the receivables (excluding Liquidated Receivables) as of the beginning of the related collection period minus the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to all payments made on such date) over (ii) the Target Overcollateralization Level for that payment date.

      "SEC" means the Securities and Exchange Commission.

      "Second Allocation of Principal" means, with respect to any payment date, an amount not less than zero equal to (1) the excess, if any, of (x) the aggregate principal balance of the Class A notes and the Class B notes as of the preceding payment date (after giving effect to any principal payments made on the Class A notes and the Class B notes on that preceding payment date) or, in the case of the initial payment date, the closing date, over (y) the aggregate principal balance of the receivables as of the end of the related collection period MINUS (2) the First Allocation of Principal for that payment date; provided, however, that the Second Allocation of Principal will not exceed the sum of the aggregate outstanding principal amount of the Class A notes and the Class B notes on that payment date (after giving effect to any principal payments made on the Class A notes and the Class B notes on that payment date in respect of the First Allocation of Principal, if any); provided, further, however, that the Second Allocation of Principal for any payment date on or after the final scheduled payment date for the Class B notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B notes to zero.

      "Sequential Principal Payment Trigger Percentage" means, with respect to any payment date set forth below, the percentage corresponding thereto:

            Payment Date                                             Percentage
            -------------------------------------------------        ----------
            Through and including June 15, 2008                         1.50%
            July 15, 2008 through and including June 15, 2009           2.25%
            July 15, 2009 and thereafter                                2.50%

      "Servicing Fee" means, with respect to the first collection period, the product of (A) a fraction, the numerator of which is the number of days as calculated under the 30/360 day-count convention from and including the closing date to and excluding the initial payment date (i.e., 18 days), and the denominator of which is equal to thirty, (B) one-twelfth of the Servicing Fee Rate and (C) the aggregate principal balance of the receivables as of the first day of that collection period, and, with respect to any subsequent collection period, the product of (A) one-twelfth of the Servicing Fee Rate and (B) the aggregate principal balance of the receivables as of the first day of that collection period.

      "Servicing Fee Rate" means 1.05%.

      "Similar   Law"  means  a  federal,   state  or  local  law  that  imposes
requirements similar to Title I of ERISA or Section 4975 of the Code.

      "Simple Interest Receivable" means any receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

      "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the amount of interest accrued from the date of the preceding payment to the date of the current payment.

      "Supplemental Servicing Fees" means late fees, NSF check fees or other similar amounts entitled to be retained by the receivables servicers, if any, as set forth in the related receivables servicing agreement.

      "Target Overcollateralization Level" means, on any payment date, the greater of (a) 2.0% of the outstanding principal balance of the receivables as of the end of the related collection period and (b) 1.0% of the initial principal balance of the receivables.

      "Third Allocation of Principal" means, with respect to any payment date, an amount not less than zero equal to (1) the excess, if any, of (x) the aggregate principal balance of the Class A notes, the Class B notes and the Class C notes as of the preceding payment date (after giving effect to any principal payments made on the Class A notes, the Class B notes and the Class C notes on that preceding payment date) or, in the case of the initial payment date, the closing date, over (y) the aggregate principal balance of the receivables as of the end of the related collection period minus (2) the First Allocation of Principal and the Second Allocation of Principal for that payment date; provided, however, that the Third Allocation of Principal will not exceed the sum of the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C notes on that payment date (after giving effect to any principal payments made on the Class A notes, the Class B notes and the Class C notes on that payment date in respect of the First Allocation of Principal and the Second Allocation of Principal, if any); provided, further, however, that the Third Allocation of Principal for any payment date on or after the final scheduled payment date for the Class C notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C notes to zero.

      "Three-Month Annualized Net Loss Ratio" means, with respect to any payment date, the product of (x) twelve and (y) the average of the Monthly Net Loss Ratios for each of the three preceding collection periods (or if prior to three months from the closing date, the number of whole collection periods since the cut-off date). For the purpose of this definition, the "Monthly Net Loss Ratio" means, for the last day of any collection period, a fraction expressed as a percentage, the numerator of which is equal to the Net Liquidation Losses for that collection period and the denominator of which is equal to the aggregate principal balance of the receivables as of the first day of that collection period.

                  INDEX OF TERMS FOR THE PROSPECTUS SUPPLEMENT


ABS...................................................................S-67, S-99
ABS Tables............................................................S-67, S-99
Available Collections.......................................................S-99
Available Funds.............................................................S-99
Bancshares..................................................................S-12
certificate distribution account............................................S-90
Class A Interest Payment Amount.............................................S-99
Class A notes................................................................S-2
Class A Principal Payment Amount...........................................S-100
Class A-1 Interest Payment Amount..........................................S-100
Class A-1 Interest Rate....................................................S-100
Class A-2 Interest Payment Amount..........................................S-100
Class A-2 Interest Rate....................................................S-101
Class A-3 Interest Payment Amount..........................................S-101
Class A-3 Interest Rate....................................................S-101
Class A-4 Interest Payment Amount..........................................S-101
Class A-4 Interest Rate....................................................S-101
Class B Interest Payment Amount............................................S-101
Class B Interest Rate......................................................S-102
Class B Principal Payment Amount...........................................S-102
Class C Interest Payment Amount............................................S-102
Class C Interest Rate......................................................S-102
Class C Principal Payment Amount...........................................S-102
Class D Interest Payment Amount............................................S-103
Class D Interest Rate......................................................S-103
Class D Principal Payment Amount...........................................S-103
Clearstream................................................................S-103
closing date.................................................................S-2
Code.......................................................................S-103
collection account..........................................................S-90
collection period............................................................S-2
Comptroller.................................................................S-12
Controlling Class.....................................................S-7, S-103
cut-off date.................................................................S-2
depositor....................................................................S-1
Depository Institution......................................................S-60
Determination Date.........................................................S-103
DTC........................................................................S-103
Erisa......................................................................S-103
Euroclear..................................................................S-103
Events Of Servicing Termination.............................................S-59
Excess Allocation of Principal.............................................S-103
excess spread................................................................S-8
Fidelity..............................................................S-1, S-104
Fidelity receivables.........................................................S-1
Final Scheduled Payment Date................................................S-64
First Allocation of Principal..............................................S-104
Ford Credit...........................................................S-1, S-104
Ford Credit receivables......................................................S-1
Huntington............................................................S-1, S-104
Huntington receivables.......................................................S-1
Indenture trustee............................................................S-2
Indenture Trustee Fee......................................................S-104
IRS.........................................................................S-93
issuing entity...............................................................S-1
Liquidated Receivable......................................................S-104
Liquidation Proceeds.......................................................S-104
London Business Day........................................................S-104

Net Liquidation Losses.....................................................S-104
Net Servicing Fee..........................................................S-104
Netted Receivables Servicer Servicing Fee Amount...........................S-104
Offered Notes................................................................S-2
originators..................................................................S-1
Outstanding.................................................................S-80
owner trustee................................................................S-2
Owner Trustee Fee..........................................................S-105
payment date.................................................................S-2
Plan.......................................................................S-105
Plan Assets Regulation.....................................................S-105
principal distribution account..............................................S-90
PTCE........................................................................S-94
Rating Agency Condition....................................................S-105
Receivables Servicer Servicing Fee.........................................S-105
Receivables Servicer Supplemental Payment Amount...........................S-105
receivables servicers........................................................S-2
Receivables Servicing Fee Rate.............................................S-105
Record Date................................................................S-105
Regular Allocation of Principal............................................S-105
SEC........................................................................S-105
Second Allocation of Principal.............................................S-105
seller.......................................................................S-1
sellers......................................................................S-1
Sequential Principal Payment Trigger Percentage............................S-106
servicer.....................................................................S-1
Servicing Fee..............................................................S-106
Servicing Fee Rate.........................................................S-106
Similar Law................................................................S-106
Simple Interest Method.....................................................S-106
Simple Interest Receivable.................................................S-106
sponsor......................................................................S-1
Supplemental Servicing Fees................................................S-106
Target Overcollateralization Level.........................................S-106
Third Allocation of Principal..............................................S-106
Three-Month Annualized Net Loss Ratio......................................S-107
underwriters................................................................S-95

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX A

       STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS

      The information presented in this Appendix A to the extent such information relates to the sponsor's experience with respect to its securitized portfolios of retail installment sale contracts re: motor vehicles established prior to January 1, 2006, is not deemed to be part of this prospectus supplement, the accompanying prospectus or the registration statement.

                       Characteristics of the Receivables

     As of the relevant cut-off date, the retail installment sale contracts in the securitized portfolios consisted of the characteristics provided below.

                                 Pool Summaries


                        GSALT 2007-1       GSALT 2006-1        GSALT 2005-1        GSALT 2004-1       GSALT 2003-1
                        ------------       ------------        ------------        ------------       ------------
Pool Balance........    $658,370,765       $860,904,587       $1,316,677,761      $1,271,628,120     $527,442,461
--------------------------------------------------------------------------------------------------------------------
Number of Loans.....       42,004             52,302              78,048              80,770            31,785
====================================================================================================================
Average Principal
  Balance...........      $15,674             $16,460            $16,870             $15,744           $16,594
--------------------------------------------------------------------------------------------------------------------
 Range of Principal
  Balances..........   $14 to $72,081    $1,008 - $71,429   $1,003 - $146,325      $4 - $71,270     $1,310 - $78,888
--------------------------------------------------------------------------------------------------------------------
Average Original          $20,598             $20,959            $22,079             $19,787           $18,290
  Amount Financed...
--------------------------------------------------------------------------------------------------------------------
 Range of Original
  Amount Financed... $1,824 to $74,342   $1,712 - $75,710   $1,721 - $152,511    $1,033 - $87,775   $4,197 - $88,900
--------------------------------------------------------------------------------------------------------------------
Weighted Average APR       8.13%               7.32%               6.64%               6.36%              7.52%
====================================================================================================================
 Range of APRs......  0.00% - 24.99%      0.00% - 24.99%     0.00% - 28.00%       0.00% - 29.95%     3.90% - 19.99%
--------------------------------------------------------------------------------------------------------------------
Weighted Average
  Remaining Term....     58 months          55 months           53 months           51 months          57 months
--------------------------------------------------------------------------------------------------------------------
 Range of Remaining
  Terms.............   1 - 84 months      1 - 84 months       1 - 94 months       0 - 82 months      15 - 81 months
--------------------------------------------------------------------------------------------------------------------
Weighted Average
  Original Term.....     69 months          67 months           68 months           63 months          64 months
--------------------------------------------------------------------------------------------------------------------
 Range of Original
  Terms.............  24 - 109 months     24 - 85 months     12 - 96 months       12 - 84 months     24 - 84 months
--------------------------------------------------------------------------------------------------------------------
Weighted Average
  FICO(1)...........        721                725                  724                 722               722
--------------------------------------------------------------------------------------------------------------------
New / Used Mix......     54% / 46%           61% / 39%          68% / 32%            63% / 37%          56% / 44%
--------------------------------------------------------------------------------------------------------------------



Top 5 State           OH:        24%       OH:       24%      AZ         16%      OH:        27%      OH:        28%
  Concentrations
                      FL:        14%       KY:       11%      FL:        13%      FL:        11%      MI:        17%
                      KY:        10%       FL:       11%      OH:        12%      MI:        10%      FL:        17%
                      IN:         8%       IN:        7%      GA:         7%      IN:        10%      IN:        11%
                      MI:         7%       MI:        7%      TX:         5%      KY:         8%      WV:         7%
--------------------------------------------------------------------------------------------------------------------
Pool                  HNB:      72%        HNB:      66%      OSB:       59%      HNB:       72%      HNB:      100%
Concentration by
Originator(2)
                      Ford:     20%        Ford:     33%      Ford:      32%      Ford:      28%
                      Fidelity: 7%         OSB:      1%       HNB:        9%
--------------------------------------------------------------------------------------------------------------------

(1) Excluding receivables with no available FICO.

(2) Percentages may not add to 100.0% due to rounding.

             Monthly Net Cumulative Loss Rates(1)
               (as a % of Original Pool Balance)
                   As of May 31, 2007

                          GSALT        GSALT       GSALT        GSALT
----------------------------------------------------------------------
Months from Issuance      2003-1       2004-1      2005-1       2006-1
----------------------------------------------------------------------
         1                0.00%        0.00%       0.01%        0.00%
         2                0.00%        0.01%       0.02%        0.02%
         3                0.01%        0.04%       0.12%        0.06%
         4                0.04%        0.09%       0.25%        0.12%
         5                0.07%        0.15%       0.37%        0.17%
         6                0.12%        0.22%       0.47%        0.25%
         7                0.18%        0.30%       0.53%        0.30%
         8                0.26%        0.35%       0.56%        0.36%
         9                0.32%        0.43%       0.61%        0.42%
        10                0.39%        0.51%       0.64%        0.49%
        11                0.44%        0.58%       0.70%
        12                0.48%        0.62%       0.75%
        13                0.53%        0.69%       0.78%
        14                0.59%        0.76%       0.83%
        15                0.65%        0.81%       0.89%
        16                0.72%        0.86%       0.95%
        17                0.77%        0.92%       0.99%
        18                0.81%        0.97%       1.04%
        19                0.88%        1.02%       1.08%
        20                0.94%        1.07%       1.12%
        21                1.02%        1.12%       1.15%
        22                1.08%        1.16%
        23                1.13%        1.21%
        24                1.17%        1.24%
        25                1.20%        1.30%
        26                1.21%        1.34%
        27                1.25%        1.35%
        28                1.29%        1.37%
        29                1.34%        1.39%
        30                1.37%        1.40%
        31                1.40%        1.42%
        32                1.44%        1.44%
        33                1.45%        1.46%
        34                1.48%        1.47%
        35                1.50%        1.50%
        36                1.51%        1.51%
        37                1.52%        1.52%
        38                1.53%        1.53%
        39                1.53%        1.54%
        40                1.53%
        41                1.54%
        42                1.57%
        43                1.58%
        44                1.59%
        45                1.59%
----------
(1) The monthly net cumulative loss percent is calculated by dividing the cumulative net dollars charged off, which is the gross principal balance charged off for any automobile loan less any recoveries received, over the original pool balance of the automobile loans.

                  Monthly Delinquencies Greater than 30 Days(1)
                      (as a % of End of Month Pool Balance)
                               As of May 31, 2007

                          GSALT        GSALT       GSALT        GSALT
----------------------------------------------------------------------
Months from Issuance      2003-1       2004-1      2005-1       2006-1
----------------------------------------------------------------------
         1                0.31%        0.55%       0.75%        0.92%
         2                0.48%        0.68%       0.91%        0.98%
         3                0.61%        0.78%       1.09%        1.22%
         4                0.75%        0.90%       1.05%        1.27%
         5                0.83%        1.07%       1.18%        1.27%
         6                0.88%        1.22%       1.07%        1.41%
         7                0.96%        1.26%       0.98%        1.43%
         8                0.95%        1.33%       0.94%        1.41%
         9                1.15%        1.28%       1.02%        1.31%
        10                1.01%        1.41%       1.09%        1.44%
        11                0.80%        1.48%       1.18%
        12                1.10%        1.50%       1.35%
        13                1.15%        1.30%       1.26%
        14                1.18%        1.43%       1.36%
        15                1.45%        1.33%       1.41%
        16                1.56%        1.62%       1.45%
        17                1.70%        1.60%       1.57%
        18                1.71%        1.81%       1.49%
        19                1.55%        1.92%       1.37%
        20                1.69%        1.93%       1.41%
        21                1.53%        2.24%       1.51%
        22                1.51%        2.23%
        23                1.32%        2.45%
        24                1.22%        2.30%
        25                1.37%        1.95%
        26                1.73%        1.91%
        27                1.84%        1.98%
        28                1.87%        2.05%
        29                1.98%        2.19%
        30                1.77%        2.69%
        31                2.04%        2.73%
        32                1.98%        2.61%
        33                1.86%        2.89%
        34                1.91%        2.91%
        35                1.94%        3.02%
        36                1.64%        2.82%
        37                1.85%        2.69%
        38                2.32%        2.60%
        39                2.41%        2.81%
        40                2.58%
        41                2.67%
        42                2.67%
        43                3.03%
        44                3.08%
        45                 N/A
----------
(1) The monthly delinquency percent is calculated by dividing the total remaining principal balance of automobile loans greater than 30 days past due by the end of the month principal balance of the total pool of automobile loans.

                     Monthly Delinquencies of 30-59 Days(1)
                      (as a % of End of Month Pool Balance)
                               As of May 31, 2007

                          GSALT        GSALT       GSALT        GSALT
----------------------------------------------------------------------
Months from Issuance      2003-1       2004-1      2005-1       2006-1
----------------------------------------------------------------------
         1                0.27%        0.53%       0.63%        0.81%
         2                0.37%        0.56%       0.59%        0.76%
         3                0.43%        0.57%       0.69%        0.96%
         4                0.46%        0.64%       0.65%        0.95%
         5                0.49%        0.76%       0.82%        0.92%
         6                0.52%        0.88%       0.72%        1.09%
         7                0.57%        0.89%       0.68%        1.04%
         8                0.56%        0.92%       0.67%        1.01%
         9                0.77%        0.86%       0.77%        0.95%
        10                0.66%        1.02%       0.78%        1.10%
        11                0.49%        1.09%       0.89%
        12                0.74%        1.02%       1.03%
        13                0.69%        0.86%       0.89%
        14                0.74%        1.01%       0.95%
        15                0.91%        0.90%       1.01%
        16                1.00%        1.18%       1.06%
        17                1.03%        1.15%       1.13%
        18                1.04%        1.27%       1.06%
        19                0.93%        1.35%       0.95%
        20                1.05%        1.34%       1.04%
        21                0.95%        1.59%       1.09%
        22                0.95%        1.52%
        23                0.94%        1.70%
        24                0.90%        1.47%
        25                0.99%        1.27%
        26                1.19%        1.41%
        27                1.22%        1.46%
        28                1.22%        1.45%
        29                1.34%        1.59%
        30                1.16%        1.95%
        31                1.34%        1.96%
        32                1.22%        1.84%
        33                1.51%        2.05%
        34                1.55%        1.99%
        35                1.28%        2.12%
        36                1.12%        1.90%
        37                1.40%        1.84%
        38                1.80%        1.81%
        39                1.68%        1.88%
        40                1.68%
        41                1.91%
        42                1.84%
        43                2.26%
        44                2.22%
        45                 N/A
----------
(1) The monthly delinquency percent is calculated by dividing the total remaining principal balance of automobile loans greater than 30 but less than 59 days past due by the end of the month principal balance of the total pool of automobile loans.

                     Monthly Delinquencies of 60-89 Days(1)
                      (as a % of End of Month Pool Balance)
                               As of May 31, 2007

                          GSALT        GSALT       GSALT        GSALT
----------------------------------------------------------------------
Months from Issuance      2003-1       2004-1      2005-1       2006-1
----------------------------------------------------------------------
         1                0.04%        0.02%       0.12%        0.11%
         2                0.08%        0.12%       0.23%        0.16%
         3                0.10%        0.14%       0.24%        0.17%
         4                0.18%        0.15%       0.23%        0.18%
         5                0.15%        0.15%       0.19%        0.19%
         6                0.15%        0.17%       0.21%        0.20%
         7                0.18%        0.20%       0.17%        0.21%
         8                0.19%        0.21%       0.14%        0.20%
         9                0.16%        0.24%       0.17%        0.19%
        10                0.16%        0.17%       0.19%        0.20%
        11                0.16%        0.20%       0.16%
        12                0.21%        0.24%       0.19%
        13                0.29%        0.21%       0.22%
        14                0.22%        0.22%       0.21%
        15                0.25%        0.24%       0.21%
        16                0.32%        0.21%       0.22%
        17                0.34%        0.22%       0.28%
        18                0.27%        0.31%       0.24%
        19                0.28%        0.28%       0.25%
        20                0.30%        0.28%       0.16%
        21                0.26%        0.32%       0.26%
        22                0.28%        0.33%
        23                0.14%        0.33%
        24                0.20%        0.35%
        25                0.22%        0.29%
        26                0.29%        0.24%
        27                0.32%        0.24%
        28                0.32%        0.28%
        29                0.39%        0.29%
        30                0.33%        0.37%
        31                0.34%        0.37%
        32                0.38%        0.37%
        33                0.34%        0.38%
        34                0.36%        0.45%
        35                0.38%        0.44%
        36                0.23%        0.40%
        37                0.21%        0.37%
        38                0.33%        0.28%
        39                0.45%        0.43%
        40                0.53%
        41                0.37%
        42                0.55%
        43                0.36%
        44                0.63%
        45                 N/A
----------
(1) The monthly delinquency percent is calculated by dividing the total remaining principal balance of automobile loans greater than 60 but less than 89 days past due by the end of the month principal balance of the total pool of automobile loans.

                 Monthly Delinquencies Greater than 90 Days (1)
                      (as a % of End of Month Pool Balance)
                               As of May 31, 2007

                          GSALT        GSALT       GSALT        GSALT
----------------------------------------------------------------------
Months from Issuance      2003-1       2004-1      2005-1       2006-1
----------------------------------------------------------------------
         1                0.00%        0.00%       0.00%        0.00%
         2                0.04%        0.01%       0.09%        0.06%
         3                0.09%        0.07%       0.16%        0.09%
         4                0.11%        0.11%       0.18%        0.13%
         5                0.18%        0.15%       0.17%        0.16%
         6                0.21%        0.16%       0.14%        0.13%
         7                0.21%        0.16%       0.13%        0.18%
         8                0.20%        0.20%       0.12%        0.19%
         9                0.22%        0.19%       0.08%        0.17%
        10                0.20%        0.22%       0.12%        0.13%
        11                0.15%        0.19%       0.13%
        12                0.15%        0.24%       0.13%
        13                0.17%        0.23%       0.15%
        14                0.21%        0.20%       0.20%
        15                0.28%        0.19%       0.20%
        16                0.25%        0.23%       0.17%
        17                0.33%        0.23%       0.17%
        18                0.40%        0.23%       0.19%
        19                0.34%        0.30%       0.17%
        20                0.34%        0.30%       0.20%
        21                0.32%        0.32%       0.15%
        22                0.27%        0.38%
        23                0.24%        0.42%
        24                0.13%        0.47%
        25                0.15%        0.39%
        26                0.26%        0.27%
        27                0.29%        0.28%
        28                0.33%        0.32%
        29                0.26%        0.31%
        30                0.28%        0.37%
        31                0.35%        0.40%
        32                0.37%        0.41%
        33                0.00%        0.46%
        34                0.00%        0.47%
        35                0.28%        0.46%
        36                0.29%        0.52%
        37                0.24%        0.48%
        38                0.19%        0.52%
        39                0.28%        0.50%
        40                0.36%
        41                0.39%
        42                0.27%
        43                0.41%
        44                0.23%
        45                 N/A
----------
(1) The monthly delinquency percent is calculated by dividing the total remaining principal balance of automobile loans greater than 90 days past due by the end of the month principal balance of the total pool of automobile loans.

                                  ABS Speed (1)
                               As of May 31, 2007

                          GSALT        GSALT       GSALT        GSALT
----------------------------------------------------------------------
Months from Issuance      2003-1       2004-1      2005-1       2006-1
----------------------------------------------------------------------
         1                1.38%        1.22%       2.08%        1.46%
         2                1.39%        1.55%       1.87%        1.57%
         3                1.50%        1.58%       1.82%        1.48%
         4                1.65%        1.49%       1.66%        1.27%
         5                1.59%        1.68%       1.63%        1.37%
         6                1.68%        1.70%       1.59%        1.30%
         7                1.73%        1.71%       1.46%        1.41%
         8                1.43%        1.54%       1.83%        1.28%
         9                1.56%        1.53%       1.52%        1.58%
        10                1.52%        1.59%       1.86%        1.55%
        11                1.50%        1.45%       1.80%
        12                1.79%        1.39%       1.75%
        13                1.72%        1.41%       1.62%
        14                1.61%        1.74%       1.59%
        15                1.84%        1.70%       1.51%
        16                1.74%        1.61%       1.39%
        17                1.64%        1.71%       1.30%
        18                1.54%        1.67%       1.46%
        19                1.57%        1.80%       1.32%
        20                1.30%        1.52%       1.57%
        21                1.45%        1.42%       1.47%
        22                1.29%        1.35%
        23                1.42%        1.35%
        24                1.63%        1.39%
        25                1.50%        1.35%
        26                1.53%        1.66%
        27                1.60%        1.40%
        28                1.62%        1.48%
        29                1.68%        1.50%
        30                1.46%        1.52%
        31                1.36%        1.54%
        32                1.36%        1.40%
        33                1.28%        1.31%
        34                1.36%        1.32%
        35                1.31%        1.25%
        36                1.46%        1.36%
        37                1.34%        1.27%
        38                1.43%        1.37%
        39                1.32%        1.35%
        40                1.35%
        41                1.45%
        42                1.27%
        43                1.29%
        44                1.24%
        45                 N/A
----------
(1) The ABS speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of automobile loans, including prepayments and defaults, divided by the beginning of month pool balance less scheduled payments received. The SMM is converted into the ABS speed by dividing (a) the product of one hundred and the SMM by (b) the sum of
(i) one hundred and (ii) the SMM multiplied by the age of the loans in the pool, in months, since origination minus one (with the cut-off being "1"), where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01).

                               Asset Backed Notes
                            Asset Backed Certificates

                   Goldman Sachs Asset Backed Securities Corp.
                                    Depositor

--------------------------------------------------------------------------------
Before you purchase any of the securities, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page 6 of this prospectus and the risk factors set forth in the prospectus supplement.

The securities will represent interests in or obligations of the trust only and will not represent interests in or obligations of Goldman, Sachs & Co., the sponsor, the servicer, any sub-servicer, the depositor or any of their respective affiliates.

This prospectus may be used to offer and sell any of the securities only if accompanied by the prospectus supplement for the trust.
--------------------------------------------------------------------------------

The issuing entities --

We will form a new issuing entity for each transaction.

Each issuing entity will be a trust and will issue asset-backed securities consisting of notes and certificates in one or more classes.

The assets of each issuing entity will consist of:

o one or more pools of retail automobile and light truck loan and installment sale contracts secured by new and used automobiles, motorcycles, vans, trucks, sport utility vehicles, trailers or other similar vehicles, and security interests in the vehicles financed by motor vehicle retail installment loan agreements or motor vehicle retail installment sale contracts; and

o     related assets including:

      --    collections on the receivables represented by those contracts;

      --    security interests in the financed vehicles; and

      --    proceeds from claims on related insurance policies.

The securities --

o will be asset-backed securities payable from the assets of the issuing entity;

o may benefit from one or more forms of credit or payment enhancement, including overcollateralization, excess spread and/or subordination of certain classes of notes and/or certificates; and

o     will consist of:

      --    notes (that will be obligations of the issuing entity); and

      -- certificates (that will be undivided beneficial interests in the issuing entity).

The amount, price and terms of each offering of securities will be determined at the time of sale and are described in the prospectus supplement attached to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                  The date of this prospectus is June 20, 2007

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

                                                                            Page

READING THIS PROSPECTUS  AND THE PROSPECTUS SUPPLEMENT ...................    1
SUMMARY ..................................................................    2
RISK FACTORS .............................................................    6
THE ISSUING ENTITIES .....................................................   12
         The Issuing Entity's Property ...................................   12
         The Servicer ....................................................   12
         The Depositor ...................................................   13
         The Sponsor .....................................................   13
THE TRUSTEE ..............................................................   13
THE RECEIVABLES ..........................................................   14
         Origination .....................................................   14
         Criteria for Selecting the Receivables ..........................   14
         Precomputed Receivables .........................................   14
         Actuarial Receivables ...........................................   14
         Rule of 78s Receivables .........................................   15
         Simple Interest Receivables .....................................   15
         Prepayments and Rebates on Receivables ..........................   15
         Specific Information About the Receivables in the
           Prospectus Supplement .........................................   16
         Delinquencies, Repossessions and Net Losses .....................   16
THE COLLATERAL CERTIFICATES ..............................................   16
         Enhancement Relating to Collateral Certificates .................   17
         Additional Information Regarding Collateral Certificates ........   17
WEIGHTED AVERAGE LIFE OF THE SECURITIES ..................................   18
USE OF PROCEEDS ..........................................................   18
DESCRIPTION OF THE NOTES .................................................   18
         Distribution of Principal and Interest ..........................   19
         Provisions of the Indenture .....................................   20
         The Indenture Trustee ...........................................   25
DESCRIPTION OF THE CERTIFICATES ..........................................   25
         Distributions of Principal and Interest .........................   26
CERTAIN INFORMATION REGARDING THE SECURITIES .............................   26
         Book-Entry Registration .........................................   26
         Definitive Securities ...........................................   29
         List of Securityholders .........................................   30
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS .....................   30
         Sale and Assignment of Receivables ..............................   31
         Trust Accounts ..................................................   32
         Pre-Funding .....................................................   33
         Revolving Period ................................................   34
         Servicing Procedures ............................................   35
         Collections .....................................................   35
         Advances ........................................................   36
         Net Deposits ....................................................   36
         Servicing Compensation and Payment of Expenses ..................   37
         Distributions ...................................................   37
         Credit and Cash Flow Enhancement ................................   38
         Subordination Agreements ........................................   40
         Evidence as to Compliance .......................................   40
CERTAIN MATTERS REGARDING THE SERVICER ...................................   41
         Servicer Termination Events .....................................   41
         Rights Upon Servicer Termination Event ..........................   42
         Waiver of Past Defaults .........................................   43
         Amendment .......................................................   43
         Payment in Full of the Notes ....................................   43
         Termination .....................................................   43

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES .................................   44
         Security Interests in Financed Vehicles .........................   44
         Repossession ....................................................   46
         Notice of Sale; Redemption Rights ...............................   46
         Deficiency Judgments and Excess Proceeds ........................   46
         Consumer Protection Laws ........................................   47
         Other Limitations ...............................................   48
CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES .........................   49
         Issuing Entities That Are Classified As Partnerships ............   49
         Tax Characterization of the Issuing Entity ......................   49
         Tax Consequences to Holders of the Notes ........................   49
         Tax Consequences to Certificateholders ..........................   56
         Classification as a Partnership .................................   56
         Issuing Entities in Which All Equity Interests Are Retained
           by the Seller, the Depositor or an Affiliate of the Seller
           or the Depositor ..............................................   62
         Tax Characterization of the Issuing Entity ......................   62
         Tax Consequences to Holders of the Notes ........................   62
         Issuing Entities That Are Classified as Grantor Trusts ..........   63
         Tax Characterization of the Issuing Entity ......................   63
         Certain Certificates Treated as Indebtedness ....................   67
CERTAIN STATE TAX CONSEQUENCES ...........................................   70
ERISA CONSIDERATIONS .....................................................   70
         General .........................................................   70
         Plan Asset Regulation ...........................................   71
         Certificates ....................................................   71
         Underwriter Exemption ...........................................   72
         Notes ...........................................................   78
PLAN OF DISTRIBUTION .....................................................   79
LEGAL MATTERS ............................................................   80
PROSPECTUS SUPPLEMENT ....................................................   80
REPORTS TO SECURITYHOLDERS ...............................................   81
WHERE YOU CAN FIND MORE INFORMATION ......................................   81
INDEX OF TERMS FOR THE PROSPECTUS ........................................   83
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES ....   86
         Initial Settlement ..............................................   86
         Secondary Market Trading ........................................   86
         Certain U.S. Federal Income Tax Documentation Requirements ......   88

                             READING THIS PROSPECTUS

                          AND THE PROSPECTUS SUPPLEMENT

      This prospectus provides general information about the securities to be issued by the issuing entities, some of which may not apply to securities issued by a particular issuing entity, including your securities.

      The prospectus supplement will describe the specific terms of the particular issuing entity and the securities it issues, including:

      o     the timing and amount of interest and principal payments;

      o     information about the receivables;

      o information about credit and payment enhancement, if any, for each offered security;

      o     credit ratings of the securities; and

      o     the method for selling the securities.

      You should rely solely on information provided in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information.

      This prospectus and the prospectus supplement begin with several introductory sections that provide information about the issuing entity and the securities in abbreviated form, followed by more complete descriptions. The introductory sections are:

      o     Summary -- gives an overview of the terms of the securities; and

      o Risk Factors -- describes briefly some of the risks of investing in the securities.

      We have included cross-references in the introductory sections that will direct you elsewhere in this prospectus or the prospectus supplement to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

      The location for definitions of capitalized and other important terms may be found in the Index beginning on page 82 of this prospectus.

                                     SUMMARY

      The following summary is a short description of the information in this prospectus and provides an overview of the terms of the securities. For that reason, this summary does not contain all of the information that may be important to you nor does it describe all of the terms of the securities. To fully understand the terms of the offering of the securities, you will need to read the entire prospectus and prospectus supplement.

The Issuing Entities

The depositor will form a separate trust or limited partnership as the issuing entity for each transaction. Each trust will be a statutory trust or a common law trust created by a trust agreement between the depositor and the trustee. Each limited partnership will be created by a limited partnership agreement between the parties identified in the accompanying prospectus supplement.

The Depositor

Goldman Sachs Asset Backed Securities Corp., a limited purpose Delaware corporation. The depositor is an indirect, wholly owned subsidiary of Goldman, Sachs & Co.

The Servicer

Each prospectus supplement will specify the servicer for the issuing entity. To the extent specified in the applicable prospectus supplement, the servicer may delegate its servicing duties to one or more sub-servicers.

The Sponsor

Each prospectus supplement will specify the sponsor for the related transaction.

The Trustees

Each prospectus supplement will specify:

o     the trustee of the issuing entity; and

o     the indenture trustee for the notes.

The Securities

Notes

Each issuing entity will issue one or more classes of notes. The notes issued by each issuing entity will be governed by an indenture between that issuing entity and an indenture trustee.

The priority of payments between classes of notes and between the notes and certificates will be described in the prospectus supplement.

Certificates

Each issuing entity will issue one or more classes of certificates. The certificates will be governed by a trust agreement between the depositor and the trustee of the issuing entity.

Payments on the certificates generally will be subordinated to payments on the notes to the extent described in the prospectus supplement. The priority of payments between classes of notes and certificates will be described in the prospectus supplement.

Pre-Funding

If there is to be a pre-funding period in a transaction, the related prospectus supplement will disclose that fact and the terms thereof.

Revolving Period

If there is to be a revolving period in a transaction, the related prospectus supplement will disclose that fact and the terms thereof.

Terms of the Securities

The terms of each class of offered securities will be described in the prospectus supplement including:

o     the principal amount or certificate balance, if any;

o either the rate of interest or the method of determining the rate of interest (the rate of interest on the securities may be fixed, variable or adjustable);

o     the final scheduled distribution date; and

o     the expected final payment date.

A class of notes may differ from other classes of notes and a class of certificates may differ from other classes of certificates in certain respects including:

o     the timing and priority of payments;

o     the method of allocation of any losses;

o     the interest rate or interest calculation formula;

o     the amount of principal or interest payments;

o     the minimum denomination;

o whether principal and/or interest payments may be delayed or not made at all upon the occurrence of certain events and the related consequences; and

o whether payments of principal and interest may be made solely from designated portions of the receivables.

The notes will be available only in book-entry form.

The certificates may be issued in physical form or in book-entry form, as described in the prospectus supplement.

The issuing entity may be permitted to issue additional notes (variable pay term notes or variable pay revolving notes) on dates specified in the prospectus supplement and use the proceeds to repay certain classes of notes prior to their final scheduled payment date.

Optional Prepayment

The servicer has the option, or if the servicer does not exercise its option, any other person specified in the related prospectus supplement has the option, to purchase the receivables of the issuing entity on any distribution date that the aggregate principal balance of the receivables has declined to or below the percentage specified in the prospectus supplement of the initial aggregate principal balance of the receivables on the cut-off date or other date specified in the prospectus supplement. Upon such purchase, your securities will be prepaid in full.

For more information about the servicer's purchase option, you should read "Certain Matters Regarding the Servicer--Termination" in this prospectus and "Description of the Notes--Optional Prepayment" in the prospectus supplement.

The Receivables

The originator of the receivables described in the prospectus supplement will be an originator who regularly purchases retail installment sale contracts and/or loans that meet such originator's credit underwriting standards from various motor vehicle dealers. On or prior to the closing date, the originator will sell the receivables selected from its portfolio either directly to the depositor or to an affiliate of the depositor which will then sell the receivables to the depositor. The depositor will then sell those receivables to the issuing entity on the closing date pursuant to a sale and servicing agreement. The prospectus supplement will describe the receivables sold to the issuing entity on the closing date and the conditions, if any, under which the depositor may sell additional receivables to the issuing entity and the conditions, if any, under which the depositor, a servicer or any other party may repurchase receivables from the issuing entity.

For a more detailed description of the receivables, including the eligibility criteria they must meet, you should read "The Receivables Pool" in the prospectus supplement and "The Receivables" in this prospectus.

The Issuing Entity's Property

The assets of each issuing entity will be one or more pools of retail automobile and light duty truck loan and installment sale contracts secured by new and used automobiles, motorcycles, vans, trucks, sport utility vehicles, trailers or other similar vehicles, and security interests in the vehicles financed by the motor vehicle installment loan agreements or motor vehicle retail installment sale contracts. We refer to these contracts as the "receivables" and to the underlying vehicles as "financed vehicles."

We refer to the purchasers of the financed vehicles as the "obligors."

In addition to the receivables, each issuing entity will own assets related to the receivables, including:

o     collections on the receivables;

o     security interests in the financed vehicles;

o     proceeds from claims on related insurance policies; and

rights in the agreements identified in the prospectus supplement.

For more information about the issuing entity's property, you should read "The Issuing Entities --The Issuing Entity's Property" in this prospectus and "The Issuing Entity--Limited Purpose and Limited Assets" in the prospectus supplement.

Credit and Payment Enhancement

The issuing entity may include features designed to provide protection from losses on assets of the issuing entity to one or more classes of securities. These features are called "credit enhancement." In addition, the issuing entity may include features designed to ensure the timely payment of amounts owed to holders of the securities. These features are called "cash flow enhancement" or "payment enhancement." Credit and payment enhancement may include one or more of the following:

o "overcollateralization," or the aggregate principal balance of the receivables in excess of the principal amount of securities issued;

o     subordination of one or more classes of securities;

o     one or more reserve accounts;

o "excess spread," or interest earned on the receivables in excess of the amount required to be paid on the securities;

o     letters of credit or other credit facilities;

o     surety bonds, insurance policies, guarantees or similar arrangements;

o     guaranteed investment contracts or guaranteed rate agreements; or

o     repurchase obligations;

o     yield supplement arrangements;

o     liquidity facilities;

o     cash deposits; or

o     interest rate hedging arrangements.

The prospectus supplement will describe the credit or payment enhancement applicable to securities issued by the issuing entity and any limitations and exclusions applicable to a class of securities. For more information about enhancement, you should read "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement" in this prospectus.

Servicing of the Receivables

Servicing and Compensation

As specified herein and in the prospectus supplement, the servicer is responsible for making collections on the receivables, administering defaults and delinquencies, maintaining custody of documents and files related to the receivables and otherwise servicing the receivables. The issuing entity will pay the servicer a monthly servicing fee equal to a percentage of the outstanding principal balance of the receivables. The method for calculating such fee and the source of payment will be specified in the prospectus supplement. The servicer also will be entitled to retain as additional servicing compensation any late fees, prepayment charges and other administrative fees or similar charges collected during each month. For more information about the servicing of the receivables, you should read "Description of the Transfer and Servicing Agreements--Servicing Procedures" in this prospectus.

Servicer Advances for Certain Late Payments

The servicer may be obligated to advance to the issuing entity scheduled payments due on any receivable but not collected in a collection period (other than principal of simple interest receivables and if so provided in the prospectus supplement, the principal portion of the final payment on final payment receivables). The servicer will not be required to make any advance (other than the advance of an interest shortfall arising from a receivable prepaid in full or arising from a monthly payment on a simple interest receivable received prior to its due date) if it does not expect to recover the advance from the obligor. The issuing entity will reimburse the servicer for advances from subsequent collections on the related receivable or, if a receivable is a "defaulted receivable" or the servicer determines that any recovery from payments made on such receivable is unlikely, from collections on all the receivables. The applicable prospectus supplement will specify whether or not the servicer will make advances and any specific requirements and limits related to those advances.

For more information about advances by the servicer, you should read "Description of the Transfer and Servicing Agreement--Advances" in this prospectus.

Repurchase or Advances May be Required for Modified Receivables

In the course of its normal servicing procedures, the servicer may extend or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to:

o     purchase the receivable; or

o     advance funds to the issuing entity with respect to the receivable.

For more information about any extension or modification that may result in a servicer repurchase obligation, you should read "Description of the Transfer and Servicing Agreements--Servicing Procedures" in this prospectus.

Tax Status

Upon the issuance of securities by the issuing entity Federal Income Tax Counsel to the issuing entity is required to deliver an opinion that, for federal income tax purposes, the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation.

For more information about tax matters, you should read "Certain Material Federal Income Tax Consequences" and "Certain State Tax Consequences" in this prospectus and "Material Federal Income Tax Consequences" and "Certain State Tax Consequences" in the prospectus supplement.

ERISA Considerations

Administrators of employee benefit plans should review the matters discussed under "ERISA Considerations" in this prospectus and in the prospectus supplement.

                                  RISK FACTORS

      YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF THE SECURITIES.

Limited Liquidity May Result In    There will be no market for the securities of
Delays In Your Ability To Sell     any series prior to their issuance, and there
Securities Or Lower Returns        can be no assurance that a secondary market
                                   will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series. Goldman, Sachs & Co. presently expects to make a secondary market in the securities, but has no obligation to do so.
                                   Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

Limited Assets For Payments -      The depositor does not have, nor is it
No Recourse To Depositor           expected to have, any significant assets. The
                                   securities of a series will be payable solely from the assets of the issuing entity for that series. Except for any related insurance policies or credit support, there will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series. Consequently, holders of securities of each series must rely solely upon payments with respect to the assets of the issuing entity for a series of securities (including, if applicable, any amounts available pursuant to any enhancement for that series) for the payment of principal of and interest on the securities of that series. The receivables will not be insured or guaranteed by any person. If the related originators did not perfect security interests in the related financed vehicles, the issuing entity's ability to realize on the collateral securing the receivables may be affected and the proceeds to be distributed to the noteholders may be reduced.

                                   The only obligations, if any, of the
                                   depositor with respect to the securities of any series will be with respect to its breach of specific representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a receivable, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the receivable, or the seller, as the case may be, or from a reserve fund established to provide funds for repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase ineligible assets, you may experience a loss.

Limits On Enhancement May Result   Although we intend the enhancement for the
In Losses To You                   securities to reduce the risk of delinquent
                                   payments or losses to holders of a series of securities entitled to the benefit of the enhancement, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the assets of the issuing entity for a series of securities could result in losses to holders of those securities.

Timing And Rate Of Prepayments     The yield to maturity experienced by a holder
May Result In Lower Yield          of securities may be affected by the rate and
                                   timing of payments of principal of the
                                   receivables or of the underlying receivables relating to the collateral certificates. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

                                   o  the extent of prepayments of the
                                      receivables, which may be influenced by a variety of factors,

                                   o  the manner of allocating principal
                                      payments among the classes of securities of a series as specified in the related prospectus supplement, and

                                   o  the exercise of any right of optional
                                      redemption.

                                   Prepayments may also result from repurchases of receivables or underlying receivables, as applicable, due to material breaches of the originator's, the seller's or the depositor's representations or warranties. Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Risks Of Subordinated Securities   To the extent specified in the applicable
                                   prospectus supplement, distributions of
                                   interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the same series. Any subordinated securities will be affected to a greater degree by any losses on the receivables.

Potential Lack Of Security         The depositor will assign security interests
                                   in the financed vehicles securing the
                                   receivables to the related issuing entity.
                                   Due to administrative burden and expense, however, the certificates of title to the financed vehicles will not be amended or reissued to reflect the assignment to the issuing entity. In the absence of an amendment to the certificate of title, an issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. If an issuing entity does not have a perfected security interest in a financed vehicle, its ability to realize in the event of a default on that financed vehicle may be adversely affected.

Risk Of Commingling                We will require the servicer to deposit all
                                   payments on the receivables collected during each collection period into the related collection account within two business days of receipt of the payments. However, if a servicer satisfies particular requirements for less frequent remittances we will not require the servicer to deposit the amounts into the collection account until the business day preceding each distribution date.

                                   Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuing entity to secure timely remittances of collections on the receivables.

Removal Of A Servicer After A      The related prospectus supplement may provide
Servicer Termination Event         that with respect to a series of securities
                                   issued by an issuing entity, upon the
                                   occurrence of a servicer termination event that remains unremedied, the related indenture trustee or noteholders may remove the servicer without the consent of the related trustee or any certificateholders.
                                   The trustee or the certificateholders with respect to a series may not have the ability to remove the servicer if a servicer termination event occurs and remains unremedied unless no notes are outstanding or unless the issuing entity is a grantor trust.
                                   In addition, the noteholders with respect to a series have the ability, with specified exceptions, to waive events of termination by the servicer, including events that could materially adversely affect the certificateholders of the series. The related prospectus supplement may also provide that, upon the occurrence of an additional servicer termination event that remains unremedied under an issuing entity, the related indenture trustee (or under a grantor trust, the related trustee) or the certificateholders may remove the servicer
                                   (without the consent of the noteholders in the case of an owner trust).

Book Entry Registration -          Issuance of the securities in book-entry form
Beneficial Owners Not              may reduce the liquidity of these securities
Recognized By Issuing Entity       in the secondary trading market since
                                   investors may be unwilling to purchase
                                   securities for which they cannot obtain
                                   physical certificates. Since transactions in the securities can be effected only through The Depository Trust Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust Company or any other entities or otherwise to take actions in respect of the related securities may be limited due to the lack of a physical certificate representing the securities. You may experience some delay in the receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository
                                   Trust Company and The Depository Trust
                                   Company will credit the distributions to the accounts of its participants which will subsequently credit them to your account either directly or indirectly through indirect participants.

Possibility Of Losses Because      Unless otherwise specified in the prospectus
Neither the Servicer Nor Any       supplement, neither the servicer nor the
Sub-Servicers Will Cause The       related sub- servicers will cause the
Certificates Of Title Of The       certificates of title of the related financed
Financed Vehicles To Be            vehicles to be amended or reissued. In the
Amended Or Reissued                absence of amendments to the certificates of
                                   title, the issuing entity may not have
                                   perfected security interests in the financed vehicles securing the receivables originated in some states. The issuing entity not having a perfected security interest in some of the financed vehicles may affect the issuing entity's ability to realize on the collateral securing the receivables and thus may reduce the proceeds to be distributed to noteholders. See "Certain Legal Aspects of the Receivables" in this prospectus.

The Rate At Which The Notes        Unless otherwise specified in the prospectus
Will Amortize Cannot Be Predicted  supplement, all of the receivables are prepayable at any time. The rate of
                                   prepayments on the receivables may be
                                   influenced by a variety of economic, social and other factors. These factors include the fact that an obligor generally may not sell or transfer the related financed vehicle securing a receivable without the consent of the applicable receivables servicer unless the loan is repaid by the obligor at the time of the sale or transfer. The rate of prepayment on the receivables may also be influenced by the structure of the loan, the nature of the obligors and the related financed vehicles and servicing decisions.
                                   Under some circumstances, the servicer may be obligated to purchase receivables pursuant to a sale and servicing agreement as a result of specified uncured breaches of covenants by it, and each of the depositor and the receivables servicers may be obligated to repurchase receivables pursuant to a sale and servicing agreement as a result of specified uncured breaches of representations and warranties by it. In addition, the servicer or a certificateholder evidencing 100% of the percentage interests in the certificates may be entitled to exercise a "clean-up" call option which will cause the notes to be repaid in full. The circumstances in which the "clean-up" call option may be exercised shall be described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the depositor is not aware of publicly available industry statistics that set forth principal prepayment experience for motor vehicle retail installment sale contracts or loans similar to the receivables. No assurance can be given that prepayments on the receivables will conform to any estimated or actual historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the receivables.
                                   A higher than anticipated rate of prepayments of the receivables will reduce the aggregate principal balance of the notes more quickly than expected and thereby reduce anticipated aggregate interest payments on the notes.
                                   None of the issuing entity, the servicer or the depositor makes any representation as to the actual prepayment rates on the receivables. The amounts paid to noteholders will include prepayments on the receivables.
                                   The noteholders will bear all reinvestment risk resulting from the timing of payments on the notes.

Ratings Of The Notes Are Not       A rating is not a recommendation to purchase,
Guaranteed To Remain In Place      hold or sell notes. The ratings of the notes
                                   address the likelihood of the timely payment of interest and the ultimate payment of principal on the notes pursuant to their terms. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to the notes are subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the notes.

                              THE ISSUING ENTITIES

      With respect to each series of securities the depositor will establish a separate issuing entity which will be a limited partnership pursuant to a limited partnership agreement (a "Limited Partnership Agreement") between the parties identified in the related prospectus supplement or a trust (each limited partnership or trust, an "Issuing Entity") pursuant to a trust agreement (a "Trust Agreement") between the depositor and the related trustee or pursuant to a pooling, the related indenture trustee and servicing agreement (a "Pooling and Servicing Agreement") among the depositor, the servicer and the trustee for the related Issuing Entity, as applicable, for the transactions described in this prospectus and in the related prospectus supplement. Each Issuing Entity will be either a limited partnership, a statutory trust or a common law trust. The principal offices of each Issuing Entity and any related trustee will be specified in the applicable prospectus supplement. If the issuing entity is a limited partnership, references in this base prospectus to the owner trustee are instead deemed references to the issuing entity, and references to the Trust Agreement are instead deemed references to the Limited Partnership Agreement. No compensation to any director or officer of the general partner of a limited partnership will be paid by the related issuing entity.

The Issuing Entity's Property

      The property of each Issuing Entity will include a pool of receivables identified for each Issuing Entity and all payments due under such receivables after the applicable cut-off date in the case of Precomputed Receivables and all payments received under the Precomputed Receivables after the applicable cut-off date or closing date, as specified in the related prospectus supplement, in the case of Simple Interest Receivables, Collateral Certificates and Balloon Receivables. On the applicable closing date, after the issuance of the notes and/or certificates of a given series, the depositor will transfer or sell the receivables to the Issuing Entity in the outstanding principal amount specified in the related prospectus supplement. The property of each Issuing Entity may also include:

      o amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Agreement, sale and servicing agreement (a "Sale and Servicing Agreement") among the depositor, the servicer, the related Issuing Entity and any other party identified in such agreement or Pooling and Servicing Agreement, as applicable, and the proceeds of these accounts, as described in this prospectus and in the related prospectus supplement;

      o security interests in vehicles financed by the receivables (the "Financed Vehicles") and any other interest of a seller in the Financed Vehicles;

      o the rights to proceeds from claims on any physical damage, credit life and disability insurance policies and other insurance policies covering the Financed Vehicles or the obligors, as the case may be;

      o any property that has secured a receivable and that has been acquired by the applicable Issuing Entity; and

      o     any and all proceeds of the receivables or the foregoing.

      To the extent specified in the related prospectus supplement, a reserve account or other form of credit enhancement may be a part of the property of a given Issuing Entity or may be held by the trustee for the benefit of holders of the related securities.

The Servicer

      The servicer specified in the related prospectus supplement, as servicer under the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will service and administer the receivables held by each Issuing Entity and will receive fees for these services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in this prospectus and "Description of the Transaction Documents--Servicing Compensation and Expenses" in the related prospectus supplement. To facilitate the servicing of receivables, to the extent permitted in the related prospectus supplement, each seller and each trustee will authorize the servicer to retain physical possession of the receivables held by each Issuing Entity and other documents relating to possession of the receivables as custodian for each Issuing Entity. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended or reissued to reflect the sale and assignment of the security interest in the Financed Vehicles to a Issuing Entity. In the absence of an amendment, an Issuing Entity may not have a perfected security interest in some of the Financed Vehicles in some states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables." In the case of receivables consisting of collateral certificates, the trustee specified in the related prospectus supplement will manage the collateral certificates.

      If the protection provided to: (1) holders of notes issued by an owner trust by the subordination of the related certificates and by the reserve account, if any, or any other available form of credit enhancement for the series or (2) certificateholders by any reserve account or other form of credit enhancement is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on receivables or on the collateral certificates, and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted receivables for distributions of principal and interest on the securities. In this event, some factors, such as the applicable Issuing Entity's not having perfected security interests in all of the Financed Vehicles, may limit the ability of an Issuing Entity to realize on the collateral securing the related receivables, or may limit the amount realized to less than the amount due under receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables."

The Depositor

      The depositor is Goldman Sachs Asset Backed Securities Corp., a limited purpose Delaware corporation, which is an indirect, wholly owned subsidiary of Goldman, Sachs & Co. Each prospectus supplement will set forth any material continuing duties of the depositor relating to the securities or the pool assets after the related securities are issued (to the extent not already set forth in this prospectus). See "The Depositor" in the related prospectus supplement for a further description of the depositor.

The Sponsor

      The sponsor or sponsors for each Issuing Entity will be identified and, to the extent material, its experience and role in the transaction will be described in the related prospectus supplement. In addition, to the extent material, the related prospectus supplement will include a discussion of the sponsor's credit granting or underwriting criteria for the asset types being securitized (and the extent to which they have changed), the extent to which the sponsor outsourced to third parties any of its origination or purchasing functions and the extent to which the sponsor relies on securitization as a material funding source. There may be one or more than one sponsor, and a sponsor may or may not be affiliated with the depositor, as specified in the related prospectus supplement.

                                   THE TRUSTEE

      The trustee for each Issuing Entity will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A trustee may resign at any time by giving written notice to the depositor, the indenture trustee and the rating agencies, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the related trustee if the trustee ceases to be eligible to continue as trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee and payment of all fees owed to the outgoing trustee.

                                 THE RECEIVABLES

Origination

      The motor vehicle installment loan agreements or motor vehicle retail installment sale contracts (the "Receivables") will be secured by new and used automobiles, motorcycles, vans, trucks, sport utility vehicles, trailers or other similar vehicles and have been or will be originated or acquired by an originator in the ordinary course of its business, in accordance with such originator's credit and underwriting standards as described in the related prospectus supplement. Such Receivables will be sold by the originator to the seller on or prior to the applicable closing date for each Issuing Entity and the seller will transfer such Receivables to the depositor on each applicable closing date. The depositor will in turn transfer such Receivables to the applicable Issuing Entity on each applicable closing date.

Criteria for Selecting the Receivables

      The Receivables to be sold to each Issuing Entity will be selected from a seller's portfolio based on several criteria, which criteria include that (subject to particular limitations which, if applicable, will be specified in the related prospectus supplement) each Receivable:

      (a)   is secured by a new or used vehicle,

      (b) was originated or acquired, either from a motor vehicle dealer or a financial institution, by the seller,

      (c)   provides for either:

            (i) level monthly payments, except for the last payment, which may be different from the level payments, that, amortize as provided in the related prospectus supplement or amortize the amount financed over the original term to maturity of the related Receivable, or

            (ii) substantial principal payments due at the maturity date of the related loan or installment sale contract, (these receivables are referred to as "Balloon Receivables"), and

      (d)   is a Precomputed Receivable or a Simple Interest Receivable.

      No selection procedures adverse to securityholders used by the Seller in selecting the Receivables.

Precomputed Receivables

      "Precomputed Receivables" consist of either (1) monthly actuarial receivables ("Actuarial Receivables") or (2) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78s" ("Rule of 78s Receivables").

Actuarial Receivables

      An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Receivable multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment.

Rule of 78s Receivables

      A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Receivable for the term of the Receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

Simple Interest Receivables

      "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated contract interest rate under the related Receivable and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made.

      As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

      Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

Prepayments and Rebates on Receivables

      In the event of the prepayment in full, voluntarily or by acceleration, of a Rule of 78s Receivable, under the terms of the contract a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78s to the extent permitted by applicable state or federal law. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

      To the extent provided in the related prospectus supplement, each Issuing Entity will account for the Rule of 78s Receivables as if the Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable, calculated pursuant to the actuarial method, will not be paid to noteholders or passed through to certificateholders of the applicable series, but will be paid to the servicer as additional servicing compensation.

Specific Information About the Receivables in the Prospectus Supplement

      Information with respect to the Receivables will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition and distribution by annual percentage rate and by states of origination of the Receivables, the portion of the Receivables consisting of Precomputed Receivables, Balloon Receivables or Simple Interest Receivables, and the portion of the Receivables secured by new vehicles and by used vehicles.

Delinquencies, Repossessions and Net Losses

      Information concerning the experience of a seller pertaining to delinquencies, repossessions and net losses with respect to Receivables will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information.

                           THE COLLATERAL CERTIFICATES

      The assets of the Issuing Entity for a series may consist, in whole or in part, of "Collateral Certificates", which include certificates evidencing an undivided interest in, or notes or loans secured by, motor vehicle installment loan agreements and motor vehicle retail installment sale contracts. These Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement or are being registered under the Securities Act of 1933, as amended, in connection with the offering of a series of securities, which offering, distribution and registration may have been undertaken, or may be undertaken, by the depositor and/or one or more affiliates of the depositor, in each case, subject to exceptions which, if applicable, will be described in the related prospectus supplement. Collateral Certificates will have been issued pursuant to a pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an "Underlying Trust Agreement"). The servicer (the "Underlying Servicer") of the underlying motor vehicle installment loans or retail installment sale contracts will have entered into the Underlying Trust Agreement with a trustee (the "Underlying Trustee").

      The issuer of the Collateral Certificates (the "Underlying Issuer") will be:

      o a financial institution, corporation or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and motor vehicle retail installment sale contracts,

      o a limited-purpose corporation organized for the purpose of, among other things, establishing Issuing Entities, acquiring and selling receivables to the Issuing Entities and selling beneficial interests in these Issuing Entities, or

      o     one of the Issuing Entities.

      If so specified in the related prospectus supplement, the Underlying Issuer may be the depositor and/or one or more affiliates of the depositor. The obligations of the Underlying Issuer will generally be limited to specific representations and warranties with respect to the assets conveyed by it to the related Issuing Entity. The related prospectus supplement will, subject to exceptions which, if applicable, will be described in the related prospectus supplement, provide that the Underlying Issuer will not have guaranteed any of the assets conveyed to the related Issuing Entity or any of the Collateral Certificates issued under the Underlying Trust Agreement.

      Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related prospectus supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a specific date or under other circumstances specified in the related prospectus supplement.

Enhancement Relating to Collateral Certificates

      Enhancement in the form of reserve funds, insurance funds, subordination of other securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts or insurance policies may be provided with respect to the receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of particular characteristics of the receivables which comprise the underlying assets for the Collateral Certificates and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.

      The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders may suffer a loss on their investment in those securities, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class of securities, securityholders of any given class will be subject to the risk that credit enhancement will be exhausted by the claims of securityholders of other classes.

Additional Information Regarding Collateral Certificates

      The related prospectus supplement for a series for which the Receivables include Collateral Certificates will specify, to the extent relevant and to the extent the information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

      o the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Receivables;

      o the characteristics of the receivables which comprise the underlying assets for the Collateral Certificates;

      o     the stated maturity of the Collateral Certificates;

      o     the interest rate of the Collateral Certificates;

      o the Underlying Issuer, the Underlying Servicer and the Underlying Trustee for the Collateral Certificates;

      o characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to the Collateral Certificates themselves;

      o the terms on which the underlying receivables for the Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and

      o the terms on which receivables may be substituted for those originally underlying the Collateral Certificates.

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

      The weighted average life of the notes, if any, and the certificates of any series generally will be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to securities backed by Receivables, including but not limited to Balloon Receivables, and to receivables underlying Collateral Certificates, the term "prepayments" includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the amount paid for Receivables and/or Collateral Certificates repurchased by the depositor or a seller or purchased by a servicer for administrative reasons. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the obligor. The rate of prepayment of motor vehicle receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of the related seller. The rate of prepayment on receivables may also be influenced by the structure of the loan. In addition, under some circumstances, the related seller will be obligated to repurchase Receivables from a given Issuing Entity pursuant to the related purchase agreement as a result of breaches of representations and warranties, and the servicer will be obligated to purchase Receivables from the Issuing Entity pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of specific covenants. See "Description of the Transfer and Servicing Agreements--Sale And Assignment of Receivables" and "--Servicing Procedures." See also "Certain Matters Regarding The Servicer--Termination" regarding the servicer's or any other person's requirement or option to purchase Receivables from a given Issuing Entity.

      In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes and/or certificates of a series on each distribution date since the amount will depend, in part, on the amount of principal collected on the related Receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Receivables will be borne entirely by the noteholders and certificateholders. The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular Receivables and the related series of securities.

                                 USE OF PROCEEDS

      If so provided in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the applicable Issuing Entity to the purchase of the Receivables from the depositor or the seller, as applicable. The depositor will use the portion of the net proceeds paid to it to purchase the receivables from the seller.

                            DESCRIPTION OF THE NOTES

      Each Issuing Entity will issue one or more classes of notes pursuant to an indenture (an "Indenture") between the related Issuing Entity and the indenture trustee, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related notes and Indenture.

      If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Issuing Entity, the "Depository"). The notes will be available for purchase in minimum denominations of $1,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form or any other form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, the depositor has been informed by DTC that DTC's nominee will be Cede & Co. unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the notes, for distribution to noteholders in accordance with DTC's procedures with respect to distributions. See "Certain Information Regarding The Securities--Book-Entry Registration" and "--Definitive Securities." The related prospectus supplement will state if any notes are listed on any stock exchange or if an application for listing has been or will be made.

Distribution of Principal and Interest

      The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to: (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer, or if the servicer does not exercise its option, any other person specified in the related prospectus supplement of its option to purchase the related Receivables. See "Certain Matters Regarding The Servicer--Termination."

      To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given distribution date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.

      The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a distribution date, in which case each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See "Description of the Transfer and Servicing Agreements--Distributions" and "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement."

      In the case of a series of securities issued by an owner trust that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the related prospectus supplement.

      If specified in the related prospectus supplement, the Issuing Entity may issue additional securities from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Provisions of the Indenture

      Events Of Default. "Events of Default" in respect of a series of notes under the related Indenture will consist of:

      (1) a default for thirty-five (35) days or more in the payment of any interest on the most senior class of notes outstanding when the same becomes due and payable;

      (2) a default in the payment of the principal of, or any installment of the principal of, any note when the same becomes due and payable;

      (3) a default in the observance or performance in any material respect of any material covenant or agreement of the related Issuing Entity made in the related Indenture and the continuation of any default for a period of 90 days, after notice of the default is given to the related Issuing Entity by the applicable indenture trustee or to the Issuing Entity and the related indenture trustee by the holders of a majority of the aggregate outstanding principal amount of the most senior class of notes outstanding;

      (4) any representation or warranty made by the Issuing Entity in the related Indenture or in any certificate or other writing delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, if the breach is not cured within 90 days after notice of the default is given to the related Issuing Entity by the applicable indenture trustee or to the Issuing Entity and the related indenture trustee by the holders of a majority of the aggregate outstanding principal amount of the most senior class of notes outstanding;

      (5) particular events of bankruptcy, insolvency, receivership, conservatorship or liquidation with respect to the Issuing Entity or a substantial part of the property of the Issuing Entity; and

      (6) any other events as may be specified in the related Indenture and the related prospectus supplement.

      The amount of principal required to be paid to noteholders of each series under the related Indenture on any distribution date generally will be limited to amounts available therefore. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled distribution date for the class of notes.

      Rights Upon Events of Default. If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee may or, at the direction of the holders of a majority in principal amount of the most senior class of notes outstanding, must declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

      If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the Issuing Entity, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Issuing Entity maintain possession of the Receivables and continue to apply collections on these Receivables as if there had been no declaration of acceleration. Subject to particular limitations that, if applicable, will be specified in the related prospectus supplement, the indenture trustee will be prohibited from selling the Receivables following an Event of Default, other than a default in the payment of any principal of, or a default for thirty-five (35) days or more in the payment of any interest on, any note of the series, unless:

      o the holders of the most senior class of notes outstanding consent to the sale,

      o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale, or

      o the indenture trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the most senior class of notes outstanding.

      No provision in the related indenture requires the indenture trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the indenture or in the exercise of any of its rights or powers, if the indenture trustee has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the most senior class of notes of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee; provided, that the indenture trustee need not take any action that it determines might adversely affect the rights of any noteholders not consenting to such action. In addition, the holders of notes representing a majority of the aggregate outstanding principal amount of the most senior class of notes outstanding may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.

      Except to the extent provided in the related prospectus supplement, no holder of a Note will have the right to institute any proceeding, judicial or otherwise, with respect to the related Indenture, unless:

      o the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

      o the holders of not less than 25% of the outstanding principal amount of the most senior class of notes outstanding have made a written request to the indenture trustee to institute a proceeding in its own name as indenture trustee in respect of such Event of Default;

      o the holder or holders have offered the indenture trustee indemnity against the costs, expenses and liabilities that may be incurred by the indenture trustee;

      o the indenture trustee has for 60 days after its receipt of that notice, request and offer of indemnity failed to institute a proceeding; and

      o no direction inconsistent with a written request has been given to the indenture trustee during the 60-day period by the holders of not less than a majority of the outstanding principal amount of the most senior class of notes outstanding of the series.

      With respect to any Issuing Entity, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any owner of a beneficial interest in an Issuing Entity or any partner, owner, beneficiary, agent, officer, director, employee or agent of the indenture trustee or the owner trustee in their individual capacity, any holder of a beneficial interest in the Issuing Entity, the owner trustee or the indenture trustee, or of any successor or assign of the indenture trustee or the owner trustee in their individual capacities, except as any such person may have expressly agreed, will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the Issuing Entity contained in the applicable Indenture.

      Certain Covenants. No Issuing Entity may engage in any business other than financing, acquiring, owning and pledging the receivables and activities incidental thereto. No Issuing Entity will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related certificates.

      Each Indenture will provide that the related Issuing Entity may not consolidate with or merge into any other entity, unless:

      o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;

      o the entity expressly assumes the Issuing Entity's obligation to make due and punctual payments of the principal of and interest on the notes of the related series and to perform or observe every agreement and covenant of the Issuing Entity under the Indenture;

      o no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

      o the Issuing Entity has been advised by each Rating Agency that the merger or consolidation will not result in a reduction or withdrawal of its then-current rating of any class of the notes of the series;

      o the Issuing Entity has received an opinion of counsel to the effect that the consolidation or merger will not have any material adverse federal tax consequence to the Issuing Entity or to any related noteholder or certificateholder;

      o any action that is necessary to maintain the lien and security interest created by the Indenture has been taken; and

      o the Issuing Entity has delivered to the related indenture trustee an officer's certificate and an opinion of counsel that the merger or consolidation complies with the requirements and conditions precedent of the Indenture.

No Issuing Entity will:

      o except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other documents with respect to the Issuing Entity (the "Basic Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Issuing Entity;

      o claim any credit on or make any deduction from the principal and interest payments in respect of the related notes, other than amounts properly withheld under the Code, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the Issuing Entity or the assets subject to the indenture;

      o dissolve or liquidate in who or in part; permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;

      o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuing Entity or any part of the Issuing Entity (other than tax liens, mechanics' liens and other liens arising solely as a result of the actions of an obligor) or any interest in the Issuing Entity or the proceeds of the Issuing Entity; or

      o permit the lien of the related Indenture not to constitute a valid first priority security interest (other than tax liens, mechanics' liens and other liens arising solely as a result of the actions of an obligor) in the assets of the Issuing Entity.

      Each indenture trustee and each related noteholder or note owner, by accepting the related note or beneficial interest in a note, will covenant that it will not at any time institute against the applicable Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      Modification Of Indenture. Each trustee and the related indenture trustee may, with the consent of the swap counterparty (if any) and the holders of not less than a majority of the aggregate outstanding principal amount of the notes of the related series and upon prior notice to the rating agencies, enter into a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders. Although the related Indenture is permitted to provide otherwise, unless so provided, without the consent of the holder of each outstanding note affected by the related supplemental indenture, no supplemental indenture will:

      o change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note or, the interest rate specified on any note or the prepayment price with respect to any note, change the provisions of the related Indenture relating to the application of the proceeds of the sale of the property of the related Issuing Entity to payment of principal or interest on the notes of the series, or change any place of payment where or the coin or currency in which any note or any interest on any note is payable;

      o impair the right to institute suit for the enforcement of specific provisions of the related Indenture related to the above;

      o reduce the percentage of the aggregate amount of the outstanding notes of the series or of the most senior class of notes outstanding, as applicable, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of particular events of default (including unmatured events of default) under the related Indenture and their consequences as provided for in the related Indenture;

      o modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable owner trust, any other obligor on the notes, the seller or an affiliate of any of them;

      o     modify or alter the definition of "Controlling Class";

      o reduce the percentage of the aggregate outstanding amount of the notes of the series or of the most senior class of notes outstanding, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Receivables or other assets of the related Issuing Entity if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding notes of the series;

      o modify any provision of the related indenture in any respect adverse to the interests of the noteholders except to increase any percentage specified therein or to provide that certain additional provisions of the related indenture or other transaction documents cannot be modified or waived without the consent of the holder of each outstanding note affected thereby;

      o modify any of the provisions of the related indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date (including the calculation of any of the individual components of such calculation) or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes contained therein; or

      o permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the notes or terminate the lien of the related Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the related Indenture.

      An owner trust and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series but with the prior written consent of any swap counterparty and prior notice to the rating agencies and when authorized by an issuer order to, among other things,

      (1) correct or amplify the description of any property subject to the lien of the indenture;

      (2)   cure any ambiguity;

      (3)   add covenants of the Issuing Entity;

      (4) correct or supplement any provisions in the Indenture (but not if that action would materially adversely affect the interests of the noteholders); or

      (5) for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture;

provided that the action referred to in clause (3) above will not, adversely affect in any material respect the interest of any noteholder either (a) endorsed by an opinion of counsel or (b) as endorsed by notification from each rating agency that such action will not result in a reduction or withdrawal of the then current ratings of any class of notes then outstanding.

      Annual Compliance Statement. Each owner trust will be required to file annually with the related indenture trustee and the rating agencies a written statement as to its compliance with its obligations under the Indenture.

      Indenture Trustee's Annual Report. If required by the Trust Indenture Act, the indenture trustee for each owner trust will mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, the creation of or any material change to a relation ship that could result in disqualification of the trustee, any release or release and substitution of property subject to the lien of the Indenture which it has not previously reported, additional issue of indenture securities not previously reported, the character and amounts advanced and still outstanding by it under the Indenture, the amount, interest rate and maturity date of particular indebtedness, if any, owing to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as indenture trustee and any action taken by it that materially affects the related notes that has not been previously reported.

      Satisfaction And Discharge Of Indenture. Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

      The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time by notice to the Issuing Entity, the administrator and the swap counterparty (if any), in which event the Issuing Entity will be obligated to promptly appoint a successor indenture trustee for the series. Additionally, the holders of a majority of the outstanding amount of the most senior class of notes outstanding of a series may remove the related indenture trustee without cause and appoint a successor indenture trustee. The administrator will also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, the indenture trustee breaches any representation, warranty or covenant made by it under any Basic Document, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the Issuing Entity will be obligated to promptly appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series and payment of all fees and expenses owed to the outgoing indenture trustee.

                         DESCRIPTION OF THE CERTIFICATES

      Each Issuing Entity will issue one or more classes of certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable. A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any certificates included in a series of securities. The following summary does not purport to be a complete description of all terms of the related certificates, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

      If so specified in the related prospectus supplement and except for the certificates, if any, of a series purchased by the depositor, a seller or any of their respective affiliates, each class of certificates will initially be represented by one or more certificates registered in the name of the Depository. The certificates will be available for purchase in minimum denominations of 1% percentage interest in the Issuing Entity or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form only, or any other form as shall be specified in the related prospectus supplement. If the certificates are available in book-entry form only, the depositor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, the nominee is expected to be the holder of record of the certificates of any series. If the certificates are available in book-entry form only, unless and until definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than the depositor, a seller or any of their respective affiliates, will be entitled to receive a physical certificate representing a certificate. If the certificates are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC's procedures with respect to distributions. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities." Any certificate of a series owned by the depositor, a seller or any of their respective affiliates will be entitled to equal and proportionate benefits under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, although the related Trust Agreement is permitted to provide otherwise, unless so provided, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Basic Documents.

Distributions of Principal and Interest

      The timing and priority of distributions, seniority, allocations of losses, certificate pass-through rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates of a series will be described in the related prospectus supplement. Distributions of interest on these certificates will be made on the distribution date specified in the related prospectus supplement and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to: (1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions. Each class of certificates may have a different certificate pass-through rate, which may be a fixed, variable or adjustable certificate pass-through rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing. The related prospectus supplement will specify the certificate pass-through rate for each class of certificates of a series or the method for determining the certificate pass-through rate.

      In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the related prospectus supplement. In the case of certificates issued by an owner trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series and to the extent described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class. Any interest rate index will be one used in debt transactions and in no event will be a stock or commodity index.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

      If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company, in the United States, Clearstream or the Euroclear System, in Europe, if they are participating organizations (a "Participant") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC" Clearstream is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and The Chase Manhattan Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

      An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

      Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

      Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

      DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

      Clearstream Banking, societe anonyme, Luxembourg, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of the Euroclear System to facilitate settlement of trades between Clearstream and Euroclear. As a professional depositary, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

      Distributions, to the extent received by the relevant depositary for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

      Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      The applicable trustee, on behalf of the Issuing Entity, will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

      Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

      Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

      DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable Basic Document only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the applicable Basic Document on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

Definitive Securities

      Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Basic Document. Such events may include the following:

      o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor,

      o at our option, we elect to terminate the book-entry system through DTC, or

      o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

      Upon the occurrence of any of the events specified in the related Basic Document, DTC will be required to notify all Participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates or notes representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Basic Documents. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      We, the servicer, if any, and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

List of Securityholders

      Three or more holders of the notes of any series or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes of the series may, by written request to the related indenture trustee, obtain access to the list of all noteholders on file with the indenture trustee and may communicate with other noteholders with respect to their rights under the related Indenture or under the notes.

      Three or more holders of the certificates of any series or one or more holders of the certificates evidencing not less than 25% of the interest in the Issuing Entity may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the certificate registrar for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under the certificates.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

      The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of:

      o each purchase agreement pursuant to which the seller will transfer Receivables to the depositor,

      o each Trust Agreement or Pooling and Servicing Agreement pursuant to which an Issuing Entity will be created, Collateral Certificates may be sold or transferred to the Issuing Entity, certificates will be issued, and the servicer will service Receivables in the case of a grantor trust,

      o each Sale and Servicing Agreement pursuant to which the depositor will transfer Receivables to an Issuing Entity and the servicer will service Receivables, in the case of an owner trust, or

      o in the case of securities backed by Collateral Certificates, each Trust Agreement pursuant to which an Issuing Entity will be created, Collateral Certificates will be sold or transferred to the Issuing Entity, and a trustee will manage Collateral Certificates (collectively, the "Transfer and Servicing Agreements").

      Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.

Sale and Assignment of Receivables

      In the case of Issuing Entity assets consisting of Receivables, on or prior to the related closing date, an originator will transfer and assign either directly, to the depositor, or to an affiliate of the depositor, which will act as seller and will assign to the depositor or such affiliate, as applicable pursuant to a purchase agreement, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related prospectus supplement, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related purchase agreement (the "Schedule of Receivables").

      In each purchase agreement the seller will represent and warrant to the depositor (or transfer the rights to such representations and warranties given by the originator), among other things, that:

      o the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable cut-off date;

      o the obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the originator's normal requirements;

      o on the closing date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

      o at the closing date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the seller;

      o each Receivable, at the time it was originated, complied and, on the closing date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

      o any other representations and warranties that may be set forth in the related prospectus supplement.

      To the extent provided in the related prospectus supplement, the originator of the Receivables will make such representations and warranties to an affiliate of the depositor, which affiliate will assign its rights in respect of those representations and warranties to the depositor.

      To the extent specified in the related prospectus supplement, as of the last day of the second Collection Period, or, if the seller or originator, as applicable, so elects, the last day of the first Collection Period, following the discovery by or notice to the seller or originator, as applicable, of any breach of a representation and warranty of the seller or originator, as applicable, that materially and adversely affects the interests of the related Issuing Entity in any Receivable, the seller or originator, as applicable, will be obligated to repurchase the Receivable, unless the seller or originator, as applicable, cures the breach in a timely fashion. A breach will not be deemed to have a material and adverse effect on the interests of the trusts if the breach does not affect the ability of the trust to receive and retain timely payment in full of the related receivable. The purchase price for any of these Receivables will be equal to the amount set forth in the related prospectus supplement or the unpaid principal balance owed by the obligor on the Receivable, plus accrued and unpaid interest on the unpaid principal balance at the applicable rate of interest on the contract for such Receivable to the last day of the month of repurchase (the "Repurchase

Amount"). This repurchase obligation will constitute the sole remedy available to the securityholders, the related trustee and any related indenture trustee for any uncured breach.

      On the related closing date, the depositor will transfer and assign to the related Issuing Entity, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to the Receivables in the outstanding principal amount specified in the related prospectus supplement. Concurrently with the transfer and assignment of the Receivables to the related Issuing Entity, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.

      Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the depositor will assign to the related Issuing Entity the representations and warranties made by the related seller, or originator, as applicable, under the related purchase agreement for the benefit of the related securityholders and will make limited representations and warranties with respect to the other assets to be included in the Issuing Entity. To the extent that the related seller, or originator, as applicable, does not repurchase a Receivable in the event of a breach of its representations and warranties with respect to the Receivable, the depositor will not be required to repurchase the Receivable unless the breach also constitutes a breach of one of the depositor's representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, with respect to that Receivable, if any, and the breach materially and adversely affects the interests of the securityholders in any Receivable. Neither the seller, the originator nor the depositor will have any other obligation with respect to the Receivables or the securities.

Trust Accounts

      With respect to each owner trust, the servicer or the depositor will establish and maintain with the related indenture trustee, or the indenture trustee will establish and maintain: (a) one or more accounts, on behalf of the related securityholders, into which all payments made on or in respect of the related Receivables will be deposited (the "Collection Account") and (b) an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any reserve account or other form of credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the "Principal Distribution Account"). With respect to each owner trust and grantor trust, the servicer or the related trustee (or a paying agent on behalf of such trustee) will establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any reserve account or other form of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the "Certificate Distribution Account"). With respect to any grantor trust, the servicer or the related trustee will also establish and maintain the Collection Account and any other Trust Account in the name of the related trustee on behalf of the related certificateholders.

      If so provided in the related prospectus supplement, the servicer will establish for each series of securities an additional account (the "Payahead Account"), in the name of the related indenture trustee, in the case of an owner trust, or trustee, in the case of a grantor trust, into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of obligors on Precomputed Receivables will be deposited until the time these payments become due. Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to noteholders or certificateholders. Any other accounts to be established with respect to an Issuing Entity will be described in the related prospectus supplement.

      For each series of securities, funds in the Collection Account, Principal Distribution Account, Certificate Distribution Account and any reserve account or other accounts identified in the related prospectus supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Permitted Investments. "Permitted Investments" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related securities. Permitted Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled distribution to securityholders of the series. However, to the extent permitted by the Rating Agencies and described in the related prospectus supplement, funds in any reserve account may be invested in securities that will not mature prior to the date of the next scheduled distribution with respect to the notes or certificates and will not be sold prior to maturity to meet any shortfalls unless provided in the related prospectus supplement. Thus, the amount of available funds on deposit in a reserve account at any time may be less than the balance of that reserve account. If the amount required to be withdrawn from a reserve account to cover shortfalls in collections on the related Receivables (as provided in the related prospectus supplement) exceeds the amount of available funds on deposit in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related notes or certificates. To the extent provided in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Collection Account on each distribution date and will be treated as collections of interest on the related Receivables.

      The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either: (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States of America or any of the states of the United States of America or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of such depositary institution have a credit rating from each rating agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means: either (a) the corporate trust department of the related indenture trustee or trustee, as applicable, or (b) a depositary institution organized under the laws of the United States of America, or any one of the states of the United States of America or the District of Columbia (or any domestic branch of a foreign bank):
(1) that has either: (A) a long-term unsecured debt rating acceptable to the rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and (2) whose deposits are insured by the Federal Deposit Insurance Corporation.

Pre-Funding

      If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the trustee, which will be used to acquire additional Receivables from time to time during the time period specified in the related prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Receivables, the Pre-Funded Amount may be invested in one or more Permitted Investments. Except as otherwise provided in the applicable Basic Document which will be described in the related prospectus supplement, a "Permitted Investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest in the relevant Permitted Investment, to the extent these investments would not require registration of the Issuing Entity as an investment company pursuant to the Investment Company Act of 1940:

      (a) book-entry securities, negotiable instruments, securities represented by instruments in bearer or registered form, which evidence:

            (1) direct non-callable obligations of, and obligations fully guaranteed as to timely payment by the United States of America;

            (2) demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in the relevant Eligible Investment, the commercial paper or other short-term unsecured debt obligations (other than the obligations whose rating is based on collateral or on the credit of a person other than such depositary institution or trust company), of the depositary institution or trust company has a credit rating in the highest investment category from each rating agency;

            (3) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating in the highest investment category from each rating agency;

            (4) investments in money market funds which are rated in the highest investment category from each rating agency;

            (5) bankers' acceptances issued by any depository institution or trust company referred to in clause (2) above;

            (6) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depositary institution or trust company (acting as principal); and

            (7) any other investment with respect to which each rating agency rating the securities indicates will not result in the reduction or withdrawal of its then existing rating of the securities.

      Any Eligible Investment must mature no later than the next Distribution Date.

      During any Pre-Funding Period, the seller or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Receivables, to transfer to the related Issuing Entity additional Receivables from time to time during the related Pre-Funding Period. Additional Receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Issuing Entity as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

      Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement:

      o the Pre-Funding Period will not exceed one year from the related closing date;

      o the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Issuing Entity on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement; and

      o the Pre-Funded Amount will not exceed 50% of the proceeds of the offering.

Revolving Period

      If so specified in the related prospectus supplement, proceeds from receivables will be used to acquire additional Receivables from time to time during the time period specified in the related prospectus supplement (the "Revolving Period").

      During any Revolving Period, the seller or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Receivables, to transfer to the related Issuing Entity additional Receivables from time to time during the related Revolving Period. Additional Receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Issuing Entity as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

      o Although the specific parameters of the Revolving Period with respect to any issuance of securities will be specified in the related prospectus supplement:

      o the Revolving Period will not exceed three years from the related closing date; and

      o the additional loans to be acquired during the Revolving Period will be subject to the same representations and warranties as the Receivables included in the related Issuing Entity on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

Servicing Procedures

      To assure uniform quality in servicing the Receivables and to reduce administrative costs, the depositor and each Issuing Entity will designate the servicer as custodian to maintain possession, as the Issuing Entity's agent, of the related Receivables and any other documents relating to the Receivables. The seller's and the servicer's accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Issuing Entity, and UCC financing statements reflecting the sale and assignment will be filed.

      The servicer will (or will require any applicable sub-servicer to) make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow the collection procedures as it follows with respect to comparable new or used automobile and light duty truck receivables that it services for itself and others. The prospectus supplement will specify that the servicer or any sub-servicer may, in its discretion, grant extensions, rebates, deferrals, amendments, modifications or adjustments on a receivable in accordance with its customary practices. However, the servicer will be required to purchase any effected receivable if the servicer does any of the following: (i) releases the Financed Vehicle securing any receivable other than in accordance with the applicable sale and servicing agreement or pooling and servicing agreement; (ii) impairs the rights of the Issuing Entity in the receivables; (iii) reduces the annual percentage rate or principal balance of any receivable other than as required by applicable law; or (iv) takes any other action which results in a repurchase by any sub-servicer of the receivable under any applicable sub-servicing agreement. The servicer (or any sub-servicer) may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable if the full principal balance of that receivable is deposited into the applicable collection account, and the receivable created by such refinancing will not be the property of the applicable Issuing Entity. The servicer will follow customary standards, policies and procedures as it deems necessary or advisable in its servicing of comparable receivables, which may include selling the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables."

Collections

      With respect to each Issuing Entity, the servicer or the indenture trustee will deposit all payments on the related Receivables, from whatever source, and all proceeds of the related Receivables, collected during the period specified in the related prospectus supplement (a "Collection Period") into the related Collection Account not later than two business days after receipt of payments and proceeds of the related Receivables or any other period as specified in the related prospectus supplement. However, notwithstanding the foregoing, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable Distribution Date if no Servicer Termination Event shall have occurred and be continuing and each other condition to making deposits less frequently than daily as may be specified by the rating agencies or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit the funds to the Collection Account on any distribution date, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Issuing Entity to secure timely remittances of collections on the related Receivables and payment of the aggregate Repurchase Amount with respect to Receivables purchased by the servicer.

      Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the servicer with respect to the Receivable, as described below, and then to the scheduled monthly payment due on the Receivable. Any portion of the collections remaining after the scheduled monthly payment has been made (these excess amounts, the "Payaheads") will, unless the remaining amount is sufficient to prepay the Precomputed Receivable in full, and subject to limitations which, if applicable, will be specified in the related prospectus supplement, be transferred to and kept in the Payahead Account until a later Distribution Date on which the Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay the Receivable in full.

Advances

      If specified in the related prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the servicer generally will advance the shortfall (a "Precomputed Advance"). The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Precomputed Advance from subsequent collections or recoveries on the Receivable or other Precomputed Receivables. The servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables.

      If specified in the related prospectus supplement, on or before the business day prior to each Distribution Date, the servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective annual percentage rates for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the applicable Collection Period (a "Simple Interest Advance," and together with Precomputed Advances, "Advances"). If, as specified in the related prospectus supplement, a Simple Interest Receivable becomes a Defaulted Receivable (as the term is defined in the related prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Receivable that became a Defaulted Receivable, but not including interest for the then current Collection Period, will be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

Net Deposits

      For administrative convenience, unless the servicer or the trustee is required to remit collections to the Collection Account on a daily basis as described under "--Collections" above, the servicer or the trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Issuing Entity for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period. The servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.

Servicing Compensation and Payment of Expenses

      To the extent provided in the related prospectus supplement, with respect to each Issuing Entity the related servicer will be entitled to receive a fee for each Collection Period (the "Servicing Fee") in an amount equal to the percentage per annum specified in the related prospectus supplement (the "Servicing Fee Rate") of the Pool Balance related to the Receivables as of the first day of the related Collection Period. The Servicing Fee, together with any portion of the Servicing Fee and Advances that remains unpaid from prior Distribution Dates, will be paid solely to the extent of interest collections received or as provided in the related prospectus supplement; however, the Servicing Fee and Advances will be paid prior to the distribution of interest payments to the holders of the notes or certificates of any series.

      To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Issuing Entity for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related Receivable and late fees and other charges in accordance with the servicer's normal practices and procedures.

      If applicable, the Servicing Fee will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, reporting tax information to obligors and accounting for collections. The Servicing Fee will also compensate the servicer for administering the Receivables, including making Advances, accounting for collections, furnishing monthly and annual statements to the related indenture trustee and/or trustee, and generating federal income tax information for the Issuing Entity and for the related noteholders and/or certificateholders as well as the Issuing Entity's compliance with the reporting provisions under the Securities Exchange Act of 1934, as amended. The Servicing Fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables and as custodian of the receivable files.

Distributions

      With respect to each series of securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related trustee or indenture trustee, as applicable, to the certificateholders and noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes and/or distributions to holders of each class of certificates will be set forth in the related prospectus supplement.

      With respect to each Issuing Entity, on each Distribution Date collections on or in respect of the related Receivables will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a reserve account, will be available to cover shortfalls in the amount available for distribution to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a series may be subordinate to distributions in respect of interest on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. To the extent described in the related prospectus supplement, distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

Credit and Cash Flow Enhancement

      The amounts and types of any credit and cash flow enhancement arrangements and the provider of the credit and cash flow enhancement arrangements, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, reserve accounts, spread accounts, letters of credit, surety bonds, insurance policies, overcollateralization, credit or liquidity facilities, guaranteed investment contracts, interest rate or currency swaps, repurchase obligations, cash deposits, the Receivables included in an Issuing Entity as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series.

      The existence of a reserve account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due on the applicable class or series and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities will not, as a general rule, provide protection against all types of loss and will not guarantee repayment of all principal and interest on a class or series of securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of these losses, as described in the prospectus supplement.

      Subordination. If so specified in the accompanying prospectus supplement, one or more classes of notes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior notes of that series. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any payment date for that series will be subordinate in right and priority to the rights of the holders of senior notes of that series, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event that a specified type of loss is not covered by another credit enhancement.

      The accompanying prospectus supplement will also set forth information concerning:

      o the circumstances in which subordination of one or more classes will be applicable;

      o the manner, if any, in which the amount of subordination will increase or decrease over time; and

      o the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes of that series.

      Letter of Credit; Credit and Liquidity Facilities. If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against some losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, and under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, a series or one or more classes may have the benefits of one or more credit or liquidity facilities, which are facilities set up by a credit provider which hold money that is available to the issuing entity as source of funds to make payments on the notes.

      The maximum liability of the issuer of a letter of credit under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial collateral amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

      Cash Collateral Guaranty, Cash Collateral Account or
Overcollateralization. If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the following:

      o a cash collateral guaranty, secured by the deposit of cash or permitted investments in a cash collateral account, reserved for the beneficiaries of the cash collateral guaranty;

      o     a cash collateral account; or

      o a collateral amount in excess of the initial principal amount of the notes for that series.

      The amounts on deposit in the cash collateral account or available under the cash collateral guaranty may be increased under the circumstances described in the accompanying prospectus supplement which may include:

      o to the extent we elect to apply collections of principal receivables allocable to the excess collateral to decrease the excess collateral;

      o to the extent collections of principal receivables allocable to the excess collateral must be deposited into the cash collateral account; and

      o to the extent excess non-principal collections must be deposited into the cash collateral account.

      The amount available from the cash collateral guaranty, the cash collateral account and any overcollateralization will be limited to an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

      Derivative Agreements. If so specified in the accompanying prospectus supplement, a series or one or more related classes may have the benefits of one or more derivative agreements, which may be a currency or interest rate swap, cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay a guaranteed rate of return over a specified period) with various counterparties. In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity's payments to them, to the extent required under the derivative agreements. The specific terms of a derivative agreement applicable to a series or class of notes and a description of the related counterparty will be included in the related prospectus supplement.

      Surety Bond or Insurance Policy. If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

      If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

      If an insurance policy or a surety bond is provided for any series or one or more related classes, the provider of the insurance policy or surety bond will be permitted to exercise the voting rights of the noteholders of the applicable series or class to the extent described in the prospectus supplement for that series. For example, if specified in the related prospectus supplement, the provider of the insurance policy or surety bond, rather than the noteholders of that series, may have the sole right to:

      o consent to amendments to the indenture or direct the issuing entity to take any action under the transfer and servicing agreement or any other document applicable to that series;

      o if an event of default occurs, accelerate the notes of that series or direct the indenture trustee to exercise any remedy available to the noteholders; or

      o waive any event of default or early amortization event for that series.

      Spread Account. If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of all or a portion of available excess cash flow from the assets of the trust into a spread account intended to assist with subsequent distribution of interest and/or principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

      Reserve Account. If so provided in the related prospectus supplement, pursuant to the related Transfer and Servicing Agreement, the depositor or the seller will establish for a series or class or classes of securities of a series an account (the "Reserve Account"), which will be maintained with the related indenture trustee or trustee, as applicable. A Reserve Account will be funded by an initial deposit by the depositor or the seller, as applicable, on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each Distribution Date, to the extent described in the related prospectus supplement, by the deposit in the Reserve Account of amounts from collections on the Receivables. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of the Reserve Account, either to holders of the securities of a series covered by the Reserve Account or to the depositor, the seller or to any other entity.

      Repurchase Obligations. If so specified in the accompanying prospectus supplement, support for a series or one or more related classes of a series will be provided by one or more repurchase agreements whereby a seller sells assets to a buyer for an agreed cash price and commits at the same time to buy back equivalent assets on an agreed future date for the same cash price plus a rate of return.

Subordination Agreements

      The indenture and trust agreement contain subordination provisions that state that to the extent a noteholder or certificateholder, respectively, is found to have an interest in (a) assets of the depositor that are dedicated to other debt obligations of the depositor or debt obligations of a securitization vehicle other than the Issuing Entity that issued such noteholder's notes or certificateholder's certificates or (b) assets of a trust other than the Issuing Entity that issues its notes or certificates, that such rights are subordinated.

Evidence as to Compliance

      Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will furnish annually to the indenture trustee and/or trustee a report to the effect that, with respect to the preceding twelve months (or, in the case of the first statement, during a shorter period that shall have elapsed since the applicable closing date), the accounting firm has examined the servicing functions of the servicer for such period, including the servicer's procedures and records relating to servicing of the receivables, and that the accounting firm is of the opinion that the servicing complies with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR Section 229.1122), except for immaterial exceptions and exceptions set forth in the report.

      The servicer will agree to give each indenture trustee and/or trustee, as applicable, the swap counterparty, if applicable, and each rating agency, notice of any event that is, or with the giving of notice of lapse of time or both would become an Event of Servicer Termination under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

      Copies of the foregoing statements and certificates may be obtained by securityholders by a request in writing addressed to the related trustee or indenture trustee, as applicable, at the corporate trust office for the trustee or indenture trustee specified in the related prospectus supplement. In addition, for so long as the issuing entity is subject to the reporting requirements of the Securities Exchange Act of 1934, the depositor will file all of the reports required by Items 1122 and 1123 of Regulation AB (17 CFR Sections 229.1122-1123) annually on Form 10-K.

                     CERTAIN MATTERS REGARDING THE SERVICER

      Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer may not resign from its obligations and duties as servicer under the applicable Basic Document, except upon mutual consent of the servicer, the indenture trustee (if applicable) and the trustee or upon determination that the servicer's performance of its duties is no longer permissible under applicable law. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

      Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the servicer nor any of its general partners or limited partners or any of the directors, officers, employees or agents of the servicer, the general partner or any limited partner will be under any liability to the related Issuing Entity, the swap counterparty (as applicable), the trustee or the indenture trustee or securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance and bad faith in the performance of duties or by reason of reckless disregard of its obligations and duties under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, or by reason of gross negligence in the performance of its duties in the Sale and Servicing Agreement or the Pooling and Servicing Agreement (except for error in judgment).

      Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into or with which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any entity 50% or more of the equity of which is owned, directly or indirectly, by Goldman, Sachs & Co., and which assumes the obligations of the servicer, will be the successor to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Servicer Termination Events

      A "Servicer Termination Event" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of:

      (1) any failure by the servicer to deliver to the indenture trustee any payment required to be so delivered by the servicer that continues unremedied for a period of 10 business days after written notice of failure received by the servicer from the trustee or the indenture trustee;

      (2) any failure by the servicer duly to observe or to perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure (a) materially and adversely affects the rights of the securityholders and (b) continues unremedied for 90 days after written notice of failure is given to the servicer by noteholders evidencing not less than a majority of the aggregate outstanding amount of the most senior class of notes outstanding;

      (3) so long as a depository institution is not the servicer, specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and the continuance of such proceeding for 90 days, and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations if involuntary; and

      (4) any other events as may be set forth in the related prospectus supplement.

      To the extent set forth in the related prospectus supplement, "Additional Servicer Termination Events" will consist of the events, if any, described in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable and described in such prospectus supplement.

Rights Upon Servicer Termination Event

      Generally, in the case of an owner trust, as long as a Servicer Termination Event under the Sale and Servicing Agreement remains unremedied, the related indenture trustee may, or at the written direction of holders of the notes of the related series evidencing not less than a majority of the aggregate outstanding principal amount of the most senior class of notes, or if no notes of the related series are outstanding, certificateholders evidencing a majority of the related certificate interests in the Issuing Entity shall, terminate in writing all of the rights and obligations of the servicer under the Sale and Servicing Agreement. Generally, If an Additional Servicer Termination Event shall occur, the related indenture trustee may, and at the written direction of certificateholders evidencing not less than 75% of the related certificate interests in the Issuing Entity shall, terminate in writing all of the rights and obligations of the servicer under the Sale and Servicing Agreement by notice in writing to the servicer. Generally, in the case of a grantor trust, as long as a Servicer Termination Event under the Sale and Servicing Agreement remains unremedied, the trustee may, or at the written direction certificate holders evidencing a majority of the certificate balance shall, terminate in writing all of the rights and obligations of the servicer under the Sale and Servicing Agreement. Upon termination, all authority and power of the servicer under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will pass to the successor servicer appointed by the indenture trustee, if any, or the trustee, or, if no successor is appointed, to the related indenture trustee, if any, or the trustee, as servicer, and such successor servicer. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Termination Event or Additional Servicer Termination Event other than the appointment has occurred, the trustee or official may have the power to prevent any indenture trustee or the related noteholders or the trustee or the related certificateholders from effecting a transfer of servicing. If the related indenture trustee, if any, or the related trustee is legally unable to act as successor to the servicer, the indenture trustee or trustee, as applicable, holders of the notes of the related series evidencing not less than 25% of the aggregate outstanding principal amount of the most senior class of notes, or if no notes of the related series are outstanding, certificateholders evidencing 25% of the related certificate interests in the Issuing Entity, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of automotive receivables and which is otherwise acceptable to each rating agency. The indenture trustee, if any, or the trustee may arrange for compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Waiver of Past Defaults

      To the extent provided in the related prospectus supplement, (A) in the case of a Servicer Termination Event (1) in the case of each owner trust, holders of the related notes evidencing not less than a majority of the aggregate outstanding principal amount of the most senior class of notes outstanding, or, if no notes are outstanding, of certificates evidencing not less than a majority of the related certificate interests and (2) in the case of each grantor trust, holders of certificates evidencing not less than a majority of the certificate balance, may, on behalf of all the noteholders and certificateholders, waive any Servicer Termination Event, and its consequences, except an event resulting from the failure by the servicer to make any required payments in accordance with the related Sale and Servicing Agreement or the related Pooling and Servicing Agreement, which would require the unanimous vote of all holders of outstanding securities. No waiver will impair the securityholders' right with respect to any subsequent Servicer Termination Event.

Amendment

      Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to the Transfer and Servicing Agreements without the consent of the related noteholders or certificateholders:

      (1)   to cure any ambiguity,

      (2) to correct or supplement any provisions in the related Transfer and Servicing Agreement, or

      (3) for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Transfer and Servicing Agreement;

provided, that any action in clause (3) above will not adversely affect in any material respect the interests of the depositor or any noteholder.

      The Transfer and Servicing Agreements may also be amended from time to time by the parties to the Transfer and Servicing Agreements with the consent of the holders of notes evidencing at least a majority of the aggregate principal amount of the then outstanding notes, if any, and with the consent of the holders of certificates evidencing at least a majority of the aggregate principal amount of the then outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders or (2) reduce the aforesaid percentage of the notes or certificates of the series the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates, as the case may be, of the series.

Payment in Full of the Notes

      Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement.

Termination

      The obligations of the related servicer, the related trustee and the related indenture trustee, if any, with respect to an Issuing Entity pursuant to the related Transfer and Servicing Agreement will terminate upon the latest to occur of:

      o the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivable,

      o the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and

      o     the occurrence of either event described below.

      In order to avoid excessive administrative expenses, the related servicer will be permitted, at its option, or, if the related servicer does not exercise its option, any other person specified in the related prospectus supplement will be permitted, to purchase from an Issuing Entity all remaining Receivables owned by the Issuing Entity as of the end of any Collection Period, if the then outstanding Pool Balance is 10%, or, if any seller is a bank, 5%, or less of the Pool Balance as of the related cut-off date, at a purchase price equal to the price specified in the related prospectus supplement. Such person, if not the related servicer, shall be deemed to represent that the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

      If and to the extent provided in the related prospectus supplement, the indenture trustee or trustee, as applicable, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in the related prospectus supplement, solicit bids for the purchase of the Receivables remaining in the Issuing Entity, in the manner and subject to the terms and conditions set forth in the related prospectus supplement. If the indenture trustee or trustee receives satisfactory bids as described in the related prospectus supplement, then the Receivables remaining in the Issuing Entity will be sold to the highest bidder.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interests in Financed Vehicles

      In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles, motorcycles, vans, trucks, sport utility vehicles and trailers by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the automobiles, motorcycles, vans, trucks, sport utility vehicles, trailers or other similar vehicles financed, directly or indirectly, by a seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in automobiles, motorcycles, vans, trucks, sport utility vehicles and trailers is perfected by obtaining the certificate of title to the financed vehicle or notation of the secured party's lien on the vehicles' certificate of title.

      Generally, all of the Receivables name the seller as obligee or assignee and as the secured party. The seller will take all actions necessary under the laws of the state in which the financed vehicle is located to perfect the seller's security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on the vehicle's certificate of title or file a UCC financing statement. If the seller, because of clerical error or otherwise, has failed to take action with respect to any financed vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the financed vehicle that give value without notice of the seller's security interest and to whom a certificate of ownership is issued in the purchaser's name, holders of perfected security interests in the financed vehicle and the trustee in bankruptcy of the related obligor. The seller's security interest may also be subordinate to third parties in the event of fraud or forgery by the related obligor or administrative error by state recording officials or in the circumstances noted below.

      Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the seller will assign its interests in the Financed Vehicles securing the related Receivables to the related Issuing Entity. However, because of administrative burden and expense, neither the seller nor the related trustee will amend or have reissued any certificate of title to identify the Issuing Entity as the new secured party on the certificates of title relating to the Financed Vehicles. Unless otherwise specified in the related prospectus supplement, the servicer (or a sub-servicer appointed by the servicer) will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Issuing Entity pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See "Description of The Transfer and Servicing Agreements--Sale and Assignment of Receivables."

      In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related financed vehicle without amendment of any lien noted on the vehicle's certificate of title, and the assignee succeeds by assignment to the assignor's rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the Financed Vehicles to an Issuing Entity, because the related Issuing Entity will not be listed as legal owner on the certificates of title to the Financed Vehicles, an Issuing Entity's security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state or local agencies, the notation of the seller's lien on a certificate of title will be sufficient to protect an Issuing Entity against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the seller fails to obtain a first-priority perfected security interest, the Issuing Entity's security interest would be subordinate to, among others, subsequent purchasers of Financed Vehicles and holders of perfected security interests in Financed Vehicles. A failure, however, would constitute a breach of the seller's representations and warranties under the related purchase agreement and the seller will be required to repurchase the Receivable from the Issuing Entity unless the breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "Risk Factors--Potential Lack of Security."

      Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and after until the owner re-registers the motor vehicle in the new state. A majority of these states require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the servicer (or a sub-servicer appointed by the servicer) will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle and the purchaser of that Financed Vehicle attempts to re-register the vehicle, the seller must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

      In states in which the perfection of a security interest is governed by the filing of a UCC financing statement, or the obligor moves from a title state to a non-title state, the servicer will file a UCC financing statement in the new state of the obligor as soon as possible after receiving notice of the obligor's change of residence. UCC financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the seller's perfected security interest. The servicer takes steps to effect continuation. In the event that an obligor moves to a state other than the state in which the UCC financing statement is filed or in some states to a different county in the state, under the laws of most states the perfection of the security interest in the Financed Vehicle would continue for four months after relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if the state is a title state, a notation on the certificate of title must be made in order to continue the security interest. The servicer generally takes steps to effect re-perfection upon notification of an address change. Generally, in both title states and in non-title states, the servicer will not re-perfect a state law security interest which has expired or where the obligor has moved if the Receivable has a small balance, a short remaining term and the obligor has a good payment record.

      Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated motor vehicle. In each purchase agreement, the seller will represent and warrant that, as of the date any Receivable is sold by the seller, the security interest in the related Financed Vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related Securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the seller under the related purchase agreement.

Repossession

      In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.

Notice of Sale; Redemption Rights

      The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation. In the event of default by an obligor under a retail installment sale contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

Deficiency Judgments and Excess Proceeds

      The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

      Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the related vehicle or, if no subordinate lienholder exists, to the former owner of the vehicle.

Consumer Protection Laws

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act (the "Relief Act"), state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state unfair or deceptive practices acts and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Many states have also adopted "lemon laws" which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer's warranty after a specified number of attempts to correct a problem or a specified period of time. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as an Issuing Entity, to enforce consumer finance contracts such as the Receivables.

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Issuing Entity, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of those Financed Vehicles. If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the seller's warranties under the related purchase agreement and would create an obligation of the seller to repurchase the Receivable unless the breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

      With respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyers' Guide" which explains the warranty coverage for those vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. The Issuing Entity, as holder of the

Receivables, may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

      Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors' repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

      Under each purchase agreement the seller, or the originator, as applicable, will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against an Issuing Entity for a violation of any law and that claim materially and adversely affects the interests of the Issuing Entity in a Receivable, the violation would constitute a breach of the seller's or the originator's, as applicable, representation and warranty and would create an obligation of the seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

Other Limitations

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States. The offenses that can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA PATRIOT Act of 2001 and the regulations issued there under, the regulations issued by the Treasury Department's Office of Foreign Assets Control, as well as any regulations issued under the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      Under the terms of the Relief Act, an obligor who enters the military service after the origination of that obligor's Receivable (including an obligor who is a member of Army, Navy, Air Force, Marines, National Guard and officers of the National Oceanic and Atmospheric Administration and the U.S. Public Health Service assigned to active duty with the military) may not be charged interest above an annual rate of 6% during the period of that obligor's active duty status after a request for relief by the obligor. Interest at a rate in excess of 6% that would have been incurred but for the Relief Act is forgiven. The Relief Act provides for extension of payments during a period of service upon request of the obligor. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the Receivables. In addition, the Relief Act and the laws of some states impose limitations that would impair the ability of the servicer to repossess the released Financed Vehicle during the obligor's period of active duty status and, under certain circumstances, during an additional period thereafter. Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Issuing Entity's rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.

                CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the anticipated material United States federal income tax consequences to beneficial owners of notes ("Noteholders") and beneficial owners of certificates ("Certificateholders") of the purchase, ownership and disposition of the notes and certificates. The summary does not purport to deal with the federal income tax consequences applicable to all categories of Noteholders and Certificateholders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders and Certificateholders that are insurance companies; financial institutions; regulated investment companies; dealers in securities or currencies; tax-exempt entities; partnerships for federal income tax purposes; or Noteholders or Certificateholders that hold their notes or certificates as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for federal income tax purposes. Unless otherwise specifically described below, the summary is addressed only to Noteholders and Certificateholders who purchase their notes and certificates at original issuance and who hold their notes and certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial and administrative authorities and rulings, all of which are subject to change, and any such change may be retroactive. Moreover, there are no authorities on similar transaction involving interests issued by an entity with terms similar to those of the notes or the certificates. Accordingly, prospective investors are urged to consult their own tax advisors in determining the particular federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and certificates.

      The Issuing Entity will be provided with an opinion of tax counsel, as specified in the related prospectus supplement ("Federal Income Tax Counsel"), regarding some of the related federal income tax matters discussed below which will be subject to the assumptions and discussions set forth therein. The opinion of Federal Income Tax Counsel will specifically address only those issues specifically identified below as being covered by that opinion; however, the opinion will also state that the additional discussion set forth below, insofar as it relates to matters of United States federal income tax law, is accurate in all material respects. An opinion of Federal Income Tax Counsel, however, is not binding on the Internal Revenue Service ("IRS") or the courts. Furthermore, no ruling on any of the issues discussed below will be sought from the IRS. Consequently, no assurance can be given that the IRS will not assert positions inconsistent with the conclusions set forth in such opinion or that a court will not agree with those assertions.

Issuing Entities That Are Classified As Partnerships

Tax Characterization of the Issuing Entity

      Federal Income Tax Counsel will deliver its opinion that the Issuing Entity will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and the other Basic Documents will be complied with and on counsel's conclusions that the nature of the income of the Issuing Entity will exempt the Issuing Entity from the provisions of the Code requiring some publicly traded partnerships to be taxed as corporations or that the Issuing Entity will otherwise qualify for an exemption under the rules governing publicly traded partnerships. However, as discussed above, this opinion will not be binding on the IRS and Federal Income Tax Counsel cannot give any assurances that this characterization will prevail. If the Issuing Entity were taxable as a corporation for federal income tax purposes, the Issuing Entity would be subject to corporate income tax on its net taxable income. Any such corporate income tax could materially reduce the amount of cash available to make payments on the notes or certificates.

Tax Consequences to Holders of the Notes

      Treatment of Notes As Indebtedness; Possible Alternative Treatments of the Notes. The Issuing Entity will agree, and the Noteholders will agree by their purchase of notes, to treat the notes as debt for federal tax purposes. Upon the issuance of any notes, Federal Income Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement or private placement memorandum and the assumptions set forth in the opinion, render its opinion to the Issuing Entity that the notes issued will be classified as debt for federal income tax purposes. If, contrary to the opinion of Federal Income Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the Issuing Entity. If so treated, the Issuing Entity might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some Noteholders, even if the Issuing Entity were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign Noteholders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt Noteholders (including pension funds) might constitute "unrelated business taxable income" (if some, but not all, of the notes were recharacterized as equity in a partnership), individual Noteholders might be subject to limitations on their ability to deduct their share of Issuing Entity expenses, and income from the Issuing Entity's assets would be taxable to Noteholders without regard to whether cash distributions are made to such Noteholders and without regard to the Noteholders' method of tax accounting. The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

      Interest Income On The Notes. Except as discussed below, interest on a note generally is includable in a Noteholder's income as ordinary interest income when actually or constructively received, if the Noteholder uses the cash method of accounting for federal income tax purposes, or when accrued, if the Noteholder uses an accrual method of accounting for federal income tax purposes.

      Original Issue Discount. Notes of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Noteholders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes into account the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any notes be reported periodically to the IRS and to certain categories of Noteholders.

      The Issuing Entity will report original issue discount, if any, to the Noteholders based on the Code provisions and the Treasury regulations relating to original issue discount (the "OID Rules"). The OID Rules concerning contingent payment debt instruments do not apply to the prepayable debt instruments, such as the notes.

      The OID Rules provide that, in the case of debt instruments such as the notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the notes will be the rate used in pricing the initial offering of those securities. If the notes of a series are issued with original issue discount, the prospectus supplement for that series of notes will specify the Prepayment Assumption. However, no representation is made that the notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

      In general, a note will be treated as issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "-- Payment Lag Notes; Initial Period Considerations" and "--Qualified Stated Interest," and as discussed in the related prospectus supplement, and in the case of certain Variable Rate Notes (as defined below), the stated redemption price at maturity of a note is its principal amount. The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold. Notwithstanding the general definition of original issue discount, a note will not be treated as issued with original issue discount if such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a note apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the note, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the note's stated redemption price at maturity. The OID Rules provide that Noteholders will include any de minimis original issue discount ratably as payments of stated principal are made on the notes.

      The Noteholder of a note issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such note. In the case of an original Noteholder, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

      The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of: (i) the sum of: (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period that are included in such note's stated redemption price at maturity, over (ii) the adjusted issue price of such note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the notes. For these purposes, the original yield to maturity of the notes will be calculated based on their issue price and assuming that the notes will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of such note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such note in prior accrual periods that were included in such note's stated redemption price at maturity. The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption.

      A subsequent Noteholder that purchases a note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such note, the daily portions of original issue discount with respect to the note, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such note, then such daily portions will be reduced proportionately in determining the income of such Noteholder.

      Qualified Stated Interest. Interest payable on a note which qualifies as "qualified stated interest" for purposes of the OID Rules will not be includable in the stated redemption price at maturity of the note. Conversely, if the interest on a note does not constitute "qualified stated interest," such interest will be includable in the stated redemption price at maturity of the note and the note, consequently, will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Rules state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID

Rules. Any terms or conditions that do not reflect arm's length dealing or that the Noteholder does not intend to enforce are not considered.

      Although the applicable prospectus supplement may provide otherwise, unless so provided, deferral of the payment of interest on a class of notes does not constitute an Event of Default under the Indenture unless and until such class of notes is the most senior class of notes outstanding. Unless disclosed otherwise in an applicable prospectus supplement or private placement memorandum, each Issuing Entity that is the issuer of such a class of notes will take the position that, even if reasonable legal remedies to compel timely payment of interest were deemed not to exist as a result of the foregoing provision in the Indenture, the likelihood of deferral or nonpayment of interest is a remote contingency. Consequently, unless disclosed otherwise, each Issuing Entity that is the issuer of such a class of notes will take the position that all stated interest on such class of notes is qualified stated interest. If the IRS were to challenge this position and prevail, with the result that all stated interest on a class of notes were required to be included as OID in the stated redemption price at maturity, it is likely that such treatment should not significantly affect the treatment for most holders of the notes. Prospective noteholders should consult their tax advisors regarding the impact of such treatment to them in their particular circumstances.

      Premium. A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the note. The Prepayment Assumption is probably taken into account in determining the life of the note for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.

      Payment Lag Notes; Initial Period Considerations. Certain notes may provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the applicable closing date may be treated under the OID Rules either (i) as part of the issue price and the stated redemption price at maturity of the notes or (ii) as not included in the issue price or the stated redemption price. The OID Rules provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Rules provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

      Variable Rate Notes. Under the OID Rules, notes paying interest at a variable rate (each, a "Variable Rate Note") are subject to special rules. A Variable Rate Note will qualify as a "variable rate debt instrument" if: (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Rules, except as provided in (i), above. Because the OID Rules relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes, principal payments on the notes should not be considered contingent for this purpose.

      A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Rules. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than
1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Rules. In addition, under the OID Rules, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate

Note will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Rules unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.

      An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Rules also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Note's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Rules also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

      For Variable Rate Notes that qualify as "variable rate debt instruments" under the OID Rules and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Note"), original issue discount is computed as described above in "--Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

      In general, any Variable Rate Note other than a Single Variable Rate Note (a "Multiple Variable Rate Note") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note. The OID Rules generally require that such a Multiple Variable Rate Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note. (A Multiple Variable Rate Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

      Once the Multiple Variable Rate Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above in "--Original Issue Discount." A holder of the Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the accrual period.

      If a Variable Rate Note does not qualify as a "variable rate debt instrument" under the OID Rules, then the Variable Rate Note would be treated as a contingent payment debt obligation. The manner in which a Variable Rate Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Rules relating to contingent payment debt obligations since such OID Rules do not apply to prepayable debt instruments, such as the notes. Treasury regulations do not otherwise address this point.

      Market Discount. A Noteholder that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the Noteholder will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general, unless Treasury regulations when issued provide otherwise, market discount on a note may be treated, at the election of the Noteholder of the note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the note).

      In addition, a Noteholder may be required to defer deductions for a portion of the Noteholder's interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note. The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Noteholders.

      Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such note by the subsequent purchaser. If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

      Election To Treat All Interest Under The Constant Yield Rules. The OID Rules provide that the holder of a debt instrument may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Noteholders should consult their own tax advisors regarding the availability or advisability of such an election.

      Sales Of Notes. If a note is sold or exchanged, the Noteholder will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the note. A Noteholder's adjusted basis in a note generally equals the cost of the note to the Noteholder, increased by OID and market discount reported by the Noteholder with respect to the note and reduced (but not below zero) by distributions on the note (other than qualified stated interest) received by the holder and by amortized premium. While any such gain or loss generally will be capital gain or loss, gain recognized on the sale of a note by a Noteholder who purchased the note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the note was held by such seller, reduced by any market discount includable in income under the rules described above under "--Market Discount."

      Short-Term Notes. In the case of a note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Noteholders that report income for federal income tax purposes on an accrual method and some other Noteholders, including banks and certain dealers in securities, (collectively, "Short-Term Accruers"), are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

      Any other Noteholder of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Noteholder that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, Noteholders that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized. A Noteholder may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Noteholder's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS. A Noteholder's tax basis in a Short-Term Note is increased by the amount included in the Noteholder's income with respect to the Short-Term Note.

      Foreign Investors In Notes. Except as discussed below, a Noteholder that is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person, (ii) the holder is not a "10-percent shareholder" within the meaning of Section 871 (h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the equity interests in the Issuing Entity (or depending upon the classification of the Issuing Entity for federal income tax purposes, the equity of the depositor or the seller), (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the Issuing Entity (or depending upon the classification of the Issuing Entity for federal income tax purposes, the depositor or the seller),
(iv) such distribution is not contingent, and (v) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation (or other entity properly treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or any state thereof (or the District of Columbia), (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) an Issuing Entity for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the Issuing Entity's administration. A "Foreign Person" is any person that is not a United States person. Each Noteholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

      If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

      Backup Withholding. Distributions made on the notes and proceeds from the sale of the notes may be subject to a "backup" withholding tax if, in general, the Noteholder fails to comply with certain identification procedures, unless the Noteholder is an exempt recipient under applicable provisions of the Code and, if necessary, appropriately demonstrates such status. Any amounts so withheld would be allowable as a credit against the Noteholder's federal income tax, or, if in excess of such federal income tax, refundable by the IRS (assuming appropriate information is provided to the IRS).

Tax Consequences to Certificateholders

      The following discussion only applies to an Issuing Entity that issues one or more classes of certificates (other than certificates that are intended to be treated as indebtedness for federal income tax purposes, as described below under "--Certain Certificates Treated as Indebtedness") and assumes that all payments on the certificates are denominated in U.S. dollars, that a series of securities includes a single class of certificates, that certificates are sold to and beneficially owned by persons other than the depositor, and that the depositor retains an equity interest in the Issuing Entity. If these conditions are not satisfied with respect to any given series of certificates, any additional material tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Classification as a Partnership

      Treatment Of The Issuing Entity As A Partnership. The seller, the depositor and the servicer will agree, and the Certificateholders will agree by their purchase of certificates, to treat the Issuing Entity as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Issuing Entity, the partners of the partnership being the Certificateholders and the depositor, and the notes being debt of the partnership. However, there is no authority on transactions directly comparable to the transactions contemplated in this prospectus. As a result, the proper characterization of the arrangement involving the Issuing Entity, the Certificateholders, the Noteholders, the seller, the depositor and the servicer is not entirely clear.

      Under the provisions of Subchapter K of the Code, a partnership is not considered a separate taxable entity. Instead, partnership income is allocated to the partners and each partner is taxed on its allocable share of the partnership income. The character of partnership income allocated to each partner is generally determined based upon the manner in which the income was earned by the partnership. The following discussion is a summary of some of the material federal income tax consequences of classifying the Issuing Entity as a partnership. Prospective owners of certificates should consult their own tax advisors regarding the federal income tax consequences discussed below, as well as any other material federal income tax consequences that may result from applying the provisions of Subchapter K of the Code to the acquisition, ownership and disposition of a certificate.

      Partnership Taxation. As a partnership, the Issuing Entity will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocable share of income, gains, losses, deductions and credits of the Issuing Entity. The Issuing Entity's income will consist primarily of interest and finance charges earned on the related Receivables (including appropriate adjustments for market discount, OID and bond premium), investment income from investments of amounts on deposit in any related Trust Accounts and any gain upon collection or disposition of the Receivables. The Issuing Entity's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of the Receivables.

      The federal income tax treatment of any Collateral Certificates held by the Issuing Entity will depend on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and other Basic Documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the Issuing Entity for each month equal to the sum of:

      o the interest or other income that accrues on the certificates in accordance with their terms for the relevant month, including, as applicable, interest accruing at the related certificate pass-through rate, and interest on amounts previously due on the certificates but not yet distributed;

      o     any Issuing Entity OID on the Receivables;

      o     any prepayment premium; and

      o all other amounts of income payable to the certificateholders for the applicable month.

      The allocation will be reduced by any amortization by the Issuing Entity of premium on the Receivables that corresponds to any excess of the issue price of certificates over their principal amount. Losses will generally be allocated in the manner in which they are borne. Based on the economic arrangement of the parties, this approach for allocating Issuing Entity income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire amount of interest accruing on the certificates for the applicable month, based on the pass-through rate plus the other items described above, even though the Issuing Entity might not make (or have sufficient cash to make) current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and Certificateholders may become liable for taxes on Issuing Entity income even if they have not received cash from the Issuing Entity to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders, but Certificateholders may be purchasing certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Issuing Entity.

      Assuming notes are also issued, all or substantially all of the taxable income allocated to a Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to the holder under the Code.

      An individual taxpayer's share of expenses of the Issuing Entity (including fees to the servicer but not interest expenses) will be miscellaneous itemized deductions which will be deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of the individual's adjusted gross income (and not at all for alternative minimum tax purposes). Accordingly, the deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Issuing Entity. The deductions may also be subject to reduction under Section 68 of the Code if an individual taxpayer's adjusted gross income exceeds certain limits.

      The Issuing Entity intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each Receivable, the Issuing Entity might be required to incur additional expense and the calculations may result in some timing and character differences under some circumstances.

      Computation Of Income. Taxable income of the Issuing Entity will be computed at the Issuing Entity level and the portion allocated to the Certificateholders will be allocated to them pro rata. Consequently, the method of accounting for taxable income will be chosen by, and any elections (including those described with respect to the market discount rules) will be made by the Issuing Entity, rather than the Certificateholders. The Issuing Entity intends, to the extent possible, to (1) have the taxable income of the Issuing Entity computed under the accrual method of accounting and (2) adopt a calendar-year taxable year for computing the taxable income of the Issuing Entity. The tax year of the Issuing Entity, however, is generally determined by reference to the tax years of the Certificateholders. An owner of a certificate is required to include its allocable share of Issuing Entity income for a taxable year as determined by the Issuing Entity in the Certificateholder's gross income for its taxable year in which the taxable year of the Issuing Entity ends.

      Determining The Basis Of Issuing Entity Assets. The Issuing Entity will become a partnership on the first date on which certificates are beneficially owned by more than one person. On that date, each of the Certificateholders should be treated as having purchased a share of the assets of the Issuing Entity (subject to the liability for the notes issued by the Issuing Entity) followed immediately by a deemed contribution of the assets to the newly formed partnership. The partnership's basis in the Issuing Entity's assets would therefore equal the sum of the Certificateholders' basis in their respective interests in the Issuing Entity's assets immediately prior to the deemed contribution to the partnership. To the extent that the fair market value of the assets deemed contributed to the partnership varied from the bases of the assets to the partnership, the allocation of taxable income to the Certificateholders would be adjusted in accordance with Section 704(c) of the Code to account for the variations.

      Section 708 Termination. Under Section 708 of the Code, if 50% or more of the outstanding interests in a partnership are sold or exchanged within any 12-month period, the partnership will be deemed to terminate and then be reconstituted for federal income tax purposes. If a termination occurs, the assets of the terminated partnership are deemed to be constructively contributed to a reconstituted partnership in exchange for interests in the reconstituted partnership. The interests would be deemed distributed to the partners of the terminated partnership in liquidation thereof, which distribution would not constitute a sale or exchange. Accordingly, if the sale of the certificates terminates the partnership under Section 708 of the Code, a Certificateholder's basis in its ownership interest would not change. The Issuing Entity's taxable year would also terminate as a result of a constructive termination and, if the Certificate holder's taxable year is different from the Issuing Entity's, the termination could result in the "bunching" of more than 12 months' income or loss of the Issuing Entity in the Certificateholder's income tax return for the year in which the Issuing Entity was deemed to terminate. A redemption of interests is not considered a sale or exchange of interests for purposes of applying this constructive termination rule. The Issuing Entity will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Issuing Entity may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Issuing Entity might not be able to comply with these requirements due to lack of data.

      Discount And Premium. To the extent that OID, if any, on the Receivables exceeds a de minimis amount, the Issuing Entity would have OID income. As indicated above, a portion of the OID income may be allocated to the Certificateholders.

      Moreover, the purchase price paid by the Issuing Entity for the Receivables may be greater or less than the remaining aggregate principal balances of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. As indicated above, the Issuing Entity will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

      If the Issuing Entity acquires the Receivables at a market discount or premium, the Issuing Entity will elect to include any market discount in income currently as it accrues over the life of the Receivables or to offset any premium against interest income on the Receivables. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificateholders.

      Disposition Of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. Any gain or loss would be long-term capital gain or loss if the certificateholder's holding period exceeded one year. A Certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's allocable share of Issuing Entity income (includible in gross income) and decreased by any distributions received or losses allocated with respect to the certificate. In addition, both the tax basis in the certificate and the amount realized on a sale of a certificate would include the Certificateholder's share, determined under Treasury regulations, of the notes and other liabilities of the Issuing Entity. A Certificateholder acquiring certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the certificates and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Between Transferors And Transferees. In general, the Issuing Entity's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. In the event that the trustee receives notice of a transfer, during any calendar month, of a certificate, the trustee will allocate the tax items for that month otherwise allocable to such certificate to the transferor and transferee of the certificate pro rata based upon the number of days in such month that the certificate was held by each of the transferor and the transferee.

      If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Issuing Entity might be reallocated among the Certificateholders. The Issuing Entity's method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

      Section 731 Distributions. In the case of any distribution to a Certificateholder, no gain will be recognized to that Certificateholder to the extent that the amount of any money distributed on that certificate does not exceed the adjusted basis of that Certificateholder's interest in the certificate. To the extent that the amount of money distributed exceeds that Certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Certificateholder, no loss will be recognized except upon a distribution in liquidation of a Certificateholder's interest. Any gain or loss recognized by a Certificateholder generally will be capital gain or loss.

      Section 754 Election. In the event that a Certificateholder sells its certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the certificate than that of the selling Certificateholder. The tax basis of the Issuing Entity's assets will not be adjusted to reflect that higher (or lower) basis unless the Issuing Entity were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Issuing Entity currently does not intend to make the election under Section 754 of the Code. As a result, Certificateholders might be allocated a greater or lesser amount of Issuing Entity income than would be appropriate based on their own purchase price for certificates.

      Administrative Matters. The trustee is required to keep or cause to be kept complete and accurate books of the Issuing Entity. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Issuing Entity and will report each Certificateholder's allocable share of items of Issuing Entity income and expense to Certificateholders and the IRS on Schedule K-1. The Issuing Entity will provide the Schedule K-1 information to nominees that fail to provide the Issuing Entity with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, a Certificateholder must file tax returns that are consistent with the information returns filed by the Issuing Entity or be subject to penalties unless the Certificateholder timely notifies the IRS of all the inconsistencies.

      Under Section 6031 of the Code, any person that holds a certificate as a nominee at any time during a calendar year is required to furnish the Issuing Entity with a statement containing specific information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and federal taxpayer identification number of the nominee and (2) as to each beneficial owner:

      o the name, address and federal taxpayer identification number of the person,

      o whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

      o information on certificates that were held, bought or sold on behalf of the person throughout the year.

      In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Issuing Entity information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, that holds certificates as a nominee is not required to furnish any information statement to the Issuing Entity. The information referred to above for any calendar year must be furnished to the Issuing Entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Issuing Entity with the information described above may be subject to penalties.

      The depositor ordinarily will be designated as the "tax matters partner" for each Issuing Entity in the related Trust Agreement and, as the tax matters partner, will be responsible for representing the Certificateholders in some specific disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the later of the date on which the partnership information return is filed or the last day for filing the return for the year (determined without regard to extensions). Any adverse determination following an audit of the return of the Issuing Entity by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under specified circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Issuing Entity. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Issuing Entity.

      A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. Although the applicable prospectus supplement may provide otherwise, unless so provided, an Issuing Entity will not elect to apply the simplified flow-through reporting system.

      Tax Consequences to Foreign Certificateholders. As used below, the term "foreign holder" means a Certificateholder that is not a United States person, as defined under "--Tax Consequences to Holders of the Notes--Foreign Investors in Notes."

      It is not clear whether the Issuing Entity would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign holders because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Issuing Entity would be engaged in a trade or business in the United States for these purposes, the Issuing Entity will withhold as if it were so engaged in order to protect the Issuing Entity from possible adverse consequences of a failure to withhold. The Issuing Entity expects to withhold on the portion of its taxable income that is allocable to foreign holders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at the highest applicable rate pursuant to the Code. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Issuing Entity to change its withholding procedures.

      Each foreign holder may be required to file a U.S. individual or corporate income tax return with respect to its share of the Issuing Entity's income (including in the case of a corporation, the branch profits tax return). Assuming that the Issuing Entity is not engaged in a U.S. trade or business, a foreign holder would be entitled to a refund with respect to all or a portion of taxes withheld by the Issuing Entity if, in particular, the foreign holder's allocable share of interest from the Issuing Entity constituted "portfolio interest" under the Code. The interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates may be subject to a "backup" withholding tax if, in general, the Certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, appropriately demonstrates such status. Any amounts so withheld would be allowable as a credit against the Certificateholder's federal income tax, or, if in excess of such federal income tax, refundable by the IRS (assuming appropriate information is provided to the IRS).

Issuing Entities in Which All Equity Interests Are Retained by the Seller, the Depositor or an Affiliate of the Seller or the Depositor

Tax Characterization of the Issuing Entity

      To the extent specified in the related prospectus supplement, any party that retains or acquires 100% of the certificates agrees by this retention or acquisition to disregard the Issuing Entity as an entity separate from the sole certificateholder. Federal Income Tax Counsel will deliver its opinion that an Issuing Entity that issues one or more classes of notes to investors and all the equity interests of which (including the certificates and any residual interest) are retained by the seller, the depositor or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming that the terms of the Trust Agreement and other Basic Documents will be complied with so that, among other things, no election will be made to treat the Issuing Entity as a corporation for federal income tax purposes.

      In the event that all equity interests of the Issuing Entity are held by a single owner, Treasury regulations provide that the Issuing Entity will be disregarded as an entity separate from its sole certificateholder for federal income tax purposes, provided that no election to be treated as a corporation for federal income tax purposes is made on behalf of the Issuing Entity.

Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The seller and the depositor will agree, and the Noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Federal Income Tax Counsel will, except as otherwise may be provided in the related prospectus supplement, advise the Issuing Entity that the notes will be classified as debt for federal income tax purposes. Assuming the characterization of the notes is correct, the federal income tax consequences to Noteholders described above under "--Issuing Entities That Are Classified as Partnerships--Tax Consequences to Holders of the Notes" would apply to the Noteholders.

      Possible Alternative Treatments Of The Notes. If, contrary to the opinion of Federal Income Tax Counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, the class or classes of notes might be treated as equity interests in the Issuing Entity. If so treated, the Issuing Entity could, in the view of Federal Income Tax Counsel, be treated as a publicly traded partnership that would be taxable as a corporation. If treated as a publicly traded partnership taxable as a corporation, the entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by the Receivables. An entity-level tax could result in reduced distributions to Noteholders.

      Furthermore, even if the Issuing Entity were not taxable as a corporation, the treatment of notes as equity interests in a partnership could have adverse tax consequences to holders of the notes. For example, income from classes of notes held by tax-exempt entities (including pension funds) might in certain circumstances be "unrelated business taxable income," foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to limitations on their ability to deduct their share of Issuing Entity expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under "--Issuing Entities That Are Classified as Partnerships--Tax Consequences to Certificateholders" would apply to the holders of the notes that are treated as equity interests in a partnership.

Issuing Entities That Are Classified as Grantor Trusts

Tax Characterization of the Issuing Entity

      Characterization. In the case of a grantor trust, Federal Income Tax Counsel will deliver its opinion that the Issuing Entity will not be classified as a grantor trust and not as an association or publicly traded partnership taxable as a corporation. In this case, beneficial owners of certificates (referred to in this prospectus as "grantor trust certificateholders") will be treated for federal income tax purposes as owners of a portion of the Issuing Entity's assets as described below. The certificates issued by an Issuing Entity that is treated as a grantor trust are referred to in this prospectus as "grantor trust certificates."

      Taxation of Grantor Trust Certificateholders. Subject to the discussion below under "--Stripped Certificates" and "--Subordinated Certificates," each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the Receivables and other assets of the Issuing Entity. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Receivables, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Issuing Entity, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Issuing Entity and received and paid directly the amounts received and paid by the Issuing Entity. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Under Sections 162 and 212 of the Code each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, and other fees and charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Issuing Entity. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder's adjusted gross income and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, the deductions may also be subject to reduction under
Section 68 of the Code if an individual taxpayer's adjusted gross income exceeds certain limits.

      The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Issuing Entity's assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under "--Stripped Certificates." Except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

      A purchaser of a grantor trust certificate will be treated as purchasing an interest in each Receivable in the Issuing Entity at a price determined by allocating the purchase price paid for the certificate among all Receivables in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Receivable is less than or greater than the portion of the stated redemption price at maturity of the Receivable, the interest in such Receivable will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

      The treatment of any discount on a Receivable will depend on whether the discount represents original issue discount or market discount. Except as may be indicated otherwise in the applicable prospectus supplement, we do not expect that any Receivable will have original issue discount (except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates"). For the rules governing original issue discount, see "--Issuing Entities That Are Classified As Partnerships--Tax Consequences To Holders Of The Notes--Original Issue Discount" above. Furthermore, if 20 percent or more of the grantor trust certificateholders are Short-Term Accruers, all holders of grantor trust certificates may be required to accrue acquisition discount or original issue discount, as the case may be, with respect to short-term obligations held by the Issuing Entity in the same manner as Short-Term Accruers would accrue such discount. See "--Issuing Entities That Are Classified as Partnerships--Tax Consequences to Holders of the Notes--Short-Term Notes" above.

      The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Receivable is acquired.

      Market Discount. A grantor trust certificateholder that acquires an undivided interest in the Receivables may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." For a discussion of the market discount rules under the Code, see "--Issuing Entities That Are Classified as Partnerships--Classification as a Partnership--Discount and Premium" above.

      Premium. To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Receivable for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Receivable with "amortizable bond premium" equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see "--Issuing Entities That Are Classified as Partnerships--Classification as a Partnership--Discount and Premium" above.

      Stripped Certificates. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Receivable from ownership of the right to receive some or all of the related interest payments. In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount, the difference between the holder's initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

      Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

      o if any servicing compensation is deemed to exceed a reasonable amount;

      o if the depositor or any other party retains a retained yield with respect to the Receivables held by the Issuing Entity;

      o if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Issuing Entity's assets; or

      o if certificates are issued which represent the right to interest-only payments or principal-only payments.

      The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest. This accrual of income may be in advance of the receipt of any cash attributable to that income. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

      Subordinated Certificates. In the event that the Issuing Entity issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this prospectus as the "Subordinate Certificates" and "Senior Certificates," respectively), the grantor trust certificateholders will be deemed to have acquired the following assets: (1) the principal portion of each Receivable plus a portion of the interest due on each Receivable (the "Issuing Entity Stripped Bond"), and (2) a portion of the interest due on each Receivable equal to the difference between the certificate pass-through rate on the Subordinate Certificates and the certificate pass-through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Issuing Entity Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

      The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Issuing Entity Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Issuing Entity Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Issuing Entity Stripped Bond plus 100% of the Issuing Entity Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Issuing Entity Stripped Bond will be treated as a "stripped bond" and the Issuing Entity Stripped Coupon will be treated as a "stripped coupon" within the meaning of Section 1286 of the Code.

      Although not entirely clear, the interest income on the Subordinate Certificates will be treated by the Issuing Entity as qualified stated interest (assuming the interest with respect to the Receivables would otherwise qualify as qualified stated interest). Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

      If the Subordinate Certificateholders receive distributions of less than their share of the Issuing Entity's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had:

      o     received as distributions their full share of receipts;

      o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

      o retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Receivables or amounts available from a reserve account or other form of credit enhancement, if any.

      Under this analysis,

      o Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Issuing Entity) accrued market discount of the Issuing Entity that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

      o a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

      o reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificate holders because the amount was previously included in income.

      Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

      Election To Treat All Interest As Original Issue Discount. The OID Rules permit a grantor trust certificateholder to elect to accrue all interest and discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Receivable with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See "--Market Discount" above. Similarly, a grantor trust certificateholder that makes this election for an interest in a Receivable that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method basis with respect to a grantor trust certificate is generally irrevocable.

      Prepayments. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

      Sale Or Exchange Of A Grantor Trust Certificate. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Receivable and the owner's adjusted basis in the grantor trust certificate. The adjusted basis generally will equal the seller's cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Receivable represented by a grantor trust certificate are "capital assets" within the meaning of Section 1221 of the Code. A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

      Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller's interest in accrued market discount on Receivables not previously taken into income. See "--Market Discount," above.

      Foreign Investors In Grantor Trust Certificates. A holder of a grantor trust certificate who is not a "United States person" (as defined above at "--Issuing Entities That Are Classified As Partnerships--Tax Consequences to Holders of the Notes--Foreign Investors In Notes") and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a grantor trust certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its grantor trust certificate to the extent attributable to debt obligations held by the Issuing Entity that were originated after July 18, 1984, provided that the grantor trust certificateholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person. Interest or original issue discount on a grantor trust certificate attributable to debt obligations held by the Issuing Entity that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of grantor trust certificates should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

      Any capital gain realized on the sale or other taxable disposition of a grantor trust certificate by a Foreign Person (as defined above at "--Issuing Entities That Are Classified as Partnerships--Tax Consequences to Holders of the Notes--Foreign Investors in Notes") generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

      If the interest, gain or income with respect to a grantor trust certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

      Backup Withholding. Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates may be subject to a "backup" withholding tax if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, appropriately demonstrates such status. Any amounts so withheld would be allowable as a credit against the holder's federal income tax, or, if in excess of such federal income tax, refundable by the IRS (assuming appropriate information is provided to the IRS).

Certain Certificates Treated as Indebtedness

      Upon the issuance of certificates that are intended to be treated as indebtedness for federal income tax purposes, as set forth in the related prospectus supplement, Federal Income Tax Counsel will opine that based upon its analysis of the factors discussed below and certain assumptions and qualifications, the certificates will be properly classified as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge this conclusion. Such certificates that are intended to be treated as indebtedness are herein referred to as "Debt Certificates" and holders of such certificates are herein referred to as "Debt Certificateholders."

      The depositor, or the seller, will express in the applicable Basic Document its intent that for federal, state and local income and franchise tax purposes, the Debt Certificates will be indebtedness secured by the Receivables. The seller agrees and each Debt Certificateholder, by acquiring an interest in a Debt Certificate, agrees or will be deemed to have agreed to treat the Debt Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the applicable Basic Document, the seller expects to treat such transactions for financial accounting purposes, as a sale of ownership interests in the Receivables and not as debt obligations.

      In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Federal Income Tax Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a series of Debt Certificates.

      While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof. Federal Income Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes. Contrary characterizations that could be asserted by the IRS are described below under "--Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation."

      Taxation of Income of Debt Certificateholders. As set forth above, it is expected that Federal Income Tax Counsel will advise the seller and/or the depositor that the Debt Certificates will constitute indebtedness for federal income tax purposes, and accordingly, holders of Debt Certificates generally will be taxed in the manner described above in "--Issuing Entities That Are Classified as Partnerships--Tax Consequences to Holders of the Notes."

      If the Debt Certificates are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations (see "--Issuing Entities That Are Classified as Partnerships--Tax Consequences to Holders of the Notes") a United States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Debt Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is "unconditionally payable" and hence that all of such interest should be included in the Debt Certificate's stated redemption price at maturity. Accordingly, Federal Income Tax Counsel is unable to opine as to whether interest payable on a Debt Certificate constitutes "qualified stated interest" that is not included in a Debt Certificate's stated redemption price at maturity. Consequently, prospective investors in Debt Certificates should consult their own tax advisors concerning the impact to them in their particular circumstances. The applicable prospectus supplement will indicate whether the Issuing Entity expects to treat a Debt Certificate as having been issued with OID.

      Tax Characterization of the Issuing Entity. Consistent with the treatment of the Debt Certificates as indebtedness, the Issuing Entity will likely be treated as a security device to hold Receivables securing the repayment of the Debt Certificates. In connection with the issuance of Debt Certificates of any series, Federal Income Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then current law, the applicable Issuing Entity will not be characterized for federal income tax purposes as an association or publicly traded partnership taxable as a corporation.

      Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation. The opinion of Federal Income Tax Counsel with respect to Debt Certificates will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the Receivables (or an interest therein) to the Debt Certificateholders and that the proper classification of the legal relationship between the seller, the depositor, and some or all of the Debt Certificateholders resulting from the transactions is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. Neither the seller, nor the depositor, currently intends to comply with the federal income tax reporting requirements that would apply if any classes of Debt Certificates were treated as interests in a partnership or corporation.

      If a transaction were treated as creating a partnership between the seller and/or the depositor and the Debt Certificateholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Debt Certificates. Finally, all or a portion of any taxable income allocated to a Debt Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

      If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Issuing Entity would be subject to federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Debt Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders. Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

      Foreign Investors in Debt Certificates. As set forth above, it is expected that Federal Income Tax Counsel will advise the seller and/or the depositor that the Debt Certificates will constitute indebtedness for federal income tax purposes. Accordingly, Foreign Persons, as defined in the section above entitled "--Issuing Entities That Are Classified as Partnerships--Tax Consequences to Holders of the Notes--Foreign Investors in Notes," that hold Debt Certificates generally will be taxed in the manner described in that section.

      If the IRS were to contend successfully that the Debt Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Issuing Entity that is allocable to a Foreign Person and such Foreign Person would be credited for his or her share of the withholding tax paid by the partnership. In such case, the Foreign Person generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder. See "--Classification as a Partnership--Tax Consequences to Foreign Certificateholders" for a general discussion of the consequences of an equity investment by a Foreign Person in an entity characterized as a partnership.

      If the Issuing Entity were recharacterized as an association or publicly traded partnership taxable as a corporation, distributions to certificateholders that are Foreign Persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced or eliminated by an applicable income tax treaty. If such dividend were effectively connected with the Foreign Person's United States trade or business (and, if necessary, the Foreign Person establishes that it is so effectively connected) the dividend would not be subject to withholding tax, but would be subject to United States federal income tax at regular federal income tax rates, and if the holder is a corporation, might be subject to a branch profits tax.

      Tax Return Disclosure and Investor List Requirements. Recently issued Treasury regulations (the "Tax Shelter Regulations") intended to address so-called tax shelters and other potentially tax-motivated transactions require participants in a "reportable transaction" to disclose certain information about the transaction on IRS Form 8886 and retain information relating to the transaction. Organizers and sellers of reportable transactions are required to maintain lists identifying the transaction investors and furnish to the IRS upon demand such investor information as well as detailed information regarding the transactions. Investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment or the disposition thereof and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and maintenance requirements as they determine apply to them with respect to this transaction.

                         CERTAIN STATE TAX CONSEQUENCES

      The discussion above does not address the tax consequences of the purchase, ownership or disposition of certificates or notes under any state or local tax laws. We recommend that investors consult their own tax advisors regarding state and local tax consequences.

      THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

General

      A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the certificates or notes. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

      o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

      o whether the investment satisfies the applicable diversification requirements;

      o whether the investment is in accordance with the documents and instruments governing the plan; and

      o whether the investment is prudent, considering the nature of the investment.

      In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Section 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. Goldman, Sachs & Co., the servicer, the trustee, the indenture trustee and certain of their respective affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the underlying assets of a related trust (i.e., the Receivables) and not merely an interest in the securities issued by such Issuing Entity, transactions occurring in the management of such assets might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the related Issuing Entity, unless a statutory, regulatory or administrative exception or exemption applies.

Plan Asset Regulation

      As discussed above, certain transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities if assets of such trust were deemed to be assets of the Plan. Under a regulation issued by the U.S. Department of Labor (the "Plan Asset Regulation"), 29 C.F.R. ss. 2510.3-101, as modified by Section 3(42) of ERISA, the assets of a trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in such trust and none of the exceptions contained in the Plan Asset Regulation were applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. One exception provided in the Plan Asset Regulation is that the assets of an entity will not be treated as plan assets if Plans own less than 25 percent of each class of equity interests, disregarding for this purpose ownership interests by persons holding discretionary authority or control over the assets of the entity or rendering investment advice with respect to such assets (or affiliates of such persons).

Certificates

      It is likely that the certificates will be treated as equity interests for purposes of the Plan Asset Regulation. A Plan fiduciary considering the purchase of certificates on behalf of or with the plan assets of a Plan should consult its legal advisors regarding whether the assets of a trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

      However, without regard to whether the certificates are treated as equity interests in the trust for purposes of the Plan Asset Regulation, the trust, certain affiliates of the trust, or a seller of a certificate (including an underwriter) might be considered or might become "parties in interest" with respect to a Plan. In this event, the acquisition or holding of the certificates by or on behalf of the Plan could give rise to a prohibited transaction unless exemptive relief is available under one or more prohibited transaction exemptions. Certain exemptions from the prohibited transaction rules could be applicable to the purchase, holding and disposition of the certificates by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such certificates. Included among these exemptions are: PTCE 96-23 (for transactions effected by "in-house asset managers"; PTCE 95-60 (for transactions by insurance company general accounts); PTCE 91-38, (for transactions by bank collective investment funds); PTCE 90-1 (for transactions by insurance company pooled separate accounts); and PTCE 84-14 (for transactions effected by "qualified professional asset managers") (collectively, the "Investor Exemptions"). In addition to the Investor Exemptions listed above, Section 408(b)(17) of ERISA provides a statutory exemption for certain prohibited transactions between a Plan and a person or an entity that is a party in interest to such Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction) solely by reason of providing services to the Plan, but only if the Plan pays no more, or receives no less, than adequate consideration (the "Service Provider Exemption"). However, there can be no assurance that the Service Provider Exemption or any of the Investor Exemptions will apply to any particular Plan's investment in the certificates or, even if the Service Provider Exemption or an Investor Exemption were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment, including those that may result from the operation of the trust. Purchasers and transferees of certificates will be required to make certain representations, warranties and covenants as described under "Certain ERISA Considerations" in the related prospectus supplement.

Underwriter Exemption

      The U.S. Department of Labor ("DOL") has issued individual prohibited transaction exemptions, any one of which is generally referred to herein as the "Exemption," to certain underwriters. The DOL has granted one such Exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-98, which has been amended pursuant to Prohibited Transaction Exemptions 97-34 ("PTE 97-34"), 2000-8 ("PTE 2000-58"), 2002-19 ("PTE 2002-19"), and 2007-5 ("PTE 2007-5"). The
Exemption is applicable to securities that meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include obligations secured by motor vehicles or equipment, or qualified motor vehicle leases (leases where (a) the trust fund owns or holds a security interest in the lease, (b) the trust fund owns or holds a security interest in the leased motor vehicle, (c) the trust fund's security interest in the leased motor vehicle is at least as protective of the trust fund's rights as the issuer would receive under a motor vehicle installment contract) and (d) the loan-to-value ratio of each obligation is less than or equal to 100% and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

      General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the securities to be eligible for exemptive relief thereunder:

      First, the acquisition of securities by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

      Second, the assets held by the trust fund must be secured.

      Third, unless the securities are issued in "designated transactions" (as described below) and are backed by fully-secured Receivables, they may not be subordinated.

      Fourth, the securities at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc., Fitch, Inc., DBRS Limited, or DBRS, Inc., or any successor thereto (each, a "Rating Agency").

      Fifth, the trustee and the indenture trustee generally cannot be an affiliate of any member (other than the underwriter) of the "Restricted Group" which consists of any of the following:


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

      o the underwriter as defined in the Exemption, in this case Goldman, Sachs & Co.;

      o     each servicer;

      o     each insurer;

      o the counterparty of any "interest swap" (as described below) held as an asset of the trust fund; and

      o any obligor with respect to receivables constituting more than 5% of the aggregate unamortized principal balance of the assets held in the trust fund as of the date of initial issuance of the securities.

      Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to, and retained by, us pursuant to the assignment of the Receivables to the related trust fund must represent not more than the fair market value of such Receivables; and the sum of all payments made to, and retained by, any servicer must represent not more than reasonable compensation for such person's services under the relevant Basic Document and reimbursement of such person's reasonable expenses in connection therewith.

      Seventh, the following seasoning requirements must be met:

      o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

      o Securities evidencing interests in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, as described below, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of securities; and

      o Securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of securities.

      Eighth, the legal document establishing the trust fund contains certain restrictions necessary to ensure that the assets of the Issuing Entity may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the relevant Basic Document prohibits all parties thereto from filing an involuntary bankruptcy or insolvency petition against the trust fund and a true sale opinion is issued in connection with the transfer of assets to the trust fund.

      Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans that are accredited investors under the federal securities laws will be permitted to purchase the securities.

      Types of Trust Funds. The Exemption permits trust funds to include owner trusts, as well as grantor trusts and REMICs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

      Designated Transactions. In the case where the securities are backed by trust fund assets consisting of secured motor vehicle receivables, credit instruments or obligations (secured by motor vehicles or equipment) that bear interest or are purchased at a discount which are described and defined in the Exemption as designated transactions ("Designated Transactions"), the Exemption permits the securities issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. Whether the particular securities offered will qualify for Designated Transaction treatment under the Exemption will be clarified in the prospectus supplement.

      Permitted Assets. The Exemption permits an interest-rate swap to be an asset of a trust fund which issues securities acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the trust fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

      o     is an "eligible Swap";

      o     is with an "eligible counterparty";

      o     is purchased by a "qualified plan investor";

      o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap"; and

      o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

      An "eligible Swap" is one which:

      o     is denominated in U.S. dollars;

      o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index
            (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

      o     has a notional amount that does not exceed either:

            (a) the principal balance of the class of securities to which the Swap relates, or

            (b) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount");

      o is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

      o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

      o has a final termination date that is either the earlier of the date on which the Issuing Entity terminates or the related class of certificates are fully repaid.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility


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

hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

      A "qualified plan investor" is a Plan or group of Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

      o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

      o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

      o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

      In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Basic Document:

      o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

      o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

      In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

      o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

      o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

      o     terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement


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

has a notional principal amount, the EYS Agreement may only be held as an asset of the trust fund with respect to securities purchased by Plans on or after April 7, 1998 if it meets the following conditions:

      o     it is denominated in U.S. dollars;

      o     it pays an Allowable Interest Rate;

      o     it is not leveraged;

      o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

      o it is entered into between the trust fund and an eligible counterparty; and

      o     it has an Allowable Notional Amount.

      Pre-Funding Accounts. The Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts whereby a portion of the Receivables backing the securities are transferred to the trust fund within a specified period following the closing date ("Pre-Funding Period"). The relief is effective provided that the following conditions are met:

      First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

      Second, all Receivables transferred after the closing date (referred to here as "Additional Receivables") must meet the same terms and conditions for eligibility as the original receivables used to create the trust fund, which terms and conditions have been approved by the rating agency.

      Third, the transfer of such Additional Receivables to the trust fund during the Pre-Funding Period must not result in the securities receiving a lower credit rating from the rating agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund.

      Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Receivables in the trust fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Receivables which were transferred to the trust fund on the closing date.

      Fifth, either:

      o the characteristics of the Additional Receivables must be monitored by an insurer or other credit support provider which is independent of us; or

      o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the Additional Receivables conform to the characteristics described in the prospectus, prospectus supplement, private placement memorandum ("Offering Documents") and/or the Basic Documents. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Receivables which were transferred as of the closing date.

      Sixth, the Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the relevant Basic Document or an event of default occurs under the relevant Basic Document.


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

      Seventh, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

      o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

      o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("Acceptable Investments").

      Eighth, certain disclosure requirements must be met.

      Revolving Pool Features. The Exemption only covers securities backed by "fixed" pools of assets which require that all the assets must be transferred to the trust fund or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, securities issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes that are not deemed to constitute "equity interests" for purposes of ERISA and are backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "--Notes."

      Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the securities by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of securities by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Receivables in the trust fund provided that:

      o     the Plan is not an Excluded Plan,

      o each Plan's investment in each class of securities does not exceed 25% of the outstanding securities in the class,

      o after the Plan's acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust containing assets which are sold or serviced by the same entity, and

      o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

      Alternative for Insurance Company General Accounts. In the event that securities do not meet the requirements of the Exemption solely because they fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase such securities indirectly pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such securities if they otherwise meet all of the other requirements of the Exemption.

      Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent, warrant and covenant that it qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933. In addition, each prospective purchaser of certificates in reliance on the Exemption should consider the possibility that the rating of certificates may change during the period the certificate is held. If the rating were to decline below one of the three (or in the case of Designated Transactions, four) highest generic rating categories of a Rating Agency, the certificates could no longer be transferred to a Plan in reliance on the Exemption. If the ratings decline below one of the three (or in the case of Designated Transactions, four) highest generic rating categories by a Rating Agency, each transferee will be deemed to represent, warrant and covenant that either (1) it is not purchasing the certificates on behalf of or with plan assets of a Plan, or (2) it is an insurance company purchasing the certificates with the assets from its general account (within the meaning of Prohibited Transaction Class Exemption ("PTCE") 95-60) and it is eligible for and satisfies all of the conditions set forth in Sections I and III of PTCE 95-60.

      For more information, including whether Plans may rely on the Exemption in purchasing the certificates, see "Certain ERISA Considerations" in the related prospectus supplement. Should Plans be unable to rely on the Exemption because the transaction fails to satisfy the general conditions necessary for exemptive relief then the certificates may not be purchased or transferred to any "employee benefit plan" within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA, and including, without limitation, foreign or government plans), any " plan" described in Section 4975 of the Code, or any entity whose underlying assets include "plan assets" of any of the foregoing by reason of an employee benefit plan's or other plan's investment in such entity (each of the foregoing, a "Benefit Plan Investor"), except for an insurance company general account that represents, warrants and covenants that, at the time of acquisition and throughout the period it holds the certificates, (i) it is eligible for and meets the requirements of the DOL PTCE 95-60, (ii) less than 25% of the assets of such general account are (or represent) assets of a Benefit Plan Investor and
(iii) it is not the trustee or any other service provider to the trust fund or an affiliate of the foregoing, and would not otherwise be excluded under 29 C.F.R. 2510.3-101. If you are a Plan fiduciary considering the purchase of the certificates, you should consult with your counsel with respect to whether the trust fund will be deemed to hold plan assets and the applicability of the Exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code.

Notes

      Under the Plan Assets Regulation, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that any offered notes are treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation, then such securities will be eligible for purchase by Plans without regard to the Plan Assets Regulation. The debt status of any of the offered notes will be dependant upon the particular characteristics of each class of the offering and could be affected subsequent to their issuance by particular types of changes in the financial condition of the related Issuing Entity. Each prospectus supplement will provide more detail in this regard. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale, exchange, or extension of credit transaction between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

      The Exemption applies to notes and other debt instruments, if any, issued by related Issuing Entities that are grantor trusts, owner trusts or REMICs, provided that a legal opinion is received to the effect that the debtholders have a perfected security interest in the related trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of a related Issuing Entity and its assets would not be necessary with respect to notes having no substantial equity features and that are issued as obligations of the trust fund. However, effective for the acquisition, holding or transfer of notes between a Plan and a party in interest, the Exemption would provide prohibited transaction exemptive relief, provided that the conditions of the Exemption described above are met with respect to the notes. The same limitations of such exemptive relief with respect to Excluded Plans would also be applicable to the notes as described herein in "--Underwriter Exemption--Limitations on Scope of the Exemption."

      Regardless of whether the Exemption is applicable to the offered notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring such securities depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. Included among these exemptions are: PTCE 96-23 (for transactions effected by "in-house asset managers"; PTCE 95-60 (for transactions by insurance company general accounts); PTCE 91-38, (for transactions by bank collective investment funds); PTCE 90-1 (for transactions by insurance company pooled separate accounts); and PTCE 84-14 (for transactions effected by "qualified professional asset managers") (collectively, the "Investor Exemptions"). In addition to the Investor Exemptions listed above,
Section 408(b)(17) of ERISA provides a statutory exemption for certain prohibited transactions between a Plan and a person or an entity that is a party in interest to such Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction) solely by reason of providing services to the Plan, but only if the Plan pays no more, or receives no less, than adequate consideration (the "Service Provider Exemption"). However, there can be no assurance that the Service Provider Exemption or any of the Investor Exemptions will apply to any particular Plan's investment in the certificates or, even if the Service Provider Exemption or an Investor Exemption were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. Purchasers and transferees of offered notes will be required to make, or will be deemed to make, certain representations, warranties and covenants as described under "Certain ERISA Considerations" in the related prospectus supplement.

      Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, however they may be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

      By acquiring a note, each purchaser will be deemed to represent that either (i) it is not acquiring the notes with the assets of a Plan or (ii) the acquisition and holding of the notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or Similar Law.

      EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

      ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

                              PLAN OF DISTRIBUTION

      On the terms and conditions set forth in an underwriting agreement with respect to the notes, if any, of a given series and an underwriting agreement with respect to the certificates of the series (collectively, the "Underwriting Agreements"), the depositor will sell to the underwriters named in the Underwriting Agreement and in the related prospectus supplement, and each of these underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the related Underwriting Agreement and in the related prospectus supplement.

      In the Underwriting Agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth in the related Underwriting Agreement, to purchase all of the notes and certificates, as the case may be, described in the related Underwriting Agreement that are offered by this prospectus and by the related prospectus supplement if any of the notes and certificates, as the case may be, are purchased.

      Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by the related prospectus supplement will be offered to the public and any concessions that may be offered to particular dealers participating in the offering of the notes and certificates, as the case may be, or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes and certificates, as the case may be, public offering prices and concessions may be changed.

      Pursuant to the purchase agreement (or other agreement) between the seller, or its affiliate and the depositor, the seller will indemnify the depositor and the related underwriters against specific civil liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the depositor may be required to make to the several underwriters in respect thereof.

      Each Issuing Entity may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

      Pursuant to each of the Underwriting Agreements with respect to a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes under the related Underwriting Agreement. The place and time of delivery for the notes and certificates, as the case may be, in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

      If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the Underwriter acts as principal. The underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

      Certain legal matters relating to the securities of each Issuing Entity will be passed upon for the Issuing Entity, the seller and the servicer by counsel specified in the related prospectus supplement, including certain federal income tax consequences with respect to such securities. Certain matters will be passed upon for the underwriters by counsel specified in the related prospectus supplement.

                              PROSPECTUS SUPPLEMENT

      The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to each class of securities:

      o the interest rate and authorized denominations, as applicable, of each class of securities;

      o     specific information concerning the Receivables and the related

      o     originator, seller and servicer, as applicable;

      o the terms of any credit or cash flow enhancement applicable to any class or classes of securities;

      o     information concerning any other assets in the related Issuing
            Entity;

      o the expected date or dates on which the principal amount, if any, of each class of securities will be paid to holders of the securities;

      o the extent to which any class within a series is subordinated to any other class of the same series; and

      o additional information with respect to the plan of distribution of the securities.

                           REPORTS TO SECURITYHOLDERS

      With respect to each series of securities, the servicer of the related Receivables will prepare for distribution to the related Securityholders monthly and annual reports concerning the securities and the related Issuing Entity. See "Description of the Transaction Documents--Monthly Reports; Statements to Noteholders and Certificateholders" and "--Statement to Noteholders; Servicer Reports to the Indenture Trustee" in the related prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the prospectus supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can read and copy the registration statement and any other materials filed with the Securities and Exchange Commission at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission's public reference facilities are located at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet Web site that contains reports, proxy and information statements and other information that we file electronically with the Securities and Exchange Commission. The address of such Internet Web site is (http://www.sec.gov).

      All documents filed by the depositor with respect to the Registration Statement, either on its own behalf or on behalf of the Issuing Entity, relating to the notes, with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and the related prospectus supplement and prior to the termination of any offering of notes (including any market-making transactions with respect to such securities unless exempt from the registration requirements of the Securities Act), shall be deemed to be incorporated by reference in this prospectus and the related prospectus supplement and to be a part of this prospectus and the related prospectus supplement from the date of the filing of these documents. Any statement contained in this prospectus, the related prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or the related prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and the related prospectus supplement to the extent that a statement contained in this prospectus or the related prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus or the related prospectus supplement, modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the related prospectus supplement.

      The depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated in this prospectus or the related prospectus supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Goldman Sachs Asset Backed Securities Corp., c/o Secretary, 85 Broad Street, New York, New York, 10004 (Telephone: (212) 902-1000).

      This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes and certificates referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                        INDEX OF TERMS FOR THE PROSPECTUS

      Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of these terms may be found.

1997 Act ..............................................................       66
Acceptable Investments ................................................       77
accrual period ........................................................       51
Actuarial Receivables .................................................       14
Additional Receivables ................................................       76
Additional Servicer Termination Events ................................       42
Advances ..............................................................       36
Allowable Interest Rate ...............................................       74
Allowable Notional Amount .............................................       74
average interest rate .................................................       76
Balloon Receivables ...................................................       14
Basic Documents .......................................................       22
Certificate Distribution Account ......................................       32
Certificateholders ....................................................       49
Clearstream ...........................................................       26
Code ..................................................................       49
Collateral Certificates ...............................................       16
Collection Account ....................................................       32
Collection Period .....................................................       35
Debt Certificateholders ...............................................       67
Debt Certificates .....................................................       67
Definitive Securities .................................................       27
Depository ............................................................       19
Designated Transactions ...............................................       73
disqualified persons ..................................................       71
DOL Pre-Funding Period ................................................       76
DTC ...................................................................       26
eligible counterparty .................................................       74
Eligible Deposit Account ..............................................       33
Eligible Institution ..................................................       33
eligible Swap .........................................................       74
eligible yield supplement agreement ...................................       75
ERISA .................................................................       70
Euroclear .............................................................       26
Events of Default .....................................................       20
Excluded Plan .........................................................       77
EYS Agreement .........................................................       75
Federal Income Tax Counsel ............................................       49
Financed Vehicles .....................................................       12
Financial Intermediary ................................................       27
Foreign Person ........................................................       56
FTC Rule ..............................................................       47
Global Securities .....................................................       86
grantor trust certificateholders ......................................       63
grantor trust certificates ............................................       63
Indenture .............................................................       18
Investment Earnings ...................................................       33
IRS ...................................................................       49
Multiple Variable Rate Note ...........................................       53
Noteholders ...........................................................       49
objective rate ........................................................       53

Offering Documents ....................................................       76
OID Rules .............................................................       50
Participant ...........................................................       26
parties in interest ...................................................       71
Payahead Account ......................................................       32
Payaheads .............................................................       36
Permitted Investment ..................................................       33
Plan ..................................................................       71
Pooling and Servicing Agreement .......................................       12
Precomputed Advance ...................................................       36
Precomputed Receivables ...............................................       14
Pre-Funded Amount .....................................................       33
Pre-Funding Account ...................................................       33
Pre-Funding Limit .....................................................       76
Pre-Funding Period ....................................................   33, 34
Prepayment Assumption .................................................       50
Presumed Single Qualified Floating Rate ...............................       53
Presumed Single Variable Rate .........................................       53
Principal Distribution Account ........................................       32
PTCE 84-14 ............................................................       75
PTCE 95-60 ............................................................       77
PTCE 96-23 ............................................................       75
QPAM ..................................................................       75
qualified floating rate ...............................................       52
qualified inverse floating rate .......................................       53
qualified plan investor ...............................................       75
Rating Agency .........................................................       72
Receivables ...........................................................       14
Repurchase Amount .....................................................       32
Reserve Account .......................................................       40
Restricted Group ......................................................       72
Rule of 78s Receivables ...............................................       14
Rules .................................................................       27
Sale and Servicing Agreement ..........................................       12
Schedule of Receivables ...............................................       31
Senior Certificates ...................................................       65
Senior Class Percentage ...............................................       65
Servicing Fee .........................................................       37
Servicing Fee Rate ....................................................       37
Shortfall Amount ......................................................       65
Short-Term Accruers ...................................................       55
Short-Term Note .......................................................       55
Similar Law ...........................................................       79
Simple Interest Advance ...............................................       36
Simple Interest Receivables ...........................................       15
Single Variable Rate Note .............................................       53
Stripped Certificates .................................................       64
Subordinate Certificates ..............................................       65
Subordinate Class Percentage ..........................................       65
Swap ..................................................................       74
Swap Agreement ........................................................       74
tax matters partner ...................................................       61
Tax Shelter Regulations ...............................................       70
Transfer and Servicing Agreements .....................................       30
Trust .................................................................       12
Trust Accounts ........................................................       32

Trust Agreement .......................................................       12
Trust Stripped Bond ...................................................       65
Trust Stripped Coupon .................................................       65
Underlying Issuer .....................................................       16
Underlying Servicer ...................................................       16
Underlying Trust Agreement ............................................       16
Underlying Trustee ....................................................       16
Underwriting Agreements ...............................................       80
United States person ..................................................       56
Variable Rate Note ....................................................       52

                                     ANNEX I
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in some limited circumstances, the globally offered securities (the "Global Securities") will be available only in book-entry form. Although the related prospectus supplement may provide otherwise, unless so provided, investors in the Global securities may hold Global securities through any of DTC, Clearstream, Luxembourg or Euroclear. Although the related prospectus supplement may provide otherwise, unless so provided, Global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Although the related prospectus supplement may provide otherwise, unless so provided, Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC Participants.

      Non-U.S. holders of Global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Securityholders' interests in the Global securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold these positions in accounts as DTC Participants.

      Securityholders electing to hold their Global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Securityholders electing to hold their Global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

      Trading Between Clearstream, Luxembourg And/Or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading Between DTC Seller And Clearstream, Luxembourg Or Euroclear Purchaser. When Global securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the Global securities against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC Participant's account against delivery of the Global securities. After settlement has been completed, the Global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The Global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global securities are credited to their accounts one day later.

      As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global securities were credited to their accounts. However, interest on the Global securities would accrue from the value date. Therefore, in many cases the investment income on the Global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global securities to the respective Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant across-market transaction will settle no differently than a trade between two DTC Participants.

      Trading Between Clearstream, Luxembourg Or Euroclear Seller And DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

      (b) borrowing the Global securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to backup withholding, unless: (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption For Non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

      Exemption For Non-U.S. Persons With Effectively Connected Income (Form W-8ECI). A Non-U.S. Person, including a Non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption Or Reduced Rate For Non-U.S. Persons Resident In Treaty Countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W8BEN (including Part II thereof)lf the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under "--Exemption For Non-U.S. Persons (Form W-8BEN)" above.

      Exemption For U.S. Persons (FORM W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

      The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia, (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries. Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

      This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global securities.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

================================================================================

      No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

                                   ----------

                               Goldman Sachs Asset
                                     Backed
                                Securities Corp.
                                    Depositor

                             Goldman Sachs Mortgage
                                     Company
                                    Servicer

                          Ford Motor Credit Company LLC
                              Receivables Servicer

                             The Huntington National
                                      Bank
                              Receivables Servicer

                                  Fidelity Bank
                              Receivables Servicer

Dealer Prospectus Delivery Obligation. Until [_______], all dealers that effect transactions in these offered notes, whether or not participating in the offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================

                                  $645,203,000

                           GS Auto Loan Trust 2007-1

                             $165,110,000 Class A-1
                            [__]% Asset Backed Notes

                             $147,144,000 Class A-2
                            [__]% Asset Backed Notes

                             $182,194,000 Class A-3
                            [__]% Asset Backed Notes

                             $107,961,000 Class A-4
                            [__]% Asset Backed Notes

                               $24,689,000 Class B
                            [__]% Asset Backed Notes

                               $18,105,000 Class C
                            [__]% Asset Backed Notes

                                   ----------
                              PROSPECTUS SUPPLEMENT
                                   ----------

                          Sole Lead Manager Bookrunner
                              Goldman, Sachs & Co.

                                   Co-Manager
                        The Huntington Investment Company

================================================================================